As filed with the Securities and Exchange Commission December 15, 2004

File No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SOURCE ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Utah	1311	87-0370820
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

3040 Granite Meadow Lane, Sandy, Utah 84092

(801) 943-5490

(Address and telephone number of registrant’s principal offices)

Craig Carpenter

3040 Granite Meadow Lane, Sandy, Utah 84092

(801) 943-5490

(Name, address and telephone number of agent for service)

Copies to:

Leonard W. Burningham, Esq. Branden T. Burningham, Esq. Burningham & Burningham 455 East 500 South, Suite 205 Salt Lake City, UT 84111 (801) 363-7411 Fax: (801) 355-7126	Mark E. Lehman, Esq. Parsons Behle & Latimer 201 S. Main Street, Suite 1800 P.O. Box 45898 Salt Lake City, UT 84145-0898 (801) 532-1234 Fax: (801) 536-6111

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the registration statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock $0.00025 par value (1)	30,100,000 shares	$3.425	$103,092,500	$12,134

(1)	The offering price and gross offering proceeds are estimated solely for the purpose of calculating the registration fee in accordance with paragraph (c) of Rule 457 under the Securities Act of 1933 based on the average of the high bid and low asked prices of our common stock on December 13, 2004 in the over-the-counter market. Quotations for the common stock are reported on the OTC Bulletin Board. The amount registered also includes such additional shares as may hereafter be offered or issued resulting from stock splits, stock dividends, recapitalizations or other capital adjustments in accordance with Rule 416 under the Securities Act of 1933.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The security holders identified in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated December 15, 2004

Joint Proxy Statement and Prospectus

Source Energy Corporation 3040 Granite Meadow Lane Sandy, Utah 84092	Energytec, Inc. 14785 Preston Road, Suite 550 Dallas, Texas 75254

Dear Stockholder:

We are pleased to invite you to attend the special meetings of stockholders of:

•	Source Energy Corporation to be held on 2005, at 10:00 a.m., local time, at , Salt Lake City, Utah, and

•	Energytec, Inc. to be held on 2005, at 10:00 a.m., local time, at , Dallas, Texas.

At the Source Energy special meeting, Source Energy will ask its stockholders to vote on a proposal to adopt an asset purchase agreement pursuant to which Source Energy will acquire certain oil and gas and related assets of Energytec valued at $21,844,351 as of September 30, 2004 (unaudited) for approximately 30,083,120 shares of Source Energy common stock and assumption of approximately $4,125,014 in liabilities. The Source Energy common stock will be distributed to the stockholders of Energytec pro rata based on stock ownership in Energytec. Source Energy stockholders will also vote on a proposal to approve sale of its sole asset, an oil and gas lease in Grand County, Utah that has one producing oil well, and issue warrants to purchase 875,000 shares of Source Energy common stock at a price of $0.70 per share exercisable over a term of two years to Craig Carpenter, President and a director of Source Energy, in complete satisfaction of the judgment he holds against Source Energy for $75,000.

At the Energytec special meeting, Energytec will ask stockholders to vote on a proposal to amend it articles of incorporation to change its name to “Energytex Resources, Inc.”

As a result of the transactions, Source Energy will acquire substantially larger assets and operations than it currently holds. Energytec will sell to Source Energy assets that it believes will develop and operate profitably to the benefit of Energytec’s stockholders, who will become stockholders of Source Energy.

The board of directors of Source Energy has carefully reviewed and considered the terms and conditions of the proposed asset purchase and related transactions and has unanimously determined that the asset purchase from Energytec and sale of assets of Source Energy is advisable and in the best interests of Source Energy and its stockholders. The Source Energy board of directors has unanimously approved the asset purchase and sale of Source Energy assets and unanimously recommends that you vote “for” the adoption of the asset purchase agreement and related agreement for sale of assets to Craig Carpenter.

At the Source Energy special meeting, Source Energy will also ask stockholders to vote on amendments to its articles of incorporation to approve a change in its name to “Energytec, Inc.” The completion of the asset purchase and sale of Source Energy assets is conditioned on approval of the name change. The Source Energy board of directors has unanimously approved the foregoing name change and unanimously recommends that you vote “for” the adoption of the amendment.

At the Energytec special meeting, Energytec will ask stockholders to vote on a proposal to amend its articles of incorporation to change its name to “Energytex Resources, Inc.” The completion of the asset sale to Source Energy is not conditioned on approval of this proposal. The Energytec board of directors has unanimously approved the foregoing name change and unanimously recommends that you vote “for” the adoption of the amendment.

Quotations for the common stock of Source Energy are published on the OTC Bulletin Board under the symbol “SRCX.” Quotations for the common stock of Energytec are published on the Pink Sheets under the symbol “EYTC.” If the asset purchase and name changes are approved and completed, both Source Energy and Energytec will have new trading symbols. These trading symbols will not be assigned by the National Association of Securities Dealers until the name changes are effective and we will issue a press release with the new symbols at that time.

This joint proxy statement and prospectus describes the asset purchase agreement, the proposed sale of Source Energy assets to Craig Carpenter, the proposed amendments to the articles of incorporation of Source Energy and Energytec, and provides specific information concerning the Source Energy special meeting and Energytec special meeting. Source Energy and Energytec urge you to read this joint proxy statement and prospectus carefully, including the section entitled “ Risk Factors” beginning on page 13.

Your vote is important. Source Energy cannot complete the asset purchase and sale of Source Energy assets to Craig Carpenter unless approved by the affirmative vote of the holders of a majority of the shares of Source Energy common stock outstanding and entitled to vote at the special meeting. Craig Carpenter, the principal stockholder of Source Energy, owns in excess of a majority of the outstanding voting securities of Source Energy and will vote all his shares the same way as a majority of the shares are voted by other stockholders of Source Energy. So a majority of the outstanding shares will be voted either for or against the transactions, but the outcome will be determined by stockholders other than Craig Carpenter who vote in person or by proxy at the special meeting. Only holders of record of Source Energy common stock at the close of business on                     , 2005 are entitled to vote at the special meeting.

The vote of Energytec Stockholders at the Energytec special meeting is important. The affirmative vote of the holders of a majority of the shares of Energytec common stock outstanding and entitled to vote at the special meeting is required to approve the amendment of the articles of incorporation of Energytec to change its name. Consequently, your failure to vote will have the effect of a vote against the name change. Only holders of record of Energytec common stock at the close of business on                     , 2005 are entitled to vote at the special meeting.

Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. Therefore, after reading this joint proxy statement and prospectus, please complete, sign, date and return the enclosed proxy card as promptly as possible.

We strongly support the proposed purchase and sale of assets and related transactions and join with the boards of directors of our respective companies in enthusiastically recommending that you vote “FOR” the adoption of the purchase and sale of assets and other proposals submitted at the meetings.

Sincerely,	Sincerely,
Source Energy Corporation	Energytec, Inc.
/s/ CRAIG CARPENTER	/s/ FRANK W COLE
President	Chairman and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved the transactions described in this joint proxy statement and prospectus or the Source Energy common stock to be distributed to the stockholders of Energytec, or determined if this joint proxy statement and prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

This joint proxy statement and prospectus is dated                     , 2005, and is first being mailed to the stockholders of Source Energy and Energytec on or about                     , 2005.

SOURCE ENERGY CORPORATION

3040 Granite Meadow Lane

Sandy, Utah 84092

                        , 2005

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON                     , 2005

To the Stockholders of Source Energy Corporation:

Source Energy will hold a special meeting of its stockholders on                     , 2005, at 10:00 a.m., local time, at                     , for the following purposes:

1. To consider and vote upon a proposal to adopt the Asset Purchase Agreement dated November 17, 2004, between Source Energy and Energytec, Inc., a Nevada corporation, which is attached as Appendix I. Pursuant to the Asset Purchase Agreement, Source Energy will issue approximately 30,083,120 shares of common stock to Energytec and assume Energytec liabilities of approximately $4,125,014 to purchase approximately $21,844,351 of oil and gas and related assets. The final value of the assets acquired will likely fluctuate between the date of this notice and the closing of the acquisition due to continuing drilling and development activity on the oil and gas properties being acquired by Source, but this will not affect the number of Source Energy common shares issued to Energytec.

2. To consider and vote upon a proposal to adopt the Lease Sale Agreement dated November 17, 2004, between Source Energy and Craig Carpenter, which is attached as Appendix II. Approval of this agreement is a condition to closing the asset purchase with Energytec. Approval of the Asset Purchase Agreement under proposal 1 is a condition to closing the sale of Source assets to Mr. Carpenter. Pursuant to the Lease Sale Agreement:

•	Source will sell to Mr. Carpenter all of its interest in the Federal Oil and Gas Lease No. U-14654 consisting of 480 acres with one producing well, and
•	Source will issue to Mr. Carpenter a warrant to purchase 875,000 shares of its common stock at an exercise price of $0.70 per share over a term of two years from closing of the sale,

in exchange for Mr. Carpenter stipulating to a satisfaction of the $75,000 judgment he holds against Source Energy and agreeing to indemnify Source Energy from any loss or liability arising from the ownership and operation of the oil and gas lease before and after the sale to Mr. Carpenter.

3. To consider and vote upon a proposal to approve an amendment to the articles of incorporation of Source Energy changing its name to “Energytec, Inc.” Approval of this amendment is a condition to closing the asset purchase with Energytec. If either of proposals 1 and 2, above, is not approved by the stockholders, the amendment will not be implemented, notwithstanding stockholder approval.

4. To transact any other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

These items of business are described in this joint proxy statement and prospectus. Only holders of record of shares of Source Energy common stock at the close of business on                     , 2005, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of the special meeting.

Your vote is very important, regardless of the number of shares you own. Please vote as soon as possible to make sure that your shares are represented at the meeting. To vote your shares, you may complete, sign, date and return the enclosed proxy card. If you are a holder of record, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct them on how to vote your shares. If you do not vote or do not instruct your broker or bank how to vote, then the votes attributable to your shares will have no affect on the outcome.

Craig Carpenter, president and a director of Source Energy, holds more than 50 percent of the outstanding common stock of Source. Mr. Carpenter has advised Source Energy that he will vote all his shares at the special meeting the same way as a majority of the remaining shares of common stock are voted at the special meeting by other stockholders of Source Energy. Therefore, a sufficient number of shares will be voted at the special meeting to approve or reject proposal 1, 2, and 3, but the outcome will depend on how you and the other stockholders vote. Your vote matters.

Please do not send any stock certificates at this time. If the proposed name change is completed, you will be sent instructions regarding the surrender of your stock certificates.

Source Energy stockholders who do not vote in favor of adoption of the Lease Sale Agreement with Craig Carpenter are entitled to assert dissenters’ rights under Part 13 of the Utah Revised Business Corporation Act and obtain fair value for their shares if they meet certain requirements provided therein. A copy of Part 13 of the Utah Revised Business Corporation Act that grants dissenter’ rights and specifies the required procedures for demanding fair value for their shares is attached to this joint proxy statement and prospectus as Appendix XVI.

By Order of the Board of Directors,

Kathleen L. Morrison

Secretary

Salt Lake City, Utah

                    , 2005

ENERGYTEC, INC.

14785 Preston Road, Suite 550

Dallas, Texas 75254

                    , 2005

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON                     , 2005

To the Stockholders of Energytec, Inc.:

Energytec will hold a special meeting of its stockholders on                     , 2005, at 10:00 a.m., local time, at                     , for the following purposes:

1. To consider and vote upon a proposal to approve an amendment to the articles of incorporation of Energytec changing its name to “Energytex Resources, Inc.” Approval of this amendment is not a condition to closing the asset purchase with Source Energy. However, if the asset purchase transaction with Source Energy is not closed for any reason, the Board of directors has reserved the right to abandon the amendment, notwithstanding stockholder approval, if it determines that affecting the change without closing the Source Energy transaction will not result in any meaningful benefit for Energytec and its stockholders.

2. To transact any other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

These items of business are described in this joint proxy statement and prospectus. Only holders of record of shares of Energytec common stock at the close of business on                     , 2005, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of the special meeting.

Your vote is very important, regardless of the number of shares you own. Please vote as soon as possible to make sure that your shares are represented at the meeting. To vote your shares, you may complete, sign, date and return the enclosed proxy card. If you are a holder of record, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct them on how to vote your shares. If you do not instruct your broker or bank how to vote, we expect your broker or bank will exercise its discretion under applicable exchange rules to vote for the proposed name change.

By Order of the Board of Directors,

Eric A. Brewster

Secretary

Dallas, Texas

                    , 2005

Page
Questions and Answers About the Transactions	1
Summary	5
The Companies	5
The Transactions	5
Effect of the Transactions	6
Interests of Officers and Directors in the Transactions	7
Source Energy Special Meeting	8
Energytec Special Meeting	8
Dissenters’ Rights	9
Accounting Treatment of the Asset Purchase and Lease Sale	9
Tax Consequences to Energytec and the Energytec Stockholders of the Sale and Distribution	9
Conditions to the Completion of the Asset Purchase	9
Termination of the Asset Purchase Agreement	10
Post-Closing Covenants	10
Comparative Per Share Information	11
Summary Historical Financial Data	11
Risk Factors	13
Risks Related to the Asset Purchase	13
The financial statements for the assets acquired may not be indicative of Source Energy’s financial position or results of operations had the assets been operated on a stand-alone basis.	13
As a result of the sale of assets the operations and assets of Energytec will be substantially diminished from historical operations.	13
It is not possible to evaluate what the public market price for Source Energy may be after the transactions or the value of stock ownership in Source.	13
The public market price of Energytec is expected to diminish after the asset sale.	14
Risks Related to the Assets and Business Acquired By Source Energy	14
Our actual drilling results are likely to differ from our estimates of proved reserves.	14
Natural gas and oil prices are volatile, and low prices could have a material adverse impact on our business.	14
Insurance coverage may not be sufficient to cover some liabilities or losses.	15
Source Energy will depend on the services of a limited number of key personnel.	15
Transfer of Energytec management to Source Energy could adversely affect Energytec’s business prospects and future results of operations.	15
The Source Energy Special Meeting	16
Date, Time and Place	16
Purpose of the Special Meeting	16
Recommendations of the Source Energy Board of Directors	16
Record Date; Shares Entitled to Vote; Quorum	16
Votes Required	16
Share Ownership of Source Energy Directors, Executive Officers and Affiliates; Voting	17
Proxies	17
Revocation of Proxies	17
Solicitation of Proxies	18
The Energytec Special Meeting	18
Date, Time and Place	18
Purpose of the Special Meeting	18
Recommendations of the Energytec Board of Directors	18
Record Date; Shares Entitled to Vote; Quorum	18

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ii

Appendices
Appendix I	Asset Purchase Agreement dated November 17, 2004, without exhibits
Appendix II	Lease Sale Agreement dated November 17, 2004, without exhibits
Appendix III	Well Service Agreement with Comanche Well Service Corporation
Appendix IV	Source Energy Form 10-KSB, December 31, 2003, without exhibits
Appendix V	Source Energy Form 10-QSB, March 31, 2004, without exhibits
Appendix VI	Source Energy Form 10-QSB, June 30, 2004, without exhibits
Appendix VII	Source Energy Form 10-QSB, September 30, 2004, without exhibits
Appendix VIII	Source Energy Form 8-K dated November 17, 2004, without exhibits
Appendix IX	Energytec Unaudited Statement of Oil and Gas Revenues and Direct Operating Expenses, Nine Months Ended September 30, 2004
Appendix X	Energytec Audited Statements of Oil and Gas Revenues and Direct Operating Expenses, Years Ended December 31, 2003 and 2002
Appendix XI	Source Energy Unaudited Pro Forma Financial Statements
Appendix XII	Talco/ Trix Liz Field
Appendix XIII	Sulphur Bluff Field
Appendix XIV	Redwater Properties
Appendix XV	Big Horn Field
Appendix XVI	Utah Statutes on Dissenters’ Rights and Procedures
Appendix XVII	Form of Proposed Audit Committee Charter

iii

QUESTIONS AND ANSWERS ABOUT THE TRANSACTIONS

Q: Please briefly describe the proposed asset purchase and sale and related transactions.

A: Source Energy will purchase oil and gas assets from Energytec with a value at September 30, 2004 of $21,844,351 (unaudited). The consideration given by Source Energy is assumption of $4,125,014 of liabilities (unaudited) from Energytec related to the assets acquired and the issuance of approximately 30,083,120 shares of Source Energy common stock to Energytec. The common stock of Source Energy received by Energytec will be distributed to the Energytec stockholders pro rata based on stock ownership in Energytec.

At the time the Energytec assets are purchased, Source Energy will sell its 480 acre oil and gas lease with one producing well to Craig Carpenter, an officer, director, and controlling stockholder of Source Energy, and issue to Mr. Carpenter a warrant to purchase 875,000 shares of Source Energy common stock at an exercise price of $0.70 per share over a term of two years in complete payment and satisfaction of the judgment owed by Source Energy to Mr. Carpenter in the amount of $75,000. Mr. Carpenter will also agree to indemnify Source Energy for any loss or liability arising from operation of the lease and well both before and after the sale. Furthermore, Mr. Carpenter will sell to Energytec 75,000 shares of Source Energy common stock for $300,000. Both of these transactions were sought after by Energytec.

Following the transactions, the stockholders of Energytec will own 99 percent of the issued and outstanding common stock of Source Energy.

Q: What am I being asked to vote upon?

A: If you are a stockholder of Source Energy, you are being asked to approve the asset purchase agreement between Source Energy and Energytec, the lease sale agreement between Source Energy and Mr. Carpenter, and an amendment to the articles of incorporation of Source Energy to change its name to Energytec, Inc.

If you are a stockholder of Energytec, you are being asked to approve the amendment to the articles of incorporation of Energytec to change its name to “Energytex Resources, Inc.”

Q: What will I receive in the transactions?

A: If you are a stockholder of Source Energy, you will not receive anything in addition to your current stock ownership in Source Energy. You will, however, own stock in a substantially larger company than Source Energy prior to the asset purchase and related transactions, although your percentage of ownership will be substantially less.

If you are a stockholder of Energytec, you will receive in the distribution one share of Source Energy for each two shares of Energytec stock you own. The practical effect of the transactions is to split off oil and gas properties of Energytec into Source Energy, so that following the asset purchase you will own 99 percent of Source Energy, which is purely an oil and gas exploration and development company, and the same stock ownership you have now in Energytec, which holds as its principal asset and operating activity the well service business of Comanche Well Service Corporation.

Q: Do the Boards of Directors of Source Energy and Energytec support the transactions?

A: Yes. The Boards of Directors of both companies have approved the asset purchase agreement between Source Energy and Energytec. The Board of Directors of Source Energy has approved the lease sale and proposed name change. The Board of Directors of Energytec has approved the proposed name change. A more detailed description of the background and reasons for the asset purchase and related transactions is described under “The Asset Purchase and Related Transactions” beginning on page 21.

Q: Are there risks that I should consider in deciding how to vote on the asset purchase?

A: Yes. In evaluating the asset purchase and related transactions, you should read the “Risk Factors” beginning on page 13 for a description of various risks you should consider carefully.

Q: Can I dissent and require appraisal of my shares of common stock?

A: If you are a Source Energy stockholder, YES you are entitled to dissenters’ rights because of the proposed disposition of all the operating assets of Source Energy to Mr. Carpenter at the time assets are purchased from Energytec.

If you are an Energytec stockholder, NO you are not entitled to dissenters’ rights because the sale of assets to Source Energy does not represent a sale of all or substantially all the assets of Energytec.

Q: What vote is required to adopt the asset purchase agreement, lease sale agreement and name changes?

A: For the asset purchase agreement, the affirmative vote by the holders of a majority of the shares of common stock represented in person or by proxy is required for approval at the Source Energy special meeting.

For the lease sale agreement, the affirmative vote by the holders of a majority of the issued and outstanding shares of common stock is required for approval at the Source Energy special meeting.

For the amendments to the articles of incorporation changing the names of both companies, the affirmative vote by the holders of a majority of the issued and outstanding shares of common stock is required for approval at both the Source Energy and Energytec special meetings.

If any one of the foregoing matters submitted for approval at the Source Energy special meeting is not approved, then none of the proposed transactions will be implemented, notwithstanding any stockholder approval of such transactions. Failure of the Energytec stockholders to approve the proposed name change will not affect closing of the asset purchase transaction with Source Energy.

Q: Will quotations for Source Energy’s shares of common stock continue to be published on the OTC Bulletin Board after the asset purchase and related transactions?

A: Yes. Quotations will be published on the OTC Bulletin Board under a new name and symbol as a result of the name change.

Q: Will quotations for Energytec’s shares of common stock continue to be published on the Pink Sheets after the asset purchase and related transactions?

A: Yes. Quotations will be published on the Pink Sheets under a new name and symbol as a result of the name change, if the name change is approved. If the name change is not approved, there should be no change in the Energytec symbol on the Pink Sheets.

Q: Who will be the directors and executive officers of Source Energy after the asset purchase?

A: Mr. Frank W Cole, the current Chairman, President and Chief Executive Officer of Energytec will become the Chairman, Chief Executive Officer and President of Source Energy. Ben T. Benedum, Raymond Bradley, B. Charles Spradlin, and Massoud Metghalchi, current directors of Energytec, will become directors of Source Energy. Edward W. Austin, Vice President and Chief Financial Officer of Energytec, will become Vice President of Finance and Chief Financial Officer of Source Energy. Robert W. McCleskey, Vice President and Chief Engineer of Energytec, will become Vice President and Chief Engineer of Source Energy. Josephine (Jo) Jackson, Vice President of Administration of Energytec, will become Vice President and Secretary of Source Energy.

Q: Who will be the directors and executive officers of Energytec after the asset purchase?

A: Eric A. Brewster will remain a director and Secretary of Energytec. Brooks Freeman and Wayne Hardin will become directors of Energytec. Don L. Lambert, the Executive Vice President and Chief Operating Officer of Energytec, will become its President and Chief Executive Officer.

Q: When do you expect to complete the asset purchase, lease sale, and related transactions?

A: If all the proposals to be submitted to the stockholders of Source Energy and Energytec described in this joint proxy statement and prospectus are approved, we expect to complete the asset purchase and lease sale as soon as possible after the satisfaction (or waiver, where permissible) of the conditions to the transactions, which we estimate will be approximately 15 days following the date the final stockholder approval is obtained. The name changes for Source Energy and Energytec and the distribution of Source Energy common stock to the stockholders of Energytec should be completed within 20 days following the closing of the asset purchase and lease sale. Energytec will distribute the Source Energy common stock received in the asset purchase to its stockholders at the same time the name change of Source Energy becomes effective.

Q: What should I do now?

A: You should mail your signed and dated proxy card in the enclosed envelope as soon as possible so that your shares of common stock in Source Energy or Energytec will be represented and voted at their respective special meetings. If you plan to attend the special meeting of the company of which you are a stockholder, you may either vote by marking your vote, signing, dating, and returning the proxy card or by voting your shares in person at the special meeting.

Q: Do I need to send in my share certificate now?

A: No. Do not send in your share certificate now. Do not send in your share certificate with your proxy card. If the name changes are effected, Source Energy and Energytec will inform you on how to exchange your share certificate.

Q: If I am not going to attend the special meeting, should I return my proxy card?

A: Yes. Returning your proxy card ensures that your shares of common stock will be represented at the Source Energy special meeting or Energytec special meeting, as applicable, even if you are unable to or do not attend.

Q: How do I vote my shares of common stock if they are held in the name of a bank, broker or other fiduciary?

A: Your bank, broker or other fiduciary will vote your shares of Source Energy common stock with respect to the asset purchase agreement, lease sale agreement, and proposed name change only if you provide written instructions to them on how to vote. So it is important that you provide them with instructions. If you do not provide them with instructions, under the rules of the New York Stock Exchange they will not be authorized to vote with respect to these matters. If you wish to vote in person at the meeting and hold your shares of common stock in the name of a bank, broker or other fiduciary, you must contact your bank, broker or other fiduciary and request a legal proxy. You must bring this legal proxy to the meeting in order to vote in person. Craig Carpenter holds a majority of the issued and outstanding common stock of Source Energy, so he alone can approve all the matters submitted to the stockholders of Source Energy for approval at the special meeting. Due to his personal interest in the proposed transactions, Mr. Carpenter will vote his shares at the Source Energy special meeting the same way as a majority of the remaining shares of common stock are voted at the special meeting by other stockholders of Source Energy.

Your bank, broker or other fiduciary will vote your shares of Energytec common stock with respect to the proposed name change as you direct if you provide written instructions to them on how to vote. So it is important that you provide them with instructions. If you do not provide them with instructions, under the rules of the New York Stock Exchange they are authorized to exercise their discretion to vote your shares for the proposed name change without direction from you. If you wish to vote in person at the meeting and hold your shares of common stock in the name of a bank, broker or other fiduciary, you must contact your bank, broker or other fiduciary and request a legal proxy. You must bring this legal proxy to the meeting in order to vote in person.

Q: Can I change my vote after I mail my proxy card?

A: Yes. If you are a record holder, you can change your vote by:

•	completing, signing and dating a new proxy card and returning it by mail to the company of which you are a stockholder so that it is received prior to the special meeting;

•	sending a written notice to the Corporate Secretary of the company of which you are a stockholder that is received prior to the special meeting stating that you revoke your proxy; or

•	attending the special meeting and voting in person or by legal proxy, if appropriate.

If your shares of common stock are held in the name of a bank, broker or other fiduciary and you have directed such person to vote your shares of common stock, you should instruct such person to change your vote or obtain a legal proxy to do so yourself.

Q: What if I do not vote at the Source Energy special meeting, or abstain from voting, or do not instruct my broker to vote my shares of common stock?

A: If you do not vote, it will not affect the outcome.

If you sign your proxy card but do not indicate how you want to vote, your shares of common stock will be voted for each of the proposals submitted at the special meeting of the company of which you are a stockholder.

Q: Who can answer my questions?

A: If you have any questions regarding the Source Energy special meeting or need assistance in voting your shares of common stock, please contact:

Craig Carpenter, President

Source Energy Corporation

3040 Granite Meadow Lane, Sandy, Utah 84092

(801) 943-5490

If you have any questions regarding the Energytec special meeting or need assistance in voting your shares of common stock, please contact:

Don L. Lambert, Executive Vice President

Energytec, Inc.

14785 Preston Road, Suite550, Dallas, Texas 75254

(972) 789-5135

SUMMARY

This summary highlights selected information from this joint proxy statement and prospectus and may not contain all the information that is important to you. To understand the asset purchase and sale between Source Energy and Energytec, the sale of Source Energy assets to Craig Carpenter, and related transactions fully and for a more complete description of the terms of these transactions, you should read carefully this entire joint proxy statement and prospectus and the other documents to which Source Energy and Energytec refer you. See also “Where You Can Find More Information” on page 48.

The Companies

Source Energy Corporation

Source Energy is a small oil and gas company that owns one lease consisting of 480 acres and one producing oil well in Grand County, Utah. Source Energy recognized net income of $17,061 on revenues of $46,309 for 2003, and net income of $4,645 on revenues of $39,587 for 2002. For the nine months ended September 30, 2004, Source Energy’s unaudited net income was $6,118 on revenues of $45,964. At September 30, 2004, Source Energy had working capital of $35,778. These factors show Source Energy has nominal historical operations and no realistic prospects for future asset and capital appreciation due to its lack of capital and lack of significant oil and gas properties.

Energytec, Inc.

Energytec is an independent oil and gas company based in Dallas, Texas. Its operations are focused primarily in four areas of Texas (east, northeast, central and south central) and secondarily in Wyoming in the Big Horn Oil Field, where it is undertaking a significant thermal recovery project. Since its inception in 1999, Energytec has acquired a significant number of oil and gas assets, including a gas pipeline, and owns Comanche Well Service Corporation, a well service business.

The Transactions

Asset Purchase

Under the Asset Purchase Agreement dated November 17, 2004, Source Energy will purchase oil and gas properties and assets from Energytec, including the gas pipeline and associated equipment. The consideration given for the purchase is approximately 30,083,120 shares of Source common stock and assumptions of liabilities associated with the assets of approximately $4,125,014. The assets to be purchased include:

•	Talco/ Trix-Liz field in Titus County, TX, including leases on approximately 2,252 acres and 25 producing oil wells,

•	Sulphur Bluff field in Hopkins County, TX, including leases on approximately 878 acres and six producing oil wells,

•	Redwater Field in Bowie and Cass Counties, TX, including leases on approximately 3,778 acres and nine producing oil and gas wells,

•	Redwater gas pipeline, which is 63 miles long and collects gas from the Redwater Project,

•	Big Horn Oil Field in Big Horn County, WY, including leases on approximately 48,427 acres and two producing oil wells, and

•	Any cash and cash equivalents of Energytec in excess of $3,000,000 at time of closing.

The liabilities assumed by Source include a liability that was $1,953,727 at September 30, 2004 payable to a bank, which is secured by the Redwater field and pipeline, and current trade payables at the time of closing that correspond to oil and gas production payments that will be collected following the closing.

Source Energy Lease Sale

In the view of Energytec’s management, ownership and operation of Source Energy’s oil and gas property in Grand County, Utah would be difficult and a poor use of financial and managerial resources because it is so remote from oil and gas properties Source Energy is acquiring from Energytec. Furthermore, management of Energytec wanted to eliminate the $75,000 judgment that Source Energy owes Craig Carpenter, who is the president and a director of Source Energy. Energytec, therefore, negotiated the sale of the Grand County property and related equipment, with an unaudited net book value at September 30, 2004 of $36,242 to Mr. Carpenter as partial satisfaction of the judgment. Energytec further agreed that at closing Source Energy will issue a warrant to Mr. Carpenter, in satisfaction of the rest of the judgment, to purchase 875,000 shares of Source common stock at an exercise price of $0.70 per share over a term of two years from closing. All cash held by Source Energy at September 30, 2004 and obtained from oil sales prior to closing will be applied only to production expenses, taxes, and professional fees and related costs related to the Energytec transactions, which is capped at $25,000, and reporting obligations of the Securities and Exchange Commission. Cash not needed for these purposes will remain in Source Energy at closing. Energytec also agreed to purchase from Craig Carpenter 75,000 shares of Source Energy common stock for $300,000, a portion of which cash Mr. Carpenter intends to use for operation of the Grand County oil and gas lease.

Stock Distribution

The Source Energy common stock issued to Energytec for its assets under the Asset Purchase Agreement will be distributed by Energytec after closing to its stockholders. Energytec stockholders will receive one share of Source Energy for every two shares of Energytec common stock they hold, rounded up to the nearest whole share. The number of shares of Source Energy common stock issued to affect the purchase will be adjusted up to provide for this rounding.

Closing

Both Source Energy and Energytec will submit the asset purchase and sale to their stockholders for approval. Source Energy will also ask its stockholders to approve the lease sale to Craig Carpenter and a change in its name to “Energytec.” Energytec will ask its stockholders to also approve a name change to “Energytex Resources, Inc.” If any of these transactions or proposals is not approved by the applicable stockholders, then none of the transactions or proposals will be implemented even if approved by the stockholders. If all the transactions and proposals are approved, a closing will be held within 15 days following the last approval. Within 20 days following the closing, the Source Energy common stock issued to acquire assets will be distributed to the stockholders of Energytec.

Effect of the Transactions

Source Energy Shares Outstanding

Before transactions	404,451
After transactions	30,487,571

Of the shares outstanding after the transaction, 562,000 are subject to forfeiture under a restricted stock plan. After the closing Craig Carpenter will hold a warrant to purchase 875,000 shares of Source common stock at an exercise price of $0.70 per share that expires two years after closing.

Source Energy Name Change and Trading Symbol

Within 20 days following the closing, the name of Source Energy will change to “Energytec, Inc.” At the time the name change becomes effective, quotations for the common stock of Source Energy will appear on the OTC Bulletin Board under a new symbol. The new symbol will be issued the day before the name change is effective, and Source Energy intends to issue a press release to announce the new symbol at that time.

Energytec Name Change and Trading Symbol

Within 20 days following the closing, the name of Energytec will change to “Energytex Resources, Inc.” At the time the name change becomes effective quotations for the common stock of Energytec will appear on the Pink Sheets under a new symbol. The new symbol will be issued the day before the name change is effective, and Energytec intends to issue a press release to announce the new symbol at that time.

Source Energy Board and Management

At the closing each of the current directors of Source Energy will resign upon appointment of a successor designated by Energytec. The new officers and directors of Source Energy will be:

Frank W Cole	Chairman, Chief Executive Officer and President
Ben T. Benedum	Director
Raymond Bradley	Director
B. Charles Spradlin	Director
Massoud Metghalchi	Director
Edward W. Austin	Vice President and Chief Financial Officer
Robert W. McCleskey	Vice President and Chief Engineer
Jo Jackson	Vice President and Secretary

These persons now serve as officers and directors of Energytec and will resign their positions at Energytec when they become officers and directors of Source Energy.

Energytec Board and Management

At the closing each of the current directors of Energytec, except for Eric A. Brewster, will resign upon appointment to the board of directors of Source and the appointment of their successor at Energytec. The officers and directors of Energytec will be:

Don L. Lambert	President and Chief Executive Officer
Eric A. Brewster	Director and Secretary
Brooks Freeman	Director
Wayne Hardin	Director

Interests of Officers and Directors in the Transactions

Source Energy

Craig Carpenter, an officer, director, and controlling stockholder of Source Energy, will benefit personally from the transactions in ways that are in addition to the other stockholders of Source. Helen G. Carpenter, a director and the spouse of Craig Carpenter, may be deemed to benefit personally from the transactions through her husband. These personal benefits include:

•	Receipt of the Grand County, Utah oil lease, the value of which is unknown.

•

The warrant to purchase 875,000 Source shares at a price of $0.70 per share for a term of two years following the closing. The warrant gives Mr. Carpenter the opportunity to benefit from appreciation in the value of Source Energy stock following the closing by an amount equal to the difference between the exercise price and the price at which the shares are sold.

•	Receipt of $300,000 in cash from sale of 75,000 of his shares in Source Energy to Energytec.

Because of these benefits, Craig Carpenter has advised Source Energy that he will vote all of his 209,832 shares at the Source Energy special meeting the same way as a majority of the remaining shares of common stock are voted at the special meeting by other stockholders of Source Energy. Helen G. Carpenter does not own or control, directly or indirectly, any shares of Source Energy other than the shares owned by Craig Carpenter.

Energytec

None of the officers or directors of Energytec will benefit personally from the transactions in ways that are in addition to the other stockholders of Energytec.

Source Energy Special Meeting

The special meeting of Source Energy stockholders will take place on                     , 2005, at 10:00 a.m., local time, at                     , Salt Lake City, Utah. At the special meeting, holders of Source Energy common stock will be asked to adopt the asset purchase from Energytec, lease sale to Craig Carpenter, and name change to “Energytec, Inc.”

If you were the owner of record of Source Energy common stock at the close of business on                     , 2005, the record date for the special meeting, you are entitled to vote at the special meeting.

On the record date for the special meeting, 404,451 shares of Source Energy common stock were issued and outstanding and entitled to vote at the special meeting. You will have one vote on each matter submitted to a vote at the special meeting for each share of Source Energy common stock that you owned on the record date for the special meeting.

Approval of the asset purchase agreement requires the vote of a majority of the votes cast, excluding abstentions, at the special meeting at which a quorum is present. Approval of the lease sale and name change require the affirmative vote of stockholders holding a majority of the shares of Source Energy common stock outstanding on the record date for the special meeting. As stated above, Craig Carpenter has advised Source Energy that he will vote his 209,832 shares at the Source Energy special meeting on each proposal the same way as a majority of the remaining shares of common stock are voted at the special meeting by the other stockholders of Source Energy.

Energytec Special Meeting

The special meeting of Energytec stockholders will take place on                     , 2005, at 10:00 a.m., local time, at                     , Dallas, Texas. At the special meeting, holders of Energytec common stock will be asked to approve an amendment to the articles of incorporation of Energytec to change its name to “Energytex Resources, Inc.”

If you were the owner of record of Energytec common stock at the close of business on                     , 2005, the record date for the special meeting, you are entitled to vote at the special meeting.

On the record date for the special meeting, 60,166,240 shares of Energytec common stock were issued and outstanding and entitled to vote at the special meeting. You will have one vote on each matter submitted to a vote at the special meeting for each share of Energytec common stock that you owned on the record date for the special meeting.

Approval of the name change requires the affirmative vote of stockholders holding a majority of the shares of Energytec common stock outstanding on the record date for the special meeting.

Dissenters’ Rights

In the view of Source Energy, the lease sale represents a sale of all or substantially all the assets of Source Energy. Consequently, stockholders who do not vote in favor of adoption of the lease sale have the right under Utah law to demand payment of the fair value of their shares of Source Energy common stock determined immediately prior to the lease sale and purchase of assets from Energytec. To exercise dissenters’ rights, Source Energy stockholders must not vote in favor of approval of the lease sale and must precisely follow specific procedures, or the dissenters’ rights may be lost. For a description of these procedures, see “The Asset Purchase and Related Transactions” and the copy of the relevant provisions of the Utah Revised Business Corporation Act attached as Appendix XVI to this joint proxy statement and prospectus.

Energytec is not selling all of its assets to Source Energy, so stockholders of Energytec do not have appraisal or dissenters’ rights under Nevada law.

Accounting Treatment of the Asset Purchase and Lease Sale

The asset purchase and lease sale will be accounted for under the purchase method of accounting. The purchase method of accounting states that the value associated with the transaction is accounted for at either the fair value of the assets received or the stock issued, whichever is more readily determinable. The value of the property exchanged in the transaction between Energytec and Source Energy will be based on the value of the Energytec assets transferred, rather than any measure based on the Source Energy common stock. The Energytec oil and gas assets can be readily valued on the basis of reserve studies and production history, and the other assets, including the pipeline, can be valued on the basis of cost. By contrast, the historical trading market for Source Energy common stock from the middle of December 2003 through the end of September 2004 can only be described as sporadic and illiquid, so the Source Energy common stock price can not be relied upon as a meaningful measure of value.

Tax Consequences to Energytec and the Energytec Stockholders of the Sale and Distribution

It is expected that the sale of assets by Energytec to Source Energy will be tax free for U.S. federal income tax purposes. Furthermore, it is expected that the distribution of the Source Energy common stock to the stockholders of Energytec following the sale will be tax-free to the stockholders of Energytec for U.S. federal income tax purposes. Energytec stockholders will, however, be required to allocate the basis they have in their Energytec common stock between their shares of Energytec common stock and Source Energy common stock received in the distribution. We encourage you to consult your own tax advisor for a full understanding of the tax consequences of the transaction to you.

Conditions to the Completion of the Asset Purchase

Source and Energytec will complete the sale of assets from Energytec to Source Energy only if they satisfy, or in some cases, waive, several conditions, including the following:

•	The stockholders of Source Energy must approve the asset purchase, lease sale to Craig Carpenter. and name change of Source Energy to “Energytec, Inc.”;

•	There is no legal restraint or prohibition preventing the transactions;

•	The registration statement of which this joint proxy statement and prospectus forms a part is not the subject of any stop order or proceedings seeking a stop order;

•	Energytec obtains the consent of American Bank of Texas to the sale of the Redwater pipeline and property to Source Energy and documentation of transfer of the note owing to American Bank of Texas and collateral pledge obligations from Energytec to Source Energy in form acceptable to Energytec, Source Energy, and American Bank of Texas are completed and signed.

•	Energytec’s representations and warranties in the asset purchase agreement are accurate, subject in some instances to materiality;

•	Source Energy’s representations and warranties in the asset purchase agreement are accurate, subject in some instances to materiality;

•	The performance by Source Energy and Energytec of their respective pre-closing obligations under the asset purchase agreement, subject in some instances to materiality; and

•	The completion by Source Energy and Craig Carpenter of the lease sale.

Termination of the Asset Purchase Agreement

The asset purchase agreement contains provisions addressing the circumstances under which Source Energy and Energytec may terminate the agreement. If the asset purchase agreement is terminated by Source Energy or Energytec because of a breach of the agreement by the other, then the one that breached the agreement is required to reimburse the other for all of its reasonable expenses in connection with the asset purchase agreement and related transactions. If the asset purchase agreement is terminated for reasons other than breach by one of the parties, each of Source Energy and Energytec will pay its own fees and expenses in connection with the asset purchase and related transactions.

Post-Closing Covenants

The post-closing covenants and agreements among Source Energy, Energytec, and Craig Carpenter following completion of the asset purchase and lease sale, include:

•	Energytec will distribute the Source Energy common stock received from the asset sale (but not the shares purchased from Craig Carpenter) to the Energytec stockholders at the rate of one Source share for every two shares of Energytec owned.

•	Energytec will indemnify Source Energy, including current and former officers and directors, with respect to any claim that might arise based on its ownership and operation of the assets prior to the sale to Source Energy.

•	Source Energy will indemnify Energytec, including current and former officers and directors, with respect to any claim that might arise based on its ownership and operation of the assets after purchase by Source Energy.

•	With respect to the lease sold by Source Energy to Craig Carpenter, he will indemnify Source Energy, including current and former officers and directors, with respect to any claim that might arise based on the ownership and operation of the lease by Source Energy before the sale and by Mr. Carpenter after the sale.

Comparative Per Share Information

The following table shows certain per share data of Source Energy before the asset purchase and pro forma per share data reflecting the completion of the asset purchase and lease sale.

The comparative per share data is derived from, and should be read with, the historical financial statements of Source Energy presented in its report on Form 10-KSB for the year ended December 31, 2003 attached as Appendix IV, report on Form 10-QSB for the interim period ended September 30, 2004 attached as Appendix VII, and unaudited pro forma balance sheet as of September 30, 2004 and unaudited pro forma statements of income for the year ended December 31, 2003 and interim period ended September 30, 2004 giving effect to the purchase of assets and lease sale at the beginning of each such period attached as Appendix XI. Pro forma per share data post closing is based on the number of shares of Source Energy common stock expected to be outstanding upon completion of the asset purchase. Source Energy did not pay any cash dividends in 2003 or during the interim period ended September 30, 2004.

	Year Ended Dec. 31, 2003	Nine Months Ended Sept. 30, 2004
Source historical net income per share	$0.04	$0.02
Pro forma net income per share—post closing	$0.06	$0.19

As of Sept. 30, 2004
Source historical book value per share	$0.20
Pro forma book value per share—post closing	$0.59

Summary Historical Financial Data

You should read the following summary historical financial data of Source Energy in conjunction with its financial statements and notes and the other information contained in or incorporated by reference into this joint proxy statement and prospectus. The summary historical balance sheet data as of December 31, 2003 and the summary historical statements of operations data for the fiscal years ended December 31, 2003 and 2002 have been derived from Source Energy’s financial statements that have been audited by Mantyla McReynolds, independent registered public accounting firm, and are included elsewhere in this joint proxy statement and prospectus. The summary historical balance sheet data as of September 30, 2004 and the summary historical statements of operations data for the interim periods ended September 30, 2004 and 2003 have been derived from Source Energy’s unaudited financial statements as of and for the periods then ended, and are included elsewhere in this joint proxy statement and prospectus. The unaudited pro forma balance sheet data as of September 30, 2004 and unaudited pro forma statements of income data for the year ended December 31, 2003 and interim period ended September 30, 2004 have been derived from the Source Energy unaudited pro forma financial statements that are included elsewhere in this joint proxy statement and prospectus. The pro forma financial statements should be read in conjunction with Energytec’s unaudited statement of oil and gas revenues and direct operating expenses for the nine months ended September 30, 2004 attached as Appendix IX and its audited statement of oil and gas revenues and direct operating expenses for the years ended December 31, 2003 and 2002 attached as Appendix X.

Source Energy Balance Sheet Data

	September 30, 2004	December 31, 2003
	(unaudited)
Net tangible book value	$72,020	$65,902
Current assets	$110,778	$97,339
Net property and equipment	$36,242	$46,451
Total liabilities	$75,000	$77,888

Source Energy Statements of Operations Data

	Nine Months Ended September 30,		Years Ended December 31,
	2004	2003	2003	2002
	(unaudited)	(unaudited)
Revenues from oil and gas activities	$45,964	$36,814	$46,309	$39,587

Production costs	23,554	11,462	17,062	15,590
Depletion	8,581	8,994	11,270	11,586

Income from oil and gas activities	13,829	16,358	17,977	12,411
General and administrative expense	(8,005)	(5,910)	(8,363)	(8,331)
Interest income	294	471	561	665

Net income before tax	$6,118	$10,919	$10,175	$4,745

Pro Forma Balance Sheet Data

September 30, 2004
(unaudited)
Net tangible book value	$17,830,115
Current assets	$1,559,928
Net property and equipment	$20,395,201
Total liabilities	$4,125,014

Pro Forma Statements of Income Data

	Nine Months Ended September 30, 2004	Year Ended December 31, 2003
	(unaudited)	(unaudited)
Oil and gas revenue	$1,099,001	$1,346,170

Expenses:
Oil and gas expenses	652,023	904,583
Depreciation, depletion & amortization	223,095	147,578
Interest expense	169,198	180,689
General and administrative expense	646,793	581,485

Total expense	1,691,109	1,814,335

Interest income	294	1,082
Gain on sale of working interests	8,994,015	3,493,002

Net income before taxes	8,402,201	3,025,919
Provision for taxes	2,515,822	1,054,916

Net income	$5,886,379	$1,971,003

RISK FACTORS

In addition to the other information included and incorporated by reference in this joint proxy statement and prospectus, stockholders of Source Energy and Energytec should consider carefully the matters described below in determining whether to vote for approval of the asset purchase and sale, the Source Energy lease sale, and related transactions. Upon completion of the transactions, Source Energy will possess significant assets and operations that dwarf its historical assets and operations. The Energytec that accumulated assets over the past five years will be effectively split into two companies; the assets and business transferred to Source Energy that is purely an oil and gas exploration and development company, and the assets and business remaining in Energytec that consist primarily of the well service business. The following risks assume the transactions have been completed.

Risks Related to the Asset Purchase

The accompanying financial statements for the assets acquired may not necessarily be indicative of Source Energy’s financial position or results of operations had the assets been operated on a stand-alone basis.

The assets and business of the assets being acquired by Source Energy have historically been owned, operated and fully integrated with Energytec. The accompanying financial statements of the acquired assets have been prepared and are presented as if the assets had been operating as a separate entity. In order to fairly present the operating results of the acquired assets, these financial statements reflect the application of certain estimates and allocations. The statements of operations for the acquired assets include all revenues and costs that are directly attributable to the oil and gas operations of the assets, as well as certain expenses of Energytec that have been allocated to the acquired assets using various assumptions. These expenses include an allocated share of general and administrative salaries as well as certain other shared costs (primarily facility, human resources, legal, accounting and other administrative costs), which were allocated based upon percentage of total revenue. While management believes that the allocation methodologies are reasonable and appropriate, different allocation methodologies would result in changes to operating results for the assets.

Upon completion of the asset purchase and related transactions, Source Energy’s assets and operations will consist entirely of the acquired assets, so that the acquired assets will be operated on a stand-alone basis. The financial information in the accompanying financial statements of the acquired assets may not reflect the financial position, results of operations and cash flows of Source Energy in the future or what they would have been had it owned and operated the acquired assets throughout the periods presented.

As a result of the sale of assets, the operations and assets of Energytec will be substantially diminished from historical operations.

Energytec will sell a substantial portion of its operating assets. Consequently, it should be expected that revenues and operating results will be substantially less in future periods. While Energytec stockholders will retain the same stock interest in Energytec that they held prior to the asset sale, it will be a stock interest in a substantially smaller company and there is no assurance that Energytec will grow or develop into a company approaching its current size. Consequently, the value of an investment in the common stock of Energytec is expected to decline from the value prior to the assets sale and it should not be expected the investment value of Energytec will rise again after the asset sale unless there is a significant increase in its assets and operations in the future, of which there is no assurance.

It is not possible to evaluate what the public market price for Source Energy may be after the transactions or the value of stock ownership in Source.

Historically the common stock of Source Energy has traded sporadically in the over-the-counter market. Trading can best be described as few and far between and then only in nominal numbers of shares. Furthermore, trading occurred on a public float of less than 200,000 shares of common stock, which we believe indicates the historical market price was attributable to the limited number of shares in the market rather than any intrinsic value of Source Energy or its operations. As a result of the asset purchase the asset value of Source will increase dramatically and the number of shares on the public float will be approximately 31 million. As a result of these factors, the historical trading market for Source Energy is no indication of value, present or future, and provides no insight as to what the trading market for Source Energy common stock may be following the asset purchase and related transactions. Until the public market digests the transactions and the number of outstanding shares that may be traded, you should expect significant volatility in the market price and it is not possible to estimate at what level the price will stabilize, if at all.

The public market price of Energytec is expected to diminish after the asset sale, so that Energytec stockholders will depend on the value of Source Energy common stock in the future to recoup this loss.

Energytec is embarking on the restructuring it will accomplish in the asset sale in the hope that Energytec stockholders will be able to achieve in the future greater appreciation in the value of their investment through their stock ownership in two companies rather than one. Management of Energytec believes that the public market will be able to better evaluate and reflect the value of the assets and operations sold to Source Energy, which will not include any of Energytec’s well service business, because the resulting company will be purely an independent oil and gas development company filing reports with the Securities and Exchange Commission that can be readily compared to a peer group of similar companies. There is no assurance, however, that the difference in the market value of Energytec before and after the asset sale will be made up or exceeded by the future value in the public market of Source Energy common stock distributed to Energytec stockholders.

Risks Related to the Assets and Business Acquired By Source Energy

Our actual drilling results are likely to differ from our estimates of proved reserves.

We may experience production that is less than estimated in our reserve reports for the acquired assets and drilling costs that are greater than estimated in our reserve reports. Such differences may be material. Estimates of our oil and natural gas reserves and the costs associated with developing these reserves may not be accurate. Development of our reserves may not occur as scheduled and the actual results may not be as estimated. Drilling activity may result in downward adjustments in reserves or higher than estimated costs. Our estimates of our proved oil and natural gas reserves and the estimated future net revenues from such reserves are based upon various assumptions, including engineering data furnished by petroleum engineers, including assumptions required by the Securities and Exchange Commission relating to oil and natural gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. This process requires significant decisions and assumptions in the evaluation of available geological, geophysical, engineering, and economic data for each reservoir. Therefore, these estimates are inherently imprecise and the quality and reliability of this data can vary. Our properties may also be susceptible to hydrocarbon drainage from production by other operators on adjacent properties. In addition, we may adjust estimates of proved reserves to reflect production history, results of development, prevailing oil and natural gas prices and other factors, many of which are beyond our control. Actual production, revenues, taxes, development expenditures and operating expenses with respect to our reserves will likely vary from the estimates used.

Natural gas and oil prices are volatile, and low prices have had in the past and could have in the future a material adverse impact on our business.

Our revenues, profitability and future growth and the carrying value of our properties depend substantially on the prices we will realize for our natural gas and oil production. Realized prices also affect the amount of cash flow available for capital expenditures and development of the oil and gas properties acquired. Oil and natural gas are commodities and, therefore, their prices are subject to wide fluctuations in response to relatively minor changes in supply and demand and other factors that will be beyond our control, such as, the domestic and foreign supply of oil and natural gas, weather conditions, domestic and foreign governmental regulations, political conditions in oil or natural gas producing regions, the ability of members of the Organization of Petroleum Exporting Countries to agree upon and maintain oil prices and production levels, and the price and availability of alternative fuels. While price volatility impacts the oil and gas industry in general, price drops caused by this volatility has a substantially greater impact on smaller independent oil and gas companies, including Source Energy, because of the more limited resources they have to sustain themselves through such periods. A substantial or extended decline in oil and natural gas prices may materially and adversely affect Source Energy’s future business, financial condition, results of operations, liquidity and ability to finance planned capital expenditures.

Our insurance coverage may not be sufficient to cover some liabilities or losses we may incur.

The occurrence of a significant accident or other event not fully covered by insurance could have a material adverse effect on Source Energy’s operations and financial condition. Insurance will not protect Source Energy against all operational risks. It is not expected Source Energy will carry business interruption insurance at levels that would provide enough funds to continue operating without access to other funds. For some risks, Source Energy may not obtain insurance if it believes the cost of available insurance is excessive relative to the risks presented or the financial resources of Source Energy. In addition, pollution and environmental risks generally are not fully insurable. A significant uninsured loss or liability could have a material adverse effect on the business and financial condition of Source Energy.

Source Energy will depend on the services of a limited number of key personnel.

With the purchase of assets Source Energy will acquire new management. While the limited operations of Source Energy in the past have not required substantial management and staff resources, the significantly greater assets and operations of Source Energy following the asset purchase will require a more substantial management team and staff. New management of Source Energy after the asset purchase will consist of officers and directors of Energytec, who have historically operated the assets Source Energy will acquire. Nevertheless, this is a relatively small number of people and it should be expected that Source Energy will require additional personnel in the future as its oil and gas properties are developed. It should be noted that Frank W Cole, who will become the Chief Executive Officer and President of Source Energy, is 79 years old and it is not possible to predict how long Mr. Cole will continue in this position. The loss of the services of Mr. Cole would likely have a material adverse effect on Source Energy because of the substantial reliance historically placed on Mr. Cole’s expertise in identifying prospects for acquisition and planning and supervising reworking and drilling projects on properties acquired. We expect Source Energy’s future success will depend on the recruitment and retention of additional highly skilled and experienced management and technical personnel. There is no assurance that Source Energy will be able to retain existing personnel or to attract and retain additional skilled personnel on acceptable terms given the competition for such personnel among numerous oil and gas companies.

The transfer of Energytec management to Source Energy could adversely affect Energytec’s business prospects and future results of operations if Energytec is not able to engage and retain new personnel to provide the services that may be required.

In connection with the asset sale most of the management of Energytec will move to Source Energy. New management of Energytec will be appointed. Some of the new Energytec management, including Don Lambert, have been employees of Energytec, but none of them have been in the position of determining the direction and goals of Energytec and planning the strategy for accomplishing those goals. Consequently, the new management of Energytec is essentially untried and it is not possible to predict how they will perform in managing the business of Energytec in the future.

THE SOURCE ENERGY SPECIAL MEETING

This joint proxy statement and prospectus is being furnished to Source Energy stockholders as of the record date for the special meeting as part of the solicitation of proxies by the Source Energy board of directors for use at the special meeting.

Date, Time and Place

The special meeting of Source Energy stockholders will be held on                     , at 10:00 a.m., local time, at                     , Salt Lake City, Utah.

Purpose of the Special Meeting

At the special meeting, holders of Source Energy common stock will be asked to consider and vote upon a proposal to adopt the asset purchase agreement, sale of lease agreement, amendment of the articles of incorporation to change the name of Source Energy to “Energytec, Inc.,” and to transact any other business that properly comes before the special meeting or any adjournment or postponement of the special meeting.

Recommendations of the Source Energy Board of Directors

The Source Energy board of directors has unanimously determined that the asset purchase, lease sale, and name change are advisable and in the best interests of Source Energy and its stockholders. The Source Energy board of directors has unanimously approved the asset purchase agreement, sale of lease agreement, name change, and related transactions and unanimously recommends that Source Energy stockholders vote “FOR” approval of the asset purchase agreement, lease sale agreement, and name change.

Record Date; Shares Entitled to Vote; Quorum

Only holders of record of Source Energy common stock at the close of business on                     , 2005, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting.

On the record date for the special meeting, 404,451 shares of Source Energy common stock were issued and outstanding. Holders of record of Source Energy common stock on the record date for the special meeting are entitled to one vote per share on each matter submitted to a vote at the special meeting.

A quorum will be present at the special meeting if a majority of all the shares of Source Energy common stock outstanding on the record date for the special meeting and entitled to vote at the special meeting are represented at the special meeting in person or by proxy duly authorized. Craig Carpenter, an officer and director of Source Energy, owns 209,832 shares or 51.9 percent of the issued and outstanding common shares of Source Energy. Consequently, there will be a quorum if Mr. Carpenter’s shares are represented at the meeting in person or by proxy. Mr. Carpenter has indicated his intention to attend the meeting, so a quorum should be present.

Votes Required

The approval of the asset purchase agreement requires the vote of a majority of the votes cast, excluding abstentions, at the special meeting at which a quorum is present. The approval of the lease sale agreement requires the affirmative vote of stockholders holding a majority of the shares of Source Energy common stock outstanding on the record date for the special meeting. The adoption of the amendment to the articles of incorporation to change the name of Source Energy to “Energytec, Inc.” requires the affirmative vote of stockholders holding a majority of the shares of Source Energy common stock outstanding on the record date for the special meeting.

If any one of the foregoing proposals is not approved or adopted, the remaining proposals will not be consummated, notwithstanding stockholder approval at the Source Energy special meeting.

Share Ownership of Source Energy Directors, Executive Officers and Affiliates; Voting

There is only one person who owns five percent or more of the issued and outstanding shares of common stock, of Source Energy, Craig Carpenter, who owns 209,832 shares or 51.9 percent of the issued and outstanding shares. Mr. Carpenter is also an officer and director of Source Energy. None of the other officers and directors of Source Energy own any shares, except that Helen Carpenter, the spouse of Craig Carpenter, may be deemed to have shared investment and voting control with her husband.

Craig Carpenter alone can approve all of the proposals to be submitted to the stockholders at the Source Energy special meeting. As noted elsewhere, Mr. Carpenter will directly benefit from approval of the proposals in ways that are in addition to the benefits that may be derived by other Source Energy stockholders. Consequently, Mr. Carpenter has advised Source Energy that he will vote all of his 209,832 shares at the Source Energy special meeting on each proposal the same way as a majority of the remaining shares of common stock are voted at the special meeting by the other stockholders of Source Energy. Therefore, the majority votes of the stockholders, other than Craig Carpenter, voting in person or by proxy at the special meeting will determine whether the proposals are approved or rejected.

Proxies

All shares represented by duly authorized proxies received in time for the special meeting will be voted at the special meeting in the manner specified by the holders of those proxies. Duly authorized proxies that do not contain voting instructions will be voted “FOR” the approval or adoption of the asset purchase agreement, lease sale agreement, and name change to “Energytec, Inc.”

Shares of Source Energy common stock represented at the special meeting but not voting, including shares representing abstentions or broker non-votes, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

Brokers who hold shares of Source Energy common stock in “street name” for customers who are the beneficial owners of such shares may not give a proxy to vote those customers’ shares with respect to the asset purchase agreement, lease sale agreement, and name change without specific instructions from those customers. Shares not voted by a broker on a particular proposal are referred to as “broker non-votes” and do not count for any purpose in determining whether a specific proposal is approved or rejected. However, if you do vote through your broker, your vote may affect the outcome. Accordingly, if your shares are held in the name of a bank or broker, please follow the instructions you receive on your proxy card to ensure your shares are properly voted at the meeting.

The persons named as proxies by a stockholder may propose and vote for one or more adjournments of the special meeting, including adjournments to permit further solicitations of proxies. No proxy voted against the proposal to approve the asset purchase agreement or lease sale agreement will be voted in favor of any such adjournment or postponement.

Source Energy does not expect that any matter other than those identified above will be brought before the special meeting. If, however, the Source Energy board of directors properly presents other matters, the persons named as proxies will vote in accordance with their judgment unless authority to do so is withheld on the proxy card.

Revocation of Proxies

The grant of a proxy pursuant to this solicitation does not preclude a stockholder from voting in person at the special meeting. A stockholder may revoke a proxy at any time prior to its exercise by:

•	notifying the Secretary of Source Energy in writing that the proxy has been revoked;

•	submitting a new proxy bearing a later date; or

•	appearing at the special meeting and voting in person, if such stockholder is a record holder.

Attendance at the special meeting will not in and of itself constitute revocation of a proxy. If a stockholder chooses either of the first two methods, the new proxy or the notice of revocation, as the case may be, must be submitted to Source Energy at 3040 Granite Meadow Lane, Sandy, Utah 84092, Attention: Secretary.

Solicitation of Proxies

Source Energy will bear the cost of the solicitation of proxies from its stockholders, except that Energytec will reimburse Source Energy for the cost of printing and mailing to Source’s stockholders this joint proxy statement and prospectus. In addition to solicitation by mail, the directors and officers of Source Energy may solicit proxies from stockholders by telephone or other electronic means or in person. Source Energy will make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of stock held of record by these persons. Source Energy will reimburse these custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in doing so.

Source Energy stockholders should not return any stock certificates with their proxy cards. After the asset purchase is completed and the name is changed to Energytec, Inc., stockholders will be sent a transmittal form with instructions for the surrender of Source Energy common stock certificates for new Energytec certificates.

THE ENERGYTEC SPECIAL MEETING

This joint proxy statement and prospectus is being furnished to Energytec stockholders as of the record date for the special meeting as part of the solicitation of proxies by the Energytec board of directors for use at the special meeting.

Date, Time and Place

The special meeting of Energytec stockholders will be held on                     , at 10:00 a.m., local time, at                     , Dallas, Texas.

Purpose of the Special Meeting

At the special meeting, holders of Energytec common stock will be asked to consider and vote upon a proposal to approve an amendment of the articles of incorporation to change the name of Energytec to “Energytex Resources, Inc.”, and to transact any other business that properly comes before the special meeting or any adjournment or postponement of the special meeting.

Recommendations of the Energytec Board of Directors

The Energytec board of directors has unanimously approved the proposed name change and unanimously recommends that Energytec stockholders vote “FOR” approval of the name change.

Record Date; Shares Entitled to Vote; Quorum

Only holders of record of Energytec common stock at the close of business on                     , 2005, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting.

On the record date for the special meeting, 60,166,240 shares of Energytec common stock were issued and outstanding. Holders of record of Energytec common stock on the record date for the special meeting are entitled to one vote per share on each matter submitted to a vote at the special meeting.

A quorum will be present at the special meeting if a majority of all the shares of Energytec common stock outstanding on the record date for the special meeting and entitled to vote at the special meeting are represented at the special meeting in person or by proxy duly authorized. If a quorum is not present at the special meeting, it is expected that the special meeting will be adjourned or postponed to solicit additional proxies.

Votes Required

The adoption of the amendment to the articles of incorporation to change the name of Energytec to “Energytex Resources, Inc.” requires the affirmative vote of stockholders holding a majority of the shares of Energytec common stock outstanding on the record date for the special meeting. The failure by the holder of any outstanding shares of Energytec common stock to either submit a proxy or vote in person at the special meeting will have the same effect as a vote against adoption of the amendment because the required vote of Energytec stockholders is based upon the number of outstanding shares of Energytec common stock, rather than upon the number of shares actually voted.

Share Ownership of Energytec Directors, Executive Officers and Affiliates

The following table shows as of the record date for the Energytec special meeting the beneficial ownership of Energytec’s common stock by each executive officer and director of Energytec and all executive officers and directors as a group. To the knowledge of Energytec no person owns beneficially five percent or more of its outstanding common stock. Except as noted, all shares of common stock listed below are held directly with sole voting and investment powers.

Name and Address of Beneficial Owner	Number of Common Shares	Percent of Class
Frank W Cole (1) 6130 Spring Valley Dallas, Texas 75254	1,240,342	2.1

Eric A. Brewster (2) 217 Santa Fe Trail Waxahachie, Texas 75165	987,793	1.6

Raymond L. Bradley (3) 3606 Belle Grove Lane Sugarland, Texas 77479	2,133,335	3.5

Ben T. Benedum First Fidelity Bank Building, Suite 200 131 East Main Street Norman, Oklahoma 73069	428,187	0.7

B. Charles Spradlin 301 E. Main Street Kilgore, Texas 75662	212,000	0.4

Massoud Metghalchi 22 Sugar Berry Circle Houston, Texas 77024	28,620	nil

Don L. Lambert (4) 14785 Preston Road, Suite 550 Dallas, Texas 75254	306,000	0.5

Edward W. Austin (5) 14785 Preston Road, Suite 550 Dallas, Texas 75254	75,000	0.1

Robert W. McCleskey (6) 14785 Preston Road, Suite 550 Dallas, Texas 75254	24,000	nil

Josephine Jackson (7) 14785 Preston Road, Suite 550 Dallas, Texas 75254	480,645	0.8

All executive officers and directors as a group	5,915,922	9.8

(Notes	to table on following page.)

(Notes to table on previous page.)

(1)	The number of shares includes 133,333 shares of Energytec common stock that vest in equal portions in January 2006 and 2007 under a restricted stock plan. Eric Brewster is married to the step daughter of Mr. Cole.
(2)	The number of shares includes shares subject to a power of attorney executed by Mr. Brewster’s parents that grants him voting and investment control over shares of Energytec common stock they own.
(3)	The number of shares includes shares held in the name of The Delray Trust, of which Mr. Bradley is the Trustee.
(4)	The number of shares includes 133,333 shares of Energytec common stock that vest in equal portions in January 2006 and 2007 under a restricted stock plan.
(5)	The number of shares includes 50,000 shares of Energytec common stock that vest in equal portions in January 2006 and 2007 under a restricted stock plan.
(6)	The number of shares includes 16,000 shares of Energytec common stock that vest in equal portions in January 2006 and 2007 under a restricted stock plan.
(7)	The number of shares includes 66,667 shares of Energytec common stock that vest in equal portions in January 2006 and 2007 under a restricted stock plan.

Proxies

All shares represented by duly authorized proxies received in time for the special meeting will be voted at the special meeting in the manner specified by the holders of those proxies. Duly authorized proxies that do not contain voting instructions will be voted “FOR” the approval of the name change to “Energytex Resources, Inc.”

Shares of Energytec common stock represented at the special meeting but not voting, including shares representing abstentions or broker non-votes, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

Brokers who hold shares of Energytec common stock in “street name” for customers who are the beneficial owners of such shares may vote in their discretion without direction from their customers on the name change to Energytex Resources. Shares not voted by a broker on the name change proposal are referred to as “broker non-votes” and will have the effect of a vote against the proposed name change because a majority of the issued and outstanding shares of Energytec are required to approve the proposal. Accordingly, if your shares are held in the name of a bank or broker, please follow the instructions you receive on your proxy card to ensure your shares are properly voted at the meeting.

Because the adoption of the name change requires the affirmative vote of stockholders holding a majority of the shares of Energytec common stock outstanding on the record date for the special meeting, abstentions and failures to vote shares held of record will count as votes against the approval of this proposal.

The persons named as proxies by a stockholder may propose and vote for one or more adjournments of the special meeting, including adjournments to permit further solicitations of proxies. No proxy voted against the proposal to approve the asset purchase agreement will be voted in favor of any such adjournment or postponement.

Energytec does not expect that any matter other than the proposed name change will be brought before the special meeting. If, however, the Energytec board of directors properly presents other matters, the persons named as proxies will vote in accordance with their judgment unless authority to do so is withheld on the proxy card.

Revocation of Proxies

The grant of a proxy pursuant to this solicitation does not preclude a stockholder from voting in person at the special meeting. A stockholder may revoke a proxy at any time prior to its exercise by:

•	notifying the Secretary of Energytec in writing that the proxy has been revoked;

•	submitting a new proxy bearing a later date; or

•	appearing at the special meeting and voting in person, if such stockholder is a record holder.

Attendance at the special meeting will not in and of itself constitute revocation of a proxy. If a stockholder chooses either of the first two methods, the new proxy or the notice of revocation, as the case may be, must be submitted to Energytec at 14785 Preston Road, Suite 550, Dallas, Texas 75254, Attention: Secretary.

Solicitation of Proxies

Energytec will bear the cost of the solicitation of proxies from its stockholders. In addition to solicitation by mail, the directors and officers of Energytec may solicit proxies from stockholders by telephone or other electronic means or in person. Energytec will make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of stock held of record by these persons. Energytec will reimburse these custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in doing so.

THE ASSET PURCHASE AND RELATED TRANSACTIONS

Background to the Asset Purchase Agreement

Since the beginning of 2004 oil prices have steadily increased. At the beginning of 2004 the price for West Texas Intermediate, or WTI, crude oil was $34.28 per barrel. At October 31, 2004 the price of WTI oil was $53.09 per barrel. In 2004 gas prices have been reasonably stable at prices substantially higher than gas prices in the 1990’s; $6.22 per Mcf at the beginning of 2004 and $5.06 per Mcf at October 31, 2004. Higher oil and gas prices have a positive impact on the value of Energytec’s assets and revenues from oil and gas operations.

As a result of these circumstances, management of Energytec concluded that the circumstances were right to seek broader market interest and support for Energytec common stock. Broader market support would enable stockholders to realize greater appreciation of the stock price on the basis of the value Energytec built over the past five years through its acquisitions and development activities. As Energytec approached investment bankers and other professionals in the public stock markets, it repeatedly received indications of strong interest in Energytec and its operations. However, Energytec discovered that the public stock market would not take a larger interest in Energytec and its common stock because:

•	the well service business owned and operated by Energytec through its subsidiary, Comanche Well Service Corporation, made it difficult for the public market to evaluate Energytec, because on one hand it was not wholly in the oil and gas development business and on the other it was not entirely in the well service business;

•	the status of Energytec as a non-reporting public company made it too risky because of the lack of reporting obligations and associated accountability; and

•	quotation of Energytec’s common stock appearing only on the Pink Sheets substantially limits the scope of the potential market for Energytec common stock, and the prospects for appreciation in value, because many participants in the securities industry will not deal in Pink Sheet stocks because of the perceived risk of trading abuses.

In September 2004 Energytec found itself in the position where it had accumulated valuable assets, but was unable to develop a meaningful following in the public market because of the mix of its assets and operations and its status as non-reporting company quoted on the Pink Sheets. Energytec began consulting with its professional service providers at that time in an effort to find a solution to its dilemma through some sort of restructuring.

Energytec’s attorney suggested that it consider spinning out a substantial portion of its oil and gas assets to a reporting company quoted on the OTC Bulletin Board. When Energytec showed an interest in considering this approach, the attorney introduced Energytec to Source Energy through a telephone call in late September 2004. Energytec’s attorney was a stockholder of Source Energy until March 2004, when he sold all of his common stock in Source Energy, so he had been aware of Source Energy and its status as a small oil company subject to the reporting requirements of the Securities Exchange Act of 1934 and quoted on the OTC Bulletin Board for several years. At the time of the introduction the attorney for Energytec did not own any stock of either Energytec or Source Energy, and there is no understanding, agreement, or arrangement between the attorney and either Energytec or Source Energy for him to receive any compensation or fee for making the introduction.

There was no contact between Energytec and Source Energy after the telephone introduction in late September. Over the next four weeks Energytec explored other opportunities for achieving its goals. On October 25, 2004, Energytec and its counsel and other advisors met in Dallas to consider the options for achieving Energytec’s objectives. By the afternoon, Energytec determined to pursue a business restructuring using Source Energy as a receptacle for oil and gas assets and operations. Management of Energytec phoned Craig Carpenter, President of Source Energy and invited him to fly to Dallas that evening and meet the following day to discuss the terms of a potential business transaction.

The next day the parties met and agreed to continue discussions with a view to negotiating an acquisition. From October 27 through November 16, 2004, the parties completed preliminary investigations of each other’s business and history and negotiated the terms of the asset purchase agreement that was signed November 17, 2004.

Determination of Value

Source Energy and Energytec have not obtained an opinion from any investment banking or business valuation firm with respect to the fairness of the asset purchase based on their determination that obtaining such an opinion is not practical or necessary.

The quoted price for Source Energy common stock prior to the announcement of the asset purchase is not a meaningful indicator of value. From December 16, 2003 through September 30, 2004, approximately 200 trading days, there were no reported trades on 146 days. For the remaining 54 days the average volume was only 4,789 shares. In the view of management of Source Energy and Energytec there was no meaningful market in the common stock of Source Energy, so the quoted prices are not a meaningful indicia of value with respect to the shares of Source Energy common stock being issued to acquire assets of Energytec.

In the opinion of the boards of directors of Source Energy and Energytec, the only meaningful measure of value is the relative contributions of the parties to the net tangible book value of Source Energy following the asset purchase and lease sale. The unaudited pro forma balance sheet at September 30, 2004, giving effect to the transactions shows:

•	$101,276 in cash held by Source Energy prior to the transaction will be retained; and

•	Energytec is transferring and assigning to Source Energy $21,844,351 of assets, together with liabilities in the amount of $4,125,014.

The unaudited pro forma net book value of Source Energy at September 30, 2004 after giving effect to the transactions is $17,837,102. Out of this number, $117,765 or one percent is contributed by Source Energy and $17,683,095 or 99 percent is contributed by Energytec. Based on these relative contributions, the parties agreed that the number of shares of Source Energy common stock issued to acquire the assets of Energytec should be approximately 30,083,120 or 99 percent of the 30,487,571 issued and outstanding shares of Source Energy following the transactions.

The Asset Purchase Agreement

Under the asset purchase agreement Energytec will sell to Source Energy the oil and gas assets and related property listed in Appendices XII through XV. The nature of these assets is described in more detail below under the caption “Information About Energytec Assets Being Acquired” beginning on page 34. With the assets, Energytec is assigning to Source Energy liabilities in the amount of approximately $4,125,014. The principal liability is $1,953,727 owed to American Bank of Texas on a $400,000 line of credit and term note in the principal amount of $1,543,727 that are both secured by the Redwater properties and pipeline, which were originally assumed by Energytec from the seller when Energytec acquired these properties in April 2003. In consideration for the assets transferred, Source Energy will issue to Energytec approximately 30,083,120 shares of common stock.

The asset purchase agreement specifically contemplates distribution of the Source Energy shares to the stockholders of Energytec on a pro rata basis at the rate of one share of Source Energy for every two shares of Energytec common stock owned. To facilitate this distribution, the asset purchase agreement provides that the number of shares issued will be adjusted to round up the number of shares issued to the Energytec stockholders to avoid the issuance of fractional shares.

The shares distributed to the Energytec stockholders are registered under the Securities Act of 1933 through the registration statement filed with the Securities and Exchange Commission, of which this joint proxy statement and prospectus forms a part. Energytec agreed to pay the costs of registration.

Source Energy is not purchasing the well service business owned by Energytec and other oil and gas properties that have less potential for successful development than the properties being purchased by Source Energy.

In addition to registration of the Source Energy common stock distributed to the Energytec stockholders and approvals of the stockholders of Source Energy and Energytec described in this joint proxy statement and prospectus, Energytec must obtain the approval of the transfer and assignment to Source Energy of the Redwater property and pipeline, together with the associated liability, from American Bank of Texas. Energytec has discussed the assignment verbally with American Bank of Texas and the bank has raised no objections to the proposed transaction. American Bank of Texas has advised Energytec verbally that it has requested its counsel to prepare documentation for assignment to Source Energy of the bank’s notes and related security interest, but Energytec has not received drafts of these documents for review. Based on the foregoing, Energytec has no reason to believe at this time that it will not be able to obtain the required approval from American Bank of Texas.

The asset purchase agreement may be terminated by:

•	either party if the sale does not close by June 30, 2005;

•	mutual consent of the parties at any time;

•	either Source Energy or Energytec if the other materially breaches any representation, warranty, covenant or agreement set forth in the asset purchase agreement

•	either Source Energy or Energytec if the other fails to deliver the consideration and perform any other conditions required to be completed prior to closing, or it materially breaches any representation, warranty, covenant or agreement set forth in the asset purchase agreement;

•	either Source Energy or Energytec if there is a material change in the other’s business and financial condition; and

•	either Source Energy or Energytec if before the closing any order or law becomes effective restraining, enjoining, or otherwise prohibiting or making illegal the consummation of the transactions contemplated by the asset purchase agreement.

In the event of termination, each party will bear its own costs and expenses of the transaction. However, if termination is a result of a breach of the agreement by one of the parties, the other may recover its costs and expenses, as well as any other damages resulting from the breach.

Energytec is required by the asset purchase agreement to indemnify Source Energy against any loss arising from Energytec’s breach of the agreement and from any claim arising from the ownership and operations of the assets acquired by Source Energy prior to the closing. Source Energy is required to indemnify Energytec from any loss resulting from its breach of the asset purchase agreement.

Each of Source Energy and Energytec has agreed to indemnify the other against losses, claims, damages, and liabilities arising from any material misstatement or omission of fact it makes in the registration statement filed with the Securities and Exchange Commission of which this joint proxy statement and prospectus forms a part, which would include liabilities under the Securities Act of 1933. In the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Lease Sale Agreement

In order to avoid the distraction and expense of owning and operating the small oil and gas property Source Energy owns in Grand County, Utah, Energytec required as a condition to reaching agreement on the asset purchase agreement that the Grand County property be sold and Source Energy eliminate the judgment payable to Craig Carpenter in the amount of $75,000.

In order to meet these demands, Source Energy entered into the lease sale agreement with Craig Carpenter, its controlling stockholder, president, and a director under which Source Energy will sell the Grand County lease to Mr. Carpenter and issue to him a warrant to purchase 875,000 shares of Source Energy common stock in complete payment and satisfaction of the judgment payable by Source Energy to Mr. Carpenter. The warrant is exercisable over a term of two years from closing of the sale at an exercise price of $0.70 per share.

A significant aspect of the lease sale agreement to Source Energy, and Energytec with respect to its stockholders who will acquire Source Energy shares, is the obligation of Mr. Carpenter to indemnify Source Energy against losses, claims, damages, and liabilities arising from or pertaining to the ownership and operation of the Grand County property by Source Energy before the closing and Mr. Carpenter after the closing.

Well Service Agreement

Comanche Well Service Corporation, which is owned by Energytec, has performed all of the drilling and re-completion work on most of the oil and gas properties being sold to Source Energy located in Texas. Comanche’s familiarity with the properties and presence in the area where located indicates that it would be beneficial for Source Energy to continue to use the services of Comanche following the closing.

At the time of closing Comanche and Source Energy will enter into a well service agreement attached as Appendix III. The well service agreement is for a term of three years, and may be terminated by either party for any reason on 60 days advance written notice.

Source Energy shall pay a service fee to Comanche for service work performed at a rate of 75 percent of the standard contracting rate for such services as if performed by an independent vendor. Comanche will provide to Source Energy a schedule of such independent contracting rates at the beginning of each calendar quarter. Upon acquisition of the properties under the asset purchase agreement, Source Energy becomes the operator. Source Energy, as the operator of the oil and gas properties in Texas, will reimburse Comanche the costs of material, equipment, work, or services that would otherwise be bought or performed by Source Energy as operator, but that may, at the request of Source Energy, be paid for by Comanche. In addition to these costs, Source Energy will pay an additional 10% of the invoice amount of the costs as an administrative fee.

There are no other fees or costs in addition to those described above. Invoices are due within 30 days after they are issued, subject to Source Energy’s right to demand proof of payment with respect to any third party suppliers or contractors that could assert mechanics or materialmen liens against the properties owned by Source Energy.

Comanche is required to maintain general liability, casualty, equipment, environmental and workmen’s compensation insurance coverage of the kind and in the amounts customary in the industry for independent well service contractors who perform the same types of services performed by Comanche.

Effective Time

Closing of the asset purchase and lease sale will take place two business days following the satisfaction and waiver of all conditions to closing under the asset purchase agreement. Assuming all of the stockholder approvals described in this joint proxy statement and prospectus are obtained at the special meetings, the parties expect that all other consents, certificates, and other documents and conditions of closing will be obtained and satisfied no later than 15 days following the special meetings.

Source Energy is required to give the National Association of Securities Dealers at least 10 days advance notice of the effective date of its name change. Energytec is required to give the National Association of Securities Dealers at least 10 days advance notice of the record date for determining the stockholders of Energytec entitled to participate in the distribution of Source Energy common stock and the effective date of its name change. The effective date of the name changes and the record date for the distribution will be within 20 days following the closing date. The delivery date for the Source Energy common stock distributed to the Energytec Stockholders will also be within 20 days following the record date.

U.S. Federal Income Tax Consequences

The following discussion summarizes the material U.S. Federal income tax consequences to Energytec of the receipt by Energytec of Source Energy common stock, and to the Energytec stockholders of the receipt of the distributed Source Energy common stock. This discussion is based on ‘the companies’ understanding of the current law, including the Internal Revenue Code of 1986, as amended, which is referred to in this joint proxy statement and prospectus as the Code, existing and proposed Treasury regulations, and administrative rulings and pronouncements and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences described herein.

This summary only applies to stockholders who hold Energytec common stock as a capital asset within the meaning of Section 1221 of the Code (generally speaking, for investment purposes). In addition, this summary does not describe all the tax consequences that may be relevant to a stockholder in light of its particular circumstances and does not apply to certain types of stockholders, such as insurance companies, financial institutions, regulated investment companies, dealers in securities or currencies, tax-exempt organizations, holders of Energytec common stock who hold such stock as part of a position in a straddle, or as part of a hedging, conversion or other integrated transaction, stockholders who have a functional currency other than the U.S. dollar, S corporations, small business investment companies, real estate investment trusts or traders who use a mark-to-market method of accounting for their securities holdings. In addition, this summary does not address the U.S. Federal income tax consequences of the transaction to any Energytec stockholder who, for U.S. Federal income tax purposes, is a nonresident alien individual, foreign corporation, foreign partnership or foreign estate or trust, and does not address the tax consequences of the transaction under state, local or foreign tax laws.

Accordingly, Energytec stockholders are urged to consult their own tax advisors concerning the tax consequences of the transaction, including the applicable federal, state, local and foreign tax consequences to them of the transaction, in their particular circumstances.

Energytec is conveying property to Source Energy in exchange for voting common stock that represents 99 percent of the outstanding common stock of Source Energy, so that Energytec will be in control of Source

Energy immediately following the transaction within the meaning of Section 368(c) of the Code. Consequently, the transaction possesses the required elements for a tax free exchange under Section 351 of the Code.

Energytec has owned and operated the well service business it is retaining for the past five years, and has also owned and operated its oil and gas exploration and development business for the past five years, including the ownership of interests in the Talco/ Trix-Liz Field and Big Horn Field being transferred to Source Energy. Following the asset sale, Energytec will hold Source Energy as a 99 percent owned and controlled subsidiary engaged in the oil and gas exploration business. The shares of Source Energy will then be distributed to the stockholders of Energytec pro rata at the rate of one share of Source Energy for each two shares of Energytec. Consequently, the transaction possesses the required elements for a tax free distribution to the stockholders of Energytec under Section 355 of the Code.

Energytec stockholders will need to allocate their basis in their Energytec common stock between those shares and the shares of Source Energy common stock they receive in the distribution. The allocation is based on fair market value of the Energytec common stock and Source Energy common stock following the distribution. For example, if the fair market value of your Source Energy common stock is 60 percent of the aggregate fair market value of your Energytec common stock and Source Energy common stock following the distribution, you allocate 60 percent of your original basis in the Energytec common stock to your newly acquired Source Energy shares and the remaining 40 percent of basis to your Energytec common stock.

Rights of Dissenting Source Energy Stockholders

Under the Utah Revised Business Corporation Act, which we refer to below as the Utah Corporation Act, a Source Energy stockholder may object to the proposed lease sale to Craig Carpenter and obtain payment from Source Energy of the “fair value” of his shares, rather than continue as a stockholder of Source Energy. Source Energy stockholders have this right under Section 16-10a-1302(1)(c) of the Utah Corporation Act, which applies when there is a sale of all or substantially all of the property of a corporation outside the usual and regular course of business. In the view of management of Source Energy, sale of the Grand County oil and gas lease is a sale of all or substantially all of the property of Source Energy that gives rise to dissenters’ rights under the Utah Corporation Act. Energytec stockholders do not have a similar right under Nevada law because Energytec is not selling all or substantially all of its assets to Source Energy.

Those Source Energy stockholders who wish to dissent from the proposed lease sale and receive payment for their Source Energy shares must give written notice of that intention to Source Energy before a stockholder vote on the sale is taken and must not vote in favor of the lease sale. Failure to notify Source Energy prior to the special meeting or a vote in favor of the proposed lease sale by proxy or at the special meeting will result in the forfeiture of dissenters’ rights.

If Source Energy stockholders approve the proposed lease sale, Source Energy must give written notice to all dissenting stockholders (who have perfected their rights as discussed above) within 10 days after the closing of the lease sale informing them:

•	that the lease sale was approved by Source Energy stockholders;

•	of an address at which Source Energy will receive demands for payment of dissenters’ rights amounts, and where Source Energy stock certificates must be surrendered; and

•	a date by which Source Energy must receive the payment demand and the stock certificates.

In response to this notice, a dissenting stockholder must then provide Source Energy with a written demand for payment and deposit his Source Energy certificates in the manner indicated in the notice. If a dissenting stockholder fails to demand payment and/or fails to deposit its shares as set forth in the notice, it will forfeit his right to payment.

Upon receipt of a dissenting stockholder’s payment demand, Source Energy must make a formal written offer to pay the dissenting stockholder the estimated “fair value” of the dissenter’s Source Energy shares, plus interest accruing from the closing of the lease sale until the date of payment.

This offer must be accompanied by:

•	an audited balance sheet for Source Energy as of December 31, 2003,

•	an income statement for that year,

•	a statement of changes in stockholders’ equity for that year;

•	the latest available interim financial statements;

•	a statement of Source Energy’s estimate of the fair value of the shares and the amount of interest payable;

•	a statement of the dissenting stockholder’s rights should it decline Source Energy’s payment offer; and

•	a copy of the sections of the Utah Corporation Act concerning dissenters’ rights.

The “fair value” of the dissenter’s shares is defined as the value of the shares immediately before the consummation of the lease sale, excluding any appreciation or depreciation in anticipation of the lease sale and related transaction, including the asset purchase. Other than this broad definition, the Utah Corporation Act and its commentary are silent as to the tests to be applied in determining value. Thus, Source Energy must weigh all relevant facts and circumstances to determine what a reasonable and objective observer would pay for the dissenting stockholder’s stock.

If a dissenting stockholder declines to accept the offer made by Source Energy, it must notify Source Energy in writing within 30 days after receiving Source Energy’s offer and demand payment of the dissenting stockholder’s own estimated “fair value” of its Source Energy shares, plus interest.

If Source Energy does not wish to pay the amount requested by the dissenting stockholder, it may attempt to negotiate an acceptable price with the dissenting stockholder and/or commence a judicial proceeding within 60 days of receipt of the dissenting stockholder’s payment demand and petition the court to determine the “fair value” of the shares and the amount of interest. Failure to timely seek such judicial appraisal will obligate Source Energy to pay the dissenting stockholder the amount it demanded.

All court costs, including reasonable compensation and expenses of appraisers, will be paid by Source Energy, unless the court finds that the dissenting stockholder acted arbitrarily, vexatiously, or not in good faith in demanding payment. Source Energy may also be required to pay the dissenting stockholder’s attorneys’ fees if the court finds that Source Energy did not substantially comply with the statutory requirements discussed above.

The required dissenters rights’ procedure must be followed exactly or any dissenters’ rights may be lost.

CAPITALIZATION

The following table sets forth Source Energy’s historical and pro forma capitalization as of September 30, 2004 on an actual basis and on a pro forma basis to give effect to the asset purchase from Energytec and sale of the Grand County lease to Craig Carpenter. You should read this table in conjunction with the unaudited financial statements and notes of Source Energy included in its report on Form 10-QSB for the interim period ended September 30, 2004 attached as Appendix VII and unaudited pro forma financial statements attached under Appendix IX.

	September 30, 2004
	Actual	As Adjusted
	(unaudited)	(unaudited)
Long-term liabilities, net of current maturities	$—	$1,234,620

Shareholders’ Equity
Common stock, 200,000,000 shares authorized, par value $0.00025, outstanding 404,451 and 30,487,571, as adjusted	101	7,622
Additional paid-in capital	1,244,954	18,995,528
Retained deficit	(1,166,048)	(1,166,048)

Total shareholders’ equity	79,007	17,837,102

Total long-term liabilities and shareholders’ equity	$79,007	$19,071,722

DIVIDEND POLICY

Source Energy does not intend to pay any dividends on its common stock in the foreseeable future, if at all.

PLAN OF OPERATION

Our Plan

Following the asset purchase Source Energy will continue to be an independent oil and gas exploration and production company, but on a much larger scale than it has done so in the past. It will operate under its new name, Energytec, Inc. Source Energy’s primary focus will be to acquire and develop oil and gas reserves. The assets acquired are located in east and northeast Texas. In addition, Source Energy is acquiring approximately 48,000 acres of mineral leases in northeast Wyoming in Big Horn County, where it will continue to pursue an enhanced oil recovery project based on thermal injection techniques. Source Energy will also own a 63-mile pipeline system in northeast Texas, which transports the natural gas produced from wells it acquires. The pipeline is also available for third party gas transport.

Industry and Economic Factors

In managing its business, Source Energy will deal with many factors inherent in the oil and gas industry. First and foremost is wide fluctuation of oil and gas prices. Historically, oil and gas markets have been cyclical and volatile, with future price movements difficult to predict. While revenues will be a function of both production and prices, it is wide swings in prices that will have the greatest impact on results of operations.

Historically, the primary component of Energytec revenues and cash flows was generated through sale of working interests in Energytec’s properties. Funds generated from such sales were used to acquire new properties and to fund re-completion and development work on properties owned. It should be expected that following the asset purchase Source Energy will continue to sell working interests and seek joint venture and other strategic partner arrangements to develop its properties and fund purchases of new properties.

Operations in the oil and gas industry entail significant complexities. Source Energy will continue to focus on acquiring oil and gas properties with histories of production. Even with the evaluation of persons with significant experience and technical background of substantial production records and geological information, it is not possible to determine conclusively the amount of hydrocarbons present, the cost of development, or the rate at which hydrocarbons may be produced.

The oil and gas industry is highly competitive. Source Energy will compete with major and diversified energy companies, independent oil and gas businesses, and individual operators. In addition, the industry as a whole competes with other businesses that supply energy to industrial and commercial end users.

Extensive Federal, state and local regulation of the industry significantly affects operations. In particular, oil and gas activities are subject to stringent environmental regulations. These regulations have increased the costs of planning, designing, drilling, installing, operating, and abandoning oil and gas wells and related facilities. These regulations may become more demanding in the future.

Approach to the Business

Profitable growth of the assets acquired by Source Energy will largely depend upon its ability to successfully develop current properties and find and develop new proved reserves. To mitigate risk, Source Energy will seek geologic and geographic diversification by operating in multiple basins.

As indicated by the oil and gas properties Source Energy is acquiring, its primary focus will be older mature production areas where it can acquire properties with production histories, reservoir evaluations, and other data. The properties Source Energy will seek are usually not producing or are operating under marginal circumstances. The opportunities Source Energy finds today are primarily the result of oil and gas operations abandoned in the 1990’s when oil and gas prices were much lower, which are now owned by persons who lack the capital and other resources necessary to bring the properties back into production and to further develop recoverable hydrocarbons that remain. Source Energy will pay particular attention to properties it believes have significant potential in the remaining reserves yet to be produced.

Source Energy will endeavor to implement its strategy by:

•	using the significant in-house petroleum engineering capabilities of its management and staff,

•	acquiring producing or previously producing properties that can be enhanced or restored through secondary or tertiary recovery methods,

•	using advanced technologies to conduct drilling, production or enhanced oil recovery operations,

•	concentrating on a defined geographical and geological area, and

•	augmenting Source Energy’s capabilities by using independent consultants and experts with whom the management has worked successfully for many years.

After acquisition of a property, Source Energy will perform an extensive field study either in-house, thereafter submitting it to outside review, or commission an independent party to conduct a study, which is then reviewed by the in-house staff. The objective is to decide upon the most cost-efficient and operationally efficient way to produce the reserves remaining and recoverable on that property.

Source Energy will operate its own properties and it is not expected it will participate in any projects as a passive investor. Generally, Source Energy will acquire properties for the long term and will not look to sell; although circumstances could arise where Source Energy may elect to re-balance its portfolio by selling or trading lesser producing properties in order to redeploy capital to a better opportunity in other areas of activity.

Proposed Activities on the Properties Acquired

All of the newly acquired Texas properties present opportunities for infill drilling of new wells, rework, and re-completion operations, enhanced oil recovery operations, or additional acreage acquisition potential (for producing property acquisition or new drilling locations). The properties in Texas have approximately 150 shut-in wells, including 129 in the Talco/ Trix Liz Field. Source Energy’s goals in Texas following the acquisition of assets are:

•	place 50 percent of the existing shut-in wells back into production by the end of 2006,

•	drill 40 infill wells in the Talco/ Trix Liz Field by the end of 2006, and

•	maintain and attempt to improve production in existing wells and shut-in wells brought back into production.

Due to its size, the primary focus will be on the Talco/ Trix Liz Field. In planning and implementing its development program, Source Energy will evaluate a number of factors, such as production estimates, costs of restoring or establishing production, and availability of service equipment. Source Energy will endeavor to allocate its capital and managerial resources in the manner it believes will increase the volume of production at the fastest rate over the shortest period of time.

With respect to the Big Horn Field thermal recovery project, Source Energy intends to conduct its thermal recovery operations on the first two wells drilled in the pilot phase of the project. Thereafter, Source Energy may drill a third well to aid in the evaluation of the project. The goal is to establish proof of concept with respect to thermal recovery of the oil reserves in the field, and then seek a strategic partner to roll out development of the field.

It is likely development expenditures will approximate $7.5 to $10 million in 2005. Under the asset purchase agreement Source Energy will receive from Energytec all cash in excess of $3 million at the time of closing. At November 30, 2004, Energytec had $7.34 million of cash and cash equivalents. Out of the $4.34 million that exceed $3 million, Source Energy should receive at least $3 million for 2005 expenditures. This $3 million is not included in the $21,844,351 of Energytec assets at September 30, 2004 because Energytec acquired this cash from operations and private sales of its common stock in October and early November of 2004. Funding of the remaining expenditures will come from internally generated oil and gas revenues and from external sources yet to be identified, such as sale of working interests in specific projects or joint venture arrangements.

Critical Accounting Policies and Estimates

Following the asset acquisition Source Energy will continue to prepare its financial statements in accordance with accounting principles generally accepted in the United States of America, or GAAP. The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. In response to SEC Release No. 33-8040, “Cautionary Advice Regarding Disclosure About Critical Accounting Policies,” described below are certain of these policies that are likely to be of particular importance to the portrayal of Source Energy’s financial position and results of operations and require the application of significant judgment by management. Source Energy will analyze estimates, including those related to oil and gas revenues, reserves and properties, as well as goodwill and contingencies, and base its estimates on historical experience and various other assumptions that management believes to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. You should expect the following critical accounting policies will affect management’s more significant judgments and estimates used in the preparation of Source Energy’s financial statements.

Revenue Recognition

Source Energy will recognize revenue associated with the sales of crude oil and natural gas when title passes to the customer. Revenues from the production of properties in which the company has an interest with other producers are recognized on the basis of the Company’s net working interest.

Oil and Gas Properties

Source Energy will use the successful efforts method of accounting for oil and gas producing activities. Costs to acquire mineral interests in oil and gas properties, to drill and equip exploratory wells that find proved reserves, and costs to drill and equip development wells are capitalized. Costs to drill exploratory wells that do not find proved reserves, geological and geophysical costs, and costs of carrying and retaining unproved properties are expensed.

Unproved oil and gas properties that are individually significant are periodically assessed for impairment of value and a loss is recognized at the time of impairment by providing an impairment allowance. Other unproved properties are amortized based on the Company’s experience of successful drilling and average holding period. Capitalized costs of producing oil and gas properties, after considering estimated residual salvage values, are depreciated and depleted by the unit of production method. Support equipment and other property and equipment are depreciated over their estimated useful lives.

On the sale or retirement of a complete unit of a proved property, the cost and related accumulated depreciation, depletion, and amortization are eliminated from the property accounts, and the resultant gain or loss is recognized. On the retirement or sale of a partial unit of proved property, the cost is charged to accumulated depreciation, depletion, and amortization with a resulting gain or loss recognized in income.

On the sale of an entire interest in an unproved property for cash or cash equivalent, gain or loss on the sale is recognized, taking into consideration the amount of any recorded impairment if the property had been assessed individually. If a partial interest in an unproved property is sold, the amount received is treated as a reduction of the cost of the interest retained.

Oil and Gas Reserves

The process of estimating quantities of oil and gas reserves is complex, requiring significant decisions in the evaluation of all available geological, geophysical, engineering and economic data. The data for a given field may also change substantially over time as a result of numerous factors including, but not limited to, additional development activity, evolving production history and continual reassessment of the viability of production under varying economic conditions. As a result, material revisions to existing reserve estimates may occur from time to time. Although every reasonable effort is made to ensure that reserve estimates reported represent the most accurate assessments possible, the subjective decisions and variances in available data for various fields make these estimates generally less precise than other estimates included in the financial statement disclosures.

Source Energy will use the unit-of-production method to amortize our oil and gas properties. Changes in reserve quantities will cause corresponding changes in depletion expense in periods subsequent to the quantity revision.

Impairment of Long-Lived Assets

Source Energy will account for its long-lived assets, excluding oil and gas properties, under the provisions of SFAS No. 121, which requires the Company to review its long-lived assets to determine if the carrying amounts of its long-lived assets are recoverable. If the carrying amount is not recoverable, an impairment loss is recognized.

Accounting for Asset Retirement Obligations

Source Energy will account for the asset retirement obligations under the provisions of FASB No. 143, which requires the fair value of the liability for an asset retirement obligation be recognized in the period in which it is incurred. When the liability is initially recorded, the offset is capitalized by increasing the carrying amount of the long-lived asset. Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset. To settle the liability, the obligation is paid, and to the extent there is a difference between the liability and the amount of cash paid, a gain or loss upon settlement is recognized.

Federal Income Taxes

Source Energy will account for federal income taxes under the provisions of SFAS No. 109 which requires the recognition of deferred tax assets and liabilities for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax basis. In addition, the recognition of future tax benefits, such as net operating loss carry forwards, are required to the extent that realization of such benefits are more likely than not.

Accounting for Stock-Based Compensation

While Source Energy does not currently have any stock-based compensation plans, the Company will adopt the disclosure provisions of FASB No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure. No. 148 amends the disclosure requirements of FASB No. 123 “Accounting for Stock-Based Compensation” and provides alternative methods for stock-based compensation. The Company will account for stock-based compensation in accordance with No. 123.

Goodwill

Source Energy will account for any goodwill it may recognize in the future in accordance with Statement of Financial Accounting Standard (SFAS) No. 142, Goodwill and Other Intangible Assets. SFAS No. 142 requires an annual impairment assessment. A more frequent assessment is required if certain events occur that reasonably indicate an impairment may have occurred. The volatility of oil and gas prices may cause more frequent assessments. The impairment assessment requires Source Energy to make estimates regarding the fair value of the reporting unit. The estimated fair value is based on numerous factors, including future net cash flows of Source Energy’s estimates of proved reserves as well as the success of future exploration for and development of unproved reserves. These factors are each individually weighted to estimate the total fair value of the reporting unit. If the estimated fair value of the reporting unit exceeds its carrying amount, goodwill of the unit is considered not impaired. If the carrying amount exceeds the estimated fair value, then a measurement of the loss must be performed, with any deficiency recorded as an impairment.

Contingencies

A provision for contingencies is charged to expense when the loss is probable and the cost can be reasonably estimated. Determining when expenses should be recorded for these contingencies and the appropriate amounts for accrual is a complex estimation process that includes subjective judgment. In many cases, this judgment is based on interpretation of laws and regulations, which can be interpreted differently by regulators and/or courts of law. Source Energy will closely monitor known and potential legal, environmental and other contingencies and periodically determine when it should record losses for these items based on information available to it.

Recent Accounting Developments

The FASB is currently engaged in discussions regarding the application of certain provisions of SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets, to companies in the extractive industries, including oil and gas companies. The FASB is considering whether the provisions of SFAS No. 141 and SFAS No. 142 require registrants to classify costs associated with mineral rights, including both proved and unproved lease acquisition costs, as intangible assets in the balance sheet, apart from other capitalized oil and gas property costs, and provide specific footnote disclosures.

Source Energy will include oil and gas lease acquisition costs as a component of oil and gas properties. In the event the FASB determines that costs associated with mineral rights are required to be classified as intangible assets, then in future periods the amount of proved oil and gas property costs, less accumulated depreciation, depletion and amortization, would be separately classified as intangible assets. In addition, unproved properties would be classified as intangible assets. Income and other results of operations would not be affected since such intangible assets would continue to be depleted and assessed for impairment in accordance with successful efforts accounting rules.

INFORMATION ABOUT SOURCE ENERGY

Source Energy currently files periodic reports pursuant to the Securities Exchange Act of 1934. All of its reports, such as annual and quarterly reports, and other information are filed electronically with the Securities and Exchange Commission (SEC). Copies of the reports and other information may be read and copied at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of such documents by writing to the SEC and paying a fee for the copying cost. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site at (http://www.sec.gov) that contains reports and other information regarding registrants that file electronically with the SEC.

This joint proxy statement and prospectus is part of a Registration Statement on Form S-4 filed with the SEC. Certain information in the Registration Statement has been omitted from this joint proxy statement and prospectus in accordance with the rules and regulations of the SEC. Source Energy has also filed exhibits and schedules with the Registration Statement that are excluded from this joint proxy statement and prospectus. For further information you may:

•	Read a copy of the Registration Statement, including the exhibits and schedules, without charge at the SEC’s Public Reference Room; or

•	Obtain a copy from the SEC upon payment of the fees prescribed by the SEC

Source Energy provides upon written request and free of charge copies of its Annual Report on Form 10-KSB, Quarterly Reports on Form 10-QSB, and Current Reports on Form 8-K, and amendments to these reports filed or furnished pursuant to Section 13(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically submit such material to the SEC.

INCORPORATION BY REFERENCE

The Securities and Exchange Commission allows Source Energy to incorporate by reference certain of its publicly filed documents into this joint proxy statement and prospectus, which means that information included in those documents is considered part of this prospectus. Source Energy incorporates by reference into this joint proxy statement and prospectus its:

•	annual report on Form 10-KSB for the fiscal year ended December 31, 2003 filed with the SEC on March 19, 2004, a copy of which is attached under Appendix IV;

•	quarterly report on Form 10-QSB for the interim period ended March 31, 2004 filed with the SEC on April 27, 2004, a copy of which is attached under Appendix V;

•	quarterly report on Form 10-QSB for the interim period ended June 30, 2004 filed with the SEC on August 4, 2004, a copy of which is attached under Appendix VI;

•	quarterly report on Form 10-QSB for the interim period ended September 30, 2004 filed with the SEC on November 5, 2004, a copy of which is attached under Appendix VII; and

•	current report on Form 8-K reporting the asset purchase agreement and related transactions filed with the SEC on November 18, 2004, a copy of which is attached under Appendix VIII.

Upon a written or oral request, we will provide to you free of charge additional copies of any or all of such documents incorporated by reference, other than exhibits to such documents unless the exhibits are specifically incorporated by reference in those documents. You should direct any requests for documents to:

Craig Carpenter, President

Source Energy Corporation

3040 Granite Meadow Lane, Sandy, Utah 84092

(801) 943-5490

INFORMATION ABOUT ENERGYTEC ASSETS BEING ACQUIRED

General

Energytec, Inc. was formed under the laws of the state of Nevada in July 1999, for the purpose of acquiring oil and gas properties that management believed then, and continues to believe now, may have potential for improving oil production rates and resulting income by utilizing both conventional and non-conventional improvement and enhancement techniques.

Since inception in 1999, Energytec acquired interests in a number of oil and gas properties. A substantial portion of these properties, which are being sold to Source Energy, consist of approximately 55,335 acres of oil an gas leases in Texas and Wyoming that now include 42 gross producing wells and 148 gross non-producing wells and a gas pipeline of approximately 63 miles in Texas. Energytec is pursuing an ongoing reworking and drilling program to increase production from its properties. In 1999, Energytec also acquired its well service business operated through its subsidiary, Comanche Well Service Corporation.

Under the asset purchase agreement Energytec is selling to Source Energy approximately 55,335 acres of its oil and gas leases, including all interests Energytec holds in the wells on those leases, and the gas pipeline. The unaudited net tangible book value of these assets at September 30, 2004 is $19,003,049.

The Oil and Gas Properties

The following is a more detailed description of the properties being sold to Source Energy.

Talco/ Trix-Liz Field. The Talco and Trix-Liz fields are located in Titus County, Texas, near the town of Talco, about 135 miles northeast of Dallas. The wells in this field produce from the Woodbine Sands at depths ranging from 3,200 to 3,900 feet and from the Paluxy Sands at a depth of about 4,300 feet. Both the Woodbine Sands and Paluxy Sands are characterized by active water drives and reservoirs. The wells in this field are older wells that were shut down and most of the well equipment removed when the price of oil declined to less than $8.00 per barrel in the mid 1990s. At present 25 of the wells in this field are back in production, six are injection wells, and 10 are plugged. Energytec believes approximately 65 of the remaining wells can be reworked successfully. A listing of the Talco/ Trix-Liz interests being acquired by Source Energy is attached under Appendix XII.

Sulphur Bluff Field. The Sulphur Bluff Field is located in Hopkins County, Texas, three miles south of the town of Sulphur Bluff and approximately half way between Dallas and Texarkana. Energytec owns the majority (80 percent) of this Field, which was discovered in 1925. The 34 wells in this field produce from the Paluxy formation which is an active water driven reservoir. Through September 2004, Energytec had spent approximately $700,000 on the leases to re-build infrastructure, replace production equipment, and begin a major reservoir analysis and engineering evaluation. Six wells are on production, five are injection wells, eight wells are plugged, and the remaining 15 wells are under evaluation for production capability in 2005. A listing of the Sulphur Bluff interests being acquired by Source Energy is attached under Appendix XIII.

Redwater Properties. The Redwater properties consist of mineral leases covering 3,778 acres in Bowie, Cass, and Rains counties in northeast Texas approximately 20 miles from Texarkana and 140 miles northeast of Dallas. There are a total of 13 wells with nine currently in production and four being evaluated for production.

Most of the production is gas production with a high sulfur content from the Smackover formation, although there are also four oil wells, primarily, with some associated gas production. A listing of the Redwater interests being acquired by Source Energy is attached under Appendix XIV.

Big Horn Field. Source Energy will acquire a 44 percent working interest in approximately 48,427 acres of oil leases in Big Horn County, Wyoming. A portion of these are U.S. Bureau of Land Management 10-year leases originated in July 1998 and acquired by Energytec in July 1999. The remainder are U.S. Bureau of Land Management and private leases acquired in 2004. The Big Horn Field is a large and well-defined oil accumulation with 37 drilled wells. The oil is too viscous to commercially produce without heat. Engineering studies have indicated that a thermal recovery project with either steam injection or in-situ combustion may produce economic rates. At present two pilot program wells have been drilled and oil produced without steam injection. Steam injection is expected to begin in early 2005. A listing of the Big Horn interests being acquired by Source Energy is attached under Appendix XV.

Other Properties

Redwater Gas Pipeline. The Redwater pipeline is approximately 63 miles of transmission gas lines with associated compressors, treatment facilities, and isolation stations. Fifty miles of the line is six-inch and the balance is four-inch. The terminus of the line is into a processing plant owned by Enbridge Pipelines Texas. There is also a nine acre tract used by the Company for its field operations as well as storage, warehousing, and repair facilities. A listing of the Redwater pipeline interests being acquired by Source Energy is attached under Appendix XIV.

Oil and Gas Ownership and Net Interest Amounts

The following table sets forth the oil and gas produced from the net interest in producing properties being acquired by Source Energy for the 12-month period ended December 31, 2003 and the nine-month period ended September 30, 2004.

	Twelve Months Ended December 31, 2003	Nine Months Ended September 30, 2004

Oil Sales, Barrels	23,129	15,685
Gas Sales, MCF	94,397	56,457
Average Sales Price ($/Bbl)	$21.61	$39.14
Producing Costs ($/Bbl)	$7.53	$7.88

Three customers accounted for all of oil and gas sales from the properties for the 12-month period ended December 31, 2003, and the same customers accounted for all of the sales for the nine-month period ended September 30, 2004.

The following table shows Energytec’s ownership in producing and non-producing wells at September 30, 2004, all of which are located in Texas.

	Producing		Non-Producing
Location	Gross (1)	Net (2)	Gross (1)	Net (2)
Talco/ Trix-Liz	25	7.75	129	116.10
Sulphur Bluff	6	5.4	15	13.35
Redwater	9	1.71	4	3.6
Wyoming	2	0.88	-0-	-0-

Total	42	15.74	148	133.05

(1)	Gross wells are the total number of wells in which Energytec owns a working interest.
(2)	Net wells are computed by multiplying the number of gross wells by Energytec’s working interest in the gross wells.

The following table shows the gross and net developed and undeveloped acreage attributable to the assets being acquired at September 30, 2004. Net acres are gross acres adjusted by the percentage of working interest in the property.

	Developed Acres		Undeveloped Acres
Location	Gross	Net	Gross	Net
Talco/ Trix-Liz	2,252	698.12	-0-	-0-
Sulphur Bluff	878	790.20	-0-	-0-
Redwater	3,778	717.82	-0-	-0-
Wyoming	1,280	563.20	47,147	20,744.68

Total	8,188	2,769.34	47,147	20,744.68

Oil and Gas Estimates and Producing Activity

The following table sets forth information as to the net proved and proved developed reserves as of December 31, 2003 for the assets to be acquired by Source Energy. “Proved reserves” are estimated quantities of crude oil, natural gas, and natural gas liquids that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. “Proved developed reserves” are those reserves that are expected to be recovered through existing wells with existing equipment and operating methods. “Proved undeveloped reserves” are those reserves that are expected to be recovered from new wells on un-drilled acreage or from existing wells where a relatively major expenditure is required for re-completion.

The following table also shows present value of the reserves as of December 31, 2003 (based on an annual discount rate of 10 percent) of the estimated future net revenues from the production and sales of the reserves. The future prices received on sales of production from the properties may be higher or lower than the prices used in calculating the estimates of future net revenues, and the operating costs and other costs relating to such production may also increase or decrease from existing levels.

December 31, 2003
Total Proved Reserves:
Oil, condensate and natural gas liquids (Bbls)	3,433,610
Natural gas (Mcf)	10,895,679

Total Proved Developed Reserves:
Oil, condensate and natural gas liquids (Bbls)	1,054,753
Natural gas (Mcf)	1,829,397

December 31, 2003
Future cash flows	$123,380,576

Future production costs	(24,676,758)
Future development costs	(11,631,168)
Future asset retirement costs	(562,500)
Future income tax expense	(30,278,553)

Future net cash flows	56,231,597
10% annual discount	(13,461,397)

Standardized measure of discounted future net cash flows related to proved oil and gas reserves	$42,770,200

Future net cash flows were computed using year-end prices and year-end quantities of proved reserves. Future price changes were not considered. Estimated future development and production costs are determined by estimating the expenditures to be incurred in developing and producing the proved oil and gas reserves at the end of the year, based on year-end costs and assuming continuation of existing economic conditions. Estimated future income tax expense is calculated by applying year-end statutory tax rates (adjusted for permanent differences and tax credits) to estimated future pretax net cash flows related to proved oil and gas reserves, less the tax basis of the properties involved.

These estimates are furnished and calculated in accordance with requirements of the Financial Accounting Standards Board and the Securities and Exchange Commission. Actual results may vary substantially as a result of a number of factors, such as price changes, higher than expected production costs, or other variables.

Title to Properties

As is customary in the oil and gas industry, Energytec makes only a cursory review of titles to undeveloped oil and gas leases at the time they are acquired. These cursory title reviews, while consistent with industry practices, are necessarily incomplete. Energytec believes it is not economically feasible to review in depth every individual property acquired. In the case of producing property acquisitions, inspections may not always be performed on every well, and environmental problems such as ground water contamination are not necessarily observable even when an inspection is undertaken. Energytec believes it has good title to its oil and gas properties, some of which may be burdened by immaterial encumbrances, easements and restrictions. The oil and gas properties are also typically subject to royalty and similar non-cost bearing interests customary to the industry. These encumbrances or burdens are not believed to materially affect ownership or the use of the properties.

Nevertheless, there is always a risk that title to the properties may be defective and, as a result, we could loose our right to explore on them. As is customary in the oil and gas industry, we will continue to rely on preliminary title investigation done at that time we acquire an interest in a property. If the title to the prospects should prove to be defective, we could lose the costs of acquisition, or incur substantial costs for curative title work.

Geological and Geophysical Techniques

Geological interpretation is based upon data recovered from existing oil and gas wells in an area and other sources. Such information is either purchased from the entity that drilled the wells or that becomes public knowledge information though filings required by state agencies. Analysis of rock types and the electrical and chemical characteristics of rocks from existing wells are used to construct a picture of rock layers in the area and predict possible sites of hydrocarbon accumulation. Well logs available on the properties facilitate the calculation of an estimate of initial oil or gas volume in place, while decline curves from recorded production history facilitate the calculation of remaining proved producing reserves.

Market for Oil and Gas Production

The market for oil and gas production is regulated by both the state and federal governments. The overall market is mature and, with the exception of gas, all producers in a producing region will receive the same price. Purchasers or gatherers will typically purchase all crude oil offered for sale at posted field prices which are adjusted for quality difference from the “Benchmark”. Benchmark is the price of Saudi Arabian light crude oil employed as the standard on which OPEC price changes have been based. The purchaser normally picks up the oil at the well site, but in some instances there may be deductions for transportation from the well head to the sales point. For the properties being acquired by Source Energy, either the purchaser or Comanche Well Service handles payment disbursements to both the working interest owners and the royalty interest owners. Source Energy is acquiring a working interest in the oil and gas properties and is, therefore, responsible with other working interest owners, if any, for the payment of its proportionate share of the operating expenses of the wells. Working interest owners are typically responsible for all lease operating and production expenses. Royalty owners and over-riding royalty owners receive a percentage of gross oil and gas production revenue for a particular lease and are not responsible for the costs of operating the lease.

Gas sales are by contract. Gas purchasers pay well operators 100 percent of the sale proceeds of gaseous hydrocarbons on or about the 25th of each month for the previous month’s sales. The operator is responsible for all distributions to the working interest and royalty owners. There is no standard price for gas and prices will fluctuate with the seasons and the general market conditions.

Competition

The oil and gas industry is highly competitive. Our competitors and potential competitors include major oil companies and independent producers of varying sizes, all of which are engaged in the acquisition of producing properties and the exploration and development of prospects. Most of our competitors have greater financial, personnel and other resources than we will. Consequently, they have greater leverage to use in acquiring prospects, hiring personnel and marketing oil and gas. Accordingly, a high degree of competition in these areas is expected to continue.

Governmental Regulation

The production and sale of oil and gas is subject to regulation by state, federal, and local authorities. In most areas there are statutory provisions regulating the production of oil and natural gas under which administrative agencies may set allowable rates of production and promulgate rules in connection with the operation and production of such wells, ascertain and determine the reasonable market demand of oil and gas, and adjust allowable rates with respect thereto.

The sale of liquid hydrocarbons was subject to federal regulation under the Energy Policy and Conservation Act of 1975 which amended various acts, including the Emergency Petroleum Allocation Act of 1973. These regulations and controls included mandatory restrictions upon the prices at which most domestic crude oil and various petroleum products could be sold. All price controls and restrictions on the sale of crude oil at the wellhead have been withdrawn. It is possible, however, that such controls may be reimposed in the future but when, if ever, such re-imposition might occur and the effect thereof on us cannot be predicted.

The sale of certain categories of natural gas in interstate commerce is subject to regulation under the Natural Gas Act and the Natural Gas Policy Act of 1978 (“NGPA”). Under the NGPA, a comprehensive set of statutory ceiling prices applies to all first sales of natural gas unless the gas is specifically exempt from regulation (i.e., unless the gas is “deregulated”). Administration and enforcement of the NGPA ceiling prices are delegated to the Federal Energy Regulatory Commission (“FERC”). In June 1986, FERC issued Order No. 451, which, in general, is designed to provide a higher NGPA ceiling price for certain vintages of old gas. It is possible that we may in the future acquire significant amounts of natural gas subject to NGPA price regulations and/or FERC Order No. 451.

Our operations are subject to extensive and continually changing regulation because legislation affecting the oil and natural gas industry is under constant review for amendment and expansion. Many departments and agencies, both federal and state, are authorized by statute to issue and have issued rules and regulations binding on the oil and natural gas industry and its individual participants. The failure to comply with such rules and regulations can result in large penalties. The regulatory burden on this industry increases our cost of doing business and, therefore, affects our profitability. However, we do not believe that we are affected in a significantly different way by these regulations than our competitors are affected.

Transportation and Production

Transportation

We can make sales of oil, natural gas and condensate at market prices which are not subject to price controls at this time. Condensates are liquid hydrocarbons recovered at the surface that result from condensation due to reduced pressure or temperature of petroleum hydrocarbons existing initially in a gaseous phase in the reservoir. The price that we receive from the sale of these products is affected by our ability to transport and the cost of transporting these products to market. Under applicable laws, FERC regulates the construction of natural gas pipeline facilities, and the rates for transportation of these products in interstate commerce.

Effective as of January 1, 1995, FERC implemented regulations establishing an indexing system for transportation rates for oil. These regulations could increase the cost of transporting oil to the purchaser. We do not believe that these regulations will affect us any differently than other oil producers and marketers with which we compete.

Regulation of Drilling and Production

Our proposed drilling and production operations are subject to regulation under a wide range of state and federal statutes, rules, orders and regulations. Among other matters, these statutes and regulations govern:

•	the amounts and types of substances and materials that may be released into the environment,

•	the discharge and disposition of waste materials,

•	the reclamation and abandonment of wells and facility sites, and

•	the remediation of contaminated sites,

In order to comply with these statutes and regulations, we will be required to obtain permits for drilling operations, drilling bonds, and reports concerning operations. Texas and Wyoming laws contain provisions for the unitization or pooling of oil and natural gas properties, the establishment of maximum rates of production from oil and natural gas wells, and the regulation of the spacing, plugging, and abandonment of wells.

Environmental Regulations

Our operations are affected by the various state, local and federal environmental laws and regulations, including the Oil Pollution Act of 1990, Federal Water Pollution Control Act, and Toxic Substances Control Act.

These laws and regulations govern the discharge of materials into the environment or the disposal of waste materials, or otherwise relate to the protection of the environment. In particular, the following activities are subject to stringent environmental regulations:

•	drilling,

•	development and production operations,

•	activities in connection with storage and transportation of oil and other liquid hydrocarbons, and

•	use of facilities for treating, processing or otherwise handling hydrocarbons and wastes.

Violations are subject to reporting requirements, civil penalties and criminal sanctions. As with the industry generally, compliance with existing regulations increases our overall cost of business. The increased costs cannot be easily determined. Such areas affected include:

•	unit production expenses primarily related to the control and limitation of air emissions and the disposal of produced water,

•	capital costs to drill exploration and development wells resulting from expenses primarily related to the management and disposal of drilling fluids and other oil and natural gas exploration wastes, and

•	capital costs to construct, maintain and upgrade equipment and facilities and remediate, plug, and abandon inactive well sites and pits.

Environmental regulations historically have been subject to frequent change by regulatory authorities. Therefore, we are unable to predict the ongoing cost of compliance with these laws and regulations or the future impact of such regulations on operations. However, we do not believe that changes to these regulations will have a significant negative affect on operations with the acquired assets.

A discharge of hydrocarbons or hazardous substances into the environment could subject us to substantial expense, including both the cost to comply with applicable regulations pertaining to the clean up of releases of hazardous substances into the environment and claims by neighboring landowners and other third parties for personal injury and property damage. We do not maintain insurance for protection against certain types of environmental liabilities.

Offices

Energytec leases office space from an executive office lessor at 14785 Preston Road, Suite 550, Dallas, Texas 75254. This executive office arrangement includes nine executive offices, the use of two conference rooms, telephone answering and reception services, photo copy services, word processing and secretarial services, and mail and delivery services, all at fixed fees in place until August 2005. Energytec pays approximately $10,000 per month for the bundled office space and services. Source Energy will relocate to this office following the asset purchase.

Following the asset purchase it is expected Energytec will enter into a lease with the same executive office lessor for at least three offices in the same building and with the same bundled services described above. Because Energytec is taking smaller space, it is expected the monthly cost will be approximately $4,000 per month. The new space occupied by Energytec will be separate from the Source Energy space, and Energytec and Source Energy will not share telephone numbers, internet services, files, storage space, or other facilities.

MANAGEMENT OF SOURCE ENERGY FOLLOWING THE TRANSACTIONS

Management

At the closing of the asset purchase each of the current directors of Source Energy will resign in favor of the appointment by board resolution of the nominees of Energytec to the board of directors. Each of these persons will simultaneously resign from their positions as executive officers and directors of Energytec in favor of the appointment of new directors. As a result, the executive officers and directors of Source Energy will be the following persons.

Name	Age	Position
Frank W Cole	79	Chairman of the Board, Chief Executive Officer, and President
Ben T. Benedum	68	Director
Raymond Bradley	81	Director
B. Charles Spradlin	71	Director
Massoud Metghalchi	55	Director
Edward W. Austin	69	Vice President of Finance and Chief Financial Officer
Robert W. McCleskey	69	Vice President and Chief Engineer
Josephine (Jo) Jackson	66	Vice President and Secretary

Frank W Cole. Mr. Cole has served as Chief Executive Officer, President, and a Director since July 1999. Mr. Cole is, and has been for more than five years, the owner of a sole proprietorship, Frank W Cole Engineering, which is engaged in the business of providing oil and gas consulting, development, and operating services. Mr. Cole is the author of three textbooks in the petroleum engineering field and the co-author of two textbooks on drilling practices and techniques. Mr. Cole has a BS in Petroleum Engineering (1948) and a Master’s Degree in Petroleum Engineering (1949) from the University of Oklahoma.

Ben T. Benedum. Mr. Benedum has been a practicing lawyer in Oklahoma since 1965 with the firm of Benedum, Benedum and Walkley. He received a BBA degree from the University of Oklahoma (1959) and a MBA from Indiana University (1961). He received his law degree (Juris Doctorate) in 1965 from the University of Oklahoma.

Raymond L. Bradley, M.D. Dr. Bradley practiced medicine in Houston, Texas for over 40 years. He graduated from Baylor Medical College in 1946 and commenced a practice in obstetrics and gynecology until 1992, when he retired.

B. Charles Spradlin. For the past five years Mr. Spradlin has served as Senior Vice President, Oil and Gas Loan Department, Citizens Bank in Kilgore, Texas. A graduate of Oklahoma University and the University of Southern California, Mr. Spradlin holds BS and MS degrees in Petroleum Engineering. He also attended the University of California at Santa Barbara and Pepperdine University where he pursued advanced business studies. He is a registered professional engineer and a member of the Society of Petroleum Engineers.

Massoud Metghalchi, Ph.D. Dr. Metghalchi joined the Board of Directors of Energytec, Inc. on November 19, 2004. Since 2002, he has been the Chairman of the Accounting, Economics, Finance, and QMS departments at the University of Houston-Victoria. He has also been the Professor of Finance at that university since 2000. He holds a PhD in Economics (1981) from Oklahoma State University. He received his MBA in 1976 from Oklahoma City University and his BS in 1971 from the Institut National Des Sciences Appliquees in Rennes, France.

Edward W. Austin. Mr. Austin was engaged as a consultant to Energytec in March 2004 to take primary responsibility for implementing Energytec’s new accounting system and information technology system. Effective December 1, 2004, he became a Vice President and Chief Financial Officer of Energytec. Since 1964, Mr. Austin has been self-employed through E. W. Austin & Co. an independent accounting and financial advisory firm specializing in tax consulting and consulting on oil and gas financial and accounting matters. Mr. Austin holds a BS degree in Accounting from UCLA (1960) and attained his certified public accountant status in 1962 in California and thereafter in 1969 in Texas.

Robert W. McCleskey. Mr. McCleskey was engaged as a consultant to Energytec on petroleum engineering and related matters in October 2004. Effective December 1, 2004, he became a Vice President and Chief Engineer for Energytec. For over five years prior to October 2004 Mr. McCleskey was self-employed through McCleskey Oil and Gas LLC in Houston, Texas, an independent oil and gas consulting firm. He holds an MS in Petroleum Engineering from Stanford University (1961), and two BS degrees, one in Petroleum Engineering from Texas A&M University (1958) and the other in Geological Engineering from Texas A&M University (1958). He is a member of the Society of Petroleum Engineers and the Independent Petroleum Producers of America.

Josephine (Jo) Jackson. Ms. Jackson was employed as the Assistant Secretary and Business Manager for Energytec and its subsidiary from June 1999 to December 1, 2004, when she became Vice President of Administration for Energytec.

Board Committees

Following the asset purchase the Source Energy board will establish at least two committees of the board, an audit committee and a compensation committee. The proposed members of the audit committee are Charles Spradlin, Raymond Bradley, and Ben T. Benedum. The proposed members of the compensation committee are also Charles Spradlin, Raymond Bradley, and Ben T. Benedum. The form of the audit committee charter that will be adopted by the board of directors following the transactions is attached as Appendix XVII.

Executive Compensation

Annual Compensation

The following table sets forth certain information regarding the annual and long-term compensation for services in all capacities to Energytec for the 11-month period ended November 30, 2004, and prior fiscal years ended December 31, 2003, 2002, and 2001, of those persons who will become executive officers of Source Energy following the asset purchase and who, for the year ending December 31, 2004, are expected to receive annual salary and bonuses exceeding $100,000.

Name and Principal Position	Year	Annual Compensation	Long Term Compensation	All Other Compensation ($)
		Salary ($)	Restricted Stock Awards(#)
Frank W Cole (1) Chairman, President, and Chief Executive Officer	2004 2003 2002 2001	52,500 81,000 -0- -0-	200,000 -0- -0- -0-	6,215 7,332 7,884 7,884

(1)	The salary paid to Mr. Cole in 2003 represents consulting fees paid to him as an independent contractor. Pursuant to a plan adopted November 8, 2004, Energytec issued restricted stock awards denominated in its common stock. The number of shares issued to Mr. Cole represents 23.7 percent of the 843,000 total restricted stock awards issued during the 11-month period ended November 30, 2004. The restricted stock is entitled to participate in Energytec distributions to its stockholders, including the distribution of Source Energy common stock. The restricted stock vests in equal portions over a period of three years beginning in January of 2005. Vesting of each annual installment is conditioned on continued employment. As a result of the negotiation and execution of the asset purchase agreement with Source Energy later in November, the restrictive condition was modified to employment with Energytec or Source Energy. The restricted stock will also vest immediately upon death or disability of the holder, sale of Energytec or Source Energy or substantially all of their respective assets, or a change in a majority of the common stock ownership of either company. For the past four years Energytec has made available to Mr. Cole for his use a company car. The annual loan payments on the car represent other compensation.

Stock Options

No options to purchase Energytec common stock were issued to any person during the 11-month period ended November 30, 2004 or during the fiscal year ended Decmeber 31, 2003. Energytec does not intend to issue options to purchase Energytec common stock to any of the persons who will serve as directors and executive officers of Source Energy following the asset purchase.

Proposed Compensation Arrangements

There is no present intention to enter into written employment contracts with any of the persons who will serve as officers of Source Energy following the asset purchase. Source Energy will compensate the new officers on the same basis that they were being compensated by Energytec prior to the asset purchase.

Each of the executive officers serves at the discretion of the Board of Directors and may be terminated at any time for any reason. Upon the recommendation of the compensation committee, the Board of Directors sets annual base salary for each of the executive officers. The compensation committee also recommends to the Board what bonus, if any, will be paid for each year of service, subject to the policy limitation established by the Board that the amount of bonus awarded for any year can not exceed 50 percent of base salary for that year. Source Energy does not have any stock option, restricted stock, or other equity or deferred compensation plans. The Board of Directors may consider establishing these types of plans following the asset purchase, but no such plan is now being prepared or considered for adoption.

Frank W Cole, Chairman, President, and Chief Executive Officer, will receive a base salary of $144,000 per year. Edward W. Austin, Vice President and Chief Financial Officer, will receive a base salary of $120,000 per year. Robert W. McCleskey, Vice President and Chief Engineer, will receive a base salary of $120,000 per year. Jo Jackson, Vice President and Secretary will receive a base salary of $84,000 per year. Messrs. Cole, Austin, and McCleskey will also be entitled to the use of a company vehicle without charge.

Share Ownership of Directors, Executive Officers and Affiliates

The following table shows the beneficial ownership of Source Energy’s common stock by each of the persons who will be an executive officer or director of Source Energy following the asset purchase, and by all such persons as a group. To the knowledge of Source Energy and Energytec, no person will own beneficially five percent or more of Source’s outstanding common stock following the asset purchase. Except as noted, all shares of common stock listed below are held directly with sole voting and investment powers.

Name and Address of Beneficial Owner	Number of Common Shares	Percent of Class
Frank W Cole (1) 6130 Spring Valley Dallas, Texas 75254	620,171	2.0

Raymond L. Bradley (2) 3606 Belle Grove Lane Sugarland, Texas 77479	1,066,667	3.5

Ben T. Benedum First Fidelity Bank Building, Suite 200 131 East Main Street Norman, Oklahoma 73069	214,094	0.7

B. Charles Spradlin 301 E. Main Street Kilgore, Texas 75662	106,000	0.3

Massoud Metghalchi 22 Sugar Berry Circle Houston, Texas 77024	14,310	nil

Edward W. Austin (3) 14785 Preston Road, Suite 550 Dallas, Texas 75254	37,500	0.1

Robert W. McCleskey (4) 14785 Preston Road, Suite 550 Dallas, Texas 75254	12,000	nil

Josephine Jackson (5) 14785 Preston Road, Suite 550 Dallas, Texas 75254	240,323	0.8

All executive officers and directors as a group	2,314,065	7.6

(Notes to table on following page.)

(Notes to table on previous page.)

(1)	The number of shares includes 66,667 shares of Source Energy common stock that vest in equal portions in January 2006 and 2007 under a restricted stock plan.
(2)	The number of shares includes shares held in the name of The Delray Trust, of which Mr. Bradley is the Trustee.
(3)	The number of shares includes 25,000 shares of Source Energy common stock that vest in equal portions in January 2006 and 2007 under a restricted stock plan.
(4)	The number of shares includes 8,000 shares of Source Energy common stock that vest in equal portions in January 2006 and 2007 under a restricted stock plan.
(5)	The number of shares includes 33,333 shares of Source Energy common stock that vest in equal portions in January 2006 and 2007 under a restricted stock plan.

Certain Transactions

Martha Barton Cole, the spouse of Frank W Cole, owns various working interests in leases and wells that will be acquired by Source Energy. These interests were purchased on the same terms as similar interests were sold to unrelated third parties. The interests Mrs. Cole holds are as follows:

Lease	Percent of Working Interest
Belcher	12.00
Hoffman Bankhead	6.25
McElroy Lease	25.00
Redwater Unit	12.00

MANAGEMENT OF ENERGYTEC FOLLOWING THE TRANSACTIONS

Management

At the closing of the asset purchase each of the current directors of Energytec, except for Eric A. Brewster, will resign in favor of the appointment by board resolution of new directors. As a result, the executive officers and directors of Energytec will be the following persons.

Name	Age	Position
Eric A. Brewster	59	Director and Secretary
Brooks Freeman	60	Director
Wayne Hardin	65	Director
Don L. Lambert	58	President and Chief Executive Officer

Eric Brewster. Mr. Brewster has been employed as an administrator in the Waxahachie, Texas Independent School District for the past five years.

Brooks Freeman. Mr. Freeman is a private investor who, for the last five years, has focused primarily on investing in oil and gas production and operations and telecommunications companies. Since 2000, he has been the chief financial officer for Energy Partnership Management Corporation, which operates oil and gas properties and manages over 30 oil and gas investment partnerships. He holds a BS degree from Butler University (1966) and has done graduate work at both Michigan State University and the Wharton School of Business at the University of Pennsylvania.

Wayne Hardin. Mr. Hardin is an attorney and petroleum engineer. Since 1981, he has been self-employed in a consulting practice and legal practice, based in Houston, Texas, specializing in oil and gas and related financial matters. He has a B.S. degree in Petroleum Engineering from Louisiana State University and a J.D. degree from South Texas College of law.

Don L. Lambert. Mr. Lambert has served as the assistant operating officer of Energytec since September 2002. For over five years prior thereto he was self-employed through American Energy Development Associates, an oil and gas consulting and financial advisory firm in Dallas, Texas. Mr. Lambert earned a BBA degree from the University of Houston (1968) and a JD from the University of Houston Law Center (1973).

Board Committees

Energytec has previously established audit and compensation committees of the Board. Following the asset purchase the Energytec Board will appoint Brooks Freeman and Wayne Hardin to serve on its audit and compensation committees.

Executive Compensation

The following table sets forth certain information regarding the annual and long-term compensation for services in all capacities to Energytec for the 11-month period ended November 30, 2004, and prior fiscal years ended December 31, 2003, 2002, and 2001, of those persons who will become executive officers of Source Energy following the asset purchase and who, for the year ending December 31, 2004, are expected to receive annual salary and bonuses exceeding $100,000.

Name and Principal Position	Year	Annual Compensation	Long Term Compensation	All Other Compensation ($)
		Salary ($)	Restricted Stock Awards(#)
Don L. Lambert (1) Executive Vice President and Chief Operating Officer	2004 2003 2002 2001	75,000 69,000 18,000 -0-	200,000 -0- -0- -0-	6,000 3,000 -0- -0-

(1)	The salary paid to Mr. Lambert in 2002 represents consulting fees paid to him for three months of service at the end of that year. He was engaged as an assistant to the chief executive officer at the beginning of 2003. Effective November 8, 2004 he was appointed Executive Vice President and Chief Operating Officer of Energytec. Pursuant to a plan adopted November 8, 2004, Energytec issued restricted stock awards denominated in its common stock. The number of shares issued to Mr. Lambert represents 23.7 percent of the 843,000 total restricted stock awards issued during the 11-month period ended November 30, 2004. The restricted stock is entitled to participate in Energytec distributions to its stockholders, including the distribution of Source Energy common stock. The restricted stock awarded to Mr. Lambert vests in equal portions over a period of three years beginning in January of 2005. Vesting of each annual installment is conditioned on continued employment. As a result of the negotiation and execution of the asset purchase agreement with Source Energy later in November, the restrictive condition was modified to employment with Energytec or Source Energy. The restricted stock will also vest immediately upon death or disability of the holder, sale of Energytec or Source Energy or substantially all of their respective assets, or a change in a majority of the common stock ownership of either company. Since July 2003 Energytec has made available to Mr. Lambert for his use a company car. The annual loan payments on the car represent other compensation.

Stock Options

No options to purchase Energytec common stock were issued to any person during the 11-month period ended November 30, 2004 or during the fiscal year ended Decmeber 31, 2003. Energytec does not intend to issue options to any of the persons who will serve as directors and executive officers of Energytec following the asset purchase.

Proposed Compensation Arrangements

There is no present intention to enter into written employment contracts with any of the persons who will serve as officers of Energytec following the asset purchase. Energytec will compensate its officers on the same basis that they were being compensated by Energytec prior to the asset purchase.

Each of the executive officers serves at the discretion of the Board of Directors and may be terminated at any time for any reason. Upon the recommendation of the compensation committee, the Board of Directors sets annual base salary for each of the executive officers. The compensation committee also recommends to the Board what bonus, if any, will be paid for each year of service, subject to the policy limitation established by the Board that the amount of bonus awarded for any year can not exceed 50 percent of base salary for that year. Energytec does not have any stock option, restricted stock, or other equity or deferred compensation plans. The Board of Directors may consider establishing these types of plans following the asset purchase, but no such plan is now being prepared or considered for adoption.

Don L. Lambert, President and Chief Executive officer, will receive a base salary of $120,000 per year and will be entitled to the use of a company vehicle without charge.

Share Ownership of Directors, Executive Officers and Affiliates

The following table shows the beneficial ownership of Energytec’s common stock by each of the persons who will be an executive officer or director of Energytec following the asset purchase, and by all such persons as a group. To the knowledge of Energytec, no person will own beneficially five percent or more of Energytec’s outstanding common stock following the asset purchase. Except as noted, all shares of common stock listed below are held directly with sole voting and investment powers.

Name and Address of Beneficial Owner	Number of Common Shares	Percent of Class
Eric A. Brewster (1) 217 Santa Fe Trail Waxahachie, Texas 7516	987,793	1.6

Brooks Freeman (2) 14785 Preston Road, Suite 550 Dallas, Texas 75254	174,900	0.3

Wayne Hardin (2) 14785 Preston Road, Suite 550 Dallas, Texas 75254	22,260	nil

Don L. Lambert (3) 14785 Preston Road, Suite 550 Dallas, Texas 75254	306,000	0.5

All executive officers and directors as a group	1,490,953	2.5

(1)	The number of shares includes shares subject to a power of attorney executed by Mr. Brewster’s parents that grants him voting and investment control over shares of Energytec common stock they own. The Energytec shares represent 493,897 Source Energy shares to be distributed after the asset purchase.
(2)	The Energytec shares held by Mr. Freeman represent 87,450 Source Energy shares to be distributed after the asset purchase, and the shares held by Mr. Hardin represent 11,130 Source Energy shares.
(3)	The number of shares includes 133,333 shares of Energytec common stock that vest in equal portions in January 2006 and 2007 under a restricted stock plan. The Energytec shares represent 153,000 Source Energy shares to be distributed after the asset purchase.

Certain Transactions

Brooks Freeman was part owner of the Hoffman Bankhead leases in the Trix-Liz Field, which were sold to Energytec in 2002. In the sale Mr. Freeman received a promissory note payable out of production from leases in the principal amount of $1,000,000. He received payments under the note of $4,705 in 2002, $2,749 in 2003 and $13,073 in 2004 (through July). Mr. Freeman also purchased an overriding royalty interest in the leases from an unrelated party in 2004, which generated payments to him of $3,869. In September 2004, Mr. Freeman cancelled his note and sold the purchased overriding royalty to Energytec for a single payment of $34,145 and 160,000 shares of Energytec restricted common stock. Mr. Freeman also owns a one percent overriding royalty interest in the Big Horn Field in Wyoming. At the time these transactions took place Mr. Freeman was not an officer, director, or principal stockholder of Energytec.

DESCRIPTION OF CAPITAL STOCK

Source Energy is authorized to issue up to 200,000,000 shares of common stock with a par value of $0.00025. As of the date of this joint proxy statement and prospectus there are 404,451 shares of common stock issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote per share on each matter submitted to a vote of stockholders. In the event of liquidation, holders of common stock are entitled to share ratably in the distribution of assets remaining after payment of liabilities, if any. Holders of common stock have no cumulative voting rights and, accordingly, the holders of a majority of the outstanding shares have the ability to elect all of the directors. Holders of common stock have no preemptive or other rights to subscribe for shares. Holders of common stock are entitled to such dividends as may be declared by the board of directors out of funds legally available there for. The outstanding common stock is validly issued, fully paid and non-assessable.

Transfer Agent

The transfer agent for the common stock of Source Energy is Standard Registrar & Transfer Co., Salt Lake City, Utah. The transfer agent for the common stock of Energytec is Atlas Stock Transfer Company, Salt Lake City, Utah. Following the asset purchase and related transactions the transfer agent of Source Energy will be Atlas Stock Transfer Company.

INDEMNIFICATION

Under the articles of incorporation and bylaws of both Source Energy and Energytec, the board of directors has the authority to indemnify officers and directors to the fullest extent permitted by applicable law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

LEGAL MATTERS

The legality of the issuance of the shares and certain other matters will be passed upon for Source Energy by Leonard Burningham, Esq., Salt Lake City, Utah.

EXPERTS

The financial statements of Source Energy as of December 31, 2003 and for the two years ended December 31, 2003 and 2002 incorporated by reference in this joint proxy statement and prospectus and related registration statement have been audited by Mantyla McReynolds, independent registered public accounting firm, as set forth in its report appearing elsewhere, and are included in reliance upon such report given upon the authority of Mantyla McReynolds as experts in accounting and auditing.

The statements of oil and gas revenues and direct operating expenses pertaining to assets of Energytec for the years ended December 31, 2003 and 2002 included in this joint proxy statement and prospectus and related registration statement have been audited by Hutton, Patterson & Company, independent public accounting firm, as set forth in its report appearing elsewhere, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

Information on oil and gas reserves and their value presented in the prospectus was provided by Daryl R. Gaumer, Petroleum Engineer, as set forth in his report letter dated December 10, 2004, and is included herein in reliance upon such report given upon his authority as an independent expert who is qualified and is in the business of rendering opinions regarding the value of oil and gas properties.

OTHER MATTERS

As of the date of this joint proxy statement and prospectus, the Source Energy board of directors knows of no matters that will be presented for consideration at the special meeting other than as described in this joint proxy statement and prospectus.

As of the date of this joint proxy statement and prospectus, the Energytec board of directors knows of no matters that will be presented for consideration at the special meeting other than as described in this joint proxy statement and prospectus.

FUTURE STOCKHOLDER PROPOSALS

Source Energy will postpone the 2005 annual meeting based on the expected date for completion of the asset purchase agreement, lease sale agreement and related transactions. In the event Source Energy establishes a new date for an annual meeting of stockholders, it will notify stockholders in a timely manner of such date, the record date of such meeting, and other related information by filing a Form 8-K with the Securities and Exchange Commission.

Stockholder proposals intended to be presented at Source Energy’s 2006 annual meeting submitted outside the processes of Rule 14a-8 must be received in writing by Source Energy no later than March 31, 2006.

WHERE YOU CAN FIND MORE INFORMATION

Source Energy files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that Source Energy files with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room located at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information about the public reference rooms. These Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the website maintained by the Securities and Exchange Commission at http://www.sec.gov.

On                     , 2004, Source Energy filed a registration statement on Form S-4 to register with the Securities and Exchange Commission Source Energy’s common stock to be distributed to Energytec Stockholders after the asset purchase. This joint proxy statement and prospectus is a part of that registration statement and constitutes Source Energy’s prospectus in addition to being Source Energy’s proxy statement. As allowed by Securities and Exchange Commission rules, this joint proxy statement and prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

You should rely only on the information contained or incorporated by reference in this joint proxy statement and prospectus. Source Energy and Energytec have not authorized anyone to provide you with information that is different from what is contained in this joint proxy statement and prospectus. This joint proxy statement and prospectus is dated                     , 2005. You should not assume that the information contained in this joint proxy statement and prospectus is accurate as of any date other than that date. Neither the mailing of this joint proxy statement and prospectus to stockholders nor the distribution of Source Energy common stock to Energytec stockholders following the asset purchase creates any implication to the contrary.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This joint proxy statement and prospectus contains forward-looking statements within the meaning of the federal securities laws that relate to future events or Source Energy’s future financial performance. All statements in this joint proxy statement and prospectus that are not historical facts, including, but not limited to, statements about oil and gas exploration and development activities, oil and gas reserves, oil and gas prices, competition with other oil and gas companies, government regulation of the oil and gas industry and related matters, and plans and objectives for future operations, are hereby identified as “forward-looking statements.” The words “may,” “should,” “will,” “expect,” “could,” “anticipate,” “believe,” “estimate,” “plan,” “intend” and similar expressions have been used to identify certain of the forward-looking statements. Forward-looking statements are based on current expectations, estimates, and projections, and they are subject to a number of risks, uncertainties, and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this joint proxy statement and prospectus.

Forward-looking statements are found at various places throughout this joint proxy statement and prospectus and the other documents incorporated by reference, including, but not limited to, Source Energy’s annual report on Form 10-KSB for the year ended December 31, 2003 and quarterly reports on Form 10-QSB for the periods ended March 31, June 30, and September 30, 2004. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this joint proxy statement and prospectus. Source Energy has no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this joint proxy statement and prospectus or to reflect the occurrence of unanticipated events.

APPENDIX I

ASSET PURCHASE AGREEMENT

ASSET PURCHASE AGREEMENT

ASSET PURCHASE AGREEMENT (the “Agreement”), made this 17th day of November, 2004, by and among Source Energy Corporation, a Utah corporation (“Buyer”) and Energytec, Inc., a Nevada corporation (“Seller”). Capitalized terms used in this Agreement that are not otherwise defined shall have the meaning ascribed to such terms under Section 7.12, below.

BACKGROUND

WHEREAS, Seller owns certain interests in oil and gas properties and owns and operates pipelines and other assets related to the production of oil and gas (the “Business”); and

WHEREAS, Seller desires to sell to Buyer, and Buyer desires to acquire from Seller, the assets related to the Business, all on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound, the parties hereto agree as follows:

ARTICLE I.

THE TRANSACTION

1.1 Sale and Purchase of Seller’s Assets. Subject to the terms and conditions of this Agreement, at the Closing referred to in Section 1.5 hereof, Seller shall cause to be sold, transferred and conveyed to Buyer, and Buyer shall purchase and accept from Seller, all of Seller’s right, title and interest in and to all the assets and properties of the Business (but only to the extent they are not Excluded Assets) including, without limitation, the following assets and properties owned by Seller and used in the Business (collectively, the “Purchased Assets”):

(a) except as set forth in Section 1.2(a), all cash and cash equivalents on hand related to the Business, wherever located, including without limitation, in accounts, lock boxes and other similar accounts (whether maintained at a bank, savings and loan or other similar financial institution);

(b) all pipe, transmission lines, equipment, machinery, furniture, and fixtures owned by Seller and used by Seller in the conduct of the Business;

(c) accounts receivable arising in respect of pipeline revenue and oil and gas produced from the Business (the “Accounts Receivable”);

(d) all working interests and overriding royalty interests in oil and gas properties set forth on Schedule 1.1(d) of the Disclosure Schedule (the “Production Interests”);

(e) all rights of way, easements, and leasehold and other ownership rights in oil and gas interests set forth on Schedule 1.1(e) of the Disclosure Schedule (the “Property Interests”);

(f) all contracts, agreements and undertakings (whether oral or written) which relate to the Business and to which Seller is a party which are assignable in accordance with their terms, and which are set forth on Schedule 1.1(f) of the Disclosure Schedule (the “Assignable Contracts”);

(g) all contracts, agreements and undertakings (whether oral or written) which relate to the Business and to which Seller is a party which are not assignable in accordance with their terms but for which Buyer receives the economic benefit of pursuant to Section 1.3(b) (the “Contracts”);

(h) to the extent legally transferable, all licenses, permits and other like authorizations possessed by Seller and necessary to the operation of the Business as currently conducted as set forth on Schedule 1.1(h) of the Disclosure Schedule (the “Permits”);

(i) all registered, licensed, used and/or owned intellectual property, including, without limitation, (i) all such trademarks, trade names (including the name “Energytec”), trade styles, logos, service marks, Internet domain names and websites and all applications and registrations therefor and licenses thereof; and (ii) all such technical, processing, or production information, including new developments, inventions, know-how, processes, ideas and trade secrets and documentation thereof (including related papers, logs, production data, diaries, notebooks, specifications, methods, and data processing software) and all claims and rights related thereto;

(j) all customer files and all lists of customers, suppliers, distributors and vendors which are assignable in accordance with their terms;

(k) all performance and other bonds (the “Bonds”), letters of credit, security and other deposits, and advances maintained for use in the conduct of the Business;

(l) all claims, causes of action and other rights related to the Purchased Assets, other than those relating to Taxes (as hereinafter defined) for the period prior to the Closing;

(m) all documents and records relating to the Purchased Assets, or the operations of the Business (including historical production data, research and geological reports and studies, reserve reports, engineering reports and studies, and cost or operating studies and reports);

(n) except as set forth in Section 1.2(b), all accounting books, records, ledgers and electronic data processing materials or copies thereof;

(o) all information contained in all databases, which are used or intended to be used in the conduct of the Business;

(p) except as set forth in Section 1.2(a), all bank accounts, lock boxes, safe deposit boxes and the contents thereof which are maintained for use in the conduct of the Business or which contain any assets of the Business;

(q) all prepaid expenses and deferred charges to the extent the corresponding obligations constitute Assumed Liabilities; and

(r) all other assets, properties, rights and claims related to the operations of the Business or which arise in or from the conduct thereof;

provided, however, that the Purchased Assets shall not include any of the assets rights and claims defined as Excluded Assets in Section 1.2 below.

1.2 Excluded Assets. The Purchased Assets shall not include the following assets and properties (the “Excluded Assets”):

(a) $3,000,000 in cash of Seller;

(b) all accounts receivable accrued through and including the end of the calendar month immediately preceding the calendar month in which the Closing is held;

(c) books and records that Seller is required to retain pursuant to any statute, rule, regulation or ordinance (except that Buyer shall be given copies of and access to such books and records as reasonably necessary or desirable for the conduct by Buyer of the Business);

(d) all pipe, transmission lines, equipment, machinery, furniture, and fixtures owned by Seller and not used by Seller in the conduct of the Business, including those items set forth on Schedule 1.2(d) of the Disclosure Schedule;

(e) all working interests and overriding royalty interests in oil and gas properties, rights of way, easements, and leasehold and other ownership rights in oil and gas interests set forth on Schedule 1.2(e) of the Disclosure Schedule;

(f) all of the capital stock of Comanche Well Service Corporation, a Texas corporation and subsidiary of the Seller;

(g) Seller’s licenses, permits and other governmental authorizations and deposits that are not transferable and not required by Buyer for the conduct of the Business;

(h) all insurance policies not related to the Business or the Purchased Assets, and any and all amounts which may be payable or recoverable there under (including any such amounts payable in respect of any liabilities or claims which are asserted on or after the Closing Date and relate to events which occurred or circumstances which existed on or prior to the Closing Date);

(i) any and all receivable and future refunds and credits of income Taxes, value-added Taxes, and other Taxes or governmental charges of fees relating to periods ending on or before the Closing Date;

(j) any shares of Buyer common stock acquired by Seller from Craig Carpenter; and

(k) any other right or asset listed or described on Schedule 1.2(k) of the Disclosure Schedule.

1.3 Assumed Liabilities.

(a) Subject to the terms and conditions of this Agreement, at Closing, Seller will assign and transfer to Buyer the Assignable Contracts and such of the Permits as are transferable under applicable law and in accordance with the terms thereof, and, except as excluded in Section 1.4, Buyer shall assume and agree to discharge and satisfy in full when due and/or perform in a timely manner the obligations of Seller arising after the Closing Date under: (a) such Assignable Contracts set forth on Schedule 1.1(f) of the Disclosure Schedule and Permits included in the Purchased Assets, together with such Contracts and Permits Buyer receives the economic benefits of in accordance with Section 1.3(b); and (b) the liabilities and obligations set forth on Schedule 1.3 of the Disclosure Schedule (the “Assumed Liabilities”).

(b) Neither this Agreement nor any agreement or document delivered in connection herewith shall be deemed an assignment of any Contract, right or Permit not authorized to be transferred or assigned in accordance with their terms or applicable law. The parties agree that, upon the request of Buyer, they will use their Reasonable Efforts to obtain any required consents to any such prohibited transfers not obtained prior to Closing, including, the providing to Buyer of the economic benefits (with Buyer’s agreement to satisfy the corresponding liabilities) of such Contracts, rights and Permits to the maximum extent permitted in accordance with their respective terms and applicable law.

1.4 Excluded Liabilities and Obligations. Except as expressly set forth in Section 1.3 above, Buyer shall not assume and shall not be liable or responsible for any debt, obligation or liability of the Business, Seller or any Affiliate of Seller, or any claim against any of the foregoing, of any kind, whether known or unknown, fixed, contingent, absolute or otherwise (the “Excluded Liabilities and Obligations”). After the Closing, Seller shall discharge and satisfy in full when due all Excluded Liabilities and Obligations.

1.5 Closing and Deliveries.

(a) Closing. Subject to the terms and conditions of this Agreement, the closing of the sale and purchase of the Purchased Assets (the “Closing”) shall take place at the offices of Parsons Behle & Latimer, One Utah Center, Suite 1800, 201 South Main Street, Salt lake City, Utah, on the second business day after the satisfaction or waiver of each of the conditions set forth in Section 5.1 and Section 5.2, or such other time as the parties agree in writing. The date on which Closing shall occur is hereinafter referred to as the (“Closing Date”). The effective time of the Closing shall be 12:01 a.m. on the Closing Date.

(b) Deliveries of Seller. Subject to the terms and conditions of this Agreement, Seller shall deliver to Buyer at Closing:

(i) a general assignment and bill of sale for the Purchased Assets in substantially the form of Exhibit A attached hereto, executed by Seller;

(ii) an Assignment and Assumption Agreement with respect to the Assumed Liabilities in substantially the form of Exhibit B attached hereto (the “Assumption Agreement”), executed by Seller;

(iii) assignments and other documents of transfer for the Production Interests, Property Interests, and Permits;

(iv) a Well Service Agreement between Buyer and Comanche Well Service Corporation, in substantially the form of Exhibit C attached hereto (the “Well Service Agreement”), executed by Comanche Well Service Corporation;

(v) duly executed articles of amendment to the articles of incorporation of Seller changing its name;

(vi) the certificate referred to in Section 5.1(a);

(vii) a certificate of the Secretary of Seller certifying the names of the officers of Seller authorized to sign this Agreement and the other documents to be delivered by Seller hereunder and attaching (i) Articles of Incorporation of Seller as of a recent date certified by the Nevada Secretary of State, (ii) a copy of the Bylaws of Seller, (iii) a certificate of existence of Seller as of recent date certified by the Nevada Secretary of State, and (iv) certified resolutions of the board of directors of Seller providing authority for the execution, delivery and performance of this Agreement and the transactions contemplated herein; and

(viii) such other instruments as may be necessary to convey the Purchased Assets to Buyer.

(c) Buyer’s Deliveries to Seller. Subject to the terms and conditions of this Agreement, at the Closing Buyer shall deliver to Seller:

(i) the Purchase Shares;

(ii) the Assumption Agreement, executed by Buyer;

(iii) the Well Service Agreement, executed by Buyer

(iv) a certificate of the Secretary of Buyer certifying the names of the officers of Buyer authorized to sign this Agreement and the other documents to be delivered by Buyer and attaching (i) Articles of Incorporation of Buyer as of a recent date certified by the Utah Department of Commerce, (ii) a copy of the Bylaws of Buyer, (iii) a certificate of existence of Buyer as of recent date certified by the Utah Department of Commerce, and (iv) certified resolutions of the board of directors of Buyer providing authority for the execution, delivery and performance of this Agreement and the transactions contemplated herein;

(v) the certificate referred to in Section 5.2(a);

(vi) instruments of transfer, cancellation of indebtedness, and assumption of liability in form acceptable to Seller pursuant to which the assets of Buyer existing immediately prior to the Closing are sold and transferred to Craig Carpenter in exchange for cancellation of all debts and other obligation owing by Buyer to Craig Carpenter and a warrant to purchase 875,000 shares of common stock of Buyer at an exercise price of $0.70 per share exercisable over a term of two years from the Closing Date with cashless exercise option but no registration rights;

(vii) cause delivery to Seller of certificates for 75,000 shares of Buyer common stock registered in the name of Craig Carpenter duly endorsed for transfer (for which Craig Carpenter shall have received $300,000 in cash from Seller);

(viii) duly executed articles of amendment to the articles of incorporation of Buyer changing its name to “Energytec” and effecting such other changes as Seller may reasonably request;

(ix) resignations of the officers and directors of Buyer together with written consents of the board of directors appointing the designees of Seller to the board of directors of Buyer; and

(x) such other documents and instruments as may be reasonably requested by Seller.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer as of the date hereof (except as described in the Disclosure Schedules delivered herewith), as follows:

2.1 Organization and Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada and has all requisite power and authority and legal right to own, lease and operate the Purchased Assets and to carry on the Business as and where presently being conducted. Seller is duly licensed and qualified to do business as a foreign corporation and is in good standing in every jurisdiction where the ownership, leasing or operating of the Purchased Assets or the conduct of the Business requires such qualification, except in such jurisdictions where the failure to so qualify would not have a Material Adverse Effect.

2.2 Authorization and Enforceability.

(a) Seller has full power and authority to make, execute, deliver and perform this Agreement, and the execution, delivery and performance of this Agreement by Seller have been duly authorized by all necessary action on the part of Seller.

(b) This Agreement has been, and the documents to be delivered by Seller at Closing in connection herewith will be, duly executed and delivered by Seller and constitute the legal, valid and binding obligation of Seller enforceable against Seller in accordance with their respective terms.

2.3 No Violation of Laws or Agreements. The execution, delivery and performance of this Agreement by Seller do not (a) violate any provision of applicable law, rule, regulation or ordinance, (b) violate any judgment, order, writ, injunction or decree of any court, governmental, quasi-governmental or regulatory department or authority or other tribunal applicable to Seller, (c) violate any of the provisions of the Articles of Incorporation or Bylaws of Seller, or (d) violate, conflict with or result in a violation or breach of, or otherwise constitute a default (with or without the giving of notice or the lapse of time or both) under, or permit the termination of, or require the consent of any other party to, or result in the acceleration of, or entitle any party to accelerate any obligation under, or result in the loss of any benefit under, or give rise to the creation of any Lien upon any of the Purchased Assets under the terms, conditions or provisions of any agreement, bond, note or indenture to which Seller is a party or by which Seller or any of the Purchased Assets is bound.

2.4 Material Contracts; Compliance.

(a) Schedule 1.1(f) of the Disclosure Schedule sets forth a list of all the material contracts, agreements and arrangements, whether written or oral, formal or informal, to which Seller is a party or by which Seller and its properties or assets are bound (collectively, the “Material Contracts”), which contracts include, without limitation, any contract or agreement with respect to the Business which by its terms has an aggregate future liability in excess of $50,000 and which is not terminable by Seller on (a) not more than 60 days’ notice without penalty or premium or (b) for a cost of less than $10,000. The Material Contracts were negotiated at arms’ length and in good faith on the part of Seller and constitute all contracts, agreements and arrangements that are material to the conduct of the Business.

(b) All Material Contracts that are included in the Purchased Assets are in full force and effect and Seller is not in breach or default there under. Seller has no knowledge of any default by any third party under any Material Contract which is a Purchased Asset.

(c) There has not occurred, nor are there any ongoing, events, acts, omissions, conditions, claims, liabilities or obligations (collectively, the “Events”) of any kind whatsoever that would have a Material Adverse Effect on the Business or the Purchased Assets taken as a whole. Seller is not aware of any such Events that may occur post-Closing.

2.5 Title. Seller owns all the Purchased Assets free and clear of all Liens, other than Permitted Liens. The Purchased Assets are all the properties and assets that are individually or in the aggregate material to the Business other than the Excluded Assets. All of the properties and assets used in the conduct of the Business are in good operating condition and repair in accordance with industry practice (ordinary wear and tear excepted). With respect to those Production Interests and Property Interests in which Seller holds an interest under leases or other contracts: (i) Seller is in exclusive possession of such Properties; (ii) Seller has not received any notice of default of any of the terms or provisions of such leases or contracts; (iii) Seller has the authority under such leases or contracts to perform fully its obligations under this Agreement; (iv) to the best of Seller’s knowledge, such leases and contracts are valid and are in good standing; and (v) to the best of Seller’s knowledge, the properties covered thereby are free and clear of all defects, liens and encumbrances and third party rights except for those listed in Schedule 1.2(d). Seller has delivered to Buyer all information concerning title to the Production Interests and Property Interests in Seller’s possession or control, including, but not limited to, true and correct copies of all leases or other contracts relating to such interests of which Seller has knowledge.

2.6 Litigation or Proceedings. There are no actions, suits, inquiries, investigations, arbitrations or proceedings pending or, to Seller’s knowledge, threatened before any court or arbitrator or Authority in respect of the Business or the Purchased Assets. Seller does not know of any fact, event, or condition which could reasonably be expected to serve as a basis for the non-frivolous assertion of any such action, suit, inquiry, investigation, arbitration or proceeding. As of the date hereof there are no outstanding judgments, decrees, injunctions, rulings or orders of any court or Authority against Seller in respect of the Business or the Purchased Assets.

2.7 Consents. Except as provided for in Section 4.8, no consent, approval or authorization of, or registration or filing with, any Person is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby by Seller.

2.8 Compliance with Applicable Law; Permits and Licenses.

(a) Seller holds all licenses, franchises, permits, consents and authorizations necessary for the lawful conduct of the Business, and the Business is not being and has not been conducted in violation of any provision of any federal, state, local or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit, consent or license or other governmental authorization or approval.

(b) Seller has not received any notification of any failure by Seller to comply with any such federal, state, local or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit, consent or license or other governmental authorization or approval applicable to the Business or the Purchased Assets.

2.9 Environmental Matters.

(a) Except as set forth in Schedule 2.9(a) of the Disclosure Schedule, Seller is in compliance with all applicable Environmental Laws, which compliance includes, but is not limited to, the possession by Seller of all permits and other governmental authorizations and approvals required under all Environmental Laws, and compliance with the terms and conditions thereof, and the proper handling and disposal of all Materials of Environmental Concern (as hereinafter defined). Neither Seller nor, to its knowledge, any predecessor to Seller has, within the past ten (10) years, received any written communication from a governmental, quasi-governmental or regulatory department or authority, citizens group, or director, officer, employee or agent, alleging the noncompliance with or the violation of any Environmental Laws. All permits and other governmental authorizations and approvals currently held by Seller pursuant to the Environmental Laws are identified in Schedule 2.9(a).

(b) There is no Environmental Claim (as hereinafter defined) pending or threatened against Seller or pending or threatened against any Person or entity whose liability for any Environmental Claim Seller has or may have retained or assumed either contractually, by operation of law or otherwise.

(c) Except as set forth in Schedule 2.9(c) of the Disclosure Schedule, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the handling, manufacture, treatment, storage, use, generation, release, emission, discharge, presence or disposal of any Materials of Environmental Concern (as hereinafter defined), that could form the basis of any Environmental Claim against Seller or against any Person or entity whose liability for any Environmental Claim Seller has or may have retained or assumed either contractually, by operation of law or otherwise.

2.10 Employee Benefit Plans. Seller has no Employee Benefit Plans.

2.11 Labor Relations. Seller is not subject to any labor strikes, stoppages or lockouts and is not a party to any contract or agreement with any labor organization or other representative of its employees. No labor organization or group of employees: (i) has been recognized or certified as representatives to Seller for any current or former employees of Seller; (ii) has made any demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed with the National Labor Board or any other labor relations tribunal or authority. There are no organizing activities involving Seller pending with any labor organization or group of employees of Seller.

2.12 Insurance. Set forth on Schedule 2.12 of the Disclosure Schedule is a list of the insurance policies maintained by Seller and effective on the date hereof. Seller has paid all premiums due with respect to each such insurance policy and, except as set forth in Schedule 2.12 of the Disclosure Schedule, since December 31, 2003 Seller has not had, with respect to the Business or Purchased Assets, any casualty loss which would give rise to any claim of any kind not covered by insurance.

2.13 Financial Statements. Seller has delivered to Buyer copies of Seller’s audited balance sheets and statements of income, shareholders’ equity and cash flow as of and for the fiscal years ended December 31, 2003 and December 31, 2002 (the “Seller Year-end Financial Statements”) and Seller’s interim balance sheet and statements of income and cash flow for the nine-month period ended September 30, 2004, including the notes thereto (the “Seller Interim Financial Statements”; together with the Seller Year-end Financial Statements, the “Seller Financial Statements”). The Seller Financial Statements, including, without limitation, the notes thereto, are true and correct in all material respects and have been prepared in accordance with GAAP, consistently followed throughout the periods indicated, except that the Seller Interim Financial Statements are subject to year-end audit adjustments. The Seller Financial Statements fairly present the financial condition of Seller as of the dates thereof and the results of operations and cash flow of Seller for the periods indicated.

2.14 Absence of Undisclosed Liabilities. Except as set forth in Schedule 2.14 of the Disclosure Schedule, at September 30, 2004, Seller has no liability (whether accrued, absolute, contingent or otherwise, and whether then due or to become due), and no loss contingency, except as reflected on the balance sheet included in the Seller Interim Financial Statements, which would be required to be included therein in accordance with GAAP, consistently applied with prior periods.

2.15 Absence of Certain Changes. Except as disclosed in Schedule 2.15 of the Disclosure Schedule, since September 30, 2004, Seller has conducted the Business only in the ordinary and usual course, and, without limiting the generality of the foregoing, since September 30, 2004 there has not been:

(a) Any event, change or condition of any character in or on the Business, Purchased Assets, financial condition, results of operations or prospects of Seller which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect;

(b) Any sale, lease, license, Lien or other transfer or disposition of any assets or properties of Seller material to the Business;

(c) Any entry into any Material Contract by Seller;

(d) Any material damage, destruction or loss to the Purchased Assets, whether or not covered by insurance, which may have a Material Adverse Effect;

(e) Any material change by Seller in its financial or tax accounting principles or methods; or

(f) Any failure by Seller to take Reasonable Efforts to preserve its goodwill with suppliers and customers.

2.16 Taxes. Except as set forth in Schedule 2.16 of the Disclosure Schedule, Seller has:

(a) timely filed or caused to be filed with appropriate governmental agencies or departments all Federal, state, local and foreign returns (the “Tax Returns”) for Taxes required to be filed by it (including, without limitation, estimated tax returns, employer’s withholding tax returns, other withholding tax returns and Federal Unemployment Tax Act returns);

(b) made available to Buyer complete and accurate copies of such Tax Returns;

(c) paid or caused to be paid, or have made adequate provision or set up an adequate accrual or reserve for the payment of, all Taxes required to be paid in respect of the periods for which such Tax Returns are due, and will establish an adequate accrual or reserve for the payment of all Taxes payable in respect of the period, including portions thereof, subsequent to the last of said periods required to be so accrued or reserved, up to and including the Closing Date; and

(d) The Tax Returns are complete and accurate in all material respects and the calculations and deductions set forth therein have been made, in all respects, in compliance with all applicable Tax statutes, laws, rules and regulations.

2.17 Regulatory Reports. Seller has filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file in respect of the Business and the Purchased Assets with any federal, state, local or foreign governmental, quasi-governmental or regulatory department, authority or agency (hereinafter sometimes collectively referred to as the “Regulatory Agencies”), and has paid all fees or assessments due and payable in connection therewith. No Regulatory Agency has initiated any proceeding or investigation into the Business, nor has Seller initiated any such proceeding.

2.18 Agreements with Regulatory Agencies. Seller is not subject to any cease-and-desist or other order issued by, or a party to any written agreement or memorandum of understanding with, any Regulatory Agency that restricts or may adversely impact the Business or the Purchased Assets.

2.19 Transactions with Insiders. Except as set forth in Schedule 2.19 of the Disclosure Schedule, and except with respect to equity interests constituting less than 5% of the outstanding capital stock of any publicly traded corporation and those items and activities of Seller that are not included in the Business or the Purchased Assets, no Insider: (a) owns, directly or indirectly, any debt, equity or other interest or investment in any corporation, association or other entity which is a competitor, lessor, lessee, customer, or supplier of Seller, or otherwise has a business relationship with Seller; (b) has pending or threatened any action, suit, proceeding or other claim against or owes any amount to, or is owed any amount by, Seller, other than for amounts accrued in the ordinary course of employment; (c) has any interest in or owns any property or right used in the conduct of the operations of the Business; (d) has lent or advanced any money to, or borrowed any money from, or guaranteed or otherwise become liable for any indebtedness or other obligations of Seller, which loans, debts or guarantees are now outstanding or will be outstanding on the Closing Date; or (e) is a party to any contract, lease, agreement, arrangement or commitment, whether oral or written, express or implied, concerning the operations of the Business.

2.20 Absence of Questionable Payments. Neither Seller, nor any directors, officers, employees or agents thereof, nor any other Person acting on their behalf (a) has made any unlawful political contributions; (b) has received any payments, services or gratuities which were not legal to receive or which Seller or such Persons should have known were not legal for the payor or the provider to make or provide; or (c) has made any unlawful payments or given or agreed to give any gift or similar benefit of more than nominal value to governmental officials in their individual capacities for the purpose of assisting Seller in securing or retaining any business opportunity, contract, permit or license or in conducting its usual and customary operations.

2.21 Disclosure. No representation or warranty as to Seller, the Purchased Assets or the Business contained in this Agreement and no statement contained in the Schedules contains any untrue or incomplete statement of a material fact that could reasonably be expected to have a Material Adverse Effect.

2.22 Brokerage. Neither Seller nor any of its directors, shareholders, officers, employees or agents has made any agreement or taken any other action with a broker, investment banker, finder or intermediary which would cause Buyer or its Affiliates to become liable for a broker’s fee or commission as a result of the transactions contemplated hereunder.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as follows:

3.1 Organization and Good Standing. Buyer is a corporation validly existing and in good standing under the laws of the state of Utah and has all requisite power and authority and legal right to own, lease and operate its assets and to carry on its business as and where presently being conducted. Buyer does not own or lease any assets or engage in any business outside the state of Utah.

3.2 Authorization and Enforceability.

(a) Buyer has full power and authority to make, execute, deliver and perform this Agreement, and the execution, delivery and performance of this Agreement by Buyer have been duly authorized by all necessary action on the part of Buyer.

(b) This Agreement has been, and the documents to be delivered by Buyer at Closing in connection herewith will be, duly executed and delivered by Buyer and constitute the legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with their respective terms.

3.3 No Violation of Laws or Agreements. The execution, delivery and performance of this Agreement by Buyer do not (a) violate any provision of applicable law, rule, regulation or ordinance, (b) violate any judgment, order, writ, injunction or decree of any court, governmental, quasi-governmental or regulatory department or authority or other tribunal applicable to Buyer, (c) violate any of the provisions of the Articles of Incorporation or Bylaws of Buyer, or (d) violate, conflict with or result in a violation or breach of, or otherwise constitute a default (with or without the giving of notice or the lapse of time or both) under, or permit the termination of, or require the consent of any other party to, or result in the acceleration of, or entitle any party to accelerate any obligation under, or result in the loss of any benefit under, or give rise to the creation of any Lien upon any of the Purchased Assets under the terms, conditions or provisions of any agreement, bond, note or indenture to which Buyer is a party or by which Buyer or any of the Purchased Assets is bound.

3.4 Material Contracts; Compliance.

(a) Schedule 3.4 of the Disclosure Schedule sets forth a list of all the material contracts, agreements and arrangements, whether written or oral, formal or informal, to which Buyer is a party or by which Buyer and its properties or assets are bound, which contracts include, without limitation, any contract or agreement with respect to the business of Buyer that by its terms has an aggregate future liability in excess of $5,000 and that is not terminable by Buyer on (a) not more than 60 days’ notice without penalty or premium or (b) for a cost of less than $1,000.

(b) There has not occurred, nor are there any ongoing, events, acts, omissions, conditions, claims, liabilities or obligations (collectively, the “Events”) of any kind whatsoever that would have a Material Adverse Effect on the Buyer or its assets taken as a whole. Buyer is not aware of any such Events that may occur post-Closing.

3.5 Title. Buyer owns all of its assets free and clear of all Liens, other than Permitted Liens.

3.6 Litigation or Proceedings. There are no actions, suits, inquiries, investigations, arbitrations or proceedings pending or, to Buyer’s knowledge, threatened before any court or arbitrator or Authority in respect of the business or assets of Buyer. Buyer does not know of any fact, event, or condition that could reasonably be expected to serve as a basis for the non-frivolous assertion of any such action, suit, inquiry, investigation, arbitration or proceeding. As of the date hereof there are no outstanding judgments, decrees, injunctions, rulings or orders of any court or Authority against Buyer or in respect of the business or any of the assets of Buyer.

3.7 Consents. Except as provided for in Section 4.8, no consent, approval or authorization of, or registration or filing with, any Person is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby by Buyer.

3.8 Compliance with Applicable Law; Permits and Licenses.

(a) Buyer holds all licenses, franchises, permits, consents and authorizations necessary for the lawful conduct of its business and the operation of its assets, and the business of Buyer is not being and has not been conducted in violation of any provision of any federal, state, local or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit, consent or license or other governmental authorization or approval.

(b) Buyer has not received any notification of any failure by Buyer to comply with any such federal, state, local or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit, consent or license or other governmental authorization or approval applicable to its assets and business.

3.9 Environmental Matters.

(a) Except as set forth in Schedule 3.9(a) of the Disclosure Schedule, Buyer is in compliance with all applicable Environmental Laws, which compliance includes, but is not limited to, the possession by Buyer of all permits and other governmental authorizations and approvals required under all Environmental Laws, and compliance with the terms and conditions thereof, and the proper handling and disposal of all Materials of Environmental Concern (as hereinafter defined). Buyer has not, within the past ten (10) years, received any written communication from a governmental, quasi-governmental or regulatory department or authority, citizens group, or director, officer, employee or agent, alleging the noncompliance with or the violation of any Environmental Laws.

(b) There is no Environmental Claim (as hereinafter defined) pending or threatened against Buyer or pending or threatened against any Person or entity whose liability for any Environmental Claim Buyer has or may have retained or assumed either contractually, by operation of law or otherwise.

(c) Except as set forth in Schedule 3.9(c) of the Disclosure Schedule, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the handling, manufacture, treatment, storage, use, generation, release, emission, discharge, presence or disposal of any Materials of Environmental Concern (as hereinafter defined), that could form the basis of any Environmental Claim against Buyer or against any Person or entity whose liability for any Environmental Claim Buyer has or may have retained or assumed either contractually, by operation of law or otherwise.

3.10 Employee Benefit Plans. Buyer has no Employee Benefit Plans.

3.11 Labor Relations. Buyer is not subject to any labor strikes, stoppages or lockouts and is not a party to any contract or agreement with any labor organization or other representative of its employees. No labor organization or group of employees: (i) has been recognized or certified as representatives to Buyer for any current or former employees of Buyer; (ii) has made any demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed with the National Labor Board or any other labor relations tribunal or authority. There are no organizing activities involving Buyer pending with any labor organization or group of employees of Buyer.

3.12 Insurance. Set forth on Schedule 3.12 of the Disclosure Schedule is a list of the insurance policies maintained by Buyer and effective on the date hereof. Buyer has paid all premiums due with respect to each such insurance policy and, except as set forth in Schedule 3.12 of the Disclosure Schedule, since December 31, 2003 Buyer has not had any casualty loss which would give rise to any claim of any kind not covered by insurance.

3.13 Financial Statements. Buyer has delivered to Seller copies of Buyer’s annual report on Form 10-KSB for the year ended December 31, 2003 and quarterly report on Form 10-QSB for the period ended September 30, 2004, which include Buyer’s audited balance sheet as of December 31, 2003 and statements of income, shareholders’ equity and cash flow as of and for the fiscal years ended December 31, 2003 and December 31, 2002 (the “Buyer Year-end Financial Statements”) and Buyer’s interim balance sheet and statements of income and cash flow for the nine-month period ended September 30, 2004 (the “Buyer Interim Financial Statements”; together with the Buyer Year-end Financial Statements, the “Buyer Financial Statements”). The Buyer Financial Statements, including, without limitation, the notes thereto, are true and correct in all material respects and have been prepared in accordance with GAAP, consistently followed throughout the periods indicated, except that the Buyer Interim Financial Statements are subject to year-end audit adjustments. The Buyer Financial Statements fairly present the financial condition of Buyer as of the dates thereof and the results of operations and cash flow of Buyer for the periods indicated.

3.14 Absence of Undisclosed Liabilities. Except as set forth in Schedule 3.14 of the Disclosure Schedule, at September 30, 2004, Buyer has no liability (whether accrued, absolute, contingent or otherwise, and whether then due or to become due), and no loss contingency, except as reflected on the balance sheet included in the Buyer Interim Financial Statements, which would be required to be included therein in accordance with GAAP, consistently applied with prior periods.

3.15 SEC Reports. Buyer has made all filings with SEC that it has been required to make within the past three years under the Securities Act and the Exchange Act (collectively the “SEC Reports”). Each of the SEC Reports has complied with the Securities Act and the Securities Exchange Act in all material respects. None of the SEC Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Buyer has delivered to Seller a correct and complete copy of each SEC Report filed with the SEC since October 1, 2003, together with all exhibits and schedules thereto and as amended to date.

3.16 Sarbanes-Oxley Compliance. Buyer has, since July 30, 2002, included in its SEC Reports the disclosure required by Item 307 of Regulation S-B and the certifications required by §§ 302 and 906 of the Sarbanes-Oxley Act of 2002, and has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of Buyer that is prohibited by § 402 of the Sarbanes-Oxley Act of 2002.

3.17 Capitalization. The entire authorized capital stock of Buyer consists of 200,000,000 shares common stock, par value $0.00025 per share, of which 404,451 shares are issued and outstanding. All of the issued and outstanding common shares of Buyer have been duly authorized and are validly issued, fully paid, and non-assessable. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Buyer to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Buyer.

3.18 Absence of Certain Changes. Except as disclosed in Schedule 3.18 of the Disclosure Schedule, since September 30, 2004, Buyer has conducted its business and operated its assets only in the ordinary and usual course, and, without limiting the generality of the foregoing, since September 30, 2004 there has not been:

(a) Any material change by Buyer in its financial or tax accounting principles or methods;

(b) Any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person;

(c) Issuance of any note, bond, or other debt security, or the creation, assumption, or guaranty of any indebtedness for borrowed money or capitalized lease obligation;

(d) Any delay or postponement of the payment of accounts payable;

(e) Any change made or authorized in the Articles of Incorporation or Bylaws of Buyer;

(f) Declaration, setting aside, or payment of any dividend or distribution with respect to Buyer’s capital stock (whether in cash or in kind) or redemption, purchase, or acquisition by Buyer any of its capital stock;

(g) Any loan to or any other transaction with any of Buyer’s directors, officers, and employees, except as contemplated by this Agreement;

(h) Adoption or approval of any employment contract or compensation arrangement, written or oral; or

(i) Commitment to do any of the foregoing.

3.19 Taxes. Except as set forth in Schedule 3.17 of the Disclosure Schedule, Buyer has:

(a) timely filed or caused to be filed with appropriate governmental agencies or departments all Federal, state, local and foreign returns (the “Tax Returns”) for Taxes required to be filed by it (including, without limitation, estimated tax returns, employer’s withholding tax returns, other withholding tax returns and Federal Unemployment Tax Act returns);

(b) made available to Seller complete and accurate copies of such Tax Returns;

(c) paid or caused to be paid, or have made adequate provision or set up an adequate accrual or reserve for the payment of, all Taxes required to be paid in respect of the periods for which such Tax Returns are due, and will establish an adequate accrual or reserve for the payment of all Taxes payable in respect of the period, including portions thereof, subsequent to the last of said periods required to be so accrued or reserved, up to and including the Closing Date; and

(d) The Tax Returns are complete and accurate in all material respects and the calculations and deductions set forth therein have been made, in all respects, in compliance with all applicable Tax statutes, laws, rules and regulations.

3.20 Regulatory Reports. Buyer has filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file in respect of its business and assets with any federal, state, local or foreign governmental, quasi-governmental or regulatory department, authority or agency (hereinafter sometimes collectively referred to as the “Regulatory Agencies”), and has paid all fees or assessments due and payable in connection therewith. No Regulatory Agency has initiated any proceeding or investigation into the business or assets of Buyer, nor has Buyer initiated any such proceeding.

3.21 Agreements with Regulatory Agencies. Buyer is not subject to any cease-and-desist or other order issued by, or a party to any written agreement or memorandum of understanding with, any Regulatory Agency that restricts or may adversely impact the Buyer.

3.22 Transactions with Insiders. Except with respect to equity interests constituting less than 5% of the outstanding capital stock of any publicly traded corporation, no Insider: (a) owns, directly or indirectly, any debt, equity or other interest or investment in any corporation, association or other entity which is a competitor, lessor, lessee, customer, or supplier of Buyer, or otherwise has a business relationship with Buyer; (b) has pending or threatened any action, suit, proceeding or other claim against or owes any amount to, or is owed any amount by, Buyer; (c) has lent or advanced any money to, or borrowed any money from, or guaranteed or otherwise become liable for any indebtedness or other obligations of Buyer; or (d) is a party to any contract, lease, agreement, arrangement or commitment, whether oral or written, express or implied, concerning the Buyer or any of its assets or operations.

3.23 Absence of Questionable Payments. Neither Buyer, nor any directors, officers, employees or agents thereof, nor any other Person acting on their behalf (a) has made any unlawful political contributions; (b) has received any payments, services or gratuities which were not legal to receive or which Buyer or such Persons should have known were not legal for the payor or the provider to make or provide; or (c) has made any unlawful payments or given or agreed to give any gift or similar benefit of more than nominal value to governmental officials in their individual capacities for the purpose of assisting Buyer in securing or retaining any business opportunity, contract, permit or license or in conducting its usual and customary operations.

3.24 Disclosure. No representation or warranty as to Buyer contained in this Agreement and no statement contained in the Schedules of Buyer contains any untrue or incomplete statement of a material fact that could reasonably be expected to have a Material Adverse Effect.

3.25 Brokerage. Neither Buyer nor any of its directors, shareholders, officers, employees or agents has made any agreement or taken any other action with a broker, investment banker, finder or intermediary which would cause Seller or its Affiliates to become liable for a broker’s fee or commission as a result of the transactions contemplated hereunder.

ARTICLE IV.

CERTAIN COVENANTS

4.1 Interim Conduct of Business. From the date hereof until the Closing, Seller shall preserve, protect and maintain the Business and the Purchased Assets and shall operate the Business consistent with prior practice and in the ordinary course of business.

4.2 Interim Conduct of Buyer. From the date hereof until the Closing, Buyer shall operate its business consistent with prior practice and in the ordinary course of business. Without limiting the generality of the foregoing, from the date hereof until the Closing, except for transactions expressly approved in writing by Seller, Buyer shall not take any action that would be required to be disclosed under the terms of Section 3.18 (Absence of Certain Changes).

4.3 Access, Information and Documents. Each of the parties hereto shall give to the other party and its representatives (including accountants, counsel and employees), upon reasonable notice and during normal business hours, full access to the properties, contracts, books, records and affairs of the other party (but in the case of Seller relating only to the Business and the Purchased Assets) and shall cause their officers, employees and/or representatives to furnish all documents, records and information (and copies thereof) as the other party may reasonably request. In the event this Agreement is terminated pursuant to its terms, each of the parties will keep confidential any confidential information obtained from the other party (except as may be specifically required to be disclosed by applicable law or administrative or legal process or pursuant to any securities exchange rules).

4.4 No Solicitation. The parties hereto shall not, and shall cause their respective officers, directors, or employees or any investment banker, financial advisor, representative, advisor, attorney, or accountant retained by or on behalf of them to not, initiate, solicit, or encourage (including, without limitation, by way of furnishing non-public information), or take any other action to facilitate, any inquiries or the making of any proposal to effect an Alternative Transaction, or enter into discussions, negotiate, or enter into any agreement with any Person regarding an Alternative Transaction. For purposes of this Agreement, “Alternative Transaction” means any (A) direct or indirect acquisition or purchase of any assets of Seller other than in the ordinary course of business, (B) direct or indirect acquisition or purchase of any equity securities of Seller or (C) merger, consolidation, business combination, capitalization, joint venture, purchase of assets, liquidation, dissolution or similar transaction involving Buyer or Seller, other than the transactions contemplated by this Agreement.

4.5 Public Announcement. No party hereto shall make or issue, or cause to be made or issued, any announcement or written statement concerning this Agreement or the transactions contemplated hereby for dissemination to the general public without the prior written consent of the other party (except to the respective directors, officers and creditors of Buyer and Seller or as may be specifically required by applicable law or administrative or legal process).

4.6 Confidential Information. After the Closing, Seller shall not use, publish or disclose to any third Person any confidential or proprietary information comprising part of the Purchased Assets or relating to the Business; provided, however that the foregoing restrictions shall not apply to information: (i) that is necessary to enforce their rights under or defend against a claim asserted under this or any other agreement with Buyer, (ii) that is necessary or appropriate to disclose to any regulatory authority or governmental agency having jurisdiction over Seller or as otherwise required by law or (iii) that becomes generally known other than through a breach of this Agreement by Seller.

4.7 Mutual Covenants. The parties mutually covenant and agree, as applicable, to use reasonable best efforts to obtain promptly the satisfaction of the conditions to the Closing of the transactions contemplated herein. In furtherance of the foregoing, the parties hereto agree to use their reasonable best efforts to (a) file all necessary documentation with the appropriate Authorities as soon as practicable to obtain as soon as possible all consents, approvals or authorizations required by any Authority in order to consummate the transactions contemplated by this Agreement, (b) take any action reasonably requested or accept any condition reasonably imposed by any Authority in connection with any such consent, approval or authorization, (c) resolve any objection asserted with respect to the transactions contemplated hereby under any federal or state statute, rule or regulation. Each party hereto shall furnish to the other and to the other’s counsel all such information as may be reasonably required in order to effectuate the foregoing action.

4.8 Stockholder Vote; Registration.

(a) Buyer shall upon effectiveness of the Registration Statement provided for in the next paragraph take all action required to submit to the stockholders of Buyer for approval in accordance with the laws of the state of Utah the sale of the Buyer’s assets to Craig Carpenter as contemplated hereby, an amendment to the articles of incorporation of Buyer to change its name to Energytec, and affect such other changes as Seller may reasonably request.

(b) As soon as practicable following the signing of this Agreement the Buyer shall prepare and file with the SEC the Registration Statement covering the distribution of the Purchase Shares on a pro rata basis to the to the stockholders of Seller and approval of the matters provided for in the preceding paragraph by the stockholders of Buyer. The Registration Statement required hereunder shall be on Form S-4 or other applicable form. The Buyer shall use its best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, and shall use its best efforts to keep the Registration Statement continuously effective under the Securities Act until the distribution of the Purchase Shares has been completed. In connection with such registration, the Buyer covenants and agrees that:

(i) Buyer shall not file a Registration Statement or any amendments or supplements thereto without the prior written consent of the Seller. The Buyer shall respond as promptly as reasonably possible to any comments received from the SEC with respect to the Registration Statement or any amendment thereto (including the preparation and filing of an amendment to the Registration Statement) and, as promptly as reasonably possible, provide the Seller true and complete copies of all correspondence from and to the SEC relating to the Registration Statement and all amendments thereto. The Registration Statement and related prospectus shall comply in all material respects with the provisions of the Securities Act with respect to the distribution of the Purchase Shares.

(ii) Buyer shall notify the Seller of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Purchase Shares or the initiation of any Proceedings for that purpose; or receipt by Buyer of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Purchase Shares for distribution in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; or the occurrence of any event or passage of time that makes the financial statements included in the Registration Statement ineligible for inclusion therein or any statement made in the Registration Statement or prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, prospectus or other documents so that, in the case of the Registration Statement or the prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iii) Use commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (A) any order suspending the effectiveness of the Registration Statement, or (B) any suspension of the qualification (or exemption from qualification) of any of the Purchase Shares for sale in any jurisdiction, at the earliest practicable moment.

(iv) Furnish to Seller at least one conformed copy of the Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by Seller, and all exhibits to the extent requested by Seller (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC.

(v) Promptly deliver to Seller as many copies of the prospectus or prospectuses (including each form of prospectus) and each amendment or supplement thereto as Seller may reasonably request.

(vi) Prior to distribution of the Purchase Shares by Seller, Buyer shall use its commercially reasonable efforts to register or qualify or cooperate with the Seller in connection with the registration or qualification (or exemption from the registration or qualification) of the Purchase Shares for distribution to the Seller’s stockholders under the securities or Blue Sky laws of such jurisdictions within the United States as Seller reasonably requests and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Purchase Shares covered by the Registration Statement.

4.9 Certain Taxes and Expenses.

(a) Seller shall pay all sales, use, transfer, documentary stamp and other similar taxes and all recording, filing and other fees and costs with respect to the sale and purchase of the Purchased Assets.

(b) Whether or not the transactions contemplated by this Agreement are consummated, and except as otherwise provided herein, Seller and Buyer shall each bear their respective accounting, legal, financial advisory and other expenses incurred in connection with the transactions contemplated by this Agreement; provided, however, that all costs and expenses of effecting registration of the Purchase Shares contemplated by Section 4.8, including, (i) all registration and filing fees (including, without limitation, fees and expenses in compliance with applicable state securities or Blue Sky laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for the Purchase Securities distributed to the stockholders of Seller and of printing prospectuses included in the Registration Statement), (iii) messenger, telephone and delivery expenses, and (iv) fees and disbursements of counsel and accountants for the Buyer, shall be bourn by Seller. In addition, Seller shall be responsible for all of its internal expenses incurred in connection with the registration.

4.10 Post-Closing Access to Information. Seller and Buyer shall reasonably cooperate with each other after the Closing so that (subject to any limitations that are reasonably required to preserve any applicable attorney-client privilege) each party has access to the business records, contracts and other information existing at the Closing Date and relating to the Purchased Assets, the Assumed Liabilities or the conduct of the Business (whether in the possession of Seller or Buyer) as is reasonably necessary for (a) the preparation for or the prosecution or defense of any suit, action, litigation or administrative, arbitration or other proceeding or investigation (other than one by or on behalf of a party to this Agreement) by or against Seller or Buyer, (b) the preparation and filing of any tax return or election relating the Purchased Assets, the Assumed Liabilities or the conduct of the Business and any audit by any taxing authority of any returns of Buyer or Seller relating thereto, and (c) the preparation and filing of any other documents required by any Authority. The party requesting such information and assistance shall reimburse the other party for all out-of-pocket costs and expenses incurred by such party in providing such information and in rendering such assistance. The access to files, books and records contemplated by this Section 4.10 shall be during normal business hours and upon not less than two business days’ prior written request, shall be subject to such reasonable limitations as the party having custody or control thereof may impose to preserve the confidentiality of information contained therein, and shall not extend to material subject to a claim of privilege unless expressly waived by the party entitled to claim the same.

ARTICLE V.

CONDITIONS PRECEDENT; TERMINATION

5.1 Conditions Precedent to Obligations of Buyer. The obligations of Buyer to purchase the Purchased Assets, assume the Assumed Liabilities and consummate the other transactions contemplated hereunder are subject to the satisfaction, as of the Closing Date, of each of the following conditions (any one or more of which may be waived in whole or in part by Buyer in its sole discretion to the extent permitted by law):

(a) Performance of Agreements; Representations and Warranties. Seller shall have performed or complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing; the representations and warranties set forth in this Agreement made by Seller shall have been true and correct in all material respects when made and on and as of the Closing Date, except for (i) changes contemplated by this Agreement, and (ii) those representations and warranties that address matters only as of a particular date; and Buyer shall have been furnished with a certificate of the President of Seller, dated the Closing Date, certifying to the foregoing.

(b) Closing Instruments. Seller shall have caused the cash, documents, and instruments required by Section 1.5(b) to be delivered (or tendered subject only to Closing) to Buyer.

(c) Required Consents. All material consents, approvals, authorizations, registrations or filings by Seller (including the issuance of an order of effectiveness by the SEC with respect to the Registration Statement) that are required to be received by Seller under the laws or regulations of the United States and any other Authority in order to consummate the transactions contemplated by this Agreement shall have been obtained.

(d) Injunction; Litigation. No statute, rule or regulation or order of any court or Authority shall be in effect which prohibits the transactions contemplated by this Agreement.

(e) Condition of Business and Assets. The Business and the Purchased Assets shall not have been materially adversely affected in any way by any act of God, fire, flood, war, labor disturbance, legislation (proposed or enacted) or other event or occurrence, and there shall have been no change in the prospects of the Business or the Purchased Assets since September 30, 2004 that would have an adverse effect thereon.

5.2 Conditions Precedent to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated hereunder are subject to the satisfaction, as of the Closing Date, of each of the following conditions (any one or more of which may be waived in whole or in part by Seller in its sole discretion, to the extent permitted by law):

(a) Performance of Agreements; Representations and Warranties. Buyer shall have performed or complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it at or prior to Closing; the representations and warranties set forth in this Agreement made by Buyer shall have been true and correct in all material respects when made and on and as the Closing Date; and Seller shall have been furnished with a certificate of the President of Buyer, dated as of the Closing Date, certifying to the foregoing.

(b) Closing Instruments. Buyer shall have caused the documents and instruments required by Section 1.5(c) to be delivered (or tendered subject only to Closing) to Seller.

(c) Required Consents. All material consents, approvals, authorizations, registrations or filings by Buyer (including the issuance of an order of effectiveness by the SEC with respect to the Registration Statement) that are required to be received by Buyer under the laws or regulations of the United States and any other Authority in order to consummate the transactions contemplated by this Agreement shall have been obtained.

(d) Injunction; Litigation. No statute, rule or regulation or order of any court or Authority shall be in effect which prohibits the transactions contemplated by this Agreement.

5.3 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned:

(a) By mutual written consent of Buyer and Seller at any time prior to Closing;

(b) By Buyer by written notice to Seller if the Closing does not occur on or before June 30, 2005 unless the failure to close is the result of a breach of this Agreement by Buyer;

(c) By Seller by written notice to Buyer if the Closing does not occur on or before June 30, 2005 unless the failure to close is the result of a breach of this Agreement by Seller;

(d) By Buyer by written notice to Seller (i) if there is a material breach of any representation or warranty of Seller set forth in this Agreement or any covenant or agreement to be complied with or performed by Seller pursuant to this Agreement which material breach has not been cured within 10 days following Seller’s receipt of written notice of such breach, or (ii) in the event that all of the conditions to Buyer’s obligations to Closing under this Agreement have not been satisfied by the Closing Date or waived by Buyer;

(e) By Seller by written notice to Buyer (i) if there is a material breach of any representation or warranty of Buyer set forth in this Agreement or any covenant or agreement to be complied with or performed by Buyer pursuant to this Agreement which material breach has not been cured by Buyer or waived by Seller within 10 days following receipt of written notice of such breach, or (ii) in the event that all of the conditions to Seller’s obligations to Closing under this Agreement have not been satisfied by the Closing Date or waived by Seller; or

(f) By Seller or Buyer by written notice to each other, at any time before the Closing, in the event that any order or law becomes effective (and final and non-appealable) restraining, enjoining, or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement.

If this Agreement is validly terminated pursuant to this Section 5.3, this Agreement shall forthwith become null and void, and there shall be no liability or obligation on the part of the Seller or Buyer or any of their respective officers, directors, employees, agents, shareholders, members, managers or other representatives or affiliates, except that such termination shall not relieve any party hereto of any liability for any breach of this Agreement or for fraud, and except that the non-breaching party shall be entitled to reimbursement of its out of pocket costs incurred in connection with the transaction (including legal, accounting, travel costs, and costs contemplated by Section 4.9 of this Agreement).

ARTICLE VI.

INDEMNIFICATION

6.1 Survival. All representations, warranties, covenants and agreements contained in this Agreement, and in any certificate, schedule, document or other writing delivered pursuant hereto or in connection with the transactions contemplated herein shall be in all cases deemed to have been relied upon by the parties hereto, and shall survive the Closing; provided that the representations and warranties shall be fully effective and enforceable only for a period of 12 months after the Closing Date, and shall thereafter be of no further force or effect, except that (i) the indemnification obligations in respect of the Excluded Liabilities and Obligations shall survive indefinitely, and (ii) any misrepresentation or related warranty of which the party making such representation had actual knowledge of its falsity or incorrectness as of the Closing Date shall survive indefinitely. Additionally, the parties agree that the indemnification obligations set forth in this Article VI shall survive with respect to any claims made within the applicable survival period until finally resolved or judicially determined, including any appeal thereof. The representations, warranties, covenants and agreements contained in this Agreement or any certificate, schedule, document or other writing delivered pursuant hereto, including any information regarding the party provided by it in writing for inclusion in the Registration Statement, shall not be affected by any investigation, verification or examination by any party hereto or by any Person acting on behalf of any such party.

6.2 Indemnification of Buyer. From and after the Closing, Seller agrees to indemnify, defend and save Buyer and its directors, officers, employees, owners, agents and Affiliates and their successors and assigns or heirs and personal representatives, as the case may be (each a “Buyer Indemnified Party”), harmless from and against, and to promptly pay to a Buyer Indemnified Party or reimburse a Buyer Indemnified Party for any and all losses, damages, expenses (including, without limitation, court costs, amounts paid in settlement, judgments, reasonable attorneys’ fees or other expenses for investigating and defending, including, without limitation, those arising out of the enforcement of this Agreement), suits, actions, claims, deficiencies, liabilities or obligations (collectively, the “Losses”) sustained or incurred by such Buyer Indemnified Party relating to, caused by or resulting from:

(a) Any breach or inaccuracy of any representation or warranty made by Seller contained herein or in any certificate, schedule, document or other writing delivered by Seller pursuant hereto;

(b) Any breach of, or failure to fulfill or satisfy, any covenant or agreement made by Seller contained herein or in any certificate, schedule, document or other writing delivered by Seller pursuant hereto;

(c) Any liability of Buyer for third-party causes of action arising in connection with the Business, the Purchased Assets or the Assumed Liabilities based upon actions or omissions which occurred prior to the Closing, or relating to the period prior to the Closing;

(d) The Excluded Liabilities and Obligations;

(e) The non-compliance of Seller with the provisions of any applicable bulk sales act governing the purchase and sale of the Purchased Assets; or

(f) Arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding the Buyer included by Buyer therein.

6.3 Indemnification of Seller. From and after the Closing, Buyer agrees to indemnify, defend and save Seller and its directors, officers, employees, owners, agents and Affiliates and their successors and assigns or heirs and personal representatives, as the case may be (each, a “Seller Indemnified Party”) harmless from and against, and to promptly pay to a Seller Indemnified Party or reimburse a Seller Indemnified Party for, any and all Losses sustained or incurred by such Seller Indemnified Party relating to, caused by or resulting from:

(a) Any breach or inaccuracy of any representation or warranty made by Buyer contained herein or in any certificate, schedule, document or other writing delivered by Buyer pursuant hereto;

(b) Any breach of, or failure to fulfill or satisfy, any covenant or agreement made by Buyer contained herein or in any certificate, schedule, document or other writing delivered by Buyer pursuant hereto; and

(c) Arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding the Seller provided in writing by Seller to Buyer for inclusion therein.

6.4 Indemnification Procedure. In the event that subsequent to the Closing any Buyer Indemnified Party or Seller Indemnified Party (each, an “Indemnified Party”) has a claim with respect to which Buyer or Seller (the “Indemnifying Party”), as the case may be, is required to provide indemnification under this Agreement, the Indemnified Party shall promptly give written notice, together with a statement of any available information regarding such claim, to the Indemnifying Party. In the event that the claim for indemnification is based on the assertion of a claim by a third party, the Indemnifying Party shall have the right to assume responsibility for the defense of such claim, provided it promptly agrees that it has responsibility to indemnify the Indemnified Party with respect to such claim. In such event, the Indemnifying Party shall have full authority to defend or settle such claim, provided that any settlement shall require the consent of the Indemnified Party, which consent shall not be withheld unreasonably.

ARTICLE VII.

MISCELLANEOUS

7.1 Schedules and Exhibits. All Schedules and Exhibits attached hereto are incorporated herein and made a part hereof for all purposes.

7.2 Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted to be given to any party hereunder shall be in writing and shall be deemed given only if delivered to the party personally or sent to the party by telecopy, telegram (followed by hard copy sent by registered or certified mail) or by registered or certified mail (return receipt requested) with postage and registration or certification fees thereon prepaid, addressed to the party at its address set forth below:

If to Seller:

Energytec, Inc.

Attn: Frank W Cole, President

14785 Preston Road, Suite 550

Dallas, TX 75254

Fax: (972) 789-5138

with a copy to (which shall not constitute notice):

Parsons Behle & Latimer

Attn: Mark E. Lehman

201 South Main Street, Suite 1800

Salt Lake City, UT 84111

Fax: (801) 536-6111

If to Buyer:

Source Energy Corporation

Attn: Craig Carpenter, President

3040 Granite Meadow Lane

Sandy, UT 84092

Fax: (801) 942-2902

with a copy to (which shall not constitute notice):

Leonard W. Burningham, Esq.

455 East 500 South, Suite 205

Salt Lake City, UT 84111

Fax: (801) 355-7126

7.3 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Seller may not assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of Buyer.

7.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Utah, without giving effect to the conflict of laws provisions thereof.

7.5 Entire Agreement; Time of Essence. This Agreement constitutes the entire understanding of the parties and supersedes any prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof. Time is of the essence with respect to all dates and time periods set forth in this Agreement.

7.6 Construction; Interpretation; Severability. The parties hereby agree that any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. References in this Agreement to dollar amount thresholds shall not, for purposes of this Agreement be deemed to be evidence of materiality or a Material Adverse Effect. If any provision, clause or part of this Agreement, or the application thereof under certain circumstances, is held invalid, the remainder of this Agreement, or the application of such provision, clause or part under other circumstances, shall not be affected thereby.

7.7 Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

7.8 No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

7.9 Amendment and Waiver. The parties may, by mutual agreement, amend this Agreement in any respect, and any party, as to such party, may (a) extend the time for the performance of any of the obligations of the other party; (b) waive any inaccuracies in representations and warranties by the other party; (c) waive compliance by the other party with any of the agreements contained herein and performance of any obligations by the other party; and (d) waive the fulfillment of any condition that is precedent to the performance by such party of any of its obligations under this Agreement. To be effective, any such amendment or waiver must be in writing and be signed by the party against whom enforcement of the same is sought.

7.10 Counterparts and Headings. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument. The headings preceding the text of the sections and subsections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect. Section, subsection and clause references contained herein refer to those contained in this Agreement unless otherwise specified.

7.11 Facsimile Signature. A signature sent by telecopy or facsimile transmission shall be as valid and binding upon the party as an original signature of such party.

7.12 Certain Definitions. In addition to terms defined in the body of the Agreement, for purposes of the Agreement the term:

“Affiliate” has the meaning ascribed to such term under Rule 12b-2 adopted under the Exchange Act.

“Associate” has the meaning ascribed to such term under Rule 12b-2 adopted under the Exchange Act.

“Authority” means any federal, state, local or foreign governmental or regulatory agency or authority.

“Business Day” means any day other than a Saturday, Sunday, or a day on which banking institutions in the State of Utah are authorized or obligated by law or executive order to close.

“Code” means the Internal Revenue Code of 1986, as amended.

“Disclosure Schedule” means the disclosure schedules delivered by the parties pursuant to this Agreement. The parties acknowledge and agree that (i) the Disclosure Schedules may include certain items and information solely for informational purposes for the convenience of the parties hereto, (ii) the disclosure of any matter in a Disclosure Schedule shall not be deemed to constitute an acknowledgment by the party delivering the Disclosure Schedule that the matter is material or is required to be disclosed pursuant to the provisions of this Agreement, (iii) any fact or item disclosed in a Disclosure Schedule and referenced by a particular section in this Agreement shall, should the existence of the fact or item or its contents be relevant to any section in this Agreement, be deemed to be disclosed with respect to such section whether or not a specific cross-reference appears (provided that the relevance of such fact or item shall be reasonably evident from such disclosure), (iv) the disclosure of any fact or item in a Disclosure Schedule shall not represent an admission by the party delivering the disclosure schedule that such fact or item actually constitutes noncompliance with, or a violation of, any law, regulation or statute to which such disclosure is applicable as such disclosure has been made for purposes of creating exceptions to the representations and warranties made by the party, and (v) each attachment referenced in a Disclosure Schedule shall be deemed incorporated into and a part of such Disclosure Schedule.

“Employee Benefit Plan” means any (i) “employee benefit plan” as defined in Section 3(3) of Employee Retirement Income Security Act of 1974, as amended, and (ii) bonus, equity option, equity purchase, deferred compensation, severance, incentive plan or arrangement or other employee fringe benefit plan.

“Environmental Claim” means any claim, order, investigation, action, suit, proceeding, injunction, demand or violation of any Environmental Laws, including, without limitation, any claim, order, investigation, action, suit, proceeding, injunction, demand or violation for health effects to persons, property damage and/or damage to natural resources brought by any Authority, or from any director, officer, employee, agent, contractor or any other private or third party, and any notice, whether oral or written, advising Seller of any of the foregoing or of any fact, event or condition which could reasonably be the basis for the assertion of any of the foregoing.

“Environmental Laws” means:

The Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act (42 U.S.C. § 9601 et seq.) (“CERCLA”) and/or the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) (“RCRA”) and/or the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.) (“TSCA”) and/or the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. § 136 et seq.) (“FIFRA”) and/or the Clean Air Act (42 U.S.C. § 7401 et seq.) (“CAA”) and/or the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.) (“FWPCA”) and/or the Safe Drinking Water Act (42 U.S.C. § 300f et seq.) (“SDWA”) including any amendments or extensions thereof; and

All applicable statutes, laws, regulations, rules, ordinances, codes, licenses, permits, guidelines, standards, orders, requirements, approvals, plans, authorizations, concessions, franchises, and similar items of all governmental agencies, departments, commissions, boards, bureaus and instrumentalities of the United States, any foreign country, or any state and political subdivision thereof, and all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to pollution and/or the protection of human health and/or the environment, including, without limitation, those pertaining to reporting, licensing, permitting, investigating, and remediating emissions, discharges, releases, or threatened releases of Materials of Environmental Concern, (as hereinafter defined) whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the production, manufacture, processing, distribution, use, generation, treatment, removal, storage, disposal, transport, or handling of Materials of Environmental Concern, whether solid, liquid or gaseous in nature.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Insider” shall mean, with respect to the applicable party, the party, any Person that is the direct or indirect beneficial holder of 5% or more of the common stock of the party, a director, an executive officer, or any Associate or Affiliate of the foregoing.

“Lien” means any lien, charge, pledge, security interest, option, mortgage, claim, debt or other encumbrances or restrictions of any kind.

“Material Adverse Effect” means any change or effect that individually or in the aggregate, is materially adverse to the business, assets (including intangible assets), financial condition or results of operation, other than an occurrence or event generally affecting the economy or the industry in which it competes or resulting from the announcement and consummation of the transaction contemplated pursuant to this Agreement.

“Materials of Environmental Concern” means any substance:

the presence of which requires investigation or remediation under any Environmental Laws; or

which is defined as a “hazardous waste,” “hazardous substance,” “hazardous material,” toxic substance, pollutant or contaminant under any Environmental Laws; or

which is identified under any Environmental Laws as toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes restricted or regulated by any governmental, quasi-governmental or regulatory authority, agency, department, commission, board, agency or instrumentality of the United States, any foreign country or any state or any political subdivision thereof; or

without limitation which includes or contains gasoline, diesel fuel or other petroleum hydrocarbons or related byproducts.

“Permitted Liens” means (i) any and all Liens accepted and assumed by Buyer and set forth on the Disclosure Schedules; (ii) Liens related to the Assumed Liabilities which are set forth on Schedule 1.3 of the Disclosure Schedule; and (iii) Liens for current Taxes not yet due and payable or of Taxes the validity of which is contested in good faith by appropriate proceedings; provided, however, that any such Liens will not materially interfere with the current use of the Purchased Assets or have a Material Adverse Effect.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, an Authority, a trust or other entity or organization.

“Purchase Shares” means approximately 30,992,117 shares of the common stock, par value $0.00025, of Buyer to be issued to Seller in partial payment of the Purchase Price for the Purchased Assets at Closing and immediately thereafter distributed pro rata to the stockholders of Seller as adjusted to round up the number of shares distributed to the Seller’s stockholders so that no fractional Buyer shares are distributed.

“Reasonable Efforts” means the efforts a prudent business Person who wanted to achieve a result would use in similar circumstances to see that the result was achieved as quickly as possible; but an obligation to use Reasonable Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in material liabilities or risks thereof.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Tax” means all taxes, charges, withholdings, fees, levies, penalties, additions, interest or other assessments imposed by any United States Federal, state or local and foreign or other taxing department or authority (including, without limitation, as a result of being a member of an affiliated, combined or unitary group or as a result of any obligation arising out of an agreement to indemnify any other Person), and including, but not limited to, those related to income, gross receipts, gross income, sales, use, excise, occupation, services, leasing, valuation, transfer, license, severance, production, or franchise.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Buyer and Seller have caused this Agreement to be executed by their duly authorized representatives on the day and year first written above.

BUYER:

SOURCE ENERGY CORPORATION

By:	/s/ CRAIG CARPENTER
Craig Carpenter, President

SELLER:

ENERGYTEC, INC.

By:	/s/ FRANK W COLE
Frank W Cole, President

Exhibit A to

Asset Purchase Agreement

BILL OF SALE, ASSIGNMENT

AND GENERAL CONVEYANCE

STATE OF	}
: ss
COUNTY OF	}

KNOW ALL MEN BY THESE PRESENTS:

This Bill of Sale, Assignment and General Conveyance (“Assignment”) is executed and delivered on                                 , 2005 from Energytec, Inc., a Nevada corporation, (“Seller”) to Source Energy Corporation (“Buyer”).

W I T N E S S E T H:

WHEREAS, Pursuant to the terms and conditions of the Asset Purchase Agreement between the parties dated November 17, 2004 (“Agreement”) Seller is selling to Buyer, and Buyer is purchasing from Seller, certain assets of Seller listed on Exhibit “A” hereto (which represents the “Acquired Assets” as defined in the Agreement);

NOW, THEREFORE, for good and valuable consideration described in the Agreement, the receipt, adequacy and sufficiency of which are hereby acknowledged, and of the premises, mutual covenants, and agreements of the Parties:

1. Conveyance and Delivery. Effective as of the Closing, Seller does hereby convey, grant, bargain, sell, transfer, set over, assign, deliver, and release unto Buyer and Buyer’s successors and assigns to have and hold forever, good and marketable title to the Acquired Assets, all as listed and described in the Agreement and Exhibit “A” hereto.

2. Title to the Acquired Assets. Seller hereby represents and warrants that:

(a) Seller has as of the Closing good and marketable title to each and every item of the Acquired Assets free and clear of all liens, claims, charges, encumbrances, mortgages, options, restrictions, security agreements, or any other encumbrance of any kind, character, or description whatsoever, except as set forth in the Agreement and the schedules and exhibits thereto;

(b) Seller has all requisite power and authority to sell, transfer, convey, and deliver the Acquired Assets to Buyer pursuant to this instrument of conveyance; and

(c) Seller will defend good and marketable title to the Acquired Assets against any and all adverse claims whatsoever.

3. Condition of the Acquired Assets. The Acquired Assets are being sold pursuant to this Assignment in their respective “as is, where is” condition without any representation, warranty, whether express or implied, except as set forth in paragraph 2, above, and the Agreement.

4. Further Assurances. Seller agrees to execute and deliver to Buyer any certificates, instruments, releases, and other documents reasonably required to further assure Buyer with respect to, and provide Buyer evidence of its full right, title, and interest in and to, the Acquired Assets.

5. Definitions. This Assignment is subject to all the terms and conditions of the Agreement. All defined terms in the Agreement have the same meaning herein as set forth in the Agreement.

IN WITNESS WHEREOF, this Assignment and General Conveyance has been duly executed and delivered on the          day of                      2005.

ENERGYTEC, INC.

By
Duly Authorized Officer

Before me, the undersigned, a Notary Public, in and for said County and State, on this          day of                      2005, personally appeared                                         , to me known to be the identical person who subscribed the name of Energytec, Inc. to the foregoing instrument by authority of its board of directors and acknowledged to me that he/she executed the same as the act and deed of each said corporation by authority of its board of directors.

Notary Public

Exhibit “A” to

Bill of Sale, Assignment

and General Conveyance

All of Seller’s right, title and interest in and to all the assets and properties of the Business (but only to the extent they are not Excluded Assets) including, without limitation, the following assets and properties owned by Seller and used in the Business:

(a) all cash and cash equivalents on hand related to the Business, wherever located, including without limitation, in accounts, lock boxes and other similar accounts (whether maintained at a bank, savings and loan or other similar financial institution);

(b) all pipe, transmission lines, equipment, machinery, furniture, and fixtures owned by Seller and used by Seller in the conduct of the Business;

(c) all of the Accounts Receivable;

(d) all of the Production Interests;

(e) all of the Property Interests;

(f) all of the Assignable contracts;

(g) all of the Contracts;

(h) all of the Permits;

(i) all registered, licensed, used and/or owned intellectual property, including, without limitation, (i) all such trademarks, trade names (including the name “Energytec”), trade styles, logos, service marks, Internet domain names and websites and all applications and registrations therefor and licenses thereof; and (ii) all such technical, processing, or production information, including new developments, inventions, know-how, processes, ideas and trade secrets and documentation thereof (including related papers, logs, production data, diaries, notebooks, specifications, methods, and data processing software) and all claims and rights related thereto;

(j) all customer files and all lists of customers, suppliers, distributors and vendors which are assignable in accordance with their terms;

(k) all of the Bonds;

(l) all claims, causes of action and other rights related to the Purchased Assets, other than those relating to Taxes for the period prior to the date of Closing;

(m) all documents and records relating to the Purchased Assets, or the operations of the Business (including historical production data, research and geological reports and studies, reserve reports, engineering reports and studies, and cost or operating studies and reports);

(n) all accounting books, records, ledgers and electronic data processing materials or copies thereof;

(o) all information contained in all databases, which are used or intended to be used in the conduct of the Business;

(p) all bank accounts, lock boxes, safe deposit boxes and the contents thereof which are maintained for use in the conduct of the Business or which contain any assets of the Business;

(q) all prepaid expenses and deferred charges to the extent the corresponding obligations constitute Assumed Liabilities; and

(r) all other assets, properties, rights and claims related to the operations of the Business or which arise in or from the conduct thereof;

provided, however, that the Purchased Assets shall not include any of the Excluded Assets.

Exhibit B to

Asset Purchase Agreement

ASSUMPTION OF LIABILITIES

KNOW ALL MEN BY THESE PRESENTS:

This Assumption of Liabilities is executed and delivered on             , 2005, from Source Energy Corporation, a Utah corporation (“Buyer”) to Energytec Inc., a Nevada corporation (“Seller”).

W I T N E S S E T H:

WHEREAS, Seller is selling to Buyer, and Buyer is purchasing from Seller, certain assets of Seller pursuant to the terms and conditions of the Asset Purchase Agreement between the parties dated November 17, 2004 (“Agreement”), and Buyer has agreed to assume certain liabilities of Seller in connection therewith (“Assumed Liabilities”);

NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements of the parties herein contained, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged:

1. Assumption. Seller hereby assigns and transfers to Buyer, and Buyer hereby assumes from Seller, the Assignable Contracts and such of the Permits as are transferable under applicable law and in accordance with the terms thereof and, except for the Excluded Liabilities and Obligations, Buyer assumes and agrees to discharge and satisfy in full when due and/or perform in a timely manner the obligations of Seller arising after the Closing Date under: (a) the Assignable Contracts set forth on Schedule 1.1(f) of the Disclosure Schedule and Permits included in the Purchased Assets, together with such Contracts and Permits Buyer receives the economic benefits of; and (b) the Assumed Liabilities.

2. Further Assurances. Buyer agrees to execute and deliver to Seller any certificates, instruments, and other documents reasonably required to further assure Seller with respect to, and provide Seller evidence of, Buyer’s assumption of the liabilities and obligations provided for herein and in the Agreement.

3. Authority. Buyer has all requisite power and authority to assume the Assumed Liabilities pursuant to this instrument.

4. Definitions. This Assumption of Liabilities is subject to all the terms and conditions of the Agreement. All defined terms in the Agreement have the same meaning herein as set forth in the Agreement.

IN WITNESS WHEREOF, this Assumption of Liabilities has been duly executed and delivered on the          day of                      2005.

SOURCE ENERGY CORPORATION

By:
Duly Authorized Officer

Exhibit C to

Asset Purchase Agreement

COMANCHE WELL SERVICE CORPORATION

14785 Preston Road

Suite 550

Dallas, Texas 75254

November 17, 2004

Source Energy Corporation

Craig Carpenter, President

3040 Granite Meadow Lane

Sandy, UT 84092

RE: Well Service Agreement

Dear Mr. Carpenter:

Comanche Well Service Corporation, a Texas corporation in good standing (“Comanche”), herein proposes to enter into this Well Service Agreement (“Agreement”) with Source Energy Corporation (“Source”) in contemplation of that Asset Purchase Agreement of even date between Source and Energytec, Inc. of Dallas, Texas. Pursuant to the Asset Purchase Agreement, Source agrees to acquire oil and gas properties and other assets from Energytec in exchange for certain common stock consideration. Comanche is familiar with those properties inasmuch as Comanche has provided a complete array of well services on those properties since the acquisition of those properties by Energytec.

The purpose of this Agreement is to set forth the terms and conditions under which Comanche would continue to provide its services on those properties acquired by Source upon the closing of the Asset Purchase Agreement in 2005.

TERM OF AGREEMENT

This Agreement will be effective from the closing date of the Asset Purchase Agreement and for three (3) years thereafter. Either party may cancel this Agreement upon the giving of written notice sixty (60) days in advance of the termination date to the other party.

SERVICE FEES

Source shall pay a service fee to Comanche for service work performed at a rate of 75% of the standard contracting rate for such services as if performed by an independent vendor. Comanche shall provide a schedule of such independent contracting rates at the beginning of each calendar quarter.

There will be no separate fees for mobilization in or out of a site or other fees. Therefore, the Service Fee shall be the exclusive fee arrangement between the parties.

REIMBURSABLE COSTS

Source, as the operator of the oil and gas properties in Texas, shall reimburse Comanche the costs of material, equipment, work or services which would otherwise be performed by Source but which may, at the convenience of Source, be paid for by Comanche at Source’s request. These costs shall be reimbursed to Comanche upon invoicing to Source plus an addition of 10% of invoice amount for handling by Comanche.

TIME OF PAYMENT

Subject to Source’s right to require Comanche to furnish it with satisfactory evidence that Comanche has paid all labor and material claims chargeable to Comanche that might give rise to lien rights against Source, payment becomes due thirty (30) days after presentation of an invoice by Comanche.

Any sums not paid accordingly, will bear interest at the maximum lawful rate under Texas law from such date until paid.

WORK PRIORITY AND SCHEDULING

Comanche will accord the service work requested by Source with the highest priority notwithstanding that Comanche will be available to work for other operators without limitation.

To that end, Source and Comanche will meet at the beginning of each quarter to set forth and detail a work plan for that quarter. Further, Source and Comanche will monitor that work plan by weekly meetings, telephone conferences, daily reports, or such other mechanisms to insure that both parties are in coordination of any and all projects underway for that quarter.

INSURANCE

During the term of this Agreement, Comanche shall maintain insurance coverages of the kind and in the amounts set by independent contractors who perform the same types of services performed by Comanche, to include, general liability, casualty, equipment, environmental and workmen’s compensation (or a comparable self-insurance program). Comanche shall furnish such proof of coverage and limits as Source may require from time to time.

ADDITIONAL TERMS AND CONDITIONS

At such time as this Agreement becomes effective, the parties may substitute a more expansive agreement to extend to other additional terms and conditions, to include, for example only, (i)

Ingress, Egress and Location, (ii) Force Majeure, (iii) Assignment, (iv) Pollution and Contamination, (v) Indemnification, and (vi) Waiver and Amendment. However, nothing in such definitive agreement shall make any change as to compensation or priority work commitments as written above in this Agreement.

If the above comports with your understanding of our agreement, please sign below where indicated and return a copy of this Agreement to us at your earliest convenience.

Very truly yours,

Frank W Cole
President

Agreed and accepted this              day of November 2004.

Source Energy Corporation

By:
Craig Carpenter, President

CONFIRMATION OF MODIFICATION

Reference is made to the Asset Purchase Agreement dated November 17, 2004, between Source Energy Corporation and Energytec, Inc. (the “Agreement”).

This will confirm the agreement of the parties that the number of Purchase Shares as defined in the Agreement shall be reduced to 30,083,120. This reduction is made as a result of the determination by Energytec to reduce the number of shares issued under the restricted stock plan of November 8, 2004.

Dated this 14th day of December 2004.

SOURCE ENERGY CORPORATION

By:	/S/ CRAIG CARPENTER
Craig Carpenter, President

SELLER:

ENERGYTEC, INC.

By:	/S/ FRANK W COLE
Frank W Cole, President

APPENDIX II

LEASE SALE AGREEMENT

LEASE SALE AGREEMENT

THIS LEASE SALE AGREEMENT (the “Agreement”) is made and effective November 17, 2004 by and between SOURCE ENERGY CORPORATION, a Utah corporation (“Seller”) and CRAIG CARPENTER (the “Buyer”).

BACKGROUND

WHEREAS, Seller owns Federal Oil and Gas Lease No. U-14654 consisting of 480 acres with one producing well in Grand County, Utah (the “Property”);

WHEREAS, Buyer has a judgment against Seller in the amount of $75,000, plus post-judgment interest, which is still owing (the “Judgment”);

WHEREAS, as condition precedent to the closing of the transactions contemplated by the Asset Purchase Agreement dated November 17, 2004 between Seller and Energytec, Inc. (the “Energytec Agreement”) Energytec desires that the Seller sell to Buyer, and Buyer acquire from Seller, the Property and related assets and liabilities, and that the Judgment be discharged and released; and

WHEREAS, for purposes of satisfying such conditions the Seller desires to sell to Buyer, and Buyer desires to acquire from Seller, the Property and related assets and liabilities, and in consideration therefor release the Judgment in full, all upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound, the parties hereto agree as follows:

ARTICLE I.

THE TRANSACTION

1.1 Sale and Purchase of Seller’s Assets. Subject to the terms and conditions of this Agreement, at the Closing referred to in Section 1.4 hereof, Seller shall cause to be sold, transferred and conveyed to Buyer, and Buyer shall purchase and accept from Seller, all of Seller’s right, title and interest in and to the assets and properties of Seller listed below (collectively, the “Purchased Assets”):

(a) all right, title, and interest Seller holds in and to the Property;

(b) all pipe, equipment, machinery, and fixtures owned by Seller and used by Seller in operating the oil well on the Property;

(c) accounts receivable arising in respect of oil produced from the Property for the calendar month in which the Closing occurs (the “Accounts Receivable”);

(d) all rights of way, easements, leasehold, and other rights pertaining to the Property (the “Property Interests”);

(e) all contracts, agreements and undertakings (whether oral or written) which relate to the production and sale of oil from the Property (the “Contracts”);

(f) to the extent legally transferable, all licenses, permits and other like authorizations possessed by Seller and necessary to the operation of the Property (the “Permits”);

(g) all registered, licensed, used and/or owned intellectual property, including, without limitation, (i) all such trademarks, trade names (including the names “Source Energy” and “Parker Energy” or any derivative thereof, including but not limited to “Parker Energy Technology”), trade styles, logos, service marks, Internet domain names and websites and all applications and registrations therefor and licenses thereof; and (ii) all such technical, processing, or production information, including new developments, inventions, know-how, processes, ideas and trade secrets and documentation thereof (including related papers, logs, production data, diaries, notebooks, specifications, methods, and data processing software) and all claims and rights related thereto;

(h) all performance and other bonds (the “Bonds”), letters of credit, security and other deposits, and advances maintained for use in operating the Property;

(i) all claims, causes of action and other rights related to the Property for the period prior to the Closing;

(j) all documents and records relating to the Purchased Assets (including historical production data, research and geological reports and studies, reserve reports, engineering reports and studies, and cost or operating studies and reports);

(k) except as set forth in Section 1.2(b), all accounting books, records, ledgers and electronic data processing materials or copies thereof;

(l) all prepaid expenses and deferred charges to the extent the corresponding obligations constitute Assumed Liabilities;

(m) all other assets, properties, rights and claims related to the operations of the Property or which arise in or from the conduct thereof; and

(n) a warrant to purchase common stock of Seller in the form attached hereto as Exhibit C (the “Warrant”);

provided, however, that the Purchased Assets shall not include any of the assets rights and claims defined as Excluded Assets in Section 1.2 below.

1.2 Excluded Assets. The Purchased Assets shall not include the following assets and properties (the “Excluded Assets”):

(a) all cash of Seller at the time of Closing, which shall be equal to cash reported on the Seller’s unaudited balance sheet as of September 30, 2004 filed with the Securities and Exchange Commission under Seller’s report on Form 10-QSB, increased by all oil and gas revenue through the end of the calendar month immediately preceding the month in which the Closing occurs, decreased by production costs incurred to generate such revenue (consistent with past practice) through the end of the calendar month immediately preceding the calendar month in which the Closing occurs, and Seller’s third party professional fees and costs arising from the transactions contemplated by this Agreement and the Energytec Agreement and related to discharging Seller’s reporting obligations under the Securities Exchange Act of 1934, which are consistent with past practice and shall not, in any event, exceed $25,000 in the aggregate;

(b) all accounts receivable accrued through and including the end of the calendar month immediately preceding the calendar month in which the Closing is held; and

(c) books and records that Seller is required to retain pursuant to any statute, rule, regulation or ordinance (except that Buyer shall be given copies of and access to such books and records as reasonably necessary or desirable for Buyer operation of the Property).

1.3 Assumed Liabilities. Subject to the terms and conditions of this Agreement, at Closing, Seller will assign and transfer to Buyer the Contracts and such of the Permits as are transferable under applicable law and in accordance with the terms thereof, and Buyer shall assume and agree to discharge and satisfy in full when due and/or perform in a timely manner the obligations of Seller arising under such Contracts and Permits from and after the first day of the calendar month in which the Closing occurs (the “Assumed Liabilities”).

1.4 Closing and Deliveries.

(a) Closing. Subject to the terms and conditions of this Agreement, the closing of the sale and purchase of the Purchased Assets (the “Closing”) shall be held simultaneously with the closing contemplated by the Energytec Agreement at the offices of Parsons, Behle & Latimer, 201 South Main Street, Suite 1800, Sale Lake

City, Utah 84111. The date on which Closing shall occur is hereinafter referred to as the (“Closing Date”). The effective time of the Closing shall be 12:01 a.m. on the Closing Date.

(b) Deliveries of Seller. Subject to the terms and conditions of this Agreement, Seller shall deliver to Buyer at Closing:

(i) a general assignment and bill of sale for the Purchased Assets in substantially the form of Exhibit A attached hereto, executed by Seller;

(ii) an Assignment and Assumption Agreement with respect to the Assumed Liabilities in substantially the form of Exhibit B attached hereto (the “Assumption Agreement”), executed by Seller;

(iii) assignments and other documents of transfer for the Property Interests, Bonds, and Permits;

(iv) the Warrant signed by Seller; and

(v) such other instruments as may be necessary to convey the Purchased Assets to Buyer.

(c) Buyer’s Deliveries to Seller. Subject to the terms and conditions of this Agreement, at the Closing Buyer shall deliver to Seller:

(i) a satisfaction of judgment signed by Buyer in proper form for filing with the court that issued the Judgment to satisfy and discharge the Judgment in full;

(ii) the Assumption Agreement, executed by Buyer; and

(iii) such other documents and instruments as may be reasonably requested by Seller.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer as follows:

2.1 Organization and Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of Utah and has all requisite power and authority and legal right to own, lease and operate the Purchased Assets and to carry on its business as and where presently being conducted.

2.2 Authorization and Enforceability.

(a) Seller has full power and authority to make, execute, deliver and perform this Agreement, and the execution, delivery and performance of this Agreement by Seller have been duly authorized by all necessary action on the part of Seller, except for approval by the stockholders of Seller.

(b) This Agreement has been, and the documents to be delivered by Seller at Closing in connection herewith will be, duly executed and delivered by Seller and constitute the legal, valid and binding obligation of Seller enforceable against Seller in accordance with their respective terms.

2.3 No Violation of Laws or Agreements. The execution, delivery and performance of this Agreement by Seller do not (a) violate any provision of applicable law, rule, regulation or ordinance, (b) violate any judgment, order, writ, injunction or decree of any court, governmental, quasi-governmental or regulatory department or authority or other tribunal applicable to Seller, (c) violate any of the provisions of the Articles of Incorporation or Bylaws of Seller, or (d) violate, conflict with or result in a violation or breach of, or otherwise constitute a default (with or without the giving of notice or the lapse of time or both) under, or permit the termination of, or require the consent of any other party to, or result in the acceleration of, or entitle any party to accelerate any obligation under, or result in the loss of any benefit under, or give rise to the creation of any lien upon any of the Purchased Assets under the terms, conditions or provisions of any agreement, bond, note or indenture to which Seller is a party or by which Seller or any of the Purchased Assets is bound.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as follows:

3.01 Authorization and Enforceability. Buyer has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder, no consent of any person not a party to this Agreement is required to be obtained on the part of the Buyer to execute, deliver, and perform his obligations hereunder; and this Agreement constitutes the legally valid and binding obligation of the Buyer enforceable against him in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditor’s rights generally.

3.02 Ownership. Seller is the sole owner of the Judgment and no other person or entity has any claim to, or right to receive any of the proceeds of, the Judgment. The Judgment is free and clear of all liens and encumbrances, whatsoever, and Buyer has the full right to settle and release the Judgment as provided herein.

3.03 No Violation of Laws or Agreements. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including performance by Buyer) will (a) violate any statute, regulation, rule, order, decree, charge, or other restriction of any governmental entity to which Buyer is subject, or (b) conflict with, result in a breach of, or constitute a default under any arrangement to which Buyer is a party or by which he is bound or to which any of his assets are subject (or result in the imposition of any encumbrance upon any of its assets).

ARTICLE IV.

CERTAIN COVENANTS

4.1 Interim Conduct of Business. From the date hereof until the Closing, Seller shall preserve, protect and maintain the Property and the Purchased Assets and shall operate the Property consistent with prior practice and in the ordinary course of business.

4.2 Mutual Covenants. The parties mutually covenant and agree, as applicable, to use reasonable best efforts to obtain promptly the satisfaction of the conditions to the Closing of the transactions contemplated herein. In furtherance of the foregoing, the parties hereto agree to use their reasonable best efforts to (a) file all necessary documentation with the appropriate authorities as soon as practicable to obtain as soon as possible all consents, approvals or authorizations required by any authority in order to consummate the transactions contemplated by this Agreement, (b) take any action reasonably requested or accept any condition reasonably imposed by any authority in connection with any such consent, approval or authorization, and (c) resolve any objection asserted with respect to the transactions contemplated hereby under any federal or state statute, rule or regulation.

4.3 Stockholder Vote. The sale and purchase of the Acquired Assets contemplated by this Agreement is subject to approval by the stockholders of Seller pursuant to the requirements of the Utah Revised Business Corporation, and the matter will be submitted to the stockholders as provided in the Energytec Agreement.

4.4 Certain Taxes and Expenses.

(a) Buyer shall pay all sales, use, transfer, documentary stamp and other similar taxes and all recording, filing and other fees and costs with respect to the sale and purchase of the Purchased Assets.

(b) Whether or not the transactions contemplated by this Agreement are consummated, and except as otherwise provided herein, Seller and Buyer shall each bear their respective accounting, legal, financial advisory and other expenses incurred in connection with the transactions contemplated by this Agreement.

ARTICLE V.

CONDITIONS PRECEDENT; TERMINATION

5.1 Conditions Precedent to Obligations of Buyer. The obligations of Buyer to purchase the Purchased Assets, assume the Assumed Liabilities and consummate the other transactions contemplated hereunder are subject to the satisfaction, as of the Closing Date, of each of the following conditions (any one or more of which may be waived in whole or in part by Buyer in its sole discretion to the extent permitted by law):

(a) Performance of Agreements. Seller shall have performed or complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing.

(b) Closing Instruments. Seller shall have caused the documents and instruments required by Section 1.4(b) to be delivered (or tendered subject only to Closing) to Buyer.

(c) Required Consents. All material consents, approvals, authorizations, registrations or filings by Seller that are required to be received by Seller under the laws or regulations of the United States and any other authority in order to consummate the transactions contemplated by this Agreement shall have been obtained.

(d) Injunction; Litigation. No statute, rule or regulation or order of any court or authority shall be in effect which prohibits the transactions contemplated by this Agreement.

5.2 Conditions Precedent to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated hereunder are subject to the satisfaction, as of the Closing Date, of each of the following conditions (any one or more of which may be waived in whole or in part by Seller in its sole discretion, to the extent permitted by law):

(a) Performance of Agreements; Representations and Warranties. Buyer shall have performed or complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it at or prior to Closing; and the representations and warranties set forth in this Agreement made by Buyer shall have been true and correct in all material respects when made and on and as the Closing Date.

(b) Closing Instruments. Buyer shall have caused the documents and instruments required by Section 1.4(c) to be delivered (or tendered subject only to Closing) to Seller.

(c) Required Consents. All material consents, approvals, authorizations, registrations or filings by Buyer that are required to be received by Buyer under the laws or regulations of the United States and any other authority in order to consummate the transactions contemplated by this Agreement shall have been obtained.

(d) Injunction; Litigation. No statute, rule or regulation or order of any court or authority shall be in effect which prohibits the transactions contemplated by this Agreement.

5.3 Termination. This Agreement will be terminated, and the transactions contemplated hereby abandoned, upon termination or abandonment of the Energytec Agreement. If this Agreement is validly terminated pursuant to this Section 5.3, this Agreement shall forthwith become null and void, and there shall be no liability or obligation on the part of the Seller or Buyer or any of their respective officers, directors, employees, agents, shareholders, members, managers or other representatives or affiliates.

ARTICLE VI.

INDEMNIFICATION

6.1 Survival. All representations, warranties, covenants and agreements of Buyer contained in this Agreement, and in any certificate, schedule, document or other writing delivered pursuant hereto or in connection with the transactions contemplated herein shall be in all cases deemed to have been relied upon by the Seller, and shall survive the Closing; provided that the representations and warranties shall be fully effective and enforceable only for a period of 12 months after the Closing Date, and shall thereafter be of no further force or effect, except that (i) the indemnification obligations under Section 6.2(b), 6.2(c), and 6.2(d) shall survive indefinitely, and (ii) any misrepresentation or related warranty of which the Buyer had actual knowledge of its falsity or incorrectness as of the Closing Date shall survive indefinitely. Additionally, the Buyer agrees that the indemnification obligations set forth in this Article VI shall survive with respect to any claims made within the applicable survival period until finally resolved or judicially determined, including any appeal thereof. The representations, warranties, covenants and agreements contained in this Agreement or any certificate, schedule, document or other writing delivered pursuant hereto, shall not be affected by any investigation, verification or examination by Seller or by any other person.

6.2 Indemnification of Seller. From and after the Closing, Buyer agrees to indemnify, defend and save Seller and its directors, officers, employees, owners, agents and affiliates and their successors and assigns or heirs and personal representatives, as the case may be (each, a “Seller Indemnified Party”) harmless from and against, and to promptly pay to a Seller Indemnified Party or reimburse a Seller Indemnified Party for, any and all losses, damages, expenses (including, without limitation, court costs, amounts paid in settlement, judgments, reasonable attorneys’ fees or other expenses for investigating and defending, including, without limitation, those arising out of the enforcement of this Agreement), suits, actions, claims, deficiencies, liabilities or obligations sustained or incurred by such Seller Indemnified Party relating to, caused by or resulting from:

(a) Any breach or inaccuracy of any representation or warranty made by Buyer contained herein or in any certificate, schedule, document or other writing delivered by Buyer pursuant hereto;

(b) Any breach of, or failure to fulfill or satisfy, any covenant or agreement made by Buyer contained herein or in any certificate, schedule, document or other writing delivered by Buyer pursuant hereto;

(c) Any liability for third-party causes of action arising from the ownership, use, or any other activity or event related to the Property or the Purchased Assets by Seller prior to the Closing Date or Buyer from and including the Closing Date, whether known or unknown, fixed or contingent; or

(d) The Assumed Liabilities.

6.3 Indemnification Procedure. In the event that subsequent to the Closing any Seller Indemnified Party (each, an “Indemnified Party”) has a claim with respect to which Buyer (the “Indemnifying Party”) required to provide indemnification under this Agreement, the Indemnified Party shall promptly give written notice, together with a statement of any available information regarding such claim, to the Indemnifying Party. In the event that the claim for indemnification is based on the assertion of a claim by a third party, the Indemnifying Party shall have the right to assume responsibility for the defense of such claim, provided it promptly agrees that it has responsibility to indemnify the Indemnified Party with respect to such claim. In such event, the Indemnifying Party shall have full authority to defend or settle such claim, provided that any settlement shall require the consent of the Indemnified Party, which consent shall not be withheld unreasonably.

ARTICLE VII.

MISCELLANEOUS

7.1 Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted to be given to any party hereunder shall be in writing and shall be deemed given only if delivered to the party personally or sent to the party by telecopy, telegram (followed by hard copy sent by registered or certified mail) or by registered or certified mail (return receipt requested) with postage and registration or certification fees thereon prepaid, addressed to the party at its address set forth below:

If to Seller:

Source Energy Corporation

Attn: Craig Carpenter, President

3040 Granite Meadow Lane

Sandy, UT 84092

Fax: (801) 942-2902

If to Buyer:

Craig Carpenter, President

3040 Granite Meadow Lane

Sandy, UT 84092

Fax: (801) 942-2902

7.2 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

7.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Utah, without giving effect to the conflict of laws provisions thereof.

7.5 Construction; Interpretation; Severability. The parties hereby agree that any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. If any provision, clause or part of this Agreement, or the application thereof under certain circumstances, is held invalid, the remainder of this Agreement, or the application of such provision, clause or part under other circumstances, shall not be affected thereby.

7.6 Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

7.7 Counterparts and Headings. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument. The headings preceding the text of the sections and subsections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect. Section, subsection and clause references contained herein refer to those contained in this Agreement unless otherwise specified.

7.8 Facsimile Signature. A signature sent by telecopy or facsimile transmission shall be as valid and binding upon the party as an original signature of such party.

IN WITNESS WHEREOF, the Seller and Buyer have executed this Agreement, Seller by its duly authorized representative, on the day and year first written above.

SELLER:

SOURCE ENERGY CORPORATION

By:	/S/ CRAIG CARPENTER
Craig Carpenter, President

BUYER:

/s/ CRAIG CARPENTER
Craig Carpenter

Exhibit A

BILL OF SALE, ASSIGNMENT

AND GENERAL CONVEYANCE

STATE OF	}
: ss
COUNTY OF	}

KNOW ALL MEN BY THESE PRESENTS:

This Bill of Sale, Assignment and General Conveyance (“Assignment”) is executed and delivered on                     , 2005 from Source Energy Corporation, a Utah corporation, (“Seller”) to Craig Carpenter (“Buyer”).

W I T N E S S E T H:

WHEREAS, Pursuant to the terms and conditions of the Lease Sale Agreement between the parties dated November 17, 2004 (“Agreement”) Seller is selling to Buyer, and Buyer is purchasing from Seller, certain assets of Seller listed on Exhibit “A” hereto (which represents the “Acquired Assets” as defined in the Agreement);

NOW, THEREFORE, for good and valuable consideration described in the Agreement, the receipt, adequacy and sufficiency of which are hereby acknowledged, and of the premises, mutual covenants, and agreements of the Parties:

1. Conveyance and Delivery. Effective as of the Closing, Seller does hereby convey, grant, bargain, sell, transfer, set over, assign, deliver, and release unto Buyer and Buyer’s successors and assigns to have and hold forever, good and marketable title to the Acquired Assets, all as listed and described in the Agreement and Exhibit “A” hereto.

2. Title to the Acquired Assets. Seller hereby represents and warrants that Seller has all requisite power and authority to sell, transfer, convey, and deliver the Acquired Assets to Buyer pursuant to this instrument of conveyance.

3. Condition of the Acquired Assets. The Acquired Assets are being sold pursuant to this Assignment in their respective “as is, where is” condition without any representation, warranty, whether express or implied, except as set forth the Agreement.

4. Further Assurances. Seller agrees to execute and deliver to Buyer any certificates, instruments, releases, and other documents reasonably required to further assure Buyer with respect to, and provide Buyer evidence of its full right, title, and interest in and to, the Acquired Assets.

5. Definitions. This Assignment is subject to all the terms and conditions of the Agreement. All defined terms in the Agreement have the same meaning herein as set forth in the Agreement.

IN WITNESS WHEREOF, this Assignment and General Conveyance has been duly executed and delivered on the      day of                      2005.

SOURCE ENERGY CORPORATION

By
Duly Authorized Officer

Before me, the undersigned, a Notary Public, in and for said County and State, on this      day of                      2005, personally appeared                                                      , to me known to be the identical person who subscribed the name of Source Energy Corporation to the foregoing instrument by authority of its board of directors and acknowledged to me that he/she executed the same as the act and deed of each said corporation by authority of its board of directors.

Notary Public

Exhibit “A” to

Bill of Sale, Assignment

and General Conveyance

Acquired Assets

All of Seller’s right, title and interest in and to all the assets and properties of the Business (but only to the extent they are not Excluded Assets) including, without limitation, the following assets and properties owned by Seller and used in the Business:

(a) all of the Property

(b) all pipe, equipment, machinery, and fixtures owned by Seller and used by Seller in operating the oil well on the Property;

(c) all of the Accounts Receivable;

(d) all of the Property Interests;

(e) all of the Contracts;

(f) all of the Permits;

(g) all registered, licensed, used and/or owned intellectual property, including, without limitation, (i) all such trademarks, trade names (including the names “Source Energy” and “Parker Energy” or any derivative thereof, including but not limited to “Parker Energy Technology”), trade styles, logos, service marks, Internet domain names and websites and all applications and registrations therefor and licenses thereof; and (ii) all such technical, processing, or production information, including new developments, inventions, know-how, processes, ideas and trade secrets and documentation thereof (including related papers, logs, production data, diaries, notebooks, specifications, methods, and data processing software) and all claims and rights related thereto;

(h) all of the Bonds;

(i) all claims, causes of action and other rights related to the Property for the period prior to the Closing;

(j) all documents and records relating to the Purchased Assets (including historical production data, research and geological reports and studies, reserve reports, engineering reports and studies, and cost or operating studies and reports);

(k) except as set forth in Section 1.2(b), all accounting books, records, ledgers and electronic data processing materials or copies thereof;

(l) all prepaid expenses and deferred charges to the extent the corresponding obligations constitute Assumed Liabilities;

(m) all other assets, properties, rights and claims related to the operations of the Property or which arise in or from the conduct thereof; and

(n) the Warrant;

provided, however, that the Purchased Assets shall not include any of the Excluded Assets.

Exhibit B

ASSUMPTION OF LIABILITIES

KNOW ALL MEN BY THESE PRESENTS:

This Assumption of Liabilities is executed and delivered on                     , 2005, from Craig Carpenter (“Buyer”) to Source Energy Corporation, a Utah corporation (“Seller”).

W I T N E S S E T H:

WHEREAS, Seller is selling to Buyer, and Buyer is purchasing from Seller, certain assets of Seller pursuant to the terms and conditions of the Lease Sale Agreement between the parties dated November 17, 2004 (“Agreement”), and Buyer has agreed to assume certain liabilities of Seller in connection therewith (“Assumed Liabilities”);

NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements of the parties herein contained, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged:

1. Assumption. Seller hereby assigns and transfers to Buyer, and Buyer hereby assumes from Seller, the Contracts and such of the Permits as are transferable under applicable law and in accordance with the terms thereof and Buyer assumes and agrees to discharge and satisfy in full when due and/or perform in a timely manner the obligations of Seller arising after the Closing Date under the Contracts and Permits from and after the first day of the calendar month in which the Closing occurs

2. Further Assurances. Buyer agrees to execute and deliver to Seller any certificates, instruments, and other documents reasonably required to further assure Seller with respect to, and provide Seller evidence of, Buyer’s assumption of the liabilities and obligations provided for herein and in the Agreement.

3. Authority. Buyer has all requisite power and authority to assume the Assumed Liabilities pursuant to this instrument.

4. Definitions. This Assumption of Liabilities is subject to all the terms and conditions of the Agreement. All defined terms in the Agreement have the same meaning herein as set forth in the Agreement.

IN WITNESS WHEREOF, this Assumption of Liabilities has been duly executed and delivered on the      day of                      2005.

SOURCE ENERGY CORPORATION

By:
Duly Authorized Officer

Exhibit C

SOURCE ENERGY CORPORATION

Warrant for the Purchase of

Shares of Common Stock

Par Value $0.00025

WARRANT AGREEMENT

THE HOLDER OF THIS WARRANT, BY ACCEPTANCE HEREOF, BOTH WITH RESPECT TO THE WARRANT AND COMMON STOCK ISSUABLE UPON EXERCISE OF THE WARRANT, AGREES AND ACKNOWLEDGES THAT THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE TRANSFERRED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR OTHER COMPLIANCE UNDER THE SECURITIES ACT OR THE LAWS OF THE APPLICABLE STATE OR A “NO ACTION” OR INTERPRETIVE LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER, AND ITS COUNSEL, TO THE EFFECT THAT THE SALE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH STATE STATUTES.

This is to certify that, for value received, CRAIG CARPENTER (the “Holder”) is entitled to purchase from SOURCE ENERGY CORPORATION (the “Company”), at the purchase price of $0.70 per share (“Warrant Price”) and on the terms and conditions hereinafter set forth, all or any part of 875,000 shares (“Warrant Shares”) of the Company’s common stock, par value $0.00025 (the “Common Stock”). Upon exercise of this warrant in whole or in part, a certificate for the Warrant Shares shall be issued and delivered to the Holder. If less than the total warrant is exercised, a new warrant of similar tenor shall be issued for the unexercised portion of this warrant. By acceptance hereof, the Holder agrees to be bound by the terms and conditions of this warrant.

This warrant is granted subject to the following further terms and conditions:

1. This warrant has vested and is exercisable immediately and through the period ending 5:00 p.m. Central Time on                     , 2007. In order to exercise this warrant with respect to all or any part of the Warrant Shares for which this warrant is at the time exercisable, Holder (or in the case of exercise after Holder’s death, Holder’s executor, administrator, heir or legatee, as the case may be) must take the following actions:

(a) Deliver to the Company an executed notice of exercise in substantially the form of notice attached to this Agreement (the “Exercise Notice”) in which there is specified the number of Warrant Shares that are to be purchased under the exercised warrant.

(b) Pay the aggregate Warrant Price for the purchased shares through one or more of the following alternatives:

(i)	full payment in cash or by check made payable to the Company’s order;

(ii)	full payment in shares of Common Stock valued at Fair Market Value on the Exercise Date (as such terms are defined below); or

(iii)	full payment through a combination of shares of Common Stock valued at Fair Market Value on the Exercise Date and cash or check payable to the Company’s order.

(c) Furnish to the Company appropriate documentation that the person or persons exercising the warrant (if other than Holder) have the right to exercise this warrant.

(d) For purposes of this Agreement, the Exercise Date shall be the date on which the executed Exercise Notice shall have been delivered to the Company. Payment of the Warrant Price for the purchased shares must accompany such Exercise Notice.

(e) For all valuation purposes under this Agreement, the Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i)	If the Common Stock is not at the time listed or admitted to trading on any national securities exchange but is traded on the Nasdaq National Market or Nasdaq SmallCap Market, the Fair Market Value shall be the mean between the highest “bid” and lowest “offered” quotations of a share of Common Stock on such date (or if none, on the most recent date on which there were bid and offered quotations of a share of Common Stock), as reported by the Nasdaq National Market or Nasdaq SmallCap Market or any successor systems.

(ii)	If the Common Stock is at the time listed or admitted to trading on any national securities exchange, then the Fair Market Value shall be the closing selling price per share on the date in question on the securities exchange, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

(iii)	If the Common Stock is not listed on such date on any national securities exchange nor included in the Nasdaq National Market or Nasdaq SmallCap Market, but is traded in the over-the-counter market, the mean between the highest “bid” and lowest “offered” quotations of a share of Common Stock on such date (or if none, on the most recent date on which there were bid and offered quotations of a share of Common Stock), as reported on the OTC Bulletin Board.

(iv)	In the absence of an established market for the Common Stock, as determined in good faith by the board of directors of the Company, with reference to the Company’s net worth, prospective earning power, dividend-paying capacity, and other relevant factors, including the goodwill of the Company, the economic outlook in the Company’s industry, the Company’s position in the industry and its management, and the values of stock of other corporations in the same or a similar line of business. If the Holder disputes the determination of value, the parties shall attempt to negotiate a resolution of the dispute for a period of 30 days following the date the Company makes its determination of Fair Market Value. If the dispute or claim has not been resolved within said 30-day period, the dispute shall be resolved by arbitration conducted in Salt Lake City, Utah by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association then in effect or such other rules as mutually agreed upon by the Parties. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Each party shall bear its own costs and attorneys’ fees incurred in connection with arbitration.

(f) Upon such exercise, the Company shall issue and cause to be delivered with all reasonable dispatch (and in any event within three business days of such exercise) to or upon the written order of the Holder at its address, and in the name of the Holder, a certificate or certificates for the number of full Warrant Shares issuable upon the exercise together with such other property (including cash) and securities as may then be deliverable upon such exercise. Such certificate or certificates shall be deemed to have been issued and the Holder shall be deemed to have become a holder of record of such Warrant Shares as of the Exercise Date.

2. This warrant and the Warrant Shares (the “Securities”) have not and may not be registered as of the date of exercise of this warrant under the Securities Act or the securities laws of any state. The undersigned acknowledges that the securities are “restricted securities” within the meaning of Rule 144 under the Securities Act. The Company is under no obligation to register the Securities under the Securities Act or under applicable state statutes, except as agreed to by it in writing. In the absence of such a registration or an available exemption from registration, sale of the Securities will be prohibited.

3. The Warrant Price is subject to adjustment from time to time as set forth below.

(a) In the event the Company should at any time or from time to time fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common

Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the number of Warrant Shares purchasable hereunder will be appropriately increased in proportion to such increase in the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

(b) If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the number of Warrant Shares purchasable hereunder will be appropriately decreased in proportion to such decrease in outstanding shares.

(c) Whenever there is an adjustment in the number of Warrant Shares purchasable upon the exercise of this warrant pursuant to the provisions of Sections 3(a) or (b), the Warrant Price shall be adjusted to an amount arrived at by multiplying the Warrant Price in effect immediately prior to such adjustment in the number of Warrant Shares by a fraction, the numerator of which shall be the number of Warrant Shares purchasable upon the exercise of this warrant immediately before such adjustment and the denominator of which shall be the number of Warrant Shares purchasable upon the exercise of this warrant immediately after such adjustment.

(d) If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 3) provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this warrant the number of shares of stock or other securities or property of the Company or otherwise, to which the Holder would have been entitled on such recapitalization assuming this warrant was exercised immediately prior thereto. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the Holder of this warrant after the recapitalization to the end that the provisions of this Section 3 (including adjustment of the Warrant Price then in effect and the number of Warrant Shares issuable upon exercise) shall be applicable after that event as nearly equivalent as may be practicable.

(e) If the Company shall consolidate with or merge into another corporation or shall sell, lease, or convey to another corporation the assets of the Company as an entity or substantially as an entity (any one or more of such transactions being a “Corporate Transaction”) provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this warrant the number of shares of stock or other securities or property of the Company or otherwise, to which the Holder would have been entitled to receive in such Corporate Transaction assuming this warrant was exercised immediately prior thereto. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the Holder of this warrant after the Corporate Transaction to the end that the provisions of this Section 3 (including adjustment of the Warrant Price then in effect and the number of Warrant Shares issuable upon exercise) shall be applicable after that event as nearly equivalent as may be practicable.

4. The Company covenants and agrees that all Warrant Shares that may be delivered upon the exercise of this warrant will, upon delivery, be free from all taxes, liens, and charges with respect to the purchase thereof; provided, that the Company shall have no obligation with respect to any income tax liability of the Holder.

5. The Company agrees at all times to reserve or hold available a sufficient number of shares of Common Stock to cover the number of Warrant Shares issuable upon the exercise of this and all other warrants of like tenor and other convertible securities then outstanding.

6. This warrant shall not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company, or to any other rights whatsoever, except the rights herein expressed, and no dividends shall be payable or accrue in respect of this warrant or the interest represented hereby or the Warrant Shares purchasable hereunder until or unless, and except to the extent that, this warrant shall be exercised.

7. The Company may deem and treat the registered owner of this warrant as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

8. In the event that any provision of this Agreement is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision were not contained herein.

9. In case this warrant shall be mutilated, lost, stolen, or destroyed, the Company may at its discretion issue and deliver in exchange and substitution for and on cancellation of the mutilated warrant, or in lieu of and substitution for the warrant lost, stolen, or destroyed, a new warrant of like tenor and representing an equivalent right or interest; but only on receipt of evidence satisfactory to the Company of such loss, theft, or destruction of this warrant and indemnity satisfactory to the Company. The Holder shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

10. This Agreement shall be binding on and inure to the benefit of the Company and the person to whom a warrant is granted hereunder, and such person’s heirs, executors, administrators, legatees, personal representatives, assignees, and transferees.

IN WITNESS WHEREOF, the Company has caused this warrant to be executed by the signature of its duly authorized officer on this      day of                      2005.

SOURCE ENERGY CORPORATION

By
Duly Authorized Officer

Exercise Notice

(to be signed only upon exercise of Warrant)

TO:	SOURCE ENERGY CORPORATION

The Holder of the attached warrant hereby irrevocable elects to exercise the purchase rights represented by the warrant for, and to purchase there under,                      Warrant Shares of Source Energy Corporation, and herewith makes payment there for, and requests that the certificate(s) for such shares and warrants be delivered to the Holder at:

The Warrant Shares (the “Securities”) have not and may not be registered as of the date of exercise of this warrant under the Securities Act or the securities laws of any state. The undersigned acknowledges that the securities are “restricted securities” within the meaning of Rule 144 under the Securities Act. The Company is under no obligation to register the Securities under the Securities Act or under applicable state statutes, except as agreed to by it in writing. In the absence of such a registration or an available exemption from registration, sale of the Securities will be prohibited.

The Holder agrees and acknowledges that this purported exercise of the warrant is conditioned on, and subject to, any compliance with requirements of applicable federal and state securities laws deemed necessary by the Company.

DATED this                      day of                                                                      ,                     .

Signature

Transfer Form

FOR VALUE RECEIVED,                                                                       hereby sell, assign, and transfer unto

                                                                                                                                                                                                                             ,

warrants to purchase Warrant Shares of Source Energy Corporation, represented by the within instrument, and do hereby irrevocably constitute and appoint:

to transfer said warrants stock on the books of the within named Company with full power of substitution in the premises.

Dated                                                                                           ,                     .

In presence of

APPENDIX III

WELL SERVICE AGREEMENT

COMANCHE WELL SERVICE CORPORATION

14785 Preston Road

Suite 550

Dallas, Texas 75254

November 17, 2004

Source Energy Corporation

Craig Carpenter, President

3040 Granite Meadow Lane

Sandy, UT 84092

RE: Well Service Agreement

Dear Mr. Carpenter:

Comanche Well Service Corporation, a Texas corporation in good standing (“Comanche”), herein proposes to enter into this Well Service Agreement (“Agreement”) with Source Energy Corporation (“Source”) in contemplation of that Asset Purchase Agreement of even date between Source and Energytec, Inc. of Dallas, Texas. Pursuant to the Asset Purchase Agreement, Source agrees to acquire oil and gas properties and other assets from Energytec in exchange for certain common stock consideration. Comanche is familiar with those properties inasmuch as Comanche has provided a complete array of well services on those properties since the acquisition of those properties by Energytec.

The purpose of this Agreement is to set forth the terms and conditions under which Comanche would continue to provide its services on those properties acquired by Source upon the closing of the Asset Purchase Agreement in 2005.

TERM OF AGREEMENT

This Agreement will be effective from the closing date of the Asset Purchase Agreement and for three (3) years thereafter. Either party may cancel this Agreement upon the giving of written notice sixty (60) days in advance of the termination date to the other party.

SERVICE FEES

Source shall pay a service fee to Comanche for service work performed at a rate of 75% of the standard contracting rate for such services as if performed by an independent vendor. Comanche shall provide a schedule of such independent contracting rates at the beginning of each calendar quarter.

There will be no separate fees for mobilization in or out of a site or other fees. Therefore, the Service Fee shall be the exclusive fee arrangement between the parties.

REIMBURSABLE COSTS

Source, as the operator of the oil and gas properties in Texas, shall reimburse Comanche the costs of material, equipment, work or services which would otherwise be performed by Source but which may, at the convenience of Source, be paid for by Comanche at Source’s request. These costs shall be reimbursed to Comanche upon invoicing to Source plus an addition of 10% of invoice amount for handling by Comanche.

TIME OF PAYMENT

Subject to Source’s right to require Comanche to furnish it with satisfactory evidence that Comanche has paid all labor and material claims chargeable to Comanche that might give rise to lien rights against Source, payment becomes due thirty (30) days after presentation of an invoice by Comanche.

Any sums not paid accordingly, will bear interest at the maximum lawful rate under Texas law from such date until paid.

III-1

WORK PRIORITY AND SCHEDULING

Comanche will accord the service work requested by Source with the highest priority notwithstanding that Comanche will be available to work for other operators without limitation.

To that end, Source and Comanche will meet at the beginning of each quarter to set forth and detail a work plan for that quarter. Further, Source and Comanche will monitor that work plan by weekly meetings, telephone conferences, daily reports, or such other mechanisms to insure that both parties are in coordination of any and all projects underway for that quarter.

INSURANCE

During the term of this Agreement, Comanche shall maintain insurance coverages of the kind and in the amounts set by independent contractors who perform the same types of services performed by Comanche, to include, general liability, casualty, equipment, environmental and workmen’s compensation (or a comparable self-insurance program). Comanche shall furnish such proof of coverage and limits as Source may require from time to time.

ADDITIONAL TERMS AND CONDITIONS

At such time as this Agreement becomes effective, the parties may substitute a more expansive agreement to extend to other additional terms and conditions, to include, for example only, (i) Ingress, Egress and Location, (ii) Force Majeure, (iii) Assignment, (iv) Pollution and Contamination, (v) Indemnification, and (vi) Waiver and Amendment. However, nothing in such definitive agreement shall make any change as to compensation or priority work commitments as written above in this Agreement.

If the above comports with your understanding of our agreement, please sign below where indicated and return a copy of this Agreement to us at your earliest convenience.

Very truly yours,

/S/ FRANK W COLE
Frank W Cole President

Agreed and accepted this 17th day of November 2004.

Source Energy Corporation

By:	/S/ CRAIG CARPENTER
Craig Carpenter, President

III-2

APPENDIX IV

SOURCE ENERGY CORPORATION

FORM 10-KSB

December 31, 2003

U. S. Securities and Exchange Commission

Washington, D. C. 20549

FORM 10-KSB

☒	ANNUAL REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2003

☐	TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                      to

Commission File No. 0-29129

SOURCE ENERGY CORPORATION

(Name of Small Business Issuer in its Charter)

UTAH	87-0370820
(State or Other Jurisdiction of incorporation or organization)	(I.R.S. Employer I.D. No.)

3040 Granite Meadow Lane, Sandy Utah 84092

(Address of Principal Executive Offices)

Issuer’s Telephone Number: (801) 943-5490

N/A

(Former Name or Former Address, if changed since last Report)

Securities Registered under Section 12(b) of the Exchange Act: None.

Securities Registered under Section 12(g) of the Exchange Act: Common

Check whether the Issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

(1) Yes  ☒    No  ☐        (2) Yes  ☒    No  ☐

Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B is not contained in this form, and no disclosure will be contained, to the best of Registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB.  ☐

State Issuer’s revenues for its most recent fiscal year: December 31, 2003 - $46,309.

State the aggregate market value of the common voting stock held by non-affiliates computed by reference to the price at which the stock was sold, or the average bid and asked prices of such stock, as of a specified date within the past 60 days.

March 1, 2004 - $39,755. There are approximately 104,619 shares of common voting stock of the Registrant held by non-affiliates. On March 1, 2004 the average bid price was $0.38.

(ISSUERS INVOLVED IN BANKRUPTCY PROCEEDINGS

DURING THE PAST FIVE YEARS)

None; Not Applicable.

(APPLICABLE ONLY TO CORPORATE REGISTRANTS)

State the number of shares outstanding of each of the Issuer’s classes of common equity, as of the latest practicable date:

March 1, 2004

404,451

DOCUMENTS INCORPORATED BY REFERENCE

A description of “Documents Incorporated by Reference” is contained in Item 13 of this Report.

Transitional Small Business Issuer Format    Yes  ☐    No  ☒

PART I

Item 1.	Description of Business.

Business Development

Source was originally incorporated under the name Exit, Inc. in accordance with the laws of the State of Utah on January 30, 1981. In April of 1984, the Company changed its name to Parker Energy Technology, Inc. From its inception until May 20, 1997, the Company had been in the business of oil and gas exploration and production activities. Currently, the Company has one producing well, located in Grand County, Utah.

On May 20, 1997, the Company effected a reverse split of its outstanding shares from 81,637,100 to 1,632,742. Simultaneous thereto, the Company entered into an agreement with a T.R. Kraft and Point Source Energy (“Point”) to engage in the business of distillate fuel systems process plants, issued 12,305,800 shares of common stock in connection with the transaction and changed its name to Source Energy Corporation.

Subsequently, Craig Carpenter, a former officer and director of Source and a stockholder, filed a shareholder derivative suit in the United States District Court, District of Utah, case no. 2: 99CV0332K, against T.R. Kraft, Point, and Source alleging that Kraft and Point committed fraud to induce plaintiffs to enter into the original transaction.

On March 10, 2000 the District Court issued a judgment and order rescinding the May 20, 1997 transaction. The judgment states that Source be returned, as nearly as possible, to its status prior to consummation of said transaction. This included canceling 12,305,800 shares of common stock issued in the transaction to Kraft by Source, reinstating Craig Carpenter, Helen G. Carpenter, and Kathy Morrison as officers and directors of Source, and the return of 182,852 shares of Common Stock from Kraft to Carpenter, which were originally sold directly by Carpenter to Kraft. Craig Carpenter was granted an award against Source in the amount of $75,000 to compensate him for the benefit he conferred on the stockholders of Source by prosecuting the action against Kraft and Point. Source was awarded damages against Kraft in the amount of $75,000. In addition, Source is liable for legal fees and expenses of the suit in the amount of $15,039. To settle the legal fees and expenses, Source issued 200,000 shares of its Common Stock to Mr. Carpenter. Source intends to pursue its damage award against T.R. Kraft, but cannot predict at this time whether it will be successful in collecting.

On April 10, 2000, Source effected a 1 for 40 reverse split in its issued and outstanding Common Stock.

On April 13, 2000, Source Energy Corporation, a Utah corporation (“Source”) acquired Newven Acquisition Corporation, a Nevada corporation (“Newven”) as a wholly owned subsidiary through a stock for stock exchange. Immediately following the exchange, Source and Newven entered into a Plan of Merger pursuant to which Newven was merged with and into Source. See the exhibit index for the Current Report on Form 8-K as filed with the Securities and Exchange Commission.

Prior to the transaction, Newven had 500,000 shares of common stock outstanding, which were exchanged for 25,000 shares of the restricted common stock of Source.

Business

Existing operations and plan of operation

In 1981, Source purchased a working interest in, and became the operator of, the property known as Bureau of Land Management Federal Oil and Gas Lease No. U-14654 consisting of 480 acres. Located in Grand County, Utah, this is Source’s only oil and gas property. The Company has one producing well on this lease. At the present time the Company maintains a 68.78% working interest in the property.

Source has previously drilled two other dry holes on the lease. We intend to evaluate the lease for new sites that show a reasonable chance of success in drilling producing wells. We will also look for opportunities to acquire additional oil and gas properties for development in the states of Utah and Wyoming.

Source has been unable pursue any meaningful business operations during the past three years because of the litigation resulting from the transaction with T.R. Kraft and Point. The litigation was resolved by a judgment entered in March 2000. On September 22, 2000, the Securities and Exchange Commission (“SEC”) filed a complaint in the United States District Court, case no. 2:00CV 0757B, naming Source and Timothy R. Kraft, a former officer and director of Source, as defendants. Source believes this complaint will have to be rectified before it will be in a position to pursue more active business operations.

As a result of these circumstances, operations were limited in the past four years to maintaining production from our one producing oil well in Grand County. Revenue from oil production in 2002 and 2001 was $39,587 and $41,833, respectively. The decrease in revenue from fiscal year 2001 to fiscal year 2002 is attributable primarily to falling oil prices.

However, these resources are not sufficient to embark on new drilling activity on our existing lease or to acquire and develop any other oil and gas properties. Consequently, we intend to seek additional debt or equity financing over the next year to fund expansion of our operations. However, there can be no assurance that additional funding will be available or, if available, that it will be available on acceptable terms or in required amounts. If we do find financing, there is no assurance that we will succeed in expanding our operations or remain profitable.

Principal Products or Services and Markets

The Company will continue to produce and market oil. The demand for this product continues to increase as population and industry conversions expand.

Reserve Analyses

The Company has not had an outside consultant perform a certified reserve analysis on the Company’s leases. For more information see the Notes to Financials Statements, attached hereto.

Reserve analyses are at best speculative, especially when based upon limited production and limited access to production records; no assurance can be given that the reserves attribute to these leases exist or will be economically recoverable. See the Risk Factor entitled “Uncertainty of Reserve Estimates,” herein.

Distribution Methods of Products or Services.

We sell all of our oil production to Giant Industries at spot prices. Giant Industries will take all of the oil that we can produce.

Prices for oil and gas are driven strictly by supply and demand. We can sell our products to any one of five local distributors. Prices among the five distributors are nearly equal. We decided to sell to Giant Industries based on quality of service and proximity of their delivery point to our lease. We do not use commodity futures contracts or price swaps in marketing our crude oil.

Status of Any Publicly Announced New Product or Service

The Company does not have any publicly announced new product or service; nor does it anticipate any in the foreseeable future.

Competitive Business Conditions, Competitive Position in the Industry and Methods of Competition

The oil and gas industry is highly competitive in all phases. We will encounter strong competition from other independent oil companies in all areas of our business including marketing, production and obtaining external financing. Most of our competitors have financial resources, personnel, and facilities substantially greater than ours. However, unless there is a substantial drop in the market for oil and natural gas, we can sell our products at daily spot prices.

The prices of the Company’s products are controlled by the world oil market and the United States natural gas market; thus, competitive pricing behaviors in this regard are considered unlikely; however, competition in the oil and gas exploration industry exists in the form of competition to acquire the most promising acreage blocks and obtaining the most favorable prices for transporting the product.

Sources and Availability of Raw Materials and Names of Principal Suppliers

The Company’s operations are not dependent on the acquisition of any raw materials. See the caption “Competitive Business Conditions, Competitive Position in the Industry and Methods of Competition,” above.

Dependence on One or a Few Major Customers

Prices for oil and gas are driven strictly by supply and demand. We can sell our products to any one of five local distributors.

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements or Labor Contracts, including Duration

As is customary in the oil and gas industry, only a perfunctory title examination is conducted at the time oil and gas leases are acquired. Prior to the commencement of drilling operations, a thorough title examination is conducted. We believe the title to our lease is good and indefeasible in accordance with standards generally accepted in the oil and gas industry. Our existing and future leases may be burdened by customary royalty interests, liens incident to oil and gas operations, and liens for taxes and other governmental charges as well as encumbrances, easements and restrictions. We do not believe that any of these burdens will materially interfere with the use of the property.

Royalty agreements relating to oil and gas production are standard in the industry. See the caption “Business,” above for the amounts of the royalties on the Company’s lease.

Need for Governmental Approval of Principal Products or Services

None of the principal products or services offered by the Company require governmental approval. See the caption “Effect of Existing or Probable Governmental Regulations on Business,” below.

Effect of Existing or Probable Governmental Regulations on Business

All aspects of the oil and gas industry are extensively regulated by federal, state, and local governments. Regulations govern such things as drilling permits, production rates, environmental protection and pollution control, royalty rates, and taxation rates. These regulations may substantially increase the cost of doing business and sometimes prevent or delay the start or continuation of any given exploration or development project. Regulations are subject to future changes by legislative and administrative action and by judicial decisions, which may adversely affect the petroleum industry.

We believe our operations comply with all applicable legislation and regulations in all material respects and that the existence of such regulations has had no more restrictive effect on our method of operations than other similar companies in the industry. Although we do not believe our business operations presently impair environmental quality, compliance wit federal, state and local regulations which have been enacted or adopted regulating the discharge of materials into the environment could have an adverse effect upon our capital expenditures, earnings and competitive position.

In the areas which we conduct our operations, there are statutory provisions regulating the production of oil and natural gas. These rules may restrict the oil and gas production rate to below the rate our existing and future wells can produce. We are also subject to numerous laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection. We may be required to obtain permits before drilling and operating our wells. Also, we may be subject to liability for pollution that results from our operations. It is impossible to predict if and to what extent these regulations may impact our operations.

State regulatory authorities have established rules and regulations requiring permits for drilling operations, drilling bonds and/or reports concerning operations. The state regulatory authorities may also have statutes and regulations concerning the spacing of wells, environmental matters and conservation.

We intend to comply with all regulations pertaining to our operations. However, future legislation and regulation may have an adverse impact on our business.

Exploration and production activities relating to oil and gas leases are subject to numerous environmental laws, rules and regulations. The federal Clean Water Act requires the Company to construct a fresh water containment barrier between the surface of each drilling site and the underlying water table. This involves the insertion of a seven-inch diameter steel casing into each well, with cement on the outside of the casing. The cost of compliance with this environmental regulation is approximately $10,000 per well.

The Company’s operations are also subject to laws and regulations requiring removal and cleanup of environmental damages under certain circumstances. Laws and regulations protecting the environment have generally become more stringent in recent years, and may in certain circumstances impose “strict liability,” rendering a corporation liable for environmental damages without regard to negligence or fault on the part of such corporation. Such laws and regulations may expose the Company to liability for the conduct of operations or conditions caused by others, or for acts of the Company which were in compliance with all applicable laws at the time such acts were performed. The modification of existing laws or regulations or the adoption of new laws or regulations relating to environmental matters could have a material adverse effect on the Company’s operations. In addition, the Company’s existing and proposed operations could result in liability for fires, blowouts, oil spills, discharge of hazardous materials into surface and subsurface aquifers and other environmental damage, any one of which could result in personal injury, loss of life, property damage or destruction or suspension of operations.

The Company believes it is presently in compliance with all applicable federal, state and local environmental laws, rules and regulations; however, continued compliance (or failure to comply) and future legislation may have an adverse impact on the Company’s present and contemplated business operations.

The foregoing is only a brief summary of some of the existing environmental laws, rules and regulations to which the Company’s business operations are subject, and there are many others, the effects of which could have an adverse impact on the Company. Future legislation in this area will no doubt be enacted and revisions will be made in current laws. No assurance can be given as to what effect these present and future laws, rules and regulations will have on the Company’s current future operations.

Sarbanes-Oxley Act.

On July 30, 2002, President Bush signed into law the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). The Sarbanes-Oxley Act imposes a wide variety of new regulatory requirements on publicly-held companies and their insiders. Many of these requirements will affect us. For example:

•	Our chief executive officer and chief financial officer must now certify the accuracy of all of our periodic reports that contain financial statements;

•	Our periodic reports must disclose our conclusions about the effectiveness of our disclosure controls and procedures; and

•	We may not make any loan to any director or executive officer and we may not materially modify any existing loans.

The Sarbanes-Oxley Act has required us to review our current procedures and policies to determine whether they comply with the Sarbanes-Oxley Act and the new regulations promulgated thereunder. We will continue to monitor our compliance with all future regulations that are adopted under the Sarbanes- Oxley Act and will take whatever actions are necessary to ensure that we are in compliance.

Research and Development

The Company has not expended any amount in research and development activities during the last fiscal year.

Cost and Effects of Compliance with Environmental Laws

See the caption “Effect of Existing or Probable Governmental Regulations on Business” of this Report.

Number of Total Employees and Number of Full-Time Employees

Source has no employees. It relies on independent contractors to perform the services required to maintain its producing well.

Risk Factors

Limited Market for Common Stock; Although the Company’s common stock is quoted on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. (the “NASD”), the market is very limited; there can be no assurance that it will continue or be maintained. Any market price for shares of common stock of the Company is likely to be very volatile, and factors such as competition, governmental regulation and fluctuations in operating results may all have a significant effect. In addition, the stock markets generally have experienced, and continue to experience, extreme price and volume fluctuations which have affected the market price of many small capital companies and which have often been unrelated to the operating performance of these companies. These broad market fluctuations, as well as general economic and political conditions, may adversely affect the market price of the Company’s common stock. See the caption “Market Price of and Dividends on the Company’s Common Equity and Other Stockholder Matters,” herein.

Future Capital Requirements, Uncertainty of Future Funding; The Company presently has limited operating capital. It will require substantial additional funding in order to pursue any operations outside of operating the one existing location. The Company would need to raise these funds through equity or debt financings, which may be very difficult for such a highly speculative enterprise. There can be no assurance that such additional funding will be made available to the Company, or if made available, that the terms thereof will be satisfactory to the Company. Furthermore, any equity funding will cause a substantial decrease in the proportional ownership interests of existing stockholders. If such funding is not made available to the Company, it is doubtful that the Company would be able to expand operations outside of its presently limited scope. See the caption “Business” and the heading “Plan of Operation” of the caption “Management’s Discussion and Analysis or Plan of Operation,” herein.

Substantial Capital Requirements; If revenues were to decrease as a result of lower oil and gas prices, decreased production or otherwise, the Company may have limited ability to continue production, resulting in a further decrease in production and revenues. If the Company’s cash flow from operations is not sufficient to satisfy its capital expenditure requirements, there can be no assurance that additional debt or equity financing will be available to meet these requirements.

Replacement of Reserves; The Company’s future success will depend upon its ability to find, acquire and develop additional oil and gas reserves that are economically recoverable. The proved reserves of the Company will generally decline as they are produced, except to the extent that the Company conducts revitalization activities, or acquires properties containing proved reserves, or both. The Company currently does not have a plan to increase its reserve base.

Uncertainty of Reserve Estimates; Oil and gas reserve estimates and the present value estimates associated therewith are derived from limited data. As a result, oil and gas reserve estimates and present value estimates are frequently revised in subsequent periods to reflect production data obtained after the date of the original estimate. If reserve estimates are inaccurate, production rates may decline more rapidly than anticipated, and future production revenues may be less than estimated. Moreover, significant downward revisions of reserve estimates may adversely affect the Company’s ability to borrow funds in the future or have an adverse impact on other financing arrangements.

Operating Hazards; Oil and gas operations involve a high degree of risk. Natural hazards, such as excessive underground pressures, may cause costly and dangerous blowouts or make further operations on a well financially or physically impractical. Any of the foregoing hazards may result in substantial losses or liabilities to third parties, including claims for bodily injuries, reservoir damage, loss of reserves, environmental damage and other damages to persons or property.

Future Sales of Common Stock; Craig Carpenter, President and Director beneficially owns 209,832 shares of the common stock of the Company or approximately 52% of its outstanding voting securities. All of his shares will have been beneficially owned for one year on April 16, 2001, and subject to compliance with the applicable provisions of Rule 144 of the Securities and Exchange Commission, Mr. Carpenter may then commence to sell his “restricted securities” in an amount equal to up to 1% of the then outstanding securities of the Company, in any three month period. Such sales could have a substantial adverse effect on any public market that may then exist in the Company’s common stock. Sales of any of these shares by Mr. Carpenter could severely affect the ability of the Company to secure the necessary debt or equity funding for the Company’s proposed business operations. Sales of restricted securities by others could also have an adverse effect on any market in the common stock of the Company. See the caption “Recent Sales of Unregistered Securities.” For additional information concerning the present market for shares of common stock of the Company, see the caption “Market Price of and Dividends on the Company’s Common Equity and Other Stockholder Matters,” herein. For information regarding common stock ownership of Mr. Carpenter, see the caption “Security Ownership of Certain Beneficial Owners and Management,” herein.

Voting Control; By virtue of Craig Carpenter’s ownership of approximately 52% of the Company’s outstanding voting securities, Mr. Carpenter has the ability to elect all of the Company’s directors, who in turn elect all executive officers, without regard to the votes of other stockholders. Mr. Carpenter may be deemed to have absolute control over the management and affairs of the Company. See the caption “Security Ownership of Certain Beneficial Owners and Management,” of this Report.

Competition; The Company’s oil and gas exploration activities are centered in a highly competitive field. In seeking any other suitable oil and gas properties for acquisition, or drilling rig operators and related personnel and equipment, the Company will be competing with a number of other companies, including large oil and gas companies and other independent operators with greater financial resources. Management does not believe that the Company’s initial competitive position in the oil and gas industry will be significant. See the caption “Competition” under the heading “Business,” herein.

Dependence on Key Employees and Technical Personnel; The Company is substantially dependent upon the continued services of Craig Carpenter its President and Director. Mr. Carpenter is in good health; however, his retirement, disability or death would have a significant adverse impact on the Company’s business operations. To the extent that his services become unavailable, the Company will be required to retain other qualified personnel; there can be no assurance that it will be able to recruit and hire qualified persons upon acceptable terms. See the caption “Directors, Executive Officers, Promoters and Control Persons,” herein.

Similarly, the oil and gas exploration industry requires the use of personnel with substantial technical expertise. In the event that the services of its current technical personnel become unavailable, the Company will need to hire qualified personnel to take their place; no assurance can be given that it will be able to recruit and hire such persons on mutually acceptable terms.

Governmental Regulations; The Company is subject to numerous state and federal regulations, environmental and otherwise, that may have a substantial negative effect on its ability to operate at a profit. See the captions “Effect of Existing or Probable Governmental Regulations on Business” and “Costs and Effects of Compliance with Environmental Laws,” herein.

General Economic Risks/Potential Volatility of Stock Price; The Company’s current and future business plans are dependent, in large part, on the state of the general economy. Adverse changes in general and local economic conditions may cause high volatility in the market price of the Company’s securities and may adversely affect an investment in these securities. Oil and gas prices are extremely volatile and are subject to substantial seasonal, political and other fluctuations, all of which are beyond the Company’s control.

Indemnification of Officers and Directors

Section 16-10a-902 of the Utah Code Annotated provides in relevant part as follows:

(1) Except as provided in Subsection (4), a corporation may indemnify an individual made a party to a proceeding because he is or was a director, against liability incurred in the proceeding if:

(a) his conduct was in good faith; and

(b) he reasonably believed that his conduct was in, or not opposed to, the corporation’s best interests; and

(c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

(4) A corporation may not indemnify a director under this section:

(a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

(b) in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in his official capacity, in which proceeding he was adjudged liable on the basis that he derived an improper personal benefit.

(5) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

Section 16-10a-903 of the Utah Code Annotated provides in relevant part as follows:

Unless limited by its articles of incorporation, a corporation shall indemnify a director who was successful, on the merits or otherwise, in the defense of any proceeding, or in the defense of any claim, issue, or matter in the proceeding, to which he was a party because he is or was a director of the corporation, against reasonable expenses incurred by him in connection with the proceeding or claim with respect to which he has been successful.

Section 16-10a-907 of the Utah Code Annotated provides in relevant part as follows:

Unless a corporation’s articles of incorporation provide otherwise:

(1) an officer of the corporation is entitled to mandatory indemnification under Section 16-10a-903, and is entitled to apply for court- ordered indemnification under Section 16-10a-905, in each case to the same extent as a director;

(2) the corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as to a director; and

(3) a corporation may also indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

Source’s by-laws provide that it shall indemnify to the full extent of its power to do so under Utah law, all directors and officers for any liability including costs of defense reasonably incurred in connection with any action, suit, or proceeding to which such person may be a party by reason of such person’s position with Source, if the officer or director acted in good faith and in a manner the officer or director reasonably believed to be in, or not opposed to, the best interests of the corporation. Consequently, Source intends to indemnify its officers and directors to the full extent permitted by the statute noted above.

Item 2.	Description of Property.

In 1981, Source purchased a working interest in, and became the operator of, the property known as Bureau of Land Management Federal Oil and Gas Lease No. U-14654 consisting of 480 acres. Located in Grand County, Utah, this is Source’s only oil and gas property. The Company has one producing well on this lease. At the present time the Company maintains a 68.78% working interest in the property.

The Company utilizes the office of its President, Craig Carpenter, at no expense.

Item 3.	Legal Proceedings.

On September 22, 2000, the Securities and Exchange Commission (“SEC”) filed a complaint in the United States District Court, case no. 2:00CV 0757B, naming Source and Timothy R. Kraft, a former officer and director of Source, as defendants.

On May 20, 1997, Source entered into an agreement with Timothy R. Kraft and Point Source Energy (“Point”) to engage in the business of distillate fuel systems process plants, and in connection with that transaction issued 12,305,800 shares of common stock.

Subsequently, Craig Carpenter, a former officer and director of Source and a stockholder, filed a shareholder derivative suit in the United States District Court, District of Utah, case no. 2: 99CV0332K, against Mr. Kraft, Point, and Source alleging that Kraft and Point committed fraud to induce plaintiffs to enter into the original transaction (“Carpenter Suit”).

On March 10, 2000 the District Court issued a judgment and order in the Carpenter Suit rescinding the May 20, 1997 transaction. The judgment states that Source be returned, as nearly as possible, to its status prior to consummation of said transaction. This included canceling 12,305,800 shares of common stock issued in the transaction to Kraft by Source, reinstating Craig Carpenter, Helen G. Carpenter, and Kathy Morrison as officers and directors of Source, and the return of 182,852 shares of Common Stock from Kraft to Carpenter, which were originally sold directly by Carpenter to Kraft. Craig Carpenter was granted an award against Source in the amount of $75,000 to compensate him for the benefit he conferred on the stockholders of Source by prosecuting the action against Kraft and Point. Source was awarded damages against Kraft in the amount of $225,000.

During his tenure as an officer and director of Source, Mr. Kraft issued two press releases that the SEC alleges are false and misleading. The SEC further alleges that the press releases were issued by Kraft in an effort to manipulate the public market price for Source common stock in violation of Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder. The SEC is seeking an order enjoining Source from violating these provisions of the Securities Exchange Act of 1934 in the future.

In the course of the Carpenter Suit, Mr. Carpenter informed the SEC of the conduct of Mr. Kraft, and regularly kept the SEC informed of the progress of the case and his efforts to remove Mr. Kraft. Although Source received no monetary or other benefit from Mr. Kraft’s alleged fraud, Mr. Kraft was removed from any position of control over Source by order of the District Court in the Carpenter Suit, Mr. Carpenter was reinstated as an officer and director, and Mr. Carpenter cooperated fully with the SEC in providing to it information on the Carpenter Suit, the SEC still included Source in its lawsuit against Mr. Kraft apparently because the press releases were issued with Source’s name on them. Under these circumstances, Source is reviewing its options for filing an answer to the complaint filed by the SEC and defending itself against the allegations of the SEC.

On April 4, 2001 the Company requested a waiver of the disqualifications from the availability of Regulations A and D of the SEC in settlement of the civil action brought by the SEC. Subject to the grant of this requested waiver by the Commission under Rule 262, Source has executed and delivered a Consent to Injunction in settlement of the Commission’s action. To date, the Company has received no response from the SEC.

Item 4.	Submission of Matters to a Vote of Security Holders.

None; Not Applicable.

PART II

Item 5.	Market for Common Equity and Related Stockholder Matters.

Market Information

The Company’s common stock is traded on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. (“NASD”); however, the market for shares of the Company’s common stock is extremely limited. No assurance can be given that the present market for the Company’s common stock will continue or will be maintained, and the sale of the Company’s “unregistered” and “restricted” common stock pursuant to Rule 144 as outlined under the caption “Recent Sales of Unregistered Securities” of this Report may have a substantial adverse impact on any such public market. See the Risk Factor entitled “Future Sales of Common Stock,” herein.

The high and low bid prices for these shares of common stock of the Company since that period are as follows:

	Bid
Fiscal Year ending:	High	Low
December 31, 1999	$0.03	$0.01
December 31, 2000	$2.75	$2.50
December 31, 2001	$0.45	$0.32
December 31, 2002	$0.24	$0.19
December 31, 2003	$0.26	$0.21

These bid prices were obtained from the National Quotation Bureau, Inc. (“NQB”) and do not necessarily reflect actual transactions, retail markups, mark downs or commissions.

Holders

The number of record holders of the Company’s common stock as of the year ended December 31, 2003, was approximately 2,984; this number does not include an indeterminate number of stockholders whose shares are held by brokers in street name.

Dividends

There are no present material restrictions that limit the ability of the Company to pay dividends on common stock or that are likely to do so in the future. The Company has not paid any dividends with respect to its common stock, and does not intend to pay dividends in the foreseeable future.

Recent Sales of Unregistered Securities

Source settled its legal cost obligation to Craig Carpenter on April 13, 2000 by issuing to him 200,000 shares of restricted common stock to cancel the $15,039 obligation.

Also on April 13, 2000 Source issued 12,500 “unregistered” and “restricted” shares to Cletha A. Walstrand and 12,500 shares to MRF Investment & Consulting for the acquisition of Newven Acquisition Corporation.

On April 20, 2000 Source issued a total of 75,000 shares of “unregistered” and “restricted” shares of common stock to Cletha A. Walstrand, MRF Investment & Consulting and Paul Hickey for the completion of the Company’s Current Report on Form 8-K.

Item 6.	Management’s Discussion and Analysis or Plan of Operation.

Source has been unable pursue any meaningful business operations during the past four years because of the litigation resulting from the transaction with T.R. Kraft and Point. The litigation was resolved by a judgment entered in March 2000. On September 22, 2000, the Securities and Exchange Commission (“SEC”) filed a complaint in the United States District Court, case no. 2:00CV 0757B, naming Source and Timothy R. Kraft, a former officer and director of Source, as defendants. Source believes this complaint will have to be rectified before it will be in a position to pursue more active business operations. Currently the Company is seeking to resolve this issue with the Securities and Exchange Commission.

Results of Operations

For the fiscal year ended December 31, 2003, the Company received total revenues of $46,309 an increase from $39,587 for the previous year.

Depletion decresed from $11,586 in 2002 to $11,270 in 2003.

Total general and administrative costs and expenses increased slightly from $8,331 in 2002 to $8,363 in 2003.

For the fiscal year ended December 31, 2003, the Company realized net income of $9,614 ($0.04 per share) compared to net income of $4,080 ($0.01) per share) in the preceding year.

Liquidity

The Company estimates that it will be able to adequately fund the above-referenced development and production plans, with the exception of the acquisition of additional properties, for the next 12 months. Sources of funds for the Company will be revenue from operations, private placement of the Company’s unregistered and restricted securities, and loans. At this time, the Company is in contact with several funding sources. However, this plan of operation is based upon many variables and estimates, all of which may change or prove to be other than or different from information relied upon.

Item 7.	Financial Statements.

Financial Statements for the years ended December 31, 2003 and 2002

Report of Independent Certified Public Accountants

Balance Sheet Statements of Operations

Statements of Stockholders’ Equity

Statements of Cash Flows

Notes to the Consolidated Financial Statements

Unaudited Supplemental Information Concerning Oil and Gas Producing Activities

SOURCE ENERGY CORPORATION

(Formerly known as Parker Energy Technology, Inc.)

Independent Auditors’ Report

and

Financial Statements

December 31, 2003

Source Energy Corporation

INDEPENDENT AUDITORS’ REPORT

The Board of Directors and Shareholders

Source Energy Corporation

We have audited the accompanying balance sheet of Source Energy Corporation, formerly known as Parker Energy Technology, Inc. as of December 31, 2003, and the related statements of operations, stockholders’ equity, and cash flows for the years ended December 31, 2003 and 2002. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Source Energy Corporation, formerly known as Parker Energy Technology, Inc., as of December 31, 2003, and the results of their operations and their cash flows for the years ended December 31, 2003 and 2002 in conformity with accounting principles generally accepted in the United States of America.

Mantyla McReynolds

Salt Lake City, Utah

February 26, 2003

SOURCE ENERGY CORPORATION

Formerly known as Parker Energy Technology, Inc.

Balance Sheet

December 31, 2003

ASSETS
Current Assets
Cash and cash equivalents	$91,509
Accounts receivable	3,358
Tax refund receivable	2,472

Total Current Assets	97,339
Property and Equipment (Note 2)
Equipment	15,951
Proved oil and gas properties	597,353

Total Property and Equipment	613,304
Less: Accumulated Depreciation and Depletion	(566,853)

Net Property and Equipment	46,451

Deferred Tax Asset (Note 1 & 3)	6,987

Total Assets	$150,777

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Current Liabilities
Accrued liabilities	$2,888
Other current liability (Note 6)	75,000

Total Current Liabilities	77,888

Total Liabilities	77,888
Stockholders’ Equity (Notes 1 & 8)
Capital Stock — 200,000,000 shares authorized having a par value of $.00025 per share; 404,451 shares issued and outstanding	101
Additional Paid-in Capital	1,244,954
Accumulated Deficit	(1,172,166)

Total Stockholders’ Equity	72,889

Total Liabilities and Stockholders’ Equity	$150,777

SOURCE ENERGY CORPORATION

Formerly known as Parker Energy Technology, Inc.

Statements of Operations

For the Years Ended December 31, 2003 and 2002

	2003	2002
Revenues from Oil and Gas Activities	$46,309	$39,587
Oil and Gas Producing Expense:
Production costs	17,062	15,590
Depletion (Note 2)	11,270	11,586

Total Oil and Gas Producing Expense	28,332	27,176
Income/(Loss) from Oil and Gas Activities	17,977	12,411
General and administrative expense	8,363	8,331

Net Income/(loss) from Operations	9,614	4,080
Other Income/(Expense):
Interest income	561	665

Total Other Income/(Expense)	561	665
Net Income/(Loss) before income tax	10,175	4,745
Income Tax Benefit (Provision) (Notes 13)	6,886	(100)

Net Income/(Loss)	$17,061	$4,645

Profit/(Loss) per Share	$0.04	$0.01

Weighted Average Shares Outstanding	404,451	404,451

SOURCE ENERGY CORPORATION

Formerly known as Parker Energy Technology, Inc.

Statements of Stockholders’ Equity

For the Years Ended December 31, 2003 and 2002

	Common Shares	Common Stock	Additional Paid-in Capital	Accumulated Deficit	Net Stockholders’ Equity
Balance, December 31, 2001	404,451	$101	$1,244,954	$(1,193,872)	$51,183

Net Income for the Year Ended December 31, 2002				4,645	4,645

Balance, December 31, 2002	404,451	$101	$1,244,954	$(1,189,227)	$55,828

Net Income for the year Ended December 31, 2003				17,061	17,061

Balance, December 31, 2003	404,451	$101	$1,244,954	$(1,172,166)	$72,889

SOURCE ENERGY CORPORATION

Formerly known as Parker Energy Technology, Inc.

Statements of Cash Flows

For the Years Ended December 31, 2003 and 2002

	2003	2002
Cash Flows Provided by/(Used for) Operating Activities	$17,061	$4,645
Net profit/(loss)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and depletion	13,757	13,387

(Increase)/decrease in accounts receivable	(209)	677
(Increase)/decrease in tax refund receivable	(478)	106
Increase/(decrease) in deferred tax asset	(6,987)

Increase/(decrease) in current liabilities	2,534	57

Net Cash Provided by Operating Activities	25,678	18,872

Cash Flows Provided by/(Used for) Financing Activities Purchase of fixed assets	0	(2,079)

Net Cash Provided by Financing Activities	0	(2,079)

Net Increase/(Decrease) in Cash	25,678	16,793
Beginning Cash Balance	65,831	49,039

Ending Cash Balance	$91,509	$65,831

Supplemental Disclosure of Cash Flow Information:
Cash paid during the year for income taxes	$100	$100
Cash paid during the year for interest	-0-	-0-

SOURCE ENERGY CORPORATION

Formerly known as Parker Energy Technology, Inc.

Notes to Financial Statements

December 31, 2003

Note 1	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Organization

The Company was originally incorporated under the name Exit, Inc. in accordance with the laws of the State of Utah on January 30, 1981. In April of 1984, the Company changed its name to Parker Energy Technology, Inc. From its inception until May 20, 1997, the Company had been in the business of oil and gas exploration and production activities. Currently, the Company has one producing well, located in Grand County, Utah. On May 20, 1997, the Company effected a reverse split of its outstanding shares from 81,637,100 to 1,632,742. Simultaneous thereto, the Company entered into an agreement with an individual to engage in the business of distillate fuel systems process plants and changed its name to Source Energy Corporation (Source). On March 10, 2000 a U.S. district court judge rescinded the May 20, 1997 agreement and ordered that the Company be returned, as nearly as possible, to its status prior to consummation of said agreement. This included cancelling 12,305,800 shares of common stock issued in the transaction. As nearly as possible, these financial statements have been prepared in accordance with the court’s order.

The financial statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles. The following summarizes the more significant of such policies.

(b) Proved Oil and Gas Properties

The Company utilizes the successful efforts method of accounting for its oil and gas producing activities. This method of accounting requires the capitalization of exploration and development activities related to the discovery of producing properties and the expensing of costs related to the discovery of unsuccessful exploration efforts.

Depletion of oil and gas properties is provided by utilizing the units of production method. The cost of the property ($597,353) is divided by the total estimated reserves (128,740 barrels) resulting in a unit depletion amount of $4.64.

(c) Property and Equipment

Equipment is stated at cost. Depreciation is provided using the straight-line and double- declining balance methods over a five year period. Maintenance and repair costs are charged to expense as incurred.

(d) Income Taxes

The Company applies the provisions of Statement of Financial Accounting Standards No. 109 [the Statement], Accounting for Income Taxes. The Statement requires an asset and liability approach for financial accounting and reporting for income taxes, and the recognition of deferred tax assets and liabilities for the temporary differences between the financial reporting basis and tax basis of the Company’s assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled. Accounting for income taxes is further described in Note 3.

(e) Net Income Per Common Share

In accordance with Financial Accounting Standards No. 128, “Earnings Per Share,” basic loss per common share is computed using the weighted average number of common shares outstanding.

SOURCE ENERGY CORPORATION

Formerly known as Parker Energy Technology, Inc.

Notes to Financial Statements

December 31, 2003

(f) Cash and Cash Equivalents

For purposes of the statements of cash flows, the Company considers cash on deposit in the bank and in its money market account to be cash.

(g) Use of Estimates in Preparation of Financial Statements

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2	PROPERTY AND EQUIPMENT

Oil and Gas Producing Activities

During 1981, the Company purchased a working interest in, and became the operator of, the property known as Bureau of Land Management Federal Oil and Gas Lease No. U-14654 consisting of 480 acres. Located in Grand County, Utah, this is the Company’s only oil and gas property. The Company has one producing well on this lease. At the present time the Company maintains a 68.78% working interest in the property.

Information on capitalized costs relating to oil and gas producing activities is presented below:

Proved Oil and Gas Properties	$597,353
Accumulated Depletion ($11,270 during 2003 and $11,586 during 2002)	(555,269)
Net Capitalized Costs	$42,084
Other Property and Equipment
Equipment at cost	$15,951
Accumulated depreciation ($1,801 during 2002 and $1,679 during 2001)	(11,583)
Net property and equipment	$4,368

Note 3	INCOME TAXES

The tax effects of temporary differences that give rise to significant portions of the deferred tax asset at December 31, 2003 have an impact on the financial position of the Company. A valuation allowance is provided when it is more likely than not that some portion of the deferred tax asset will not be realized. In prior years, the Company has established a valuation allowance for all future deductible temporary differences due to a lack of taxable earnings history. Based on the Company having taxable income the past three years, management reevaluated the valuation allowance and determined a portion may be realizable.

Deferred tax assets	Balance	Tax	Rate
Federal loss carryforward (expires through 2022)	$459,584	$156,259	34%
State loss carryforward (expires through 2015)	$252,673	$12,634	5%
Valuation allowance		($161,906)

Deferred tax asset		$6,987

The valuation allowance has decreased $18,712 from $180,618 in the prior year. The current year provision for income tax represents the minimum franchise tax due to the State of Utah.

Note 4	SIGNIFICANT CONCENTRATIONS OF CREDIT RISK

The Company’s primary operations have been located in the geographic region of Grand County, Utah. The accounts receivable of the Company are unsecured. Should the primary customer of the Company, a wholesale oil purchaser, default on its payment, the Company would be required to seek relief as an unsecured creditor. If the current purchaser of the Company’s oil production were to cease to do business with the Company, it is reasonably certain that other purchasers would be readily available in the market place.

Note 5	RELATED-PARTY TRANSACTIONS

The president of the Company (also a shareholder) is also a 16.9% working interest owner in the Company’s lease located in Grand County, Utah.

The Company has recorded a liability as part of a legal settlement (see Note 7). The $75,000 is due to a shareholder and officer of the Company. The balance is non-interest bearing and payable on demand.

Note 6	LEGAL SETTLEMENT

On March 10, 2000, a U.S. district court judge rescinded the May 20, 1997 agreement referenced in Note 1, and ordered that the Company be returned, as nearly as possible, to its status prior to consummation of said agreement. The Court further ordered that the Company pay the plaintiff in the legal action his attorneys fees in the amount of $15,039 and an award of $75,000 to compensate him for the benefit conferred on Source Energy Corporation shareholders in prosecuting this action. The plaintiff in this case was returned by the Court to the presidency of Source Energy Corporation, a position he held prior to the May 20, 1997 agreement.

The Court also ordered that the other defendants in the case, T.R. Kraft, and Point Source Energy Corporation, an Oregon corporation, to pay an award to the Company in the amount of $225,000. The Company does not intend to record this amount as a receivable on its books because the defendants’ whereabouts are unknown and ability to collect from them is in question.

Note 7	ACQUISITION/MERGER

On April 13, 2000, the Company acquired Newven Acquisition Corporation, A Nevada Corporation (“Newven”), as a wholly owned subsidiary through a stock for stock exchange. Immediately following the exchange, the Company and Newven entered into a Plan of Merger pursuant to which Newven was merged with the Company. All of Newven’s outstanding stock (500,000 shares) was exchanged for 25,000 shares of the Company’s restricted common stock. Newven’s assets at the time of the merger were %565 in cash; there were no liabilities. The acquisition has been accounted for as a purchase. Newven has had minimal operations; all activity has been combined and presented since the acquisition date.

Note 8	OTHER LEGAL MATTER

On September 22, 2000, the Securities and Exchange Commission (“SEC”) filed a complaint in the United States District Court, naming Source Energy Corporation, with the intent of disqualifying the Company from the availability of Regulations A and D. The Company has responded to the SEC opposing the complaint. As of the completion of these financial statements, no formal resolution has been reached.

SOURCE ENERGY CORPORATION

Formerly known as Parker Energy Technology, Inc.

Notes to Financial Statements

December 31, 2003

SOURCE ENERGY CORPORATION

Formerly known as Parker Energy Technology, Inc.

Unaudited Supplemental Information

Oil and Gas Producing Activities

December 31, 2003

Reserve Quantity Information (Unaudited)

Proved Developed Reserves:
Beginning of year	11,502
Production	(2,428)

End of year	9,074

Note: The Company has previously drilled two other dry holes on the lease where these proved reserves are located. Since there are no additional known reserves, the Company has not estimated proved undeveloped reserves.

Standardized Measure of Discounted Future Net Cash Flows and Changes Therein Relating to Proved Oil and Gas Reserves at December 31, 2002 (Unaudited)

Future cash inflows *	$264,035
Future production and development costs*	(63,765)
Future income tax expenses**	—
Future net cash flows	200,270
10% annual discount for estimated timing of cash flows	(93,076)

Standardized measure of discounted future net cash flows	$107,194

Note: There have been no principal sources of change for the year ended December 31, 2003.

*	Future net cash flows were computed using year-end prices and costs, and year-end statutory tax rates that related to existing proved oil and gas reserves in which the Company has mineral interests.

**	Due to large net operating loss carry forwards, the Company (under its present organizational structure) does not anticipate paying income taxes on the subject reserves.

Item 8.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None; the Company continues to use Mantyla McReynolds as the auditor for the Company and audited the financial statements that accompany this Report.

PART III

Item 9.	Directors, Executive Officers, Promoters and Control Persons; Compliance with Section 16(a) of the Exchange Act.

Identification of Directors and Executive Officers

The following table sets forth the names of all current directors and executive officers of the Company. These persons will serve until the next annual meeting of stockholders (to be held at such time as the Board of Directors shall determine) or until their successors are elected or appointed and qualified, or their prior resignation or termination.

Name	Positions Held	Date of Election or Designation (1)	Date of Termination or Designation
Craig Carpenter 3040 Granite Meadow Lane, Sandy Utah 84092	Director, President	3/10/00	*

Helen Carpenter 3040 Granite Meadow Lane Sandy Utah 84092	Director, Vice President	3/10/00	*

Kathleen L. Morrison 4685 Highland Dr., #202 Salt Lake City, UT 84117	Director, Secretary	3/10/00	*

*	These persons presently serve in the capacities indicated opposite their respective names.

Term of Office

The term of office of the current directors shall continue until the annual meeting of stockholders, which is to be held at such time as the Board of Directors shall determine. The annual meeting of the Board of Directors immediately follows the annual meeting of stockholders, at which officers for the coming year are elected.

Business Experience

Craig Carpenter, Director and President, age 60 was born and raised in Salt Lake City, Utah, where he attended East High School. Aside from his involvement in Source, Mr. Carpenter has been retired for the past eight years.

Helen G. Carpenter, Director and Vice President, age 53, recently retired after 30 years at US West Communications. The last position she held at US West was Manager of Computer Operations.

Kathleen L. Morrison, Director and Secretary, age 47, has spent the past nine years as the office manger for two entities. For seven years, she was the editor of “Super Group,” a vertical market computer magazine targeting HP3000 users. Mrs. Morrison received a B.A. degree from Colorado State University in 1978.

The directors of Source hold no other directorship in any other reporting company, except for Kathleen L. Morrison who has served since March 1999 as a director and secretary of Cardiff International, a Colorado corporation and from May 2001 to September 2003 as secretary/treasurer and director of Brenex Oil Corporation, a Utah Corporation. All directors hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified.

Committees

There are no established committees.

Family Relationships

Helen Carpenter and Craig Carpenter are Husband and Wife.

Involvement in Certain Legal Proceedings

Except as indicated below and to the knowledge of management, during the past five years, no present or former director, person nominated to become a director, executive officer, promoter or control person of the Company:

(1) Was a general partner or executive officer of any business by or against which any bankruptcy petition was filed, whether at the time of such filing or two years prior thereto;

(2) Was convicted in a criminal proceeding or named the subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting, the following activities:

(i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii) Engaging in any type of business practice; or

(iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(4) Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity;

(5) Was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been subsequently reversed, suspended, or vacated; or

(6) Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

Code of Ethics.

The Company is in the process of adopting a Code of Ethics for our executive officers. We expect to adopt such a Code of Ethics at our next Board of Directors meeting.

Compliance with Section 16(a) of the Exchange Act

The Company’s directors, executive officers and 10% stockholders have filed statements of beneficial ownership of securities under Section 16(a) of the Exchange Act.

Item 10.	Executive Compensation.

Cash Compensation

None of the current Officers and Directors received any compensation during the year ended December 31, 2003.

Employment Contracts

There are presently no employment contracts relating to any member of management; however, depending upon the Company’s operations and requirements, the Company may offer long term contracts to directors, executive officers or key employees in the future.

Termination of Employment and Change of Control Arrangement

None; not applicable.

Item 11.	Security Ownership of Certain Beneficial Owners and Management.

Security Ownership of Certain Beneficial Owners

The following tables set forth the share holdings of the Company’s directors and executive officers and those persons who own more than 5% of the Company’s common stock as of the date hereof, with these computations being based upon 404,451 shares of common stock being outstanding.

Directors and Executive Officers

Name and Address(1)	Title	Number of Shares Beneficially Owned	Percent of Class
Craig Carpenter 3040 Granite Meadow Lane Sandy Utah 84092	President and Director	209,832	51.8

Helen G. Carpenter* 3040 Granite Meadow Lane Sandy Utah 84092	Vice President and Director	-0-	-0-

Kathleen L. Morrison 4685 Highland Dr. Suite 202 Salt Lake City, UT 84117	Secretary and Director	-0-	-0-

All Officers & Directors as a group Beneficially own		209,832	51.8

*	Helen Carpenter is the spouse of Craig Carpenter, so she may be deemed to have shared voting and investment control with respect to the shares of Common Stock owned by Craig Carpenter.

Five Percent Stockholders

Name and Address	Title	Number of Shares Beneficially Owned	Percent of Class
Craig Carpenter 3040 Granite Meadow Lane Sandy, Utah 84092	President and Director	209,831	51.8

Cletha Walstrand 8 East Broadway, Suite 620 Salt Lake City, UT 84111	Shareholder	45,000	11.1

MRF Investment Consultants 8 East Broadway, Suite 620 Salt Lake City, UT 84111	Shareholder	41,000	10.1

Changes in Control

To the knowledge of the Company’s management, there are no present arrangements or pledges of the Company’s securities which may result in a change in control of the Company. See the foregoing tables regarding “Directors and Executive Officers” and “Five Percent Stockholders.”

Item 12.	Certain Relationships and Related Transactions.

Transactions with Management and Others

The Company has recorded a liability as part of a legal settlement for $75,000, which is due to a Mr. Craig Carpenter, a shareholder and officer of the Company. The balance is non-interest bearing and payable on demand.

The Court further ordered that the Company pay the plaintiff in the legal action his attorneys fees in the amount of $15,039 and an award of $75,000 to compensate him for the benefit conferred on Source Energy Corporation shareholders in prosecuting this action.

Certain Business Relationships

Other than the transactions disclosed in the previous section, there have been no material transactions, series of similar transactions or currently proposed transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which any director or executive officer or any security holder who is known to the Company to own of record or beneficially more than 5% of the Company’s common stock, or any member of the immediate family of any of the foregoing persons, had a material interest.

Indebtedness of Management

Other than the transactions disclosed in the previous section, there have been no material transactions, series of similar transactions or currently proposed transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which any director or executive officer or any security holder who is known to the Company to own of record or beneficially more than 5% of the Company’s common stock, or any member of the immediate family of any of the foregoing persons, had a material interest.

Parents of the Issuer

Except to the extent that Craig Carpenter may be deemed to be a parent of the Company by virtue of his ownership of a majority of its issued and outstanding shares, the Company has no parents.

Transactions with Promoters

Other than the Note, there have been no material transactions, series of similar transactions, currently proposed transactions, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which any promoter or founder or any member of the immediate family of any of the foregoing persons, had a material interest.

Item 13.	Exhibits and Reports on Form 8-K.

Reports on Form 8-K

None; Not Applicable.

Exhibits*

None; Not Applicable.

Item 14.	Controls and Procedures.

Within 90 days prior to the date of this report, we carried out an evaluation, under the supervision and with the participatin of our President and Secretary/Treasurer, of the effectiveness of the design and operation of our disclosure controls and procedures. Based on this evaluation, our President and Secretary/Treasurer concluded that our disclosure controls and procedures are effective in timely alerting them to material information required to be included in our periodic Securities and Exchange Commission reports. It should be noted that the design of any system of controls is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions, regardless of how remote. In addition, we reviewed our internal controls, and there have been no significant changes in our internal controls or in other factors that could significantly affect those controls subsequent to the date of their last evaluation.

Item 15.	Principal Accounting Fees and Services.

The Following is a summary of the fees billed to Source Energy by its principal accountants during the fiscal years ended December 31, 2003 and 2002:

Fee category	2003	2002
Audit fees	$2,750	$2,515
Audited-related fees	$1,535	$1,896
Tax fees	$0	$350
All other fees	$0	$0

Total fees	$4,285	$4,762

Audit Fees. Consists of fees for professional services rendered by our principal accountants for the audit of Source Enegy’s annual financial statements and review of the financial statements included in Source Energy’s Forms 10-QSB or services that are normally provided by our principal accountants in connection with statutory and regulatory filings or engagements.

Audit-related fees. Consists of fees for assurance and related services by our principal accountants that are reasonably related to the performance of the audit or review of Source Energy’s financial statements and are not reported under “Audit fees.”

Tax fees. Consists of fees for professional services rendered by our principal accountants for tax compliance, tax advice and tax planning.

All other fees. Consists of fees for products and services provided by our principal accountants, other than the services reported under “Audit fees,” “Audit-related fees,” and “Tax fees” above.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors.

The Company has not adopted an Audit Committee, therefore, there is no Audit Committee policy in this regard. However, the Company does not require approval in advance of the performance of professional services to be provided to the Company by its principal accountant. Additionally, all services rendered by our principal acountant are performed pursuant to a written engagement letter between us and the principal accountant.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

SOURCE ENERGY CORPORATION

Date: 3-11-04	By	/S/ CRAIG CARPENTER
Craig Carpenter, President and Director

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this Report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

SOURCE ENERGY CORPORATION

Date: 3-11-04	By	/S/ CRAIG CARPENTER
Craig Carpenter, President and Director

Date: 3-11-04	By	/S/ KATHLEEN L. MORRISON
Kathleen L. Morrison, Secretary and Director

APPENDIX V

SOURCE ENERGY CORPORATION

FORM 10-QSB

March 31, 2004

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-QSB

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2004

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                      to

Commission File No. 0-29129

SOURCE ENERGY CORPORATION

(Exact name of small business issuer as specified in its charter)

Utah	87-0370820
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

3040 Granite Meadow Lane, Sandy Utah 84092

(Address of principal executive offices)

(801) 943-5490

(Issuer’s telephone number)

N/A

(Former name, address and fiscal year, if changed since last report)

Check whether the issuer (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the issuer was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

APPLICABLE ONLY TO ISSUERS INVOLVED IN BANKRUPTCY

PROCEEDINGS

DURING THE PRECEDING FIVE YEARS:

Check whether the registrant has filed all documents and reports required to be filed by Sections 12, 13, or 15(d) of the Exchange Act subsequent to the distribution of securities under a plan confirmed by a court.    Yes  ☐    No   ☐

APPLICABLE ONLY TO CORPORATE ISSUERS:

State the number of shares outstanding of each of the issuer’s classes of common equity, as of the latest practicable date: 404,451 shares of common stock.

FORM 10-QSB

SOURCE ENERGY CORPORATION

PART I.

Financial Information

Item 1.	Financial Statements

The Financial Statements of the Registrant required to be filed with this 10-QSB Quarterly Report have been reviewed and are on file with the Company’s auditor, Mantyla McReynolds. In the opinion of management, the Financial Statement fairly present the financial condition of the Registrant.

SOURCE ENERGY CORPORATION

(Formerly known as Parker Energy Technology, Inc.)

Condensed Financial Statements

March 31, 2004

SOURCE ENERGY CORPORATION

(Formerly known as Parker Energy Technology, Inc.)

Condensed Balance Sheet

March 31, 2004

(Unaudited)

ASSETS
Current Assets
Cash and cash equivalents	$77,546
Accounts receivable	3,863
State tax withheld	2,684

Total Current Assets	84,093

Property and Equipment
Equipment	15,951
Proved oil and gas properties	597,353

Total Property and Equipment	613,304
Less: Accumulated Depreciation and Depletion	(569,164)

Net Property and Equipment	44,140

Deferred Tax Asset	6,987

Total Assets	$135,220

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Current Liabilities
Judgement payable	$75,000
Accounts Payable	0

Total Current Liabilities	75,000

Total Liabilities	75,000

Stockholders’ Equity
Capital Stock — 200,000,000 shares authorized having a par value of $.00025 per share; 404,451 issued and outstanding	101
Additional Paid-in Capital	1,244,954
Accumulated Deficit	(1,184,835)

Total Stockholders’ Equity	60,220

Total Liabilities and Stockholders’ Equity	$135,220

SOURCE ENERGY CORPORATION

(Formerly known as Parker Energy Technology, Inc.)

Condensed Statements of Operations

For the Three Months Ended March 31, 2004 and 2003

(Unaudited)

	Three Months Ended March 31, 2004	Three Months Ended March 31, 2003
Revenues from Oil and Gas Activities	$8,072	$10,653
Oil and Gas Producing Expense:
Production costs	15,430	4,820
Depletion	1,768	2,324

Total Oil and Gas Producing Expense	17,198	7,144
Income/(Loss) from Oil and Gas Activities	(9,126)	3,509
Other Income/(Expense):
General and administrative expense	(3,543)	(2,750)
Interest	—	166

Total Other Income/(Expense)	(3,543)	(2,584)

Net income/(loss) before income tax	(12,669)	925
Provision for income tax	-0-	-0-

Net Income/(Loss)	(12,669)	$925

Income/(Loss) per Share	$(0.03)	$0.01

Weighted Average Shares Outstanding	404,451	404,451

SOURCE ENERGY CORPORATION

(Formerly known as Parker Energy Technology, Inc.)

Statements of Cash Flows

For the Three Months Ended March 31, 2004 and 2003

(Unaudited)

	Three Months Ended March 31, 2004	Three Months Ended March 31, 2003
Cash Flows From Operating Activities
Net Income/(loss)	$(12,669)	$925
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and depletion	2,311	2,945
(Increase)/decrease in accounts receivable	(505)	(422)
(Increase)/decrease in tax refund receivable	(212)	(451)
Increase/(decrease) in current liabilities	(2,887)	843

Net Cash Provided by/(Used for) Operating Activities	(13,962)	3,840

Cash Flows From Financing Activities Proceeds from issuance of shares	-0-	-0-

Net Cash Provided by Financing Activities	-0-	-0-

Net Increase/(Decrease) in Cash	(13,962)	3,840
Beginning Cash Balance	91,508	65,831

Ending Cash Balance	$77,546	$69,671

Supplemental Disclosure of Cash Flow Information:
Cash paid during the year for income taxes	-0-	-0-

SOURCE ENERGY CORPORATION

(Formerly known as Parker Energy Technology, Inc.)

Notes to Financial Statements

March 31, 2004

(Unaudited)

Note 1	PRELIMINARY NOTE

The accompanying condensed consolidated financial statements have been prepared without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s Annual Audit for the year ended December 31, 2003.

Note 2	ORGANIZATION

The Company was originally incorporated under the name Exit, Inc. in accordance with the laws of the State of Utah on January 30, 1981. In April of 1984, the Company changed its name to Parker Energy Technology, Inc. From its inception until May 20, 1997, the Company had been in the business of oil and gas exploration and production activities. Currently, the Company has one producing well, located in Grand County, Utah. On May 20, 1997, the Company effected a reverse split of its outstanding shares from 81,637,100 to 1,632,742. Simultaneous thereto, the Company entered into an agreement with an individual to engage in the business of distillate fuel systems process plants and changed its name to Source Energy Corporation. On March 10, 2000 a U.S. district court judge rescinded the May 20, 1997 agreement and ordered that the Company be returned, as nearly as possible, to its status prior to consummation of said agreement. This included canceling 12,305,800 shares of common stock issued in the transaction.

Note 3	LEGAL MATTERS

On March 10, 2000, a U.S. district court judge rescinded the May 20, 1997 agreement referenced in Note 1, and ordered that the Company be returned, as nearly as possible, to its status prior to consummation of said agreement. The Court further ordered that the Company pay the plaintiff in the legal action his attorneys fees in the amount of $15,039 and an award of $75,000 to compensate him for the benefit conferred on Source Energy Corporation shareholders in prosecuting this action. The plaintiff in this case was returned by the Court to the presidency of Source Energy Corporation, a position he held prior to the May 20, 1997 agreement.

The Court also ordered that the other defendants in the case, T.R. Kraft, and Point Source Energy Corporation, an Oregon corporation, to pay an award to the Company in the amount of $225,000. The Company does not intend to record this amount as a receivable on its books because the defendants’ whereabouts are unknown and ability to collect from them is in question.

On September 22, 2000, the Securities and Exchange Commission (“SEC”) filed a complaint in the United States District Court, naming Source Energy Corporation, with the intent of disqualifying the Company from the availability of Regulations A and D. The Company has responded to the SEC opposing the complaint. On April 22, 2003 the Court required the SEC to show cause as to why the case should not be dismissed for failure to prosecute. The SEC failed to file a responsive pleading and on June 3, 2003 the Court dismissed this case without prejudice for failure to prosecute the action.

Note 4	REVERSE SPLIT OF COMMON SHARES

The Company effected a 1 for 40 reverse split, which became effective April 10, 2000.

Item 2.	Management’s Discussion and Analysis of Financial Condition or Plan of Operation

See the Company’s 10-KSB for the year ended December 31, 2003, as filed with Securities and Exchange Commission.

PART II.

Other Information

Item 1.	Legal Proceedings

On September 22, 2000, the SEC filed a complaint in the United States District Court, case no. 2:00CV 0757B, naming Source and Timothy R. Kraft, a former officer and director of Source, as defendants.

On April 22, 2003 the Court required the SEC to show cause as to why the case should not be dismissed for failure to prosecute. The SEC failed to file a responsive pleading and on June 3, 2003 the Court dismissed this case without prejudice for failure to prosecute the action.

Controls and Procedures.

An evaluation was performed under the supervision and with the participation of the Company’s management, including the President and Treasurer, regarding the effectiveness of the design and operation of the Company’s disclosure controls and procedures within 90 days before the filing date of this quarterly report. Based on that evaluation, the Company’s management, including the President and Treasurer, concluded that the Company’s disclosure controls and procedures were effective. There have been no significant changes in the Company’s internal controls or in other factors that could significantly affect internal controls subsequent to their evaluation.

Exhibits and Reports On Form 8-K

EXHIBITS: None

REPORTS ON FORM 8-K: None

Signatures

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOURCE ENERGY CORPORATION

Date: 4-26-04	By	/S/ CRAIG CARPENTER
Craig Carpenter, President

Date: 4-26-04	By	/S/ KATHLEEN L. MORRISON
Kathleen Morrison, Secretary

APPENDIX VI

SOURCE ENERGY CORPORATION

FORM 10-QSB

June 30, 2004

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-QSB

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2004

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                     to

Commission File No. 0-29129

SOURCE ENERGY CORPORATION

(Exact name of small business issuer as specified in its charter)

Utah	87-0370820
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

3040 Granite Meadow Lane, Sandy Utah 84092

(Address of principal executive offices)

(801) 943-5490

(Issuer’s telephone number)

N/A

(Former name, address and fiscal year, if changed since last report)

Check whether the issuer (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the issuer was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

APPLICABLE ONLY TO ISSUERS INVOLVED IN BANKRUPTCY

PROCEEDINGS

DURING THE PRECEDING FIVE YEARS:

Check whether the registrant has filed all documents and reports required to be filed by Sections 12, 13, or 15(d) of the Exchange Act subsequent to the distribution of securities under a plan confirmed by a court.     Yes  ☐    No  ☐

APPLICABLE ONLY TO CORPORATE ISSUERS:

State the number of shares outstanding of each of the issuer’s classes of common equity, as of the latest practicable date:

404,451 shares of common stock.

FORM 10-QSB

SOURCE ENERGY CORPORATION

PART I.

Financial Information

Item 1.	Financial Statements

The Financial Statements of the Registrant required to be filed with this 10-QSB Quarterly Report have been reviewed and are on file with the Company’s auditor, Mantyla McReynolds. In the opinion of management, the Financial Statement fairly present the financial condition of the Registrant.

SOURCE ENERGY CORPORATION

(Formerly known as Parker Energy Technology, Inc.)

Condensed Financial Statements

June 30, 2004

SOURCE ENERGY CORPORATION

Formerly known as Parker Energy Technology, Inc.

Condensed Balance Sheet

June 30, 2004

(Unaudited)

ASSETS
Current Assets
Cash and cash equivalents	$90,792
Accounts receivable	4,006
State Tax Withholding	707

Total Current Assets	95,505
Property and Equipment
Equipment	15,951
Proved oil and gas properties	597,353

Total Property and Equipment	613,304
Less: Accumulated Depreciation and Depletion	(573,307)

Net Property and Equipment	39,997

Deferred Tax Asset	6,987

Total Assets	$142,489

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Current Liabilities
Judgement payable	$75,000

Total Current Liabilities	75,000

Total Liabilities	75,000
Stockholders’ Equity
Capital Stock — 200,000,000 shares authorized having a par value of $.00025 per share; 404,451 issued and outstanding	101
Additional Paid-in Capital	1,244,954
Accumulated Deficit	(1,177,566)

Total Stockholders’ Equity	67,489

Total Liabilities and Stockholders’ Equity	$142,489

See accompanying notes

SOURCE ENERGY CORPORATION

Formerly known as Parker Energy Technology, Inc.

Condensed Statements of Operations

For the Three and Six Months Ended June 30, 2004 and 2003

(Unaudited)

	Three Months Ended June 30, 2004	Three Months Ended June 30, 2003	Six Months Ended June 30, 2004	Six Months Ended June 30, 2003
Revenues from Oil and Gas Activities	$17,827	$11,302	$25,899	$21,956
Oil and Gas Producing Expense:
Production costs	3,408	3,480	18,838	7,678
Depletion	3,601	2,916	5,370	5,240

Total Oil and Gas Producing Expense	7,009	6,396	24,208	12,918
Income/(Loss) from Oil and Gas Activities	10,818	4,906	1,691	9,038
Other Income/(Expense):
General and administrative expense	(3,549)	(1,246)	(7,092)	(4,619)
Interest	0	167	0	333

Total Other Income/(Expense)	(3,549)	(1,079)	(7,092)	(4,286)

Net income/(loss) before income tax	7,269	3,827	(5,401)	4,752
Provision for income tax	0	0	0	0

Net Income/(Loss)	$7,269	$3,827	$(5,401)	$4,752

Income/(Loss) per Share	$0.02	$0.01	$0.01	$0.01

Weighted Average Shares Outstanding	404,451	404,451	404,451	404,451

See accompanying notes

SOURCE ENERGY CORPORATION

Formerly known as Parker Energy Technology, Inc.

Statements of Cash Flows

For the Three and Six Months Ended June 30, 2004 and 2003

(Unaudited)

	Three Months Ended June 30, 2004	Three Months Ended June 30, 2003	Six Months Ended June 30, 2004	Six Months Ended June 30, 2003
Cash Flows From Operating Activities
Net Income/(loss)	$7,269	$3,827	$(5,401)	$4,752
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and depletion	4,142	3,538	6,455	6,483
(Increase)/decrease in tax refund receivable	1,977	1,411	1,764	959
(Increase)/decrease in accounts receivable	(142)	(1,646)	(648)	(2,068)
Increase/(decrease) in current liabilities	0	(43)	(2,887)	800

Net Cash Provided by/(Used for) Operating Activities	13,246	7,087	(717)	10,926

Cash Flows From Financing Activities Proceeds from issuance of shares	0	0	0	0

Net Cash Provided by Financing Activities	0	0	0	0

Net Increase/(Decrease) in Cash	13,246	7,087	(717)	10,926
Beginning Cash Balance	77,546	69,670	91,509	65,831

Ending Cash Balance	$90,792	$76,757	$90,792	$76,757

Supplemental Disclosure of Cash Flow Information:
Cash paid during the year for income taxes	-0-	-0-	-0-	-0-

See accompanying notes

SOURCE ENERGY CORPORATION

(Formerly known as Parker Energy Technology, Inc.)

Notes to Financial Statements

June 30, 2004

(Unaudited)

Note 1	PRELIMINARY NOTE

The accompanying condensed consolidated financial statements have been prepared without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s Annual Audit for the year ended December 31, 2003.

Note 2	ORGANIZATION

The Company was originally incorporated under the name Exit, Inc. in accordance with the laws of the State of Utah on January 30, 1981. In April of 1984, the Company changed its name to Parker Energy Technology, Inc. From its inception until May 20, 1997, the Company had been in the business of oil and gas exploration and production activities. Currently, the Company has one producing well, located in Grand County, Utah. On May 20, 1997, the Company effected a reverse split of its outstanding shares from 81,637,100 to 1,632,742. Simultaneous thereto, the Company entered into an agreement with an individual to engage in the business of distillate fuel systems process plants and changed its name to Source Energy Corporation. On March 10, 2000 a U.S. district court judge rescinded the May 20, 1997 agreement and ordered that the Company be returned, as nearly as possible, to its status prior to consummation of said agreement. This included cancelling 12,305,800 shares of common stock issued in the transaction.

Note 3	LEGAL MATTERS

On March 10, 2000, a U.S. district court judge rescinded the May 20, 1997 agreement referenced in Note 1, and ordered that the Company be returned, as nearly as possible, to its status prior to consummation of said agreement. The Court further ordered that the Company pay the plaintiff in the legal action his attorneys fees in the amount of $15,039 and an award of $75,000 to compensate him for the benefit conferred on Source Energy Corporation shareholders in prosecuting this action. The plaintiff in this case was returned by the Court to the presidency of Source Energy Corporation, a position he held prior to the May 20, 1997 agreement.

The Court also ordered that the other defendants in the case, T.R. Kraft, and Point Source Energy Corporation, an Oregon corporation, to pay an award to the Company in the amount of $225,000. The Company does not intend to record this amount as a receivable on its books because the defendants’ whereabouts are unknown and ability to collect from them is in question.

On September 22, 2000, the Securities and Exchange Commission (“SEC”) filed a complaint in the United States District Court, naming Source Energy Corporation, with the intent of disqualifying the Company from the availability of Regulations A and D. The Company has responded to the SEC opposing the complaint. On April 22, 2003 the Court required the SEC to show cause as to why the case should not be dismissed for failure to prosecute. The SEC failed to file a responsive pleading and on June 3, 2003 the Court dismissed this case without prejudice for failure to prosecute the action.

Note 4	REVERSE SPLIT OF COMMON SHARES

The Company effected a 1 for 40 reverse split, which became effective April 10, 2000.

Item 2.	Management’s Discussion and Analysis of Financial Condition or Plan of Operation

See the Company’s 10-KSB for the year ended December 31, 2003, as filed with Securities and Exchange Commission.

PART II.

Other Information

Item 1.	Legal Proceedings

On May 20, 1997, Source entered into an agreement with Timothy R. Kraft and Point Source Energy (“Point”) to engage in the business of distillate fuel systems process plants, and in connection with that transaction issued 12,305,800 shares of common stock.

Subsequently, Craig Carpenter, a former officer and director of Source and a stockholder, filed a shareholder derivative suit in the United States District Court, District of Utah, case no. 2:99CV0332K, against Mr. Kraft, Point, and Source alleging that Kraft and Point committed fraud to induce plaintiffs to enter into the original transaction (“Carpenter Suit”).

On March 10, 2000 the District Court issued a judgment and order in the Carpenter Suit rescinding the May 20, 1997 transaction. The judgment states that Source be returned, as nearly as possible, to its status prior to consummation of said transaction. This included canceling 12,305,800 shares of common stock issued in the transaction to Kraft by Source, reinstating Craig Carpenter, Helen G. Carpenter, and Kathy Morrison as officers and directors of Source, and the return of 182,852 shares of Common Stock from Kraft to Carpenter, which were originally sold directly by Carpenter to Kraft. Craig Carpenter was granted an award against Source in the amount of $75,000 to compensate him for the benefit he conferred on the stockholders of Source by prosecuting the action against Kraft and Point. Source was awarded damages against Kraft in the amount of $225,000. The Company does not intend to record this amount as a receivable on its books because the defendants’ whereabouts are unknown and ability to collect from them is in question.

On September 22, 2000, the Securities and Exchange Commission (“SEC”) filed a complaint in the United States District Court, naming Source Energy Corporation, with the intent of disqualifying the Company from the availability of Regulations A and D. The Company responded to the SEC opposing the complaint. On April 22, 2003 the Court required the SEC to show cause as to why the case should not be dismissed for failure to prosecute. The SEC failed to file a responsive pleading and on June 3, 2003 the Court dismissed this case without prejudice for failure to prosecute the action.

Controls and Procedures.

An evaluation was performed under the supervision and with the participation of the Company’s management, including the President and Treasurer, regarding the effectiveness of the design and operation of the Company’s disclosure controls and procedures within 90 days before the filing date of this quarterly report. Based on that evaluation, the Company’s management, including the President and Treasurer, concluded that the Company’s disclosure controls and procedures were effective. There have been no significant changes in the Company’s internal controls or in other factors that could significantly affect internal controls subsequent to their evaluation.

Exhibits and Reports On Form 8-K

EXHIBITS: None

REPORTS ON FORM 8-K: None

Signatures

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOURCE ENERGY CORPORATION

Date: 8-02-04	By	/S/ CRAIG CARPENTER
Craig Carpenter, President

Date: 8-02-04	By	/S/ KATHLEEN L. MORRISON
Kathleen L. Morrison, Secretary

APPENDIX VII

SOURCE ENERGY CORPORATION

FORM 10-QSB

September 30, 2004

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-QSB/A

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2004

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                      to

Commission File No. 0-29129

SOURCE ENERGY CORPORATION

(Exact name of small business issuer as specified in its charter)

Utah	87-0370820
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

3040 Granite Meadow Lane, Sandy Utah 84092

(Address of principal executive offices)

(801) 943-5490

(Issuer’s telephone number)

N/A

(Former name, address and fiscal year, if changed since last report)

Check whether the issuer (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the issuer was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.     Yes  ☒    No  ☐

APPLICABLE ONLY TO ISSUERS INVOLVED IN BANKRUPTCY

PROCEEDINGS

DURING THE PRECEDING FIVE YEARS:

Check whether the registrant has filed all documents and reports required to be filed by Sections 12, 13, or 15(d) of the Exchange Act subsequent to the distribution of securities under a plan confirmed by a court. Yes  ☐    No  ☐

APPLICABLE ONLY TO CORPORATE ISSUERS:

State the number of shares outstanding of each of the issuer’s classes of common equity, as of the latest practicable date:

404,451 shares of common stock.

VII-1

FORM 10-QSB

SOURCE ENERGY CORPORATION

PART I.

Financial Information

Item 1.	Financial Statements

The Financial Statements of the Registrant required to be filed with this 10-QSB Quarterly Report have been reviewed and are on file with the Company’s auditor, Mantyla McReynolds. In the opinion of management, the Financial Statement fairly present the financial condition of the Registrant.

VII-2

SOURCE ENERGY CORPORATION

(Formerly known as Parker Energy Technology, Inc.)

Condensed Financial Statements

September 30, 2004

SOURCE ENERGY CORPORATION

Formerly known as Parker Energy Technology, Inc.

Condensed Balance Sheet

September 30, 2004

(Unaudited)

ASSETS
Current Assets
Cash and cash equivalents	$101,276
Accounts receivable	7,303
State Tax Withholding	2,199

Total Current Assets	110,778

Property and Equipment
Equipment	15,951
Proved oil and gas properties	597,353

Total Property and Equipment	613,304
Less: Accumulated Depreciation and Depletion	(577,062)

Net Property and Equipment	36,242

Deferred Tax Asset	6,987

Total Assets	$154,007

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Current Liabilities
Judgement payable	$75,000

Total Current Liabilities	75,000

Total Liabilities	75,000

Stockholders’ Equity
Capital Stock — 200,000,000 shares authorized having a par value of $.00025 per share; 404,451 issued and outstanding	101
Additional Paid-in Capital	1,244,954
Accumulated Deficit	(1,166,048)

Total Stockholders’ Equity	79,007

Total Liabilities and Stockholders’ Equity	$154,007

See accompanying notes

VII-3

SOURCE ENERGY CORPORATION

Formerly known as Parker Energy Technology, Inc.

Condensed Statements of Operations

For the Three and Nine Months Ended September 30, 2004 and 2003

(Unaudited)

	Three Months Ended September 30, 2004	Three Months Ended September 30, 2003	Nine Months Ended September 30, 2004	Nine Months Ended September 30, 2003
Revenues from Oil and Gas Activities	$20,066	$14,858	$45,964	$36,814
Oil and Gas Producing Expense:
Production costs	4,717	3,784	23,554	11,462
Depletion	3,212	3,754	8,581	8,994

Total Oil and Gas Producing Expense	7,929	7,538	32,135	20,456
Income/(Loss) from Oil and Gas Activities	12,137	7,320	13,829	16,358
Other Income/(Expense):
General and administrative expense	(913)	(1,292)	(8,005)	(5,910)
Interest	294	139	294	471

Total Other Income/(Expense)	(619)	(1,153)	(7,711)	(5,439)

Net income/(loss) before income tax	11,518	6,167	6,118	10,919
Provision for income tax	0	0	0	0

Net Income/(Loss)	$11,518	$6,167	$6,118	$10,919

Income/(Loss) per Share	$0.03	$0.02	$0.02	$0.02

Weighted Average Shares Outstanding	404,451	404,451	404,451	404,451

See accompanying notes

VII-4

SOURCE ENERGY CORPORATION

Formerly known as Parker Energy Technology, Inc.

Statements of Cash Flows

For the Three and Nine Months Ended September 30, 2004 and 2003

(Unaudited)

	Three Months Ended September 30, 2004	Three Months Ended September 30, 2003	Nine Months Ended September 30, 2004	Nine Months Ended September 30, 2003
Cash Flows From Operating Activities
Net Income/(loss)	$11,518	$6,167	$6,118	$10,919
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and depletion	3,755	4,376	10,209	10,859
(Increase)/decrease in tax refund receivable	(1,492)	(663)	272	296
(Increase)/decrease in accounts receivable	(3,297)	(2,107)	(3,945)	(4,176)
Increase/(decrease) in current liabilities	0	386	(2,887)	1,186

Net Cash Provided by/(Used for) Operating Activities	10,484	8,159	9,767	19,085

Cash Flows From Financing Activities Proceeds from issuance of shares	0	0	0	0

Net Cash Provided by Financing Activities	0	0	0	0

Net Increase/(Decrease) in Cash	10,484	8,159	9,767	19,085
Beginning Cash Balance	90,792	76,757	91,509	65,831

Ending Cash Balance	$101,276	$84,916	$101,276	$84,916

Supplemental Disclosure of Cash Flow Information:
Cash paid during the year for income taxes	-0-	-0-	-0-	-0-

See accompanying notes

VII-5

SOURCE ENERGY CORPORATION

Formerly known as Parker Energy Technology, Inc.

Notes to Financial Statements

September 30, 2004

(Unaudited)

Note 1	PRELIMINARY NOTE

The accompanying condensed financial statements have been prepared without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s Annual Audit for the year ended December 31, 2003.

Note 2	ORGANIZATION

The Company was originally incorporated under the name Exit, Inc., in accordance with the laws of the State of Utah on January 30, 1981. In April of 1984, the Company changed its name to Parker Energy Technology, Inc. From its inception until May 20, 1997, the Company had been in the business of oil and gas exploration and production activities. Currently, the Company has one producing well, located in Grand County, Utah. On May 20, 1997, the Company effected a reverse spolit of its outstanding shares from 81,637,100 to 1,632,742. Simultaneous thereto, the Company entered into an agreement with an individual to engage in the business of distillate fuel systems process plants and changed its name to Source Energy Corporation. On March 10, 2000 a U.S. district court judge rescinded the May 20, 1997 agreement and ordered that the Company be returned, as nearly as possible, to its status prior to consummation of said agreement. This included cancelling 12,305,800 shares of common stock issued in the Transaction.

Note 3	LEGAL MATTERS

On March 10, 2000, a U.S. district court judge rescinded the May 20, 1997 agreement referenced in Note 1, and ordered that the Company be returned, as nearly as possible, to its status prior to consummation of said agreement. The Court further ordered that the Company pay the plaintiff in the legal action his attorneys fees in the amount of $15,039 and award of $75,000 to compensate him for the benefit conferred on Source Energy Corporation shareholders in prosecuting this action. The plaintiff in this case was returned by the Court to the presidency of Source Energy Corporation, a position he held prior to the May 20, 1997 agreement.

On September 22, 2000, the Securities and Exchange Commission (“SEC”) filed a complaint in the United States District Court, naming Source Energy Corporation, with the intent of disqualifying the Company from the availability of Regulations A and D. The Company has responded to the SEC opposing the complaint. On April 22, 2003 the Court required the SEC to show cause as to why the case should not be dismissed for failure to prosecute. The SEC failed to file a responsive pleading and on June 3, 2003 the court dismissed the case without prejudice for failure to prosecute the action.

Note 4	REVERSE SPLIT OF COMMON SHARES

The Company effected a 1 for 40 reverse split, which became effective April 10, 2000.

VII-6

Item 2.	Management’s Discussion and Analysis of Financial Condition or Plan of Operation

See the Company’s 10-KSB for the year ended December 31, 2003, as filed with Securities and Exchange Commission.

PART II.

Other Information

Item 1.	Legal Proceedings

On May 20, 1997, Source entered into an agreement with Timothy R. Kraft and Point Source Energy (“Point”) to engage in the business of distillate fuel systems process plants, and in connection with that transaction issued 12,305,800 shares of common stock.

Subsequently, Craig Carpenter, a former officer and director of Source and a stockholder, filed a shareholder derivative suit in the United States District Court, District of Utah, case no. 2:99CV0332K, against Mr. Kraft, Point, and Source alleging that Kraft and Point committed fraud to induce plaintiffs to enter into the original transaction (“Carpenter Suit”).

On March 10, 2000 the District Court issued a judgment and order in the Carpenter Suit rescinding the May 20, 1997 transaction. The judgment states that Source be returned, as nearly as possible, to its status prior to consummation of said transaction. This included canceling 12,305,800 shares of common stock issued in the transaction to Kraft by Source, reinstating Craig Carpenter, Helen G. Carpenter, and Kathy Morrison as officers and directors of Source, and the return of 182,852 shares of Common Stock from Kraft to Carpenter, which were originally sold directly by Carpenter to Kraft. Craig Carpenter was granted an award against Source in the amount of $75,000 to compensate him for the benefit he conferred on the stockholders of Source by prosecuting the action against Kraft and Point. Source was awarded damages against Kraft in the amount of $225,000. The Company does not intend to record this amount as a receivable on its books because the defendants’ whereabouts are unknown and ability to collect from them is in question.

On September 22, 2000, the Securities and Exchange Commission (“SEC”) filed a complaint in the United States District Court, naming Source Energy Corporation, with the intent of disqualifying the Company from the availability of Regulations A and D. The Company responded to the SEC opposing the complaint. On April 22, 2003 the Court required the SEC to show cause as to why the case should not be dismissed for failure to prosecute. The SEC failed to file a responsive pleading and on June 3, 2003 the Court dismissed this case without prejudice for failure to prosecute the action.

Controls and Procedures.

An evaluation was performed under the supervision and with the participation of the Company’s management, including the President and Treasurer, regarding the effectiveness of the design and operation of the Company’s disclosure controls and procedures within 90 days before the filing date of this quarterly report. Based on that evaluation, the Company’s management, including the President and Treasurer, concluded that the Company’s disclosure controls and procedures were effective. There have been no significant changes in the Company’s internal controls or in other factors that could significantly affect internal controls subsequent to their evaluation.

Exhibits and Reports On Form 8-K

EXHIBITS: None

REPORTS ON FORM 8-K: None

VII-7

Signatures

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOURCE ENERGY CORPORATION

Date: 12-13-04	/S/ CRAIG CARPENTER
Craig Carpenter, President

Date: 12-13-04	/S/ KATHLEEN L. MORRISON
Kathleen L. Morrison, Secretary

VII-8

APPENDIX VIII

SOURCE ENERGY CORPORATION

FORM 8-K

November 17, 2004

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act

November 17, 2004

Date of Report

(Date of earliest event reported)

SOURCE ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Utah	0-29129	87-0370820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3040 Granite Meadow Lane

Sandy, Utah 84604

(Address of Principal Executive Offices)

(801) 943-5490

(Registrant’s Telephone Number)

N/A

(Former Name or Former Address if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

VIII-1

Item 1.01	Entry into a Material Definitive Agreement.

On November 17, 2004, Source Energy Corporation (the “Company”, or “we”, “our”, “us” or words of similar import) entered into an Asset Purchase Agreement (the “Agreement”) with Energytec, Inc., a Nevada corporation (“Energytec”), to purchase a substantial portion of the oil and gas properties and gas pipeline assets of Energytec for approximately 31 million shares of our common stock. Energytec will distribute our common shares to its shareholders pro rata. Following the distribution, Energytec shareholders will hold approximately 99 percent of our outstanding shares of common stock.

As of the date of the Agreement and currently, there were no material relationships between us or any of our affiliates and Energytec, other than in respect of the Agreement.

For a brief description of the terms and conditions of the Agreement, see the Agreement and the Press Release that are attached hereto and incorporated by reference. See Item 9.01.

Item 7.01	Regulation F D Disclosure.

See the Press Release attached hereto and incorporated herein by reference as Exhibit 99.1. See Item 9.01.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Description of Exhibit	Exhibit Number

Asset Purchase Agreement	2.1

Press Release dated November 18, 2004	99.1

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SOURCE ENERGY CORPORATION

Dated: 11/18/04	/s/ CRAIG CARPENTER
Craig Carpenter
President and Director

VIII-2

APPENDIX IX

ENERGYTEC, INC.

Statement of Oil and Gas Revenues

and Direct Operating Expenses

September 30, 2004

PAGE
Statement of Oil and Gas Revenues and Direct Operating Expenses	1
Notes to Statement of Oil and Gas Revenues and Direct Operating Expenses	2

ENERGYTEC, INC.

Certain Oil and Gas Producing Properties

Statement of Oil and Gas Revenues and Direct Operating Expenses

For the Nine Months Ended September 30, 2004

OIL AND GAS REVENUES	$1,099,001

DIRECT OPERATING EXPENSES
Lease operating expenses and production taxes	652,023

OIL AND GAS REVENUES IN EXCESS OF DIRECT OPERATING EXPENSES	$446,978

The accompanying notes are an integral part

of these financial statements.

IX-1

ENERGYTEC, INC.

Notes to Statement of Oil and Gas Revenues and Direct Operating Expenses

NOTE A – BASIS OF PRESENTATION

Pursuant to the terms of a Purchase and Sale Agreement dated November 17, 2004, Energytec, Inc. completed the sale of interests in certain oil and gas producing properties and a related pipeline to Source Energy Corporation. Source Energy Corporation issued approximately 30,500,000 shares of common stock in exchange for these oil and gas producing properties and related pipeline. These properties are located in Texas and Wyoming.

The oil and gas revenues and direct operating expenses presented herein relate only to the interests in certain oil and gas producing properties acquired by Source Energy Corporation and do not represent all of the costs of oil and gas operations of Energytec, Inc. Direct operating expenses include the actual costs of maintaining the producing properties and their production, but do not include charges for depletion, depreciation, amortization, and abandonment; federal and state income taxes; interest; or general and administrative expenses. The amounts of these omitted expenses are not know or reasonably available. The oil and gas revenues and direct operating expenses for the periods presented may not be indicative of the results of future operations of the properties acquired.

The accompanying statement of oil and gas revenues and direct operating expenses includes all adjustments that are necessary, in the opinion of management, to make the financial statements not misleading.

The accompanying statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of the revenues and expenses of certain oil and gas producing properties of Energytec, Inc.

IX-2

APPENDIX X

ENERGYTEC, INC.

Independent Auditors’ Report

Statements of Oil and Gas Revenues

and Direct Operating Expenses

December 31, 2003 and 2002

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Shareholders

Energytec, Inc.

We have audited the accompanying statements of oil and gas revenues and direct operating expenses for certain oil and gas producing properties of Energytec, Inc. (a Nevada corporation) for the years ended December 31, 2003 and 2002. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of the revenues and expenses of certain oil and gas producing properties of Energytec, Inc.

In our opinion, the financial statements referred to above present fairly, in all material respects, and the operating revenues and direct operating expenses of certain oil and gas producing properties of Energytec, Inc. for the years ended December 31, 2003 and 2002, in conformity with accounting principles generally accepted in the United States of America.

Hutton, Patterson & Company

November 19, 2004
Dallas, Texas

ENERGYTEC, INC.

Certain Oil and Gas Producing Properties

Statement of Oil and Gas Revenues and Direct Operating Expenses

For the Years Ended December 31, 2003 and 2002

	2003	2002
OIL AND GAS REVENUES	$1,346,170	$235,463

DIRECT OPERATING EXPENSES
Lease operating expenses and production taxes	904,583	109,082

OIL AND GAS REVENUES IN EXCESS OF DIRECT OPERATING EXPENSES	$441,587	$126,381

The accompanying notes are an integral part of these financial statements.

ENERGYTEC, INC.

Notes to Statements of Oil and Gas Revenues and Direct Operating Expenses

NOTE A – BASIS OF PRESENTATION

Pursuant to the terms of a Purchase and Sale Agreement dated November 17, 2004, Energytec, Inc. completed the sale of interests in certain oil and gas producing properties and related pipeline to Source Energy Corporation. Source Energy Corporation issued approximately 30,500,000 shares of common stock in exchange of these oil and gas producing properties and related pipeline. These properties are located in Texas and Wyoming.

The oil and gas revenues and direct operating expenses presented herein relate only to the interests in certain oil and gas producing properties acquired by Source Energy Corporation and do not represent all of the costs of oil and gas operations of Energytec, Inc. Direct operating expenses include the actual costs of maintaining the producing properties and their production, but do not include charges for depletion, depreciation, amortization, and abandonment; federal and state income taxes; interest; or general and administrative expenses. The amounts of these omitted expenses are not know or reasonably available. The oil and gas revenues and direct operating expenses for the periods presented may not be indicative of the results of future operations of the properties acquired.

NOTE B - SUPPLEMENTAL OIL AND GAS RESERVE AND STANDARDIZED MEASURE INFORMATION (Unaudited)

Reserve Information

The following estimates of proved reserves and proved developed reserve quantities and related standardized measure of discounted net cash flows are estimates only, and do not purport to reflect realizable values or fair market values of the Company’s reserves. The Company emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of producing oil and gas properties. Accordingly, these estimates are expected to change as future information becomes available. All of the Company’s reserves are located in the United States.

Proved reserves are estimated reserves of crude oil (including condensate and natural gas liquids) and natural gas that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those expected to be recovered through existing wells, equipment, and operating methods.

(Continued)

ENERGYTEC, INC.

Notes to Statements of Oil and Gas Revenues and Direct Operating Expenses (Continued)

The standardized measure of discounted future net cash flows is computed by applying year-end prices of oil and gas (with consideration of price changes only to the extent provided by contractual arrangements) to the estimated future production of proved oil and gas reserves, less estimated future expenditures (based on year-end costs) to be incurred in developing and producing the proved reserves, less estimated future income tax expenses (based on year-end statutory rates, with consideration of future tax rates already legislated) to be incurred on pretax net cash flows less the tax basis of the properties and available credits, and assuming continuation of existing economic conditions. The estimated future net cash flows are then discounted using a rate of ten percent per year to reflect the estimated timing of the future cash flows.

	2003 TOTAL		2002 TOTAL
	Oil (Bbls)	Gas (Mcf)	Oil (Bbls)	Gas (Mcf)
Proved Developed and Undeveloped Reserves
Beginning of year	1,680,495	11,115,000	1,116,206	—
Revisions of previous estimates	1,786,237	1,165,193	(319,415)	—
Improved recovery	—	—	—	—
Purchases of minerals in place	554,028	—	894,770	11,115,000
Extensions and discoveries	—	—	—	—
Production	(23,129)	(94,397)	(11,066)	—
Sales of minerals in place	(564,021)	(1,290,117)	—	—

End of year	3,433,610	10,895,679	1,680,495	11,115,000

Proved Developed Reserves
Beginning of year	690,862	672,000	744,372	—

End of year	1,054,753	1,829,397	690,862	672,000

	2003	2002
Standardized Measure of Discounted Future Net Cash Flows at December 31, 2003 and 2002
Future cash inflows	$123,380,576	$66,169,920
Future production costs	(24,676,758)	(16,236,052)
Future development costs	(11,631,168)	(9,781,527)
Future asset retirement costs	(562,500)	—
Future income tax expenses	(30,278,553)	(14,053,319)

	56,231,597	26,099,022
Future net cash flows
10% annual discount for estimated timing of cash flows	(13,461,397)	(6,247,898)

Standardized measures of discounted future net cash flows relating to proved oil and gas reserves	$42,770,200	$19,851,124

The following reconciles the change in the standardized measure of discounted future net cash flows for the years ended December 31, 2003 and 2002:

	2003	2002
Beginning balance, January 1, 2003 and 2002	$17,817,626	$4,305,759
Sales of oil and gas produced, net of production costs	(441,587)	(126,381)
Development costs incurred during the year which were previously estimated	—	567,400
Net change in estimated future development costs	(1,849,641)	(8,306,727)
Net change in estimated asset retirement costs	(562,500)	—
Revisions of previous quantity estimates	53,829,497	4,951,601
Net change from purchases and sales of minerals in place	(504,859)	34,357,303
Accretion of discount	(7,853,517)	(4,892,713)
Net change in income taxes	(17,664,819)	(11,005,118)
Other	—	—

Ending balance, December 31, 2003 and 2002	$42,770,200	$19,851,124

APPENDIX XI

SOURCE ENERGY CORPORATION

Unaudited Proforma

Financial Statements

September 30, 2004

SOURCE ENERGY CORPORATION

Unaudited Proforma Balance Sheet

September 30, 2004

ASSETS

CURRENT ASSETS
Cash and equivalents	$101,276
Accounts receivable	1,456,453
Other current assets	2,199

TOTAL CURRENT ASSETS	1,559,928

PROPERTY AND EQUIPMENT
Oil and gas properties, successful efforts	18,946,825
Gas pipeline	1,111,534
Other fixed assets	336,842

20,395,201
Less accumulated depreciation, depletion and amortization	—

NET PROPERTY AND EQUIPMENT	20,395,201

OTHER ASSETS
Other assets	6,987

TOTAL OTHER ASSETS	6,987

$21,962,116

(Continued)

SOURCE ENERGY CORPORATION

Unaudited Proforma Balance Sheet (Continued)

September 30, 2004

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and revenues payable	$1,653,279
Other accrued costs and payables	307,034
Line of credit	400,000
Notes payable, current maturities	530,081

TOTAL CURRENT LIABILITIES	2,890,394

LONG-TERM LIABILITIES
Notes payable, net of current maturities	1,234,620

TOTAL LONG-TERM LIABILITIES	1,234,620

TOTAL LIABILITIES	4,125,014

SHAREHOLDERS’ EQUITY
Capital stock (200,000,000 shares authorized, 30,487,571 issues and outstanding, $.00025 par)	7,622
Additional paid-in capital	18,995,528
Retained deficit	(1,166,048)

TOTAL SHAREHOLDERS’ EQUITY	17,837,102

$21,962,116

The accompanying notes are an integral part of these unaudited financial statements.

SOURCE ENERGY CORPORATION

Unaudited Proforma Statements of Income

For the Nine Months Ended September 30, 2004 and

For the Year Ended December 31, 2004

	For the Nine Months Ended September 30, 2004					For the Year Ended December 31, 2003
	Source Energy Corporation	Energytec, Inc.	Proforma Adjustment		Total	Source Energy Corporation	Energytec, Inc.	Proforma Adjustment		Total
REVENUES
Oil and gas revenue	$45,964	$1,099,001	$(45,964	)(a)	$1,099,001	$46,309	$1,346,170	$(46,309	)(a)	$1,346,170

EXPENSES
Oil and gas expenses	23,554	652,023	(23,554	)(a)	652,023	17,062	904,583	(17,062	)(a)	904,583
Depreciation, depletion and amortization	8,581	223,095	(8,581	)(a)	223,095	11,270	147,578	(11,270	)(a)	147,578
Interest expense	—	169,198	—		169,198	—	180,689	—		180,689
General and administrative expenses	8,005	638,788	—		646,793	8,363	573,122	—		581,485

TOTAL EXPENSES	40,140	1,683,104	(32,135)		1,691,109	36,695	1,805,972	(28,332)		1,814,335

OTHER INCOME
Interest income	294	—	—		294	561	521	—		1,082
Gain on sale of working interests	—	8,994,015	—		8,994,015	—	3,493,002	—		3,493,002

TOTAL OTHER INCOME	294	8,994,015	—		8,994,309	561	3,493,523	—		3,494,084

NET INCOME BEFORE PROVISION FOR INCOME TAXES	6,118	8,409,912	(13,829)		8,402,201	10,175	3,033,721	(17,977)		3,025,919
PROVISION FOR (BENEFIT OF) INCOME TAXES	—	2,515,822	—		2,515,822	(6,886)	1,061,802	—		1,054,916

NET INCOME	$6,118	$5,894,090	$(13,829)		$5,886,379	$17,061	$1,971,919	$(17,977)		$1,971,003

EARNINGS PER SHARE					$0.19					$0.06

(a)	The proforma adjustment represents the revenue and operating expenses related to the oil and gas property sold as a part of the transaction.

The accompanying notes are an integral part

of these unaudited financial statements.

SOURCE ENERGY CORPORATION

Notes to Unaudited Proforma Financial Statements

NOTE A - PROFORMA FINANCIAL STATEMENTS

The unaudited pro forma financial statements for the nine months ended September 30, 2004 and for the year ended December 31, 2003, have been prepared based on the historical financial statements of Source Energy Corporation (“The Company”). These financial statements also include results of operations related to assets purchased from Energytec, Inc. The historical financial statements were adjusted to give effect to the transactions identified below (the “transaction”) as if the transaction had occurred on January 1, 2003. An unaudited proforma balance sheet is presented as of September 30, 2004, which includes the effects of the transaction.

The Company is principally engaged in the production of oil and gas. The Company owns a working interest and is the operator of a property known as Bureau of Land Management Federal Oil and Gas Lease No. U-14654. As a part of the transaction, this oil and gas property was transferred to the majority shareholder of Source in payment of an amount due.

The unaudited proforma financial information gives effect to the following transaction:

On November 17, 2004, the Company entered into an asset purchase agreement with Energytec, Inc. Under this agreement, the Company would acquire working and overriding royalty interests and revenue receivables in certain properties located in Texas and Wyoming, and a related pipeline located in Texas, and assume trade payables, notes payable, and other liabilities related to the acquired assets. The Company issued approximately 30,500,000 shares of its common stock to Energytec, Inc. under the asset purchase agreement.

The Company’s sole oil and gas property will be transferred to the majority shareholder in payment of $75,000 due to him. The effect of this transaction is reflected in the proforma balance sheet. In the proforma statements of income, the oil and gas revenue, oil and gas expenses, and depreciation, depletion, and amortization have been adjusted to reflect the effect of this transaction.

This transaction was accounted for under the purchase method of accounting. The purchase method of accounting states that the value associated with the transaction is accounted for at either the fair value of the assets received or the common stock issued whichever is more readily determinable. The transaction has been based upon the assets received in this transaction because the assets can be valued based upon reserve studies and production history. However, the Company’s common stock has shown limited trading activity.

The transaction was structured as follows:

Assets acquired:
Revenue receivables	$1,449,150
Oil and gas properties	18,946,825
Gas pipeline	1,111,534
Other fixed assets	336,842

Total assets acquired	$21,844,351

(Continued)

SOURCE ENERGY CORPORATION

Notes to Unaudited Proforma Financial Statements (Continued)

Liabilities assumed:

Current liabilities	$2,890,394
Long-term liabilities	1,234,620

Total liabilities assumed	$4,125,014

The costs of this transaction, which are estimated to be $200,000, are included in current liabilities. The unaudited proforma statements of income have been adjusted to reflect additional depreciation, depletion and amortization based upon the historical rate of depreciation, depletion, and amortization adjusted for the fair value of the oil and gas properties included in the transaction.

The unaudited proforma statements of income are not necessarily indicative of Source Energy Corporation’s results of operations that might have occurred had the transactions been completed at the beginning of the period specified, and do not purport to indicate the Company’s results of operations for any future period. The unaudited pro forma statements of income should be read in the context of the related historical statements of income and notes thereto included in Source Energy Corporations audited financial statements for the year ended December 31, 2003 and the unaudited interim statements for the nine months ended September 30, 2004 and audited statements of oil and gas revenue and direct operating expenses of certain oil and gas properties of Energytec, Inc., which are included in this filing.

APPENDIX XII

TALCO/TRIX LIZ FIELD

Field Name	Well#	County	Well Type/ Status	First Production	Last Production
TRIX-LIZ (GOODLAND)	20	Titus	Oil	Oct-71	Aug-04
TRIX-LIZ (GOODLAND)	14	Titus	Unknown	Oct-71	Aug-04
TRIX-LIZ (WOODBINE -D-)	1	Titus	Unknown	Aug-75	Dec-03
TRIX-LIZ (GOODLAND)	20	Titus	Oil	Feb-81	Dec-03
TRIX-LIZ, NORTH (WOODBINE -A-)	6	Titus	Oil	Jan-70	Dec-03
TRIX-LIZ, NORTH (WOODBINE -A-)	8	Titus	Oil	Jan-70	Dec-03
TRIX-LIZ, NORTH (WOODBINE -A-)	11	Titus	Plugged	Jan-70	Dec-03
TALCO	1	Titus	Unknown	Jan-70	Apr-04
TALCO	2	Titus	Unknown	Jan-70	Apr-04
TALCO	3	Titus	Unknown	Jan-70	Apr-04
TALCO	4	Titus	Unknown	Jan-70	Apr-04
TALCO	1	Titus	Unknown	Jan-70	May-04
TALCO	2	Titus	Unknown	Jan-70	May-04
TALCO	1	Titus	Oil	Jan-70	Nov-97
TALCO	2	Titus	Oil	Jan-70	Nov-97
TALCO	1	Titus	Oil	Jan-70	Nov-97
TALCO	2	Titus	Oil	Jan-70	Nov-97
TALCO	1 S	Titus	Unknown	Jan-70	Nov-97
TALCO	1	Titus	Oil	Jan-70	Nov-97
TALCO	2	Titus	Oil	Jan-70	Nov-97
TALCO	1	Titus	Injection	Jan-70	Nov-97
TALCO	2	Titus	Unknown	Jan-70	Nov-97
TRIX-LIZ (WOODBINE)	502	Titus	Gas	Jan-70	Aug-04
TRIX-LIZ (WOODBINE)	121	Titus	Oil	Jan-70	Aug-04
TRIX-LIZ (WOODBINE)	1012W	Titus	Injection	Jan-70	Aug-04
TRIX-LIZ (WOODBINE)	1014	Titus	Oil	Jan-70	Aug-04
TRIX-LIZ (WOODBINE)	1018	Titus	Oil	Jan-70	Aug-04
TRIX-LIZ (WOODBINE)	1017	Titus	Oil	Jan-70	Aug-04
TRIX-LIZ (WOODBINE)	1015	Titus	Oil	Jan-70	Aug-04
TRIX-LIZ (WOODBINE)	1019	Titus	Oil	Jan-70	Aug-04
TRIX-LIZ (WOODBINE)	105W	Titus	Plugged	Jan-70	Aug-04
TRIX-LIZ (WOODBINE)	1016	Titus	Oil	Jan-70	Aug-04
TRIX-LIZ (WOODBINE)	501	Titus	Plugged	Jan-70	Aug-04
TRIX-LIZ (WOODBINE)	401W	Titus	Plugged	Jan-70	Aug-04
TRIX-LIZ (WOODBINE)	402	Titus	Oil	Jan-70	Aug-04
TRIX-LIZ (WOODBINE)	2	Titus	Unknown	Jan-70	Aug-04
TRIX-LIZ (WOODBINE)	103W	Titus	Unknown	Jan-70	Aug-04
TRIX-LIZ (WOODBINE)	403	Titus	Unknown	Jan-70	Aug-04
TRIX-LIZ (WOODBINE)	105	Titus	Unknown	Jan-70	Aug-04
TRIX-LIZ (WOODBINE)	1012	Titus	Unknown	Jan-70	Aug-04
TRIX-LIZ (WOODBINE)	2010	Titus	Oil	Jan-70	Aug-04
TRIX-LIZ (WOODBINE -B-)	3 U	Titus	Oil	Jan-70	Nov-95
TRIX-LIZ (WOODBINE -B-)	5 L	Titus	Oil	Jan-70	Nov-95
TRIX-LIZ (WOODBINE -B-)	6 U	Titus	Oil	Jan-70	Nov-95
TRIX-LIZ (WOODBINE -B-)	1 U	Titus	Oil	Jan-70	Nov-95
TRIX-LIZ (WOODBINE -B-)	4 U	Titus	Oil	Jan-70	Nov-95
TRIX-LIZ (WOODBINE -D-)	9	Titus	Oil	Jan-70	Aug-04
TRIX-LIZ (WOODBINE -D-)	8	Titus	Oil	Jan-70	Aug-04
TRIX-LIZ (WOODBINE -D-)	3 M	Titus	Oil	Jan-70	Aug-04

XII-1

Field Name	Well#	County	Well Type/ Status	First Production	Last Production
TRIX-LIZ (WOODBINE -D-)	2 L	Titus	Oil	Jan-70	Aug-04
TRIX-LIZ (WOODBINE -D-)	1 U	Titus	Oil	Jan-70	Aug-04
TRIX-LIZ (WOODBINE -D-)	4 U	Titus	Oil	Jan-70	Aug-04
TRIX-LIZ (WOODBINE -D-)	15	Titus	Oil	Jan-70	Aug-04
TRIX-LIZ (WOODBINE -D-)	13	Titus	Oil	Jan-70	Aug-04
TRIX-LIZ (WOODBINE -D-)	14	Titus	Oil	Jan-70	Aug-04
TRIX-LIZ (WOODBINE -D-)	11	Titus	Oil	Jan-70	Aug-04
TRIX-LIZ (WOODBINE -D-)	12	Titus	Oil	Jan-70	Aug-04
TRIX-LIZ (WOODBINE -D-)	16	Titus	Drilling	N/A	N/A
TRIX-LIZ (WOODBINE -D-)	14	Titus	Oil	Jan-70	Dec-75
TRIX-LIZ (WOODBINE -D-)	2	Titus	Unknown	Jan-70	Dec-75
TRIX-LIZ (WOODBINE -D-)	3	Titus	Unknown	Jan-70	Dec-75
TRIX-LIZ (WOODBINE -D-)	3 L	Titus	Unknown	Jan-70	Dec-75
TRIX-LIZ (WOODBINE -D-)	4 L	Titus	Unknown	Jan-70	Dec-75
TRIX-LIZ (WOODBINE -D-)	5	Titus	Unknown	Jan-70	Dec-75
TRIX-LIZ (WOODBINE -D-)	6	Titus	Unknown	Jan-70	Dec-75
TRIX-LIZ (WOODBINE -D-)	8	Titus	Unknown	Jan-70	Dec-75
TRIX-LIZ (WOODBINE -D-)	9 L	Titus	Unknown	Jan-70	Dec-75
TRIX-LIZ (WOODBINE -D-)	11	Titus	Unknown	Jan-70	Dec-75
TRIX-LIZ (WOODBINE -D-)	12	Titus	Unknown	Jan-70	Dec-75
TALCO	1	Titus	Oil	Aug-83	Jul-04
TRIX-LIZ (SUB-CLARKSVILLE)	16	Titus	Unknown	Aug-75	Aug-04
TRIX-LIZ (WODDBINE ‘D’)	1	Titus	Drain hole	Jan-70	Dec-03
TRIX-LIZ (WODDBINE ‘D’)	19	Titus	Plugged	Jan-70	Dec-03
TRIX-LIZ (WODDBINE ‘D’)	18	Titus	Oil	Jan-70	Dec-03
TRIX-LIZ (WODDBINE ‘D’)	15D	Titus	Injection	Jan-70	Dec-03
TRIX-LIZ (WODDBINE ‘D’)	1 S	Titus	Dry Hole	Jan-70	Dec-03
TRIX-LIZ (WODDBINE ‘D’)	14DH	Titus	Oil	Jan-70	Dec-03
TRIX-LIZ (WODDBINE ‘D’)	13	Titus	Oil	Jan-70	Dec-03
TRIX-LIZ (WODDBINE ‘D’)	12	Titus	Unknown	Jan-70	Dec-03
TRIX-LIZ (WODDBINE ‘D’)	1 M	Titus	Unknown	Jan-70	Dec-03
TRIX-LIZ (WODDBINE ‘D’)	15	Titus	Unknown	Jan-70	Dec-03
TRIX-LIZ (WODDBINE ‘D’)	3 L	Titus	Oil	Jan-70	Dec-03
TRIX-LIZ (WODDBINE ‘D’)	5	Titus	Oil	Jan-70	Dec-03
TRIX-LIZ (WODDBINE ‘D’)	7 M	Titus	Oil	Jan-70	Dec-03
TRIX-LIZ (WODDBINE ‘D’)	8 L	Titus	Oil	Jan-70	Dec-03
TRIX-LIZ (WODDBINE ‘D’)	20	Titus	Oil	Jan-70	Dec-03
TRIX-LIZ (WODDBINE ‘D’)	22	Titus	Oil	Jan-70	Dec-03
TRIX-LIZ (WODDBINE ‘D’)	21	Titus	Oil	Jan-70	Dec-03
TRIX-LIZ (WODDBINE ‘D’)	23	Titus	Unknown	Jan-70	Dec-03
TRIX-LIZ (WODDBINE ‘D’)	24	Titus	Oil	Jan-70	Dec-03
TRIX-LIZ (WODDBINE ‘D’)	26	Titus	Oil	Jan-70	Dec-03
TRIX-LIZ (WODDBINE ‘D’)	17	Titus	Drilling	N/A	N/A
TRIX-LIZ (WODDBINE ‘D’)	25	Titus	Drilling	N/A	N/A
TRIX-LIZ (WOODBINE ‘D’)	28	Titus	Drilling	N/A	N/A
TRIX-LIZ (WOODBINE ‘D’)	29	Titus	Drilling	N/A	N/A
TRIX-LIZ (WOODBINE ‘D’)	27	Titus	Drilling	N/A	N/A
TRIX-LIZ (WOODBINE -B-)	103	Titus	Unknown	Jan-76	Dec-03
TRIX-LIZ (WOODBINE -B-)	210	Titus	Unknown	Jan-76	Dec-03

XII-2

Field Name	Well#	County	Well Type/ Status	First Production	Last Production
TRIX-LIZ (WOODBINE -B-)	202A	Titus	Unknown	Jan-76	Dec-03
TRIX-LIZ (WOODBINE -B-)	212 M	Titus	Unknown	Jan-76	Dec-03
TRIX-LIZ (WOODBINE -B-)	216	Titus	Unknown	Jan-76	Dec-03
TRIX-LIZ (WOODBINE -B-)	211 U	Titus	Unknown	Jan-76	Dec-03
TRIX-LIZ (WOODBINE -D-)	219	Titus	Oil	Jan-76	Aug-04
TRIX-LIZ (WOODBINE -D-)	218	Titus	Oil	Jan-76	Aug-04
TRIX-LIZ (WOODBINE -D-)	217	Titus	Oil	Jan-76	Aug-04
TRIX-LIZ (WOODBINE -D-)	110	Titus	Oil	Jan-76	Aug-04
TRIX-LIZ (WOODBINE -D-)	221SWD	Titus	Dry Hole	Jan-76	Aug-04
TRIX-LIZ (WOODBINE -D-)	113	Titus	Oil	Jan-76	Aug-04
TRIX-LIZ (WOODBINE -D-)	114	Titus	Oil	Jan-76	Aug-04
TRIX-LIZ (WOODBINE -D-)	220	Titus	Oil	Jan-76	Aug-04
TRIX-LIZ (WOODBINE -D-)	222	Titus	Oil	Jan-76	Aug-04
TRIX-LIZ (WOODBINE -D-)	115	Titus	Oil	Jan-76	Aug-04
TRIX-LIZ (WOODBINE -D-)	223	Titus	Oil	Jan-76	Aug-04
TRIX-LIZ (WOODBINE -D-)	1	Titus	Oil	Jan-76	Aug-04
TRIX-LIZ (WOODBINE -D-)	102	Titus	Plugged	Jan-76	Aug-04
TRIX-LIZ (WOODBINE -D-)	211 U	Titus	Unknown	Jan-76	Aug-04
TRIX-LIZ (WOODBINE -D-)	111D	Titus	Unknown	Jan-76	Aug-04
TRIX-LIZ (WOODBINE -D-)	107	Titus	Unknown	Jan-76	Aug-04
TRIX-LIZ (WOODBINE -D-)	108	Titus	Unknown	Jan-76	Aug-04
TRIX-LIZ (WOODBINE -D-)	203	Titus	Unknown	Jan-76	Aug-04
TRIX-LIZ (WOODBINE -D-)	204	Titus	Unknown	Jan-76	Aug-04
TRIX-LIZ (WOODBINE -D-)	205	Titus	Unknown	Jan-76	Aug-04
TRIX-LIZ (WOODBINE -D-)	206	Titus	Unknown	Jan-76	Aug-04
TRIX-LIZ (WOODBINE -D-)	208	Titus	Unknown	Jan-76	Aug-04
TRIX-LIZ (WOODBINE -D-)	212	Titus	Unknown	Jan-76	Aug-04
TRIX-LIZ (WOODBINE -D-)	214	Titus	Unknown	Jan-76	Aug-04
TRIX-LIZ (WOODBINE -D-)	215	Titus	Unknown	Jan-76	Aug-04
TRIX-LIZ (WOODBINE -D-)	116	Titus	Oil	Jan-76	Aug-04
TRIX-LIZ (WOODBINE -D-)	226	Titus	Drilling	N/A	N/A
TRIX-LIZ (WOODBINE -D-)	227	Titus	Drilling	N/A	N/A
TRIX-LIZ (WOODBINE -D-)	224	Titus	Drilling	N/A	N/A
TRIX-LIZ (WOODBINE -D-)	225	Titus	Oil	Jan-76	Aug-04
SUGAR HILL (PALUXY)	4	Titus	Dry Hole	Oct-74	Dec-03
SUGAR HILL (PALUXY)	2D	Titus	Dry Hole	Oct-74	Dec-03
SUGAR HILL (PALUXY)	2	Titus	Oil	Oct-74	Dec-03
SUGAR HILL (PALUXY)	1	Titus	Injection	Oct-74	Dec-03
SUGAR HILL (PALUXY)	1	Titus	Oil	Oct-74	Dec-03
TRIX-LIZ (PALUXY-B)	10	Titus	Unknown	Sep-81	Apr-95
TRIX-LIZ (SUB-CLARKSVILLE)	5 L	Titus	Injection
TRIX-LIZ (WOODBINE ‘A’)	1	Titus	Unknown	Jan-70	Mar-91
TRIX-LIZ (WOODBINE ‘A’)	2	Titus	Oil	Jan-70	Mar-91
TRIX-LIZ (WOODBINE ‘A’)	4	Titus	Oil	Jan-70	Mar-91
TRIX-LIZ (WOODBINE ‘A’)	9	Titus	Oil	Jan-70	Mar-91
TRIX-LIZ (WOODBINE ‘A’)	8 L	Titus	Unknown	Jan-70	Mar-91
TRIX-LIZ (WOODBINE ‘A’)	5 L	Titus	Injection	Jan-70	Mar-91
TRIX-LIZ (WOODBINE ‘A’)	7	Titus	Oil	Jan-70	Mar-91
TRIX-LIZ (WOODBINE ‘A’)	10 L	Titus	Oil	Jan-70	Mar-91

XII-3

Field Name	Well#	County	Well Type/ Status	First Production	Last Production
TRIX-LIZ (WOODBINE ‘A’)	3 L	Titus	Oil	Jan-70	Mar-91
TRIX-LIZ (WOODBINE ‘A’)	6 L	Titus	Oil	Jan-70	Mar-91
TRIX-LIZ (WOODBINE ‘A’)	11	Titus	Oil	Jan-70	Mar-91
TRIX-LIZ (WOODBINE ‘A’)	12	Titus	Oil	Jan-70	Mar-91
TRIX-LIZ (WOODBINE ‘A’)	26	Titus	Oil	Jan-70	Mar-91
TRIX-LIZ (WOODBINE ‘A’)	27	Titus	Oil	Jan-70	Mar-91
TRIX-LIZ (WOODBINE ‘A’)	22	Titus	Oil	Jan-70	Mar-91
TRIX-LIZ (WOODBINE ‘A’)	17	Titus	Oil	Jan-70	Mar-91
TRIX-LIZ (WOODBINE ‘A’)	25	Titus	Oil	Jan-70	Mar-91
TRIX-LIZ (WOODBINE ‘A’)	18	Titus	Oil	Jan-70	Mar-91
TRIX-LIZ (GOODLAND)	20	Titus	Oil	Feb-81	Dec-03
TRIX-LIZ (WOODBINE ‘A’)	15	Titus	Drilling	N/A	N/A
TRIX-LIZ (WOODBINE ‘A’)	16	Titus	Drilling	N/A	N/A
TRIX-LIZ (WOODBINE ‘A’)	16	Titus	Drilling	N/A	N/A
TRIX-LIZ (WOODBINE ‘A’)	28	Titus	Drilling	N/A	N/A
TRIX-LIZ (WOODBINE ‘A’)	23	Titus	Drilling	N/A	N/A
TRIX-LIZ (WOODBINE ‘A’)	24	Titus	Drilling	N/A	N/A
TRIX-LIZ (WOODBINE ‘A’)	19	Titus	Drilling	N/A	N/A
TRIX-LIZ (WOODBINE ‘A’)	21	Titus	Drilling	N/A	N/A
TRIX-LIZ (WOODBINE ‘A’)	14	Titus	Drilling	N/A	N/A
TRIX-LIZ (WOODBINE ‘A’)	13	Titus	Drilling	N/A	N/A

The foregoing wells are located on 2,252 acres described as follows:

Lease	Description	Acres
AC Hoffman Jr.	FE Greer Survey A-736, Survey 802	342.00
Hoffman Bankhead	Vol 1064, Pg 056 Deed Records Titus Cnty, TX	1,462.00
J Belcher	JW Stephens Survey, A-529, Titus Cnty, TX	150.00
Timmons	Vol 906, Pg 43 Deed Records Titus Cnty TX	138.00
Garbade	Vol 81, Pg 560 Deed Records Titus Cnty, TX	160.00

	TOTAL	2,252.00

XII-4

APPENDIX XIII

SULPHUR BLUFF FIELD

Field Name	Well#	County	Well Type/ Status	First Production	Last Production
SULPHUR BLUFF	2	Hopkins	Oil	Jan-70	Jan-02
SULPHUR BLUFF	3	Hopkins	Oil	Jan-70	Jan-02
SULPHUR BLUFF	4	Hopkins	Injection	Jan-70	Jan-02
SULPHUR BLUFF	2	Hopkins	Plugged	Jan-70	Aug-04
SULPHUR BLUFF	1	Hopkins	Plugged	Jan-70	Aug-04
SULPHUR BLUFF	3	Hopkins	Oil	Jan-70	Aug-04
SULPHUR BLUFF	7	Hopkins	Oil	Jan-70	Aug-04
SULPHUR BLUFF	6	Hopkins	Oil	Jan-70	Aug-04
SULPHUR BLUFF	1	Hopkins	Oil	Jan-70	Jul-03
SULPHUR BLUFF	1	Hopkins	Oil	Jan-70	Jul-03
SULPHUR BLUFF	2	Hopkins	Plugged	Jan-70	Jul-03
SULPHUR BLUFF	3	Hopkins	Oil	Jan-70	Jul-03
SULPHUR BLUFF	4	Hopkins	Oil	Jan-70	Jul-03
SULPHUR BLUFF	1	Hopkins	Oil	Jan-70	Aug-04
SULPHUR BLUFF	3	Hopkins	Unknown	Jan-70	Aug-04
SULPHUR BLUFF	4	Hopkins	Unknown	Jan-70	Aug-04
SULPHUR BLUFF	8	Hopkins	Oil	Jan-70	Jul-03
SULPHUR BLUFF	5	Hopkins	Plugged	Jan-70	Jul-03
SULPHUR BLUFF	4	Hopkins	Oil	Jan-70	Jul-03
SULPHUR BLUFF	2	Hopkins	Oil	Jan-70	Jul-03
SULPHUR BLUFF	3	Hopkins	Plugged	Jan-70	Jul-03
SULPHUR BLUFF	6	Hopkins	Injection	Jan-70	Jul-03
SULPHUR BLUFF	1	Hopkins	Oil	Jan-70	Jul-03
SULPHUR BLUFF	2X	Hopkins	Oil	Jan-70	Jul-03
SULPHUR BLUFF	10	Hopkins	Injection	Jan-70	Jul-03
SULPHUR BLUFF	1 D	Hopkins	Oil	Jan-70	Jul-03
SULPHUR BLUFF	11	Hopkins	Oil	Jan-70	Jul-03
SULPHUR BLUFF	4	Hopkins	Injection	Jan-70	Jul-03
SULPHUR BLUFF	5	Hopkins	Oil	Jan-70	Jul-03
SULPHUR BLUFF	7	Hopkins	Oil	Jan-70	Jul-03
SULPHUR BLUFF	3	Hopkins	Plugged	Jan-70	Jul-03
SULPHUR BLUFF	9	Hopkins	Plugged	Jan-70	Jul-03
SULPHUR BLUFF	2X	Hopkins	Injection	Jan-70	Jul-03
SULPHUR BLUFF	6	Hopkins	Plugged	Jan-70	Jan-02

The foregoing wells are located on 878.03 acres described as follows:

Lease	RRC#	Description	Acres
Wade Brothers Gas Unit		Vol 54, Pg 3 Deed Records Rains Cnty, TX	47.28
BW Davis	01728	Vol 137, Pg 40 O&G Records Hopkins Cnty, TX	80.00
Bert Davis	10763	Vol 98, Pg 269 O&G Records Hopkins Cnty, TX	160.00
JG Reynolds	01086	Vol 27, Pg 10 O&G Records Hopkins Cnty, TX	200.00
Worsham	01089	Vol 25, Pg 541 O&G Records Hopkins Cnty, TX	40.25
Worsham	01090	Vol 25, Pg 543 O&G Records Hopkins Cnty, TX	300.00
Long	01088	Vol 26, Pg 147 O&G Records Hopkins Cnty, TX	40.50
Reynolds	01095	Vol 26, Pg 155 O&G Records Hopkins Cnty, TX	10.00

		TOTAL	878.03

XIII-1

APPENDIX XIV

REDWATER PROPERTIES

Field Name	Well#	County	Well Type/ Status	First Production	Last Production
REDWATER (SMACKOVER)	1	Bowie	Oil	Feb-98	Aug-04
REDWATER (SMACKOVER)	1	Bowie	Oil	Feb-98	Aug-04
REDWATER (SMACKOVER)	1	Bowie	Oil	Feb-98	Aug-04
REDWATER (SMACKOVER)	1	Bowie	Oil	Feb-98	Aug-04
REDWATER (SMACKOVER)	1	Bowie	Oil	Feb-98	Aug-04
SILOAM (SMACKOVER)	1	Bowie	Gas	Jul-80	Aug-04
BEDFORD WYNNE (SMACKOVER)	1-A	Bowie	Gas	Nov-80	Feb-01
MAUD (SMACKOVER)	1	Bowie	Gas	Jun-72	Dec-00
MAUD (SMACKOVER)	1	Bowie	Gas	Sep-74	Aug-04
MAUD (SMACKOVER)	2	Bowie	Gas	Jan-80	Aug-04
ATLANTA, S. (SMACKOVER)	1	Cass	Unknown	Oct-85	Sep-98
QUEEN CITY (SMACKOVER)	1	Cass	Gas	Jan-84	Apr-85
ATLANTA, S. (SMACKOVER)	1	Cass	Gas	Jun-99	Aug-04
DUNBAR, SW (SMACKOVER)	1	Rains	Gas	Feb-92	Dec-02

An Undivided 68.75 % Working Interest in the Following Described Oil and Gas Lease:

Lessor:	James J. Naples

Lessee:	Barrow-Shaver Resources Company

Date:	January 9, 1992

Recorded:	Volume 1716, Page 36 of the Real Property Records of Bowie County, Texas.

Extensions:	January 7, 1993, recorded in Volume 1885, at Page 162 and March 5, 1993, recorded in Volume 1913, at Page 169 of the Real Property Records of Bowie County, Texas.

Assignment:	March 18, 1996, from ULTRA PETROLEUM (USA), INC. as Assignor to ROCKWALL MARKETING CORPORATION as Assignee, of record in Volume 2495, Page 236 of the Real Property Records of Bowie County, Texas, assigning 68.75 % Working Interest.

Lands:	200 acres, more or less, out of the MEP & R Railway Survey, A-420; John McClure Headright Survey, A-392, and the Daniel Morris Headright Survey, A381, Bowie County, Texas.

J. D. Owen Gas Unit No. 1 and No. 2

Situated in the County of Bowie, State of Texas, and being Oil and Gas Properties, Wells and Equipment described in Assignment and Bill of Sale from Rialto Energy, Inc. to Rockwall Marketing Corporation, effective June 1, 1995, recorded in Volume 2394, Page 25, Official Records, Bowie County, Texas, said Oil and Gas Properties.

Situated in the County of Bowie, State of Texas, and being a part of the J. S. Herring Survey, Abstract No. 263, and being Oil and Gas Properties, Wells and Equipment described in Assignment, Bill of Sale and Conveyance from Stelaron, Inc. to Rockwall Marketing Corporation, effective September 1, 1996, recorded in Volume 2636, Page 31, Official Records, Bowie County, Texas, said Oil and Gas Properties.

Situated in the County of Bowie, State of Texas, and being a part of the J. S. Herring Survey, Abstract No. 263, and the E. T. Jackson Survey, Abstract No. 300, and being Oil and Gas Properties, Wells and Equipment described in Assignment and Bill of Sale from Stratco Operating Co., Inc. to Rockwall Marketing Corporation, effective January 1, 1996, recorded in Volume 2495, Page 239, Official Records, Bowie County, Texas, said Oil and Gas Properties.

XIV-1

Situated in the County of Bowie, State of Texas, and being a part of the J. S. Herring Survey, Abstract No. 263, the E. T. Jackson Survey, Abstract No. 300, and the N. Hale Survey, Abstract No. 273, and being oil, gas and mineral leases, wells and equipment described in Assignment and Bill of Sale from Vintage Petroleum, Inc. to Rockwall Marketing Corporation, effective September 1, 1998, recorded in Volume 2969, Page 129, Official Records, Bowie County, Texas, said Oil and Gas Properties.

Situated in the County of Bowie, State of Texas, and being 487.829 acres out of the J. S. Herring Survey, Abstract No. 263, and the B. T. Jackson Survey, Abstract No. 300, and being Oil and Gas Properties, Wells and Equipment described in Assignment, Bill of Sale and Conveyance from DNA Petroleum, Inc. to Rockwall Marketing Corporation, effective September 1, 1997, recorded in Volume 2761, Page 66, Official Records, Cass County, Texas, said Oil and Gas Properties.

Loyd Wilson Gas Unit No. 1

Situated in the County of Bowie, State of Texas, and being part of the Daniel Morris Survey, Abstract No. 382 and being Well and Equipment described in Bill of Sale from Vintage Petroleum, Inc. to Rockwall Marketing Corporation recorded in Volume 2705, Page 301, Official Records, Bowie County, Texas.

Situated in the County of Bowie, State of Texas and being 109 acres and 137 acres, all in the Daniel Morris Survey, Abstract No. 382 and being an Oil, Gas and Mineral Lease from Johnson Timber & Land Co. Ltd., et al to Rockwall Marketing Corporation, effective January 1, 1997, recorded in Volume 2636, Page 18, Official Records, Bowie County, Texas.

Feazell No. 1-A

Situated in the County of Bowie, State of Texas, and being 160 acres, more or less, T & P.R.R. Survey, Abstract No. 587, and being Oil and Gas Properties, Wells and Equipment described in Assignment and Bill of Sale from Mescalaro Oil & Gas, Inc. to Rockwall Marketing Corporation effective November 1, 1998, and recorded in Volume 3009, Page 233, Official Records, Bowie County, Texas, said Oil and Gas Properties being more fully described as Oil and Gas Lease from William S. Feazell, et ux to Bishop Petroleum, Inc. dated January 1, 1983, recorded in Volume 18, Page 695, Real Property Records, Bowie County, Texas.

B. E. Lewis Gas Unit No. 1

Situated in the County of Bowie, State of Texas, and being 621.715 acres, more or less, out of the John J. Carson Survey, Abstract No. 112, the Jacob Barkrnan Survey, Abstract No. 51 and the R. F. Peters Survey, Abstract No. 480 and being Oil and Gas Properties, Wells and Equipment described in Assignment and Bill of Sale from Mescalaro Oil & Gas, Inc. to Rockwall Marketing Corporation, effective November 1, 1998, recorded in Volume 3009, Page 233, Official Records, Bowie County, Texas, said Oil and Gas Properties.

Couch Unit Prospect

Situated in the County of Bowie, State of Texas, and being 1090.602 acres, more or less, and being Oil and Gas Properties described in Assignment from Field Information Services, Inc. to Rockwall Marketing Corporation, effective July 1, 1996, recorded in Volume 2636, Page 26, Official Records, Bowie County, Texas, said Oil and Gas Properties.

XIV-2

Ruth Marable No. 1 160.0 Acre Unit

Situated in the County of Bowie, State of Texas, being 160.0 acres of land, more or less, out of the Daniel Morris Headright Survey, Abstract No. 381, as more fully described in Assignment, Bill of Sale and Conveyance: (i) from Roy T. Rimmer, Jr., to Rockwall Marketing Corporation, effective July 1, 1994, and recorded under Clerk’s File No. 11082 on September 2, 1994 in the Real Property Records of Bowie County, Texas; (ii) from Carden Oil & Gas, Inc. to Rockwall Marketing Corporation effective September 1, 1996 and recorded in Volume 2627, Page 279 of the Real Property Records of Bowie County, Texas; and (iii) from Coronado Company to Rockwall Marketing Corporation effective January 1, 1997 and recorded in Volume 2698, Page 106 of the Real Property Records of Bowie County, Texas.

W. E. Spencer No. 1

Situated in the County of Bowie, State of Texas, being 160.0 acres of land, more or less, out of the Daniel Morris Headright Survey, Abstract No. 381, as more fully described in Assignment, Bill of Sale and Conveyance: (i) from Roy T. Rimmer, Jr., to Rockwall Marketing Corporation, effective July 1, 1994, and recorded under Clerk’s File No. 11082 on September 2, 1994 in the Real Property Records of Bowie County, Texas; (ii) from Carden Oil & Gas, Inc. to Rockwall Marketing Corporation effective September 1, 1996 and recorded in Volume 2627, Page 279 of the Real Property Records of Bowie County, Texas; and (iii) from Coronado Company to Rockwall Marketing Corporation effective January 1, 1997 and recorded in Volume 2698, Page 106 of the Real Property Records of Bowie County, Texas.

Iva L. Smith No. 1

Situated in the County of Bowie, State of Texas, being 160.0 acres of land, more or less, out of the Daniel Morris Headright Survey, Abstract No. 381, as more fully described in Assignment, Bill of Sale and Conveyance: (i) from Roy T. Rimmer, Jr., to Rockwall Marketing Corporation, effective July 1, 1994, and recorded under Clerk’s File No. 11082 on September 2, 1994 in the Real Property Records of Bowie County, Texas; (ii) from Carden Oil & Gas, Inc. to Rockwall Marketing Corporation effective September 1, 1996 and recorded in Volume 2627, Page 279 of the Real Property Records of Bowie County, Texas; and (iii) from Coronado Company to Rockwall Marketing Corporation effective January 1, 1997 and recorded in Volume 2698, Page 106 of the Real Property Records of Bowie County, Texas.

Pipeline

Tract I:

Situated in the County of Bowie, State of Texas, being Tract I, Segment I of that certain Surface Lease and Pipeline Right of Way Agreement by and between Shell Oil Company and Delhi Gas Pipeline Corporation dated May 8, 1973, such surface leases being recorded in Volume 558, Page 496 of the Official Records of Cass County, Texas, and being partially assigned by Partial Assignment of Right of Way from Koch Midstream Services Company and Producers Pipeline Corporation effective March 1, 1999, and recorded in Volume 3053, Page 1 of the Official Records of Bowie County, Texas.

Situated in the County of Bowie, State of Texas, and being a six inch pipeline and appurtenances, Beginning at a point where it crosses the Sulphur River and enters Bowie County, Texas, continuing in a Northwesterly direction over, across and through the following surveys: Mrs. Willie R. Timmins Survey, A-1187; T. and P.R.R. Survey, A-620; B.B.B. and C.R.R. Survey, A-81; Allen Brazzel Survey, A-68; Thos Y. Logwood Survey, A-343; T. and P.R.R. Survey, A-619; R. J. Creamer, A-922; Sterling M. Yancy Survey, S-693; T. and R.R., A-625; Hiram Edwards Survey, A-198; T. and P.R.R. Survey, A-579; T. and P.R.R., A-606; F.E. Ames Survey, A-11; A. F. Hancock Survey, A-883; T. and P.R.R. Survey, A-587 and ending at a point located within the Jas Parham Survey, A-481. Said pipeline and appurtenances being more fully shown on Alignment Drawings Numbered 1 through 6 of Delhi Gas Pipeline Corp., Dalby Springs Lateral, dated March 1973, and being more fully described

XIV-3

in Assignment and Bill of Sale of Personal Property from Koch Midstream Services Company to Producers Pipeline Corporation, effective March 1, 1999 and recorded in Volume 3052, Page 347, Official Records of Bowie County, Texas.

Situated in the County of Bowie, State of Texas, and being those rights of way, easements and permits assigned by Koch Midstream Services Company to Producers Pipeline Corporation by Assignment of Right-of-Way, Easements and Permits effective March 1, 1999 and recorded in Volume 3053, Page of the Official Public Records of Bowie County, Texas, said Rights-of-Way, Easements and Permits.

Situated in the County of Bowie, State of Texas, and being a natural gas processing plant, fee lands, pipeline and gathering system commonly known as Processing Plant No. 360, located in the Ann Hale Headright Survey assigned by Mescalaro Oil & Gas, Inc. to Producers Pipeline Corporation, by Assignment and Bill of Said recorded in Volume 3009, Page 226, Official Records, Bowie County, Texas.

Tract II:

Situated in the County of Bowie, State of Texas, part of the Daniel Morris Survey, Abstract No. 381, and being that certain 3 acre easement over, through and across 40 acres, more or less, conveyed for the purposes of constructing, maintaining, operating, altering and repairing a control station for the transportation of oil, gas, petroleum products and other liquids, gases or substances, together with a 30 foot pipeline easement; and a 50 foot road right of way; all granted by M. Mark Lesher and Emily Lesher to Mike Rogers Drilling Company, Inc., dated December 2, 1988, and recorded in Volume 1288, Page 332, Deed Records, Bowie County, Texas, and subsequently assigned by Act of Assignment from Mike Rogers Drilling Co., Inc. to Rockwall Marketing Corporation effective January 1, 1996 and recorded in Volume 2657, Page 84 of the Real Property Records of Bowie County, Texas.

XIV-4

APPENDIX XV

BIG HORN FIELD

The following are the property descriptions for the leases comprising the Big Horn Field

1.     T54N-R91W.6th PM

        Sec. 21: E  1/2 NE  1/4, N  1/2 NW  1/4, SW  1/4 NW  1/4, W  1/2

        SW  1/4, SE  1/4

        Sec. 28: NE  1/4, SE  1/4 NW  1/4

        Containing 640.00 acres in Big Horn County, Wyoming

        BLM Ser. No: WYW136979

2.     T55N-R91W, 6th PM

        Sec. 29: Lots 8, 9

        Containing 82.09 acres in Big Horn County, Wyoming

        BLM Ser. No: WYW145676

3.     T53N-R91W, 6th PM

        Sec. 6: Lots 11, 18-23

        Sec. 7: Lots 1-4

        Containing 393.12 acres in Big Horn County, Wyoming

        BLM Ser. No: WYW145692

4.     T54N-R91W, 6th PM

        Sec. 16: SW  1/4

        Containing 160.00 acres in Big Horn County, Wyoming

        BLM Ser. No: WYW145695

5.     T54N-R91W, 6th PM

        Sec. 4: Lots 1,2

        Sec. 4: S  1/2 NE  1/4, SE  1/4 SW  1/4, SE  1/4

        Sec. 9: Lots 1-14

        Sec. 16: NE  1/4

        Sec. 19: SE  1/4

        Containing 1243.37 acres in Big Horn County, Wyoming

        BLM Ser. No: WYW145694

6.     T53N-R91W, 6th PM

        Sec. 18: Lots 1-4

        Sec. 18: W  1/2 E  1/2, E  1/2 W  1/2

        Sec. 19: Lots 1-4

        Sec. 19: E  1/2, E  1/2 W  1/2

        Containing 1115.43 acres in Big Horn County, Wyoming

        BLM Ser. No: WYW 145693

7.     T53N-R91W, 6th PM

        Sec. 3: Lots 1-4

        Sec. 3: S  1/2 N  1/2, S  1/2

        Sec. 9: All

        Containing 1271.44 acres in Big Horn County, Wyoming

        BLM Ser. No: WYW145691

8.     T53N-R92W, 6th PM

        Sec. 13: Lots 1-4

        Sec. 13: W  1/2 E  1/2, W  1/2

        Sec. 14: E  1/2

        Containing 975.92 acres in Big Horn County, Wyoming

        BLM Ser. No: WYW145705

9.     T53N-R92W, 6th PM

        Sec. 25: Lots 1

        Sec. 25: NW  1/4 NE  1/4, NW  1/4

        Sec. 26: NE  1/4, N  1/2 SE  1/4

        Containing 480.79 acres in Big Horn County, Wyoming

        BLM Ser. No: WYW 145707

10.   T53N-R92W, 6th PM

        Sec. 23: E  1/2

        Sec. 24: Lots 1-4

        Sec. 24: W  1/2 E  1/2, W  1/2

        Containing 966.52 acres in Big Horn County, Wyoming

        BLM Ser. No: WYW145706

11.   T54N-R92W, 6th PM

        Sec. 3: Lots 4

        Sec. 3: SW  1/4 NW  1/4

        Sec. 11: NE  1/4, NW  1/4 SE  1/4

        Containing 271.70 acres in Big Horn County, Wyoming

        BLM Ser. No: WYW14570

12.   T54N-R92W, 6th PM

        Sec. 25: SW  1/4

        Containing 160.00 acres in Big Horn County, Wyoming

        BLM Ser. No: WYW145709

13.   T55N-R92W, 6th PM

        Sec. 8: SW  1/4

        Sec. 14: Lots 6, 7

        Sec. 14: NE  1/4, E 1/2 NW  1/4, N  1/2 SE  1/4

        Sec. 17: W  1/2

        Sec. 18: Lots 1-3, 6-8, 10-12

        Sec. 18: E  1/2

        Sec. 21: SW  1/4

        Sec. 23: NE  1/4, S  1/2

        Sec. 24: SW  1/4

        Containing 2323.16 acres in Big Horn County, Wyoming

        BLM Ser. No: WYW145710

14.   T55N-R92W, 6th PM

        Sec. 25: All

        Sec. 26: All

        Sec. 27: NE  1/4, NE  1/4 NW  1/4, S  1/2 NW  1/4, S  1/2

        Sec. 28: N  1/2 , N  1/2 SW  1/4, SW  1/4 SW  1/4, SE  1/4

        Containing 2480.00 acres in Big Horn County, Wyoming

        BLM Ser. No: WYW 145711

15.   T55N-R92W, 6th PM

        Sec. 34: All

        Sec. 35: All

        Sec. 36: All

        Containing 1920.00 acres in Big Horn County, Wyoming

        BLM Ser. No: WYW145713

16.   T55N-R92W, 6th PM

        Sec. 29: All

        Containing 640.00 acres in Big Horn County, Wyoming

        BLM Ser. No: WYW 145712

17.   T54N-R92W, 6th PM

        Sec. 16: All

        Containing 640.00 acres in Big Horn County, Wyoming

        ST WY Ser. No: ST WY 01-00111

18.   T54N-R92W, 6th PM

        Sec. 20: All

        Sec. 21: All

        Sec. 28: All

        Sec. 29: All

        Containing 2560.00 acres in Big Horn County, Wyoming

        BLM Ser. No: WYW150799

19.   T54N-R92W, 6th PM

        Sec. 22: All

        Sec. 27: All

        Sec. 33: All

        Sec. 34: All

        Containing 2560.00 acres in Big Horn County, Wyoming

        BLM Ser. No: WYW150800

20.   T54N-R92W, 6th PM

        Sec. 23: All

        Sec. 26: All

        Sec. 35: All

        Containing 1920.00 acres in Big Horn County, Wyoming

        BLM Ser. No: WYW150801

21.   T54N-R92W, 6th PM

        Sec. 2: Lots 3, 4

        Sec. 2: S  1/2 NW  1/4, SW  1/4

        Sec. 3: Lots 1, 2, and 3

        Sec. 3: S  1/2 NE 1/4, SE 1/4 NW  1/4, E  1/2 SW  1/4, SE  1/4

        Sec. 11: NE  1/4  NW  1/4

        Containing 797.12 acres in Big Horn County, Wyoming

        BLM Ser. No: WYW151758

22.   T54N-R91W, 6th PM

        Sec. 4: Lots 3, 4

        Sec. 4: S  1/2 NW, N  1/2 SW  1/4, SW  1/4 SW  1/4

        Sec. 5: Lots 1, 2 and 3

        Sec. 5: SW  1/4 NE  1/4, SE  1/4 NW  1/4, N  1/2 SW  1/4, SW  1/4

        SW  1/4

        T55N-R91W

        Sec. 32: E  1/2 SE  1/4

        Sec. 33: SE  1/4 SW  1/4, SW  1/4 SE  1/4

        Containing 749.63 acres in Big Horn County, Wyoming

23.   T54N-R91W, 6th PM

        Sec. 7: Lot 4 and 5.

        Sec. 7: SE  1/4 SW  1/4, W  1/2 SE  1/4

        Sec. 18: Lots 1-4

        Sec. 18: W  1/2 NE  1/4, E  1/2 NW  1/4, NE  1/4 SW  1/4

        Sec. 19: Lots 1, 3, 4 and 5

        Sec. 19: SE  1/4 NW  1/4, E  1/2 SW  1/4

        T54N-R91W, 6th PM

        Sec. 12: Lot 4

        Sec. 13: E  1/2, E  1/2 W  1/2

        Sec. 24: W  1/2 NE  1/4, NW  1/4 SE  1/4

        T55N-R92W, 6th PM

        Sec. 14: Lot 3

        Sec. 22: S 1/2 SW  1/4, SW 1/4 SE 1/4

        Sec. 27: NW 1/4 NW 1/4

        Sec. 28: SE 1/4 SW 1/4

        Sec. 33: SW 1/4 NE  1/4, NE 1/4 NW  1/4, W 1/2 SE  1/4, SE 1/4 SE 1/4

        T55N-R92W, 6th PM

        Sec. 14: Lot 3

        Sec. 22: S 1/2 SW  1/4, SW 1/4 SE 1/4

        Sec. 27: NW 1/4 NW 1/4

        Sec. 28: SE 1/4 SW 1/4

        Sec. 33: SW 1/4 NE  1/4, NE 1/4 NW  1/4, W 1/2 SE  1/4, SE 1/4 SE 1/4

        Containing 1361.00 acres in Big Horn County, Wyoming

24.   T54N-R91W, 6th PM

        Sec. 31: NE  1/4 SW  1/4, SE  1/4

        Sec. 32: W  1/2 SW  1/4, SE  1/4 SW  1/4

        T53N-R91W, 6th PM

        Sec. 5: Lots 3 and 4, S  1/2 NW  1/4

        Sec. 6: Lot 1, SE  1/4 NE 1/4

        Containing 556.56 acres in Big Horn County, Wyoming

25.   T54N-R91W, 6th PM

        Sec. 30: Lots 3 and 4

        Sec. 30: E  1/2 SW  1/4, SW  1/4 SE  1/4

        Sec. 31: NW  1/4 NE  1/4, S  1/2 NE  1/4, E  1/2 NW  1/4

        Containing 395.52 acres in Big Horn County, Wyoming

26.   T54N-R92W, 6th PM

        Sec. 24: Lots 6 and 7

        Sec. 24: E  1/2 NE  1/4

        Containing 156.23 acres in Big Horn County, Wyoming

27.   T53N-R91W, 6th PM

        Sec. 8: E  1/2 SW  1/4, W  1/2 SE  1/4

        Sec. 17: E  1/2, E  1/2 W  1/2

        Containing 640.00 acres in Big Horn County, Wyoming

28.   T54N-R92W, 6th PM

        Sec. 3: W  1/2 SW  1/4

        Sec. 4: Lots 1 and 2

        Sec. 4: S  1/2 NE  1/4, SE  1/4 NW  1/4, E  1/2 SW  1/4, SE  1/4

        Sec. 9: E  1/2, E  1/2 W  1/2

        Sec. 10: W  1/2 W  1/2

        T54N-R92W, 6th PM

        Sec. 15: W  1/2 NW  1/4

        Sec. 19: NE  1/4 SE  1/4, S  1/2 SE  1/4

        Sec. 20: S  1/2 NW  1/4

        Sec. 30: Lot 8

        Sec. 30: NW  1/4 NE  1/4, E  1/2 SW  1/4, NW  1/4 SE  1/4

        T55N-R92W, 6th PM

        Sec. 14: Lot 3

        Sec. 22: S  1/2 SW  1/4, SW  1/4 SE  1/4

        Sec. 27: NW  1/4 NW  1/4

        Sec. 28: SE  1/4 SW  1/4

        Sec. 33: SW  1/4 NE 1/4, NE  1/4 NW  1/4, W  1/2 SE  1/4, SE  1/4

        SE  1/4

        Containing 2062 acres in Big Horn County, Wyoming

29.   T55N-R92W, 6th PM

        Sec. 16: S  1/2

        Containing 320.00 acres in Big Horn County, Wyoming

        State of Wyoming Ser. No: 00-00768

30.   T54N-R91W, 6th PM

        Sec. 17: Lots 1-6 and 8-15

        Sec. 20: Lots 1-10 and 13

        Containing 981.92 acres in Big Horn County, Wyoming

        BLM Ser. No: WYW 149789

31.   T53N-R91W, 6th PM

        Sec. 4: Lots 1-4, S  1/2 N  1/2, S 1/2

        Sec. 6: Lots 8, 12-17

        Sec. 7: E 1/2

        Sec. 8: E  1/2 E  1/2, W  1/2 W 1/2

        Sec. 18: E  1/2 E 1/2

        Containing 1,669.32 acres in Big Horn County, Wyoming

        BLM Ser. No: WYW 150791

32.   T54N-R91W, 6th PM

        Sec. 6: Lots 8 and 13

        Sec. 20: Lots 11-12

        Sec. 29: Lots 1-7

        Sec. 30: Lots 5-9

        Sec. 31: Lots 12-16

        Sec. 33: All

        Containing 1,459.00 acres in Big Horn County, Wyoming

        BLM Ser. No: WYW 150792

33.   T55N-R91W, 6th PM

        Sec. 28: Lots 13-24

        Sec. 29: Lots 1-7, 10 and 11

        Sec. 30: Lots 1-4, NE  1/4, E  1/2 W  1/2 , N  1/2 SE/4. SW  1/4

        SE  1/4

        Sec. 31: Lots 1-4, W  1/2 E  1/2, E  1/2 W  1/2

        Sec. 33: Lots 1-14

        Containing 2450.24 acres in Big Horn County, Wyoming

        BLM Ser. No: WYW 150793

34.   T55N-R91W, 6th PM

        Sec. 32: Lots W  1/2 NW  1/4, SW  1/4, W  1/2 SE  1/4

        Containing 320.0 acres in Big Horn County, Wyoming

        BLM Ser. No: WYW 150794

35.   T54N-R92W, 6th PM

        Sec. 1: Lots 1-7, SW  1/4 NE  1/4, S  1/2 NW  1/4, SW  1/4, W  1/2

        SE ¼

        Sec. 10: E  1/2 SW  1/4, SE 1/4

        Sec. 11: SW  1/4, NE  1/4 SE  1/4, S  1/2 SE  1/4

        Sec. 14: All

        Sec. 15: NE  1/4, E  1/2 NW  1/4, S  1/2

        Containing 2,355.44 acres in Big Horn County, Wyoming

        BLM Ser. No: WYW 150797

36.   T54N-R92W, 6th PM

        Sec. 2: Lots 1 and 2, S  1/2 NE  1/4, SE  1/4

        Sec. 10: NE  1/4, E  1/2 NW 1/4

        Sec. 11: W  1/2 NW  1/4, SE  1/4 NW  1/4

        Sec. 13: W  1/2 W  1/2

        Sec. 24: Lots 3 and 4, S  1/2 NW  1/4, SW  1/4, SW  1/4 SE  1/4

        Excluding 31.20 acre tract RE: Reservoir and Ditch ROW

        (W-035402)

        Sec. 25: Lots 1-4, W  1/2 E  1/2, NW  1/4

        Containing 1612.41acres in Big Horn County, Wyoming

        BLM Ser. No: WYW 150798

37.   T55N-R92W, 6th PM

        Sec. 14: Lots 1,2,4 and 5, NE  1/4 SW  1/4

        Sec. 15: All

        Sec. 16: NE  1/4, N  1/2 NW  1/4, SW  1/4 NW  1/4

        Sec. 17: E  1/2

        Sec. 22: N  1/2, N  1/2 S  1/2, SE  1/4 SE  1/4

        Containing 1,953.15acres in Big Horn County, Wyoming

        BLM Ser. No: WYW 150802

38.   T55N-R92W, 6th PM

        Sec. 20: All

        Sec. 21: N  1/2, SE  1/4

        Sec. 32: SW  1/4 NE  1/4, W  1/2, W  1/2 SE  1/4

        Containing 1,560.00 acres in Big Horn County, Wyoming

        BLM Ser. No: WYW 150803

39.   T53N-R91W, 6th PM

        Sec. 1: Lots 1-12, S  1/2 N 1/2

        Sec. 10: All

        Sec. 11: E  1/2, E  1/2 SW  1/4

        Sec. 12: Lots 1-10, SW  1/4 NE  1/4, SE  1/4 NW  1/4, E  1/2

        SW  1/4, W  1/2 SE 1/4

        Containing 2,309.14 acres in Big Horn County, Wyoming

        BLM Ser. No: WYW 150916

40.   T55N-R92W, 6th PM

        Sec. 9: Lots 1-4, NW  1/4 NW  1/4, S  1/2 N  1/2, N  1/2 S  1/2

        Sec. 10: Lots 1-7, NE  1/4, E  1/2 NW  1/4, NE  1/4 SW  1/4, N  1/2

        SE  1/4

        Containing 1,165.45 acres in Big Horn County, Wyoming

        BLM Ser. No: WYW 150920

APPENDIX XVI

PART 13

UTAH REVISED BUSINESS CORPORATION ACT

STOCKHOLDER DISSENTERS’ RIGHTS

PART 13

UTAH REVISED BUSINESS CORPORATION ACT

STOCKHOLDER DISSENTERS’ RIGHTS

16-10a-1301. Definitions.

For purposes of Part 13:

(1) “Beneficial shareholder” means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(2) “Corporation” means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

(3) “Dissenter” means a shareholder who is entitled to dissent from corporate action under Section 16-10a-1302 and who exercises that right when and in the manner required by Sections 16-10a-1320 through 16-10a-1328.

(4) “Fair value” with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

(5) “Interest” means interest from the effective date of the corporate action until the date of payment, at the statutory rate set forth in Section 15-1-1, compounded annually.

(6) “Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent the beneficial owner is recognized by the corporation as the shareholder as provided in Section 16-10a-723.

(7) “Shareholder” means the record shareholder or the beneficial shareholder.

16-10a-1302. Right to dissent.

(1) A shareholder, whether or not entitled to vote, is entitled to dissent from, and obtain payment of the fair value of shares held by him in the event of, any of the following corporate actions:

(a) consummation of a plan of merger to which the corporation is a party if:

(i) shareholder approval is required for the merger by Section 16-10a-1103 or the articles of incorporation; or

(ii) the corporation is a subsidiary that is merged with its parent under Section 16-10a-1104;

(b) consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

(c) consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under Subsection 16-10a-1202(1), but not including a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale; and

(d) consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to Subsection 16-10a-1202(2).

(2) A shareholder is entitled to dissent and obtain payment of the fair value of his shares in the event of any other corporate action to the extent the articles of incorporation, bylaws, or a resolution of the board of directors so provides.

XVI-1

(3) Notwithstanding the other provisions of this part, except to the extent otherwise provided in the articles of incorporation, bylaws, or a resolution of the board of directors, and subject to the limitations set forth in Subsection (4), a shareholder is not entitled to dissent and obtain payment under Subsection (1) of the fair value of the shares of any class or series of shares which either were listed on a national securities exchange registered under the federal Securities Exchange Act of 1934, as amended, or on the National Market System of the National Association of Securities Dealers Automated Quotation System, or were held of record by more than 2,000 shareholders, at the time of:

(a) the record date fixed under Section 16-10a-707 to determine the shareholders entitled to receive notice of the shareholders’ meeting at which the corporate action is submitted to a vote;

(b) the record date fixed under Section 16-10a-704 to determine shareholders entitled to sign writings consenting to the proposed corporate action; or

(c) the effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

(4) The limitation set forth in Subsection (3) does not apply if the shareholder will receive for his shares, pursuant to the corporate action, anything except:

(a) shares of the corporation surviving the consummation of the plan of merger or share exchange;

(b) shares of a corporation which at the effective date of the plan of merger or share exchange either will be listed on a national securities exchange registered under the federal Securities Exchange Act of 1934, as amended, or on the National Market System of the National Association of Securities Dealers Automated Quotation System, or will be held of record by more than 2,000 shareholders;

(c) cash in lieu of fractional shares; or

(d) any combination of the shares described in Subsection (4), or cash in lieu of fractional shares.

(5) A shareholder entitled to dissent and obtain payment for his shares under this part may not challenge the corporate action creating the entitlement unless the action is unlawful or fraudulent with respect to him or to the corporation.

16-10a-1303. Dissent by nominees and beneficial owners.

(1) A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in his name only if the shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states the dissent and the name and address of each person on whose behalf dissenters’ rights are being asserted. The rights of a partial dissenter under this subsection are determined as if the shares as to which the shareholder dissents and the other shares held of record by him were registered in the names of different shareholders.

(2) A beneficial shareholder may assert dissenters’ rights as to shares held on his behalf only if:

(a) the beneficial shareholder causes the corporation to receive the record shareholder’s written consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights; and

(b) the beneficial shareholder dissents with respect to all shares of which he is the beneficial shareholder.

(3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each beneficial shareholder must certify to the corporation that both he and the record shareholders of all shares owned beneficially by him have asserted, or will timely assert, dissenters’ rights as to all the shares unlimited on the ability to exercise dissenters’ rights. The certification requirement must be stated in the dissenters’ notice given pursuant to Section 16-10a-1322.

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16-10a-1320. Notice of dissenters’ rights.

(1) If a proposed corporate action creating dissenters’ rights under Section 16-10a-1302 is submitted to a vote at a shareholders’ meeting, the meeting notice must be sent to all shareholders of the corporation as of the applicable record date, whether or not they are entitled to vote at the meeting. The notice shall state that shareholders are or may be entitled to assert dissenters’ rights under this part. The notice must be accompanied by a copy of this part and the materials, if any, that under this chapter are required to be given the shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as required by this subsection does not affect any action taken at the shareholders’ meeting for which the notice was to have been given.

(2) If a proposed corporate action creating dissenters’ rights under Section 16-10a-1302 is authorized without a meeting of shareholders pursuant to Section 16-10a-704, any written or oral solicitation of a shareholder to execute a written consent to the action contemplated by Section 16-10a-704 must be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters’ rights under this part, by a copy of this part, and by the materials, if any, that under this chapter would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders’ meeting. Failure to give written notice as provided by this subsection does not affect any action taken pursuant to Section 16-10a-704 for which the notice was to have been given.

16-10a-1321. Demand for payment - Eligibility and notice of intent.

(1) If a proposed corporate action creating dissenters’ rights under Section 16-10a-1302 is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert dissenters’ rights:

(a) must cause the corporation to receive, before the vote is taken, written notice of his intent to demand payment for shares if the proposed action is effectuated; and

(b) may not vote any of his shares in favor of the proposed action.

(2) If a proposed corporate action creating dissenters’ rights under Section 16-10a-1302 is authorized without a meeting of shareholders pursuant to Section 16-10a-704, a shareholder who wishes to assert dissenters’ rights may not execute a writing consenting to the proposed corporate action.

(3) In order to be entitled to payment for shares under this part, unless otherwise provided in the articles of incorporation, bylaws, or a resolution adopted by the board of directors, a shareholder must have been a shareholder with respect to the shares for which payment is demanded as of the date the proposed corporate action creating dissenters’ rights under Section 16-10a-1302 is approved by the shareholders, if shareholder approval is required, or as of the effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

(4) A shareholder who does not satisfy the requirements of Subsections (1) through (3) is not entitled to payment for shares under this part.

16-10a-1322. Dissenters’ notice.

(1) If proposed corporate action creating dissenters’ rights under Section 16-10a-1302 is authorized, the corporation shall give a written dissenters’ notice to all shareholders who are entitled to demand payment for their shares under this part.

(2) The dissenters’ notice required by Subsection (1) must be sent no later than ten days after the effective date of the corporate action creating dissenters’ rights under Section 16-10a-1302, and shall:

(a) state that the corporate action was authorized and the effective date or proposed effective date of the corporate action;

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(b) state an address at which the corporation will receive payment demands and an address at which certificates for certificated shares must be deposited;

(c) inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(d) supply a form for demanding payment, which form requests a dissenter to state an address to which payment is to be made;

(e) set a date by which the corporation must receive the payment demand and by which certificates for certificated shares must be deposited at the address indicated in the dissenters’ notice, which dates may not be fewer than 30 nor more than 70 days after the date the dissenters’ notice required by Subsection (1) is given;

(f) state the requirement contemplated by Subsection 16-10a-1303(3), if the requirement is imposed; and

(g) be accompanied by a copy of this part.

16-10a-1323. Procedure to demand payment.

(1) A shareholder who is given a dissenters’ notice described in Section 16-10a-1322, who meets the requirements of Section 16-10a-1321, and wishes to assert dissenters’ rights must, in accordance with the terms of the dissenters’ notice:

(a) cause the corporation to receive a payment demand, which may be the payment demand form contemplated in Subsection 16-10a-1322(2)(d), duly completed, or may be stated in another writing;

(b) deposit certificates for his certificated shares in accordance with the terms of the dissenters’ notice; and

(c) if required by the corporation in the dissenters’ notice described in Section 16-10a-1322, as contemplated by Section 16-10a-1327, certify in writing, in or with the payment demand, whether or not he or the person on whose behalf he asserts dissenters’ rights acquired beneficial ownership of the shares before the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters’ rights under Section 16-10a-1302.

(2) A shareholder who demands payment in accordance with Subsection (1) retains all rights of a shareholder except the right to transfer the shares until the effective date of the proposed corporate action giving rise to the exercise of dissenters’ rights and has only the right to receive payment for the shares after the effective date of the corporate action.

(3) A shareholder who does not demand payment and deposit share certificates as required, by the date or dates set in the dissenters’ notice, is not entitled to payment for shares under this part.

16-10a-1324. Uncertificated shares.

(1) Upon receipt of a demand for payment under Section 16-10a-1323 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer of the shares until the proposed corporate action is taken or the restrictions are released under Section 16-10a-1326.

(2) In all other respects, the provisions of Section 16-10a-1323 apply to shareholders who own uncertificated shares.

16-10a-1325. Payment.

(1) Except as provided in Section 16-10a-1327, upon the later of the effective date of the corporate action creating dissenters’ rights under Section 16-10a-1302, and receipt by the corporation of each payment demand

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pursuant to Section 16-10a-1323, the corporation shall pay the amount the corporation estimates to be the fair value of the dissenter’s shares, plus interest to each dissenter who has complied with Section 16-10a-1323, and who meets the requirements of Section 16-10a-1321, and who has not yet received payment.

(2) Each payment made pursuant to Subsection (1) must be accompanied by:

(a) (i) (A) the corporation’s balance sheet as of the end of its most recent fiscal year, or if not available, a fiscal year ending not more than 16 months before the date of payment;

(B) an income statement for that year;

(C) a statement of changes in shareholders’ equity for that year and a statement of cash flow for that year, if the corporation customarily provides such statements to shareholders; and

(D) the latest available interim financial statements, if any;

(ii) the balance sheet and statements referred to in Subsection (i) must be audited if the corporation customarily provides audited financial statements to shareholders;

(b) a statement of the corporation’s estimate of the fair value of the shares and the amount of interest payable with respect to the shares;

(c) a statement of the dissenter’s right to demand payment under Section 16-10a-1328; and

(d) a copy of this part.

16-10a-1326. Failure to take action.

(1) If the effective date of the corporate action creating dissenters’ rights under Section 16-10a-1302 does not occur within 60 days after the date set by the corporation as the date by which the corporation must receive payment demands as provided in Section 16-10a-1322, the corporation shall return all deposited certificates and release the transfer restrictions imposed on uncertificated shares, and all shareholders who submitted a demand for payment pursuant to Section 16-10a-1323 shall thereafter have all rights of a shareholder as if no demand for payment had been made.

(2) If the effective date of the corporate action creating dissenters’ rights under Section 16-10a-1302 occurs more than 60 days after the date set by the corporation as the date by which the corporation must receive payment demands as provided in Section 16-10a-1322, then the corporation shall send a new dissenters’ notice, as provided in Section 16-10a-1322, and the provisions of Sections 16-10a-1323 through 16-10a-1328 shall again be applicable.

16-10a-1327. Special provisions relating to shares acquired after announcement of proposed corporate action.

(1) A corporation may, with the dissenters’ notice given pursuant to Section 16-10a-1322, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters’ rights under Section 16-10a-1302 and state that a shareholder who asserts dissenters’ rights must certify in writing, in or with the payment demand, whether or not he or the person on whose behalf he asserts dissenters’ rights acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not certify in writing, in or with the payment demand that he or the person on whose behalf the dissenters’ rights are being asserted, acquired beneficial ownership of the shares before that date, the corporation may, in lieu of making the payment provided in Section 16-10a-1325, offer to make payment if the dissenter agrees to accept it in full satisfaction of his demand.

(2) An offer to make payment under Subsection (1) shall include or be accompanied by the information required by Subsection 16-10a-1325(2).

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16-10a-1328. Procedure for shareholder dissatisfied with payment or offer.

(1) A dissenter who has not accepted an offer made by a corporation under Section 16-10a-1327 may notify the corporation in writing of his own estimate of the fair value of his shares and demand payment of the estimated amount, plus interest, less any payment made under Section 16-10a-1325, if:

(a) the dissenter believes that the amount paid under Section 16-10a-1325 or offered under Section 16-10a-1327 is less than the fair value of the shares;

(b) the corporation fails to make payment under Section 16-10a-1325 within 60 days after the date set by the corporation as the date by which it must receive the payment demand; or

(c) the corporation, having failed to take the proposed corporate action creating dissenters’ rights, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by Section 16-10a-1326.

(2) A dissenter waives the right to demand payment under this section unless he causes the corporation to receive the notice required by Subsection (1) within 30 days after the corporation made or offered payment for his shares.

16-10a-1330. Judicial appraisal of shares - Court action.

(1) If a demand for payment under Section 16-10a-1328 remains unresolved, the corporation shall commence a proceeding within 60 days after receiving the payment demand contemplated by Section 16-10a-1328, and petition the court to determine the fair value of the shares and the amount of interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unresolved the amount demanded.

(2) The corporation shall commence the proceeding described in Subsection (1) in the district court of the county in this state where the corporation’s principal office, or if it has no principal office in this state, the county where its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with, or whose shares were acquired by, the foreign corporation was located.

(3) The corporation shall make all dissenters who have satisfied the requirements of Sections 16-10a-1321, 16-10a-1323, and 16-10a-1328, whether or not they are residents of this state whose demands remain unresolved, parties to the proceeding commenced under Subsection (2) as an action against their shares. All such dissenters who are named as parties must be served with a copy of the petition. Service on each dissenter may be by registered or certified mail to the address stated in his payment demand made pursuant to Section 16-10a-1328. If no address is stated in the payment demand, service may be made at the address stated in the payment demand given pursuant to Section 16-10a-1323. If no address is stated in the payment demand, service may be made at the address shown on the corporation’s current record of shareholders for the record shareholder holding the dissenter’s shares. Service may also be made otherwise as provided by law.

(4) The jurisdiction of the court in which the proceeding is commenced under Subsection (2) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

(5) Each dissenter made a party to the proceeding commenced under Subsection (2) is entitled to judgment:

(a) for the amount, if any, by which the court finds that the fair value of his shares, plus interest, exceeds the amount paid by the corporation pursuant to Section 16-10a-1325; or

(b) for the fair value, plus interest, of the dissenter’s after-acquired shares for which the corporation elected to withhold payment under Section 16-10a-1327.

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16-10a-1331. Court costs and counsel fees.

(1) The court in an appraisal proceeding commenced under Section 16-10a-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds that the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 16-10a-1328.

(2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a) against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Sections 16-10a-1320 through 16-10a-1328; or

(b) against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this part.

(3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

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APPENDIX XVII

ENERGYTEC, INC.

AUDIT COMMITTEE CHARTER

ENERGYTEC, INC.

AUDIT COMMITTEE: CHARTER

The Audit Committee of the Board of Directors of Energytec, Inc. shall consist of a minimum of three directors. Members of the Committee shall be appointed by the Board of Directors and may be removed by the Board of Directors in its discretion. All voting members of the committee shall be independent directors under the standard proposed by the National Association of Securities Dealers (“NASD”), and shall also satisfy the NASD’s more rigorous independence requirement for members of the audit committee. See Exhibit A, hereto. All members shall have sufficient financial experience and ability to enable them to discharge their responsibilities and at least one member shall have accounting or related financial management experience.

The purpose of the Committee shall be to assist the Board in its OVERSIGHT of the integrity of the financial statements of the Company, of the Company’s compliance with legal and regulatory requirements, of the independence and qualifications of the independent auditor, and of the performance of the Company’s internal audit function and independent auditors.

In furtherance of this purpose, the Committee shall have the following authority and responsibilities;

1. To discuss with management and the independent auditor the annual audited financial statements and quarterly financial statements, including matters required to be reviewed under applicable legal, regulatory or exchange requirements.

2. To discuss with management and the independent auditor, as appropriate, earnings press releases and financial information and earnings guidance provided to analysts and to rating agencies.

3. To recommend, for stockholder approval, the independent auditor to examine the Company’s accounts, controls and financial statements. The Committee shall have the sole authority and responsibility to select, evaluate and, if necessary, replace the independent auditor. The Committee shall have the sole authority to approve all audit engagement fees and terms and the Committee, or a member of the Committee, must pre-approve any non-audit service provided to the Company by the Company’s independent auditor.

4. To discuss with management and the independent auditor, as appropriate, any audit problems or difficulties and management’s response, and the Company’s risk assessment and risk management policies, including the Company’s major financial risk exposure and steps taken by management to monitor and mitigate such exposure.

5. To review the Company’s financial reporting and accounting standards and principles, significant changes in such standards or principles or in their application and the key accounting decisions affecting the Company’s financial statements, including alternatives to, and the rationale for, the decisions made.

6. To review and approve the internal corporate audit staff functions, including: (i) purpose, authority and organizational reporting lines; and (ii) annual audit plan, budget and staffing.

7. To review, with the CEO, CFO, and other management members, or such others as the Committee deems appropriate, the Company’s internal system of audit and financial controls and the results of internal audits.

8. To obtain and review at least annually a formal written report from the independent auditor delineating: the auditing firm’s internal quality control procedures; any material issues raised within the preceding five years by the auditing firm’s internal quality control reviews, by peer reviews of the firm, or by any governmental or other inquiry or investigation relating to any audit conducted by the firm. The Committee will also review steps taken by the auditing firm to address any findings in any of the foregoing reviews. Also, in order to assess auditor independence, the Committee will review at least annually all relationships between the independent auditor and the Company.

9. To prepare and publish an annual Committee Report in the Company’s proxy statement.

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10. To set policies for the hiring of employees or former employees of the Company’s independent auditor.

11. To review and investigate any matters pertaining to the integrity of management, including conflicts of interest, or adherence to standards of business conduct as required in the policies of the Company. This should include regular reviews of the compliance processes in general and the corporate ombudsman process in particular. In connection with these reviews, the Committee will meet, as deemed appropriate, with the general counsel and other Company officers or employees.

The Committee shall meet separately at least quarterly with management, with the corporate audit staff and also with the Company’s independent auditors.

The Committee shall have authority to retain such outside counsel, experts and other advisors as the Committee may deem appropriate in its sole discretion. The Committee shall have sole authority to approve related fees and retention terms.

The Committee shall report its recommendations to the Board after each Committee meeting and shall Conduct and present to the Board an annual performance evaluation of the Committee. The committee shall review at least annually the adequacy of this Charter and recommend any proposed changes to the Board for approval.

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ENERGYTEC, INC.

EXHIBIT A

CORPORATE GOVERNANCE STANDARDS

What is the definition of an Independent Director?

Energytec, Inc. will use the definition found in NASD Rule 4200(a)(14), which currently reads:

“Independent director” means a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which, in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent:

A. a director who is employed by the corporation or any of its affiliates for the current year or any of the past three years;

B. a director who accepts any compensation from the corporation or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

C. a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the corporation of any of its affiliates as an executive officer. Immediate family includes a person’s spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person’s borne;

D. a director who is a partner in, or a controlling shareholder or an executive officer of, any for profit business organization to which the corporation made, or from which the corporation received payments (other than those arising solely from investments in the corporation’s securities) that exceed 5% of the corporation’s or business organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years;

E. a director who is employed as an executive of another entity where any of the company’s executives serve on that entity’s compensation committee. Energytec, Inc. will use the same definition used by the NASDAQ Stock Market, which is currently being amended. The revised definition will be available on Energytec, Inc. Website when it is available.

What are the requirements for the composition of the audit committee?

The Sarbanes-Oxley Act requires that listed companies have an audit committee comprised entirely of independent directors. Energytec is aware that the BBX will enforce this requirement, but the BBX also proposes that a single director may act as the whole independent audit committee.

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ENERGYTEC, INC.

EXHIBIT B

AUDIT COMMITTEE: KEY PRACTICES

The Audit Committee has adopted the following key practices to assist it in undertaking the functions and responsibilities set forth in its Charter:

1. Meetings. The Committee will meet at least 4 times a year, generally on a day different than the regularly scheduled Board meeting to allow time for in-depth discussion.

2. Review of Financial Statements. The Committee will review the Company’s 10-K’s in detail with the CEO, the CFO and the full board at an extended March board meeting. The committee will meet to review the Company’s 10-Q’s with the CFO. The head of the corporate audit staff and the Company’s independent auditor will be present at these meetings.

3. Quarterly Review of CEO and CFO Certification Process. In conjunction with its reviews of. the 10-K’s and 10-Q’s, the Committee will also review the process for the CEO and CFO quarterly certifications required by the SEC with respect to the financial statements and the Company’s disclosure and internal controls, including any material changes or deficiencies in such controls. The Committee shall also meet twice a year with the corporate disclosure committee responsible for reviewing the Company’s disclosure controls and procedures.

4. Review of Earnings Releases and Information Provided to Analysts and Rating Agencies. The CFO shall review earnings releases with the chair of the committee prior to their release to the public. Prior to the event, the CEO or the CFO shall review with the Committee, or the full Board, the substance of any presentations to analysts or rating agencies which constitute a shift in company strategy or outlook. In addition, the CEO or CFO shall review subsequently with the Committee, or the full Board, a summary of major presentations that have been given to analysts or rating agencies which constitute a shift in company strategy or outlook. In addition, the CEO or CFO shall review subsequently with the Committee, or the full Board, a summary of major presentations that have been given to analysts or rating agencies that do not constitute a shift in strategy or outlook.

5. Approval of Audit and Non-Audit Services. In addition to approving the engagement of the independent auditor to audit the Company’s consolidated financial statements, the Committee will approve all use of the Company’s independent auditor for non-audit services prior to any such engagement. To minimize relationships which could appear to impair the objectivity of the independent auditor, it is the Committee’s practice to restrict the non-audit services that may be provided to the Company by the Company’s independent auditor primarily to tax services and merger and acquisition due diligence and integration services. The Company will obtain such limited non-audit services from the Company’s auditor only when the services offered by the auditor’s firm are more effective or economical than services available from other providers, and to the extent possible, only following competitive bidding for such services.

6. Hiring Guidelines for Independent Auditor Employees. The Committee has adopted the following practices regarding the hiring by the Company of any partner, director, manager, staff, advising member of the department of professional practice, reviewing actuary, reviewing tax professional and any other persons having responsibility for providing audit assurance to the Company’s independent auditor on any aspect of their certification of the Company’s financial statements. “Audit assurance” includes all work that results in the expression of an opinion on financial statements, including audits of statutory accounts.

(a) No member of. the audit team that is auditing an Energytec business can be hired into that business or into a position to which that business reports for a period of 2 years following association with that audit.

(b) No former employee of the; independent auditor may sign an Energytec or affiliate SEC filing for 5 years following employment with the independent auditor.

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(c) No former employee of the independent auditor may be named an Energytec or major affiliate officer for 3 years following employment by the independent auditor.

(d) Energy Tec’s CFO must approve all executive level hires from the independent auditor.

(e) Energytec’s CFO shall report annually to the audit committee the profile of the preceding year’s hires from the independent auditor.

7. Process for Handling Complaints about Accounting Matters As part of the Board’s procedure for receiving and handling complaints or concerns about the Company’s conduct, the Committee has established the following procedures for: (i) the receipt, retention, and treatment of complaints received by the company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by Energytec employees of concerns regarding questionable accounting or auditing matters.

(a) Energytec will establish and publish on its website special mail and e-mail addresses and a toll-free number for receiving complaints regarding accounting, internal accounting controls, or auditing matters.

(b) Copies of all such complaints will be sent to members of the Audit Committee.

(c) All complaints will be tracked on a separate Board of Directors’ docket, but handled by the Company’s finance and legal staffs in the normal manner, except as the Audit Committee may request.

(d) The status of the specially docketed complaints will be reported on a quarterly basis to the Committee and, if the Committee so directs, to the full Board.

(e) The Committee may request special treatment, including the retention of outside counsel or other advisors, for any complaint addressed to it.

The Company’s policy prohibits any employee from retaliating or taking any adverse action against anyone for raising or helping to resolve an integrity concern.

8. Audit Committee Memberships. The committee has determined that in view of the increasing demands and responsibilities of the Audit Committee, members of the Committee should not serve on more than two additional audit committees of other public companies, and the Chair of the Committee should not serve on more than one other audit committee of a public company. Existing relationships exceeding these limits may continue in place provided that the full Board of Directors determines that such relationships do not impair the member’s ability to serve effectively on the committee.

9. Code of Ethics For CEO and Senior Financial Officers. Energytec policies shall require all employees, including the CEO and senior financial officer, to resolve: ethically any actual or apparent conflicts of interest, and to comply with all generally accepted accounting principles, laws and regulations designed to produce full, fair, accurate, timely, and understandable disclosure in the company’s periodic reports filed with the SEC. Annual acknowledgement of these policies is required of all salaried employees, including the company’s CEO and financial professionals.

10. Conflict of Interest Review. The Committee will review twice a-year the corporate audit staff’s audit of, the application of Energytec’s policy to conflicts of interest to the Company’s officers.

11. Audit Partner Rotation. The Committee shall ensure that the lead audit partners assigned by the Company’s independent auditor to the Company, and to each of its subsidiaries that have securities registered with the SEC, as well as the audit partner responsible for reviewing the Company’s audit shall be changed at least every five years.

12. Stockholder Ratification of Independent Auditor. Although the Committee has the sole authority to appoint the independent auditor, the Committee will continue its practice of recommending that the Board ask the stockholders, at their annual meeting, to approve the Committee’s selection of independent auditor.

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PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Charter of Source Energy provides that no director or officer of Source Energy shall have any liability to Source Energy if the person acted in good faith and with the same degree of care and skill as a prudent person in similar circumstances.

The Charter and Bylaws provide that Source Energy will indemnify its directors and officers and may indemnify employees or agents of Source Energy to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with Source Energy. However, nothing in our Charter or Bylaws protects or indemnifies a director, officer, employee or agent against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. To the extent that a director has been successful in defense of any proceeding, the Utah Revised Business Corporations Act provides that he shall be indemnified against reasonable expenses incurred in connection with the proceeding.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised, that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 21. EXHIBITS.

The following documents are included as exhibits to this registration statement.

Exhibit No.	Title of Document
2.1	Asset Purchase Agreement dated November 17, 2004 between Source Energy Corporation and Energytec, Inc., as modified December 14, 2004 (Included as Appendix I to the prospectus contained in this Registration Statement on Form S-4)

2.2	Lease Sale Agreement dated November 17, 2004 between Source Energy Corporation and Craig Carpenter (Included as Appendix II to the prospectus contained in this Registration Statement on Form S-4)

3.1	Articles of Incorporation of Source Energy Corporation, as amended

3.2	Bylaws of Source Energy Corporation

4.1	Form of warrant issuable to Craig Carpenter under the Lease Sale Agreement (Included as Exhibit C to Appendix II to the prospectus contained in this Registration Statement on Form S-4)

I

Exhibit No.	Title of Document
5.1	Opinion of Leonard W. Burningham, Esq.

10.1	Well Service Agreement dated November 17, 2004 between Source Energy Corporation and Comanche Well Service Corporation (Included as Appendix III to the prospectus contained in this Registration Statement on Form S-4)

10.2	Stock Purchase Agreement date November 17, 2004 between Energytec, Inc., and Craig Carpenter

10.3	Closing Agreement dated December 7, 2004 between Energytec, Inc., Craig Carpenter, and Leonard W. Burningham, Esq.

10.4	Modification Agreement dated April 1, 2003 between Energytec and American Bank of Texas

10.5	Loan Agreement dated April 11, 2003 between Energytec and American Bank of Texas

13.1	Source Energy Annual Report on Form 10-KSB for the year ended December 31, 2003 (Included as Appendix IV to the prospectus contained in this Registration Statement on Form S-4)

13.2	Source Energy Quarterly Report on Form 10-QSB for the period ended March 31, 2004 (Included as Appendix V to the prospectus contained in this Registration Statement on Form S-4)

13.3	Source Energy Quarterly Report on Form 10-QSB for the period ended June 30, 2004 (Included as Appendix VI to the prospectus contained in this Registration Statement on Form S-4)

13.4	Source Energy Quarterly Report on Form 10-QSB for the period ended September 30, 2004 (Included as Appendix VII to the prospectus contained in this Registration Statement on Form S-4)

13.5	Source Energy Report on Form 8-K dated November 17, 2004 (Included as Appendix VIII to the prospectus contained in this Registration Statement on Form S-4)

23.1	Consent of Mantyla McReynolds

23.2	Consent of Hutton, Patterson & Company

23.3	Consent of Daryl R. Gaumer, Petroleum Engineer

23.4	Consent of Leonard W. Burningham, Esq.

24.1	Power of Attorney

99.1	Form of proxy of Source Energy Corporation

99.2	Form of proxy of Energytec, Inc.

99.3	Consents of persons being named as prospective officers and directors of Source Energy Corporation and Energytec, Inc.

99.4	Report Letter of Daryl R. Gaumer dated December 10, 2004 (without schedules)

99.5	Letter from Hutton, Patterson & Company regarding bank confirmations

ITEM 22. UNDERTAKINGS

The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus that is a part of this registration statement, by a person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

The registrant undertakes that every prospectus: (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective and that, for purposes of determining any

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liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and Energytec, Inc. or its assets being acquired involved therein that was not subject of and included in the registration statement when it became effective.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Salt Lake City, state of Utah, on December 14, 2004.

SOURCE ENERGY CORPORATION

By	/s/ CRAIG CARPENTER
Craig Carpenter, Chief Executive Officer (Principal Executive Officer)

By	/s/ KATHLEEN L. MORRISON
Kathleen L. Morrison, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ CRAIG CARPENTER Craig Carpenter, Director	Date: December 14, 2004

/s/ HELEN G. CARPENTER Helen G. Carpenter, Director	Date: December 14, 2004

/s/ KATHLEEN L. MORRISON Kathleen L. Morrison, Director	Date: December 14, 2004

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